     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 2000

                              REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          BIOSHIELD TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          GEORGIA                                2842                    58-2181628
 (STATE OR OTHER JURISDICTION        (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)

                            ------------------------

                          BIOSHIELD TECHNOLOGIES, INC.
                             5655 PEACHTREE PARKWAY
                             NORCROSS, GEORGIA 30092
                                 (770) 246-2000

   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                TIMOTHY C. MOSES
                          BIOSHIELD TECHNOLOGIES, INC.
                             5655 PEACHTREE PARKWAY
                             NORCROSS, GEORGIA 30092
                                 (770) 246-2000

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                            ------------------------

                          COPIES OF CORRESPONDENCE TO:

Raymond L.  Moss, Esq.                             Dominick P.  DeChiara, Esq.
Sims Moss Kline & Davis LLP                        O'Sullivan, Graev & Karabell
400 Northpark Town Center, Suite 310               30 Rockefeller Plaza
1000 Abernathy Road, N.E.                          New York, New York  10112
Atlanta, Georgia  30328


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________


                         CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM          PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF      AMOUNT TO BE REGISTERED   OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE   AMOUNT OF REGISTRATION
SECURITIES TO BE REGISTERED            (1)                        (2)                       (2)                       FEE
Common stock, par value           4,570,324 shares               $1.266                 $ 19,837,592               $  5,237.12
$0.001

         (1) Represents the estimated maximum number of shares of common stock of the Registrant to be delivered to holders of common stock, warrants, options or other rights to purchase or acquire common stock of AHT Corporation upon consummation of the merger of AHT Corporation with a subsidiary of the Registrant, assuming the exercise of all outstanding warrants, options and other rights to purchase or acquire shares of AHT Corporation common stock prior to the consummation of the merger. The exact number of shares to be issued will be calculated based upon the average trading price of the common stock of the Registrant over a specified period, subject to collar provisions described in the merger agreement. The number of shares of common stock of the Registrant to be registered hereunder was calculated by multiplying an aggregate of 15,669,504 shares, options, warrants and other rights to purchase or acquire shares of AHT Corporation to be received or cancelled in the merger (calculated as described in footnote 2 below) by the maximum exchange rate provided under the merger agreement. The Registrant does not expect the number of shares of its common stock actually issued in the merger to exceed this number.

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) promulgated under the Securities Act of 1933, based upon an aggregate of 15,669,504 shares, options, warrants and other rights to purchase or acquire shares of AHT Corporation to be received or cancelled in the merger referred to in this Registration Statement, and $1.266, the average of the high and low sales prices for a share of the common stock of AHT Corporation, as reported on Nasdaq National Market on July 28, 2000. The 15,669,504 shares are comprised of (a) 11,130,449 shares of AHT Corporation outstanding as of June 30, 2000; (b) 1,501,625 shares issuable pursuant to incentive stock options; (c) 851,489 shares issuable pursuant to stock purchase warrants; (d) up to 1,897,218 shares issuable in connection with settlement of certain litigation, based upon the current trading prices of the common stock of AHT Corporation and the maximum exchange rate provided under the merger agreement; and (e) up to 288,723 shares issuable pursuant to certain severance benefits payable to executive officers of AHT Corporation.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

BIOSHIELD TECHNOLOGIES, INC.                                    AHT CORPORATION


                        JOINT PROXY STATEMENT/PROSPECTUS
                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

         The boards of directors of BioShield Technologies, Inc. and AHT Corporation have agreed to a merger in which BioShield, through its wholly owned subsidiary AHT Acquisition Corp., will acquire AHT. This proposed merger will join BioShield with AHT, a national provider of internet-based e-commerce solutions for clinical laboratories, pharmacy benefit managers, pharmacies and physicians, and will allow BioShield to integrate AHT's business-to-business laboratory and prescription transaction management operations with BioShield's eMD internet healthcare subsidiary to create one of the industry's leading e-healthcare companies.

         In the merger, AHT will merge with and into AHT Acquisition Corp., with AHT being the surviving corporation. Holders of AHT common stock will receive $1.75 worth of BioShield common stock in exchange for each outstanding share of AHT common stock if the average closing trading price of a share of BioShield common stock, as determined in accordance with the merger agreement, is between $6.00 and $18.00 per share. The exchange ratio outside of the collar will be fixed. AHT stockholders will receive .29167 shares of BioShield common stock for each AHT share if the BioShield stock price is $6.00 or less and .09722 shares of BioShield common stock for each AHT share if the BioShield stock price is $18.00 or more.

         We estimate, based on the current trading price of the BioShield common stock, that approximately 3.1 million shares of BioShield common stock will be issued, or issuable upon the exercise of options, warrants or other rights we expect to be outstanding, to AHT stockholders upon completion of the merger. These shares will represent approximately 20% of the outstanding shares of common stock of BioShield after the merger on a fully diluted basis. The shares of BioShield common stock held by BioShield stockholders before the merger will represent approximately 80% of the outstanding shares of BioShield common stock after the merger on a fully diluted basis. BioShield stockholders will continue to own their existing shares after the merger.

         We cannot complete the merger unless BioShield stockholders approve the issuance of BioShield common stock necessary to complete the merger and AHT stockholders adopt and approve the merger agreement and the merger. This document describes those meetings and the merger. YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your stockholder meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you date and mail your proxy card without indicating how you want to vote, proxies returned by BioShield stockholders will be counted as a vote "FOR" the issuance of the BioShield common stock to be issued in connection with the merger and proxies returned by AHT stockholders will be counted as a vote "FOR" adoption and approval of the merger agreement and the merger. If you do not return your card, or if you do not instruct your broker how to vote any shares held for you in "street name", the effect will be the same as a vote by BioShield stockholders against the issuance of BioShield common stock and a vote by AHT stockholders against adoption and approval of the merger agreement and the merger.

         The dates, times and places of the annual meeting for BioShield and the special meeting for AHT are as follows:

FOR BIOSHIELD STOCKHOLDERS:                         FOR AHT STOCKHOLDERS:
[                 ], 2000                           [              ], 2000
[location]                                          Tarrytown Hilton
                                                    455 South Broadway
                                                    Tarrytown, New York  10591

[                 ] local time                      [              ] local time


         This joint proxy statement/prospectus gives you detailed information about the merger we are proposing, and it includes our merger agreement as Appendix A. You can also obtain information about our companies from publicly available documents we have each filed with the SEC. We encourage you to read this entire document carefully.

         In addition to the proposal to issue the shares of BioShield common stock necessary to complete the merger with AHT, BioShield stockholders will be asked to vote on other proposals, including the election of five directors to serve on BioShield's board of directors.

         WE ENTHUSIASTICALLY SUPPORT THIS COMBINATION OF OUR COMPANIES AND JOIN WITH THE OTHER MEMBERS OF OUR BOARDS OF DIRECTORS IN RECOMMENDING THAT YOU VOTE IN FAVOR OF THE MERGER.


/s/ Timothy C.  Moses                                  /s/ Jonathan T.  Edelson
Timothy C.  Moses                                      Jonathan T.  Edelson
Chairman, Chief Executive Officer and President        Chairman, Chief Executive Officer and President
BioShield Technologies, Inc.                           AHT Corporation


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         JOINT PROXY STATEMENT/PROSPECTUS DATED [                   ], 2000

         AND FIRST MAILED TO STOCKHOLDERS ON OR ABOUT [             ], 2000

                       [BIOSHIELD TECHNOLOGIES, INC. LOGO]

                 NOTICE OF ANNUAL MEETING OF COMMON STOCKHOLDERS

                        TO BE HELD ON [          ], 2000

         NOTICE IS HEREBY GIVEN that the 2000 annual meeting of stockholders of BioShield Technologies, Inc., a Georgia corporation, will be held on Monday,
[        ], 2000 at [time], local time, at [location], for the following purposes:

         1. To consider and vote upon the issuance of shares of BioShield common stock necessary in order to effect the merger described in the Agreement and Plan of Merger, dated as of June 30, 2000, among AHT Corporation, a Delaware corporation, AHT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of BioShield, and BioShield, pursuant to which AHT Corporation will be merged with and into AHT Acquisition Corp. upon the terms and subject to the conditions described in the merger agreement, as more fully described in the attached joint proxy statement/prospectus. A copy of the merger agreement is set forth as Appendix A to the attached joint proxy statement/prospectus;

         2. To elect five directors to serve on BioShield's board of directors;

         3. To amend BioShield's articles of incorporation and bylaws to provide that holders of 10 percent or more of BioShield's capital stock may call a special meeting of stockholders and to eliminate fair price requirements enacted by BioShield under Georgia law;

         4. To confirm the issuance of common stock of our majority-owned subsidiary, Electronic Medical Distribution, Inc., or eMD, which is exchangeable for BioShield common stock, and related warrants, and to approve the issuance of shares of BioShield common stock in excess of 19.99 percent of the then-outstanding shares of BioShield common stock, if required in connection with the exchange of the eMD common stock for BioShield common stock and the exercise of the warrants;

         5. To confirm, as separate matters, two equity credit agreements, under which shares of BioShield common stock may be issued from time to time, and to approve the issuance of shares of BioShield common stock in excess of
19.99 percent of the then-outstanding shares, if required in connection with either of the equity credit agreements;

         6. To confirm the issuance of shares of a series of convertible preferred stock, and to approve the issuance of shares of BioShield common stock in excess of 19.99 percent of the then-outstanding shares, if required in connection with the conversion of the preferred stock;

         7. To confirm amendments to BioShield's stock incentive plan to increase the number of shares of BioShield common stock reserved for issuance under the plan from 400,000 shares to 2,000,000 shares, and to allow holders of more than 10% of the outstanding shares of BioShield's common stock to participate in the plan;

         8. To confirm the appointment of Grant Thornton LLP as BioShield's independent accountants for the fiscal year ended June 30, 2000; and

         9. To transact any other business as may properly be brought before the annual meeting, or any adjournments or postponements.

         The board of directors of BioShield has fixed the close of business on [ ], 2000 as the record date for determining the stockholders entitled to vote at the annual meeting and any adjournments or postponements thereof. Accordingly, only stockholders of record on the record date are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED AND APPROVED THE MERGER AGREEMENT AND THE MERGER, DECLARED THAT THE MERGER AND THE ISSUANCE OF SHARES OF BIOSHIELD COMMON STOCK NECESSARY TO COMPLETE THE MERGER IS ADVISABLE AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, BIOSHIELD AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT ITS STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE OF BIOSHIELD COMMON STOCK IN CONNECTION WITH THE COMPLETION OF THE MERGER. THE BOARD OF DIRECTORS ALSO RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE OTHER PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

         The affirmative vote of the holders of a majority of the outstanding shares of BioShield common stock is necessary to approve and adopt the first proposal, to issue shares of BioShield common stock necessary to complete the merger with AHT Corporation, and to approve the third proposal, to amend the articles of incorporation and bylaws to provide that holders of 10 percent or more of BioShield's capital stock may call a special meeting of stockholders and to eliminate fair price requirements enacted by BioShield pursuant to Georgia law. A plurality of the votes present in person or represented by proxy and entitled to vote is required to approve the second proposal, the election of five directors to the BioShield board of directors. A majority of the total votes cast on the proposal is required for approval of the fourth, fifth and sixth proposals, to confirm the issuance of eMD common stock and related warrants, and the issuance of shares of BioShield common stock in excess of
19.99 percent of the outstanding shares, if required in connection with the exchange of the eMD common stock and exercise of the warrants; to confirm, as separate matters, two equity credit agreements, under which shares of BioShield common stock may be issued from time to time, and the issuance of shares of BioShield common stock in excess of 19.99 percent of the then-outstanding shares, if required in connection with either of the equity credit agreements; and to confirm the issuance of shares of a series of convertible preferred stock and the issuance of shares of BioShield common stock in excess of 19.99 percent of the then-outstanding shares of BioShield common stock, if required in connection with the conversion of the preferred stock. The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote is required to approve the seventh and eighth proposals, to confirm amendments to BioShield's stock incentive plan to increase the number of shares reserved for issuance thereunder from 400,000 shares to 2,000,000 shares and to allow holders of more than 10% of BioShield's outstanding common stock to participate in the plan; and to confirm the appointment of BioShield's independent accountants.

         Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. As a result, abstentions and broker non-votes will have the same effect as a vote against the first, third, seventh and eighth proposals. Abstentions and broker non-votes on the other proposals will not have any effect on the approval of those proposals.

         Under Georgia law, holders of BioShield common stock are not entitled to dissenters' rights with respect to the proposals to be voted on at the annual meeting.


                                   By Order of the Board of Directors

                                   /s/ Scott Parliament
                                   -----------------------------------
                                        Secretary
[                   ], 2000
Norcross, Georgia


         IT IS PARTICULARLY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON. ACCORDINGLY, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE SHARES REGISTERED IN YOUR NAME (AND, IF YOU HAVE A PROPER POWER OF ATTORNEY, REGISTERED IN A NOMINEE'S NAME) IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             [AHT CORPORATION LOGO]



                NOTICE OF SPECIAL MEETING OF COMMON STOCKHOLDERS

                          TO BE HELD ON [       ], 2000


         NOTICE IS HEREBY GIVEN that a special meeting of common stockholders of AHT Corporation, a Delaware corporation, will be held on [date], 2000, at [time], local time, at the Tarrytown Hilton, 455 South Broadway, Tarrytown, New York, 10591 for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 30, 2000, among AHT, BioShield Technologies, Inc., a Georgia corporation, and AHT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of BioShield, pursuant to which AHT will be merged with and into AHT Acquisition Corp. upon the terms and subject to the conditions set forth in the merger agreement, as more fully described in the attached joint proxy statement/prospectus. A copy of the merger agreement is set forth as Appendix A to the attached joint proxy statement/prospectus.

         2. To transact any other business as may properly be brought before the special meeting, or any adjournments or postponements thereof.

         The board of directors of AHT has fixed the close of business on
[         ], 2000 as the record date for determining the stockholders entitled to vote at the special meeting and any adjournments or postponements thereof. Accordingly, only stockholders of record on the record date are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

         The affirmative vote of the holders of a majority of the outstanding shares of AHT common stock is necessary to approve and adopt the merger agreement and the merger. An abstention from voting or a broker non-vote will have the same effect as a vote against approval and adoption of the merger agreement and the merger. Under Delaware law, holders of AHT common stock are entitled to appraisal rights with respect to the proposal relating to the merger to be voted on at the special meeting. A copy of the Delaware law on appraisal rights is set forth as Appendix Q to the attached joint proxy statement/prospectus.

         THE AHT BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, DECLARED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, AHT AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

                                       By Order of the Board of Directors
                                       /s/
                                          ------------------------------------

                                       ---------------------------------------
                                       Secretary
[                   ], 2000
Tarrytown, New York


         IT IS PARTICULARLY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON. ACCORDINGLY, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE SHARES REGISTERED IN YOUR NAME (AND, IF YOU HAVE A PROPER POWER OF ATTORNEY, REGISTERED IN A NOMINEE'S NAME) IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

[BIOSHIELD TECHNOLOGIES, INC.  LOGO]                [AHT CORPORATION LOGO]


                              JOINT PROXY STATEMENT

                                    ---------

                          BIOSHIELD TECHNOLOGIES, INC.

                                   PROSPECTUS

                                    --------


         The boards of directors of BioShield Technologies, Inc. and AHT Corporation have agreed to a merger in which BioShield, through its wholly owned subsidiary, AHT Acquisition Corp., will acquire AHT. This proposed merger will join BioShield with AHT, a national provider of internet-based e-commerce solutions for clinical laboratories, pharmacy benefit managers, pharmacies and physicians, and will allow BioShield to integrate AHT's business-to-business laboratory and prescription transaction management operations with BioShield's eMD internet healthcare subsidiary to create one of the industry's leading e-healthcare companies.

         This joint proxy statement is being provided to you in connection with the merger, and also constitutes the prospectus of BioShield covering the shares of BioShield common stock to be issued upon completion of the merger.

         In the merger, AHT will merge with and into AHT Acquisition Corp., with AHT being the surviving corporation. Holders of AHT common stock will receive $1.75 worth of BioShield common stock in exchange for each outstanding share of AHT common stock if the average closing trading price of a share of BioShield common stock, as determined in accordance with the merger agreement, is between $6.00 and $18.00 per share. The exchange ratio outside of the collar will be fixed. AHT stockholders will receive .29167 shares of BioShield common stock for each AHT share if the BioShield stock price is $6.00 or less and .09722 shares of BioShield common stock for each AHT share if the BioShield stock price is $18.00 or more.

         We estimate, based on the current trading price of the BioShield common stock, that approximately 3.1 million shares of BioShield common stock will be issued, or issuable upon the exercise of options, warrants or other rights we expect to be outstanding, to AHT stockholders upon completion of the merger. These shares will represent approximately 20% of the outstanding shares of common stock of BioShield after the merger on a fully diluted basis. The shares of BioShield common stock held by BioShield stockholders before the merger will represent approximately 80% of the outstanding shares of BioShield common stock after the merger on a fully diluted basis. BioShield stockholders will continue to own their existing shares after the merger.

         YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE __ OF THIS JOINT PROXY STATEMENT/PROSPECTUS BEFORE DETERMINING HOW TO CAST YOUR VOTE.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         Joint proxy statement/prospectus dated [               ], 2000

         and first mailed to stockholders on or about [               ], 2000

BIOSHIELD TECHNOLOGIES, INC.                                  AHT CORPORATION

                        JOINT PROXY STATEMENT/ PROSPECTUS

                                TABLE OF CONTENTS

Cautionary statement regarding forward-looking statements.................................................____
References to additional information......................................................................____
Questions and answers about the merger....................................................................____
Summary  .................................................................................................____
     The companies........................................................................................____
     The merger...........................................................................................____
     What AHT stockholders will receive in the merger.....................................................____
     Our recommendations to stockholders..................................................................____
     Opinions of financial advisors.......................................................................____
     Stockholder votes required...........................................................................____
     Date, time and place of stockholder meetings.........................................................____
     Interests of officers and directors in the merger....................................................____
     Stock options and other awards.......................................................................____
     Federal income tax consequences of the merger........................................................____
     Accounting treatment.................................................................................____
     Ownership of BioShield after the merger..............................................................____
     Comparison of rights of AHT stockholders and BioShield stockholders..................................____
     Appraisal rights.....................................................................................____
     Listing of BioShield common stock....................................................................____
     Conditions to the merger.............................................................................____
     No solicitation of acquisition proposals.............................................................____
     Termination .........................................................................................____
     Termination fees.....................................................................................____
BioShield Technologies, Inc. selected consolidated financial data.........................................____
AHT Corporation selected consolidated financial data......................................................____
Arrow Magnolia International, Inc. selected consolidated financial data...................................____
Comparative per share data (unaudited)....................................................................____
Market price and dividend information.....................................................................____
     Historical market prices.............................................................................____
     Recent share prices..................................................................................____
     Dividends............................................................................................____
Risk factors..............................................................................................____
The BioShield annual meeting..............................................................................____
     Dates, times and places..............................................................................____
     Record date..........................................................................................____
     Stockholders entitled to vote........................................................................____
     Required vote........................................................................................____
     Proxies of BioShield.................................................................................____
     Revocation of proxies................................................................................____
     Expenses of solicitation.............................................................................____
     Proposals to be submitted for the approval of BioShield's stockholders at BioShield's annual meeting.____
         Approval of the issuance of BioShield common stock in connection with the merger.................____
         Election of directors............................................................................____
         Amendment of BioShield's articles of incorporation and by-laws...................................____
         Approval of the issuance of common stock of eMD and related warrants and authorization of the issuance of shares of BioShield common stock issuable upon exchange of eMD common stock..........____
         Confirmation, as separate matters, of two equity credit agreements and approval of the issuance of shares of BioShield common stock issuable in connection with the equity credit agreements.......................................................................................____

         Confirmation of the issuance of shares of BioShield convertible preferred stock, and approval of the issuance of shares of BioShield common stock issuable upon conversion of the preferred stock..................................................................................____
         Confirmation of amendments to the stock incentive plan...........................................____
         Confirmation of appointment of Grant Thornton LLP as independent accountants.....................____
The AHT special meeting...................................................................................____
     Dates, times and places..............................................................................____
     Purpose of the AHT special meeting...................................................................____
     Record date..........................................................................................____
     Stockholders entitled to vote........................................................................____
     Required vote........................................................................................____
     Proxies of AHT.......................................................................................____
     Revocation of proxies................................................................................____
     Expenses of solicitation.............................................................................____
     Recommendation of the AHT board of directors.........................................................____
The merger................................................................................................____
     Completion and effectiveness of the merger...........................................................____
     Background of the merger.............................................................................____
     BioShield's reasons for the merger...................................................................____
     Recommendation of BioShield's board of directors.....................................................____
     AHT's reasons for the merger.........................................................................____
     Recommendation of AHT's board of directors...........................................................____
     Opinion of BioShield's financial advisor.............................................................____
     Opinion of AHT's financial advisor...................................................................____
     Interests of AHT's directors, officers and affiliates in the merger..................................____
     Structure of the merger and conversion of stock and options..........................................____
     Material United States federal income tax considerations of the merger...............................____
     Accounting treatment of the merger...................................................................____
     Restrictions on sales of shares by affiliates........................................................____
     Management and operations of BioShield following the merger..........................................____
     Appraisal rights.....................................................................................____
     Listing on the Nasdaq SmallCap Market of the BioShield common stock to be issued in the merger.......____
     Delisting and deregistration of AHT common stock after the merger....................................____
The merger agreement......................................................................................____
     General; merger consideration........................................................................____
     Closing of the merger................................................................................____
     Effective time of the merger.........................................................................____
     Conversion of shares of AHT common stock into shares of BioShield common stock.......................____
     The exchange ratio...................................................................................____
     Exchange of certificates for shares of AHT common stock..............................................____
     Dividends and distributions with respect to unexchanged AHT common stock certificates................____
     Stock options and other awards.......................................................................____
     Corporate governance after the effective time of the merger..........................................____
     Conditions to the merger.............................................................................____
     Representations and warranties of BioShield, AHT Acquisition Corp. and AHT ..........................____
     Conduct of AHT's business prior to the merger........................................................____
     Access to information................................................................................____
     No solicitation of acquisition proposals.............................................................____
     Information supplied to BioShield....................................................................____
     Listing of BioShield common stock on Nasdaq SmallCap Market..........................................____
     Indemnification and directors' and officers' insurance...............................................____
     Obligations of AHT Acquisition Corp..................................................................____
     Employees and employee benefits......................................................................____
     Assumption of the Cybear, Inc. note..................................................................____
     Further action.......................................................................................____

     State takeover statutes..............................................................................____
     Additional agreements................................................................................____
     Termination..........................................................................................____
     Termination fees.....................................................................................____
     Fees and expenses....................................................................................____
     Amendment, extension and waiver......................................................................____
Information regarding BioShield...........................................................................____
     Management of BioShield..............................................................................____
         Directors, executive officers and significant employees of BioShield.............................____
         Board committees.................................................................................____
         Meetings and attendance..........................................................................____
         Director compensation............................................................................____
         Executive compensation...........................................................................____
         Employment agreements............................................................................____
         Advisory board...................................................................................____
         Indemnification of directors and officers........................................................____
         Stock option plans...............................................................................____
     Consultants..........................................................................................____
     Certain transactions.................................................................................____
     Section 16(a) beneficial ownership reporting compliance..............................................____
     Beneficial ownership of BioShield common stock.......................................................____
Information regarding AHT.................................................................................____
Unaudited pro forma combined financial statements of BioShield and AHT...............................................................................................____
Unaudited pro forma combined financial statements of BioShield and Arrow Magnolia....................................................................................____
Unaudited pro forma combined financial statements of BioShield,
    AHT, and Arrow Magnolia...............................................................................____
Description of BioShield capital stock....................................................................____
    Authorized capital stock..............................................................................____
    Common stock..........................................................................................____
    Series B convertible preferred stock..................................................................____
    Transfer agent and registrar..........................................................................____
Comparison of rights of AHT stockholders and BioShield Stockholders.......................................____
    Authorized capital stock..............................................................................____
    Number and election of directors; staggered board.....................................................____
    Standards of conduct for directors....................................................................____
    Limitation of liability of directors and officers.....................................................____
    Indemnification of directors and officers.............................................................____
    Removal of directors..................................................................................____
    Action by written consent.............................................................................____
    Amendments to the charter.............................................................................____
    Amendments to the bylaws..............................................................................____
    Special meetings of the stockholders..................................................................____
    Voting on extraordinary transactions..................................................................____
    Inspection of documents...............................................................................____
    Dividends and other distributions.....................................................................____
    Appraisal rights of dissenting stockholders...........................................................____
    Preemptive rights.....................................................................................____
    Absence of rights plans...............................................................................____
    State antitakeover statutes...........................................................................____
    Transactions with interested directors................................................................____
Legal matters.............................................................................................____
Experts  .................................................................................................____

Future stockholder proposals..............................................................................____
Where you can find more information.......................................................................____


Appendix A --  Agreement and Plan of Merger By and Among BioShield Technologies, Inc.,
               AHT Corporation and AHT Acquisition Corp..............................................       A-1
Appendix B --  Opinion of Chase H&Q..................................................................       B-1
Appendix C --  Opinion of Gruntal & Co., L.L.C.......................................................       C-1
Appendix D --  Proposed Amended and Restated Articles of Incorporation of BioShield..................       D-1
Appendix E --  Proposed Amended and Restated By-Laws of BioShield....................................       E-1
Appendix F --  Form of Securities Purchase Agreement.................................................       F-1
Appendix G --  Forms of Registration Rights Agreements ..............................................       G-1
Appendix H --  Form of Warrant Agreement.............................................................       H-1
Appendix I --  Private Equity Credit Agreement........................................................      I-1
Appendix J --  Equity Line Registration Rights Agreement..............................................      J-1
Appendix K --  Private Equity Credit Agreement........................................................      K-1
Appendix L --  Equity Line Registration Rights Agreement..............................................      L-1
Appendix M --  Warrant Agreement .....................................................................      M-1
Appendix N --  Amended and Restated Articles of Incorporation of BioShield............................      N-1
Appendix O --  Warrant Agreement......................................................................      O-1
Appendix P --  Amended and Restated 1997 Stock Incentive Plan ........................................      P-1
Appendix Q --  Section 262 of the Delaware General Corporation Law ...................................      Q-1

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This joint proxy statement/prospectus contains forward-looking information regarding BioShield Technologies, Inc., a Georgia corporation, including its majority-owned subsidiary, Electronic Medical Distribution, Inc., or eMD, a Delaware corporation, and AHT Corporation, a Delaware corporation. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements as to industry trends, future economic performance, anticipated profitability, anticipated revenues and expenses, anticipated transactions and closing dates for these transactions, planned product development and products or service line growth may be significantly impacted by risks and uncertainties, including, but not limited to, failure of the clinical e-commerce industry to develop at anticipated rates, failure of the companies' clinical information technology products and services and planned products and services to be timely developed or to gain significant market acceptance, delays in customer acceptance of the companies' software, competition and other economic factors. You can find many of these statements by looking for words such as "may", "will", "believes", "expects", "anticipates", "intends", "could", "would", "estimates" or similar expressions in this joint proxy statement/prospectus.

         These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk factors" beginning on page __, that may cause BioShield, eMD or AHT or any number of our industries' actual results to differ from results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should carefully consider the risks described in the "Risk factors" section, in addition to the information contained in this joint proxy statement/prospectus and the documents incorporated by reference.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, none of BioShield, eMD, AHT Acquisition Corp., AHT or any other person assumes responsibility for the accuracy and completeness of those statements. We are under no duty to update any of the forward-looking statements after the date of this joint proxy statement/prospectus to conform these statements to actual results.

         All subsequent written and oral forward-looking statements attributable to BioShield or AHT or any person acting on their behalf is expressly qualified in their entirety by the cautionary statements contained or referred to in this section.


                      REFERENCES TO ADDITIONAL INFORMATION

         This joint proxy statement/prospectus incorporates important business and financial information about BioShield and AHT from documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this joint proxy statement/prospectus (other than certain exhibits to those documents) by requesting them in writing or by telephone from the appropriate company at the following addresses:

BioShield Technologies, Inc.                        AHT Corporation Inc.
5655 Peachtree Parkway                              555 White Plains Rd.
Norcross, Georgia  30092                            Tarrytown, New York  10591
(770) 246-2000                                      (914) 524-4200
Attention: Scott Parliament                         Attention: Arthur Dague
      Chief Financial Officer

         If you would like to request documents, please do so by August 28, 2000 in order to receive them before the BioShield annual meeting or the AHT special meeting, as applicable.

         For more information about where you can find documents incorporated by reference into this document, see "Where you can find more information" on page
[     ] of this joint proxy statement/prospectus.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       WHAT ARE BIOSHIELD AND AHT PROPOSING? (page __)

A: BioShield has entered into a merger agreement with AHT pursuant to which BioShield is proposing, through AHT Acquisition Corp., a wholly owned subsidiary of BioShield, to acquire AHT. Under the terms of the merger agreement, AHT Acquisition Corp. will merge with AHT. As a result of the merger, AHT will become a wholly owned subsidiary of BioShield.

Q:       WHAT WILL HOLDERS OF AHT COMMON STOCK RECEIVE IN THE MERGER? (page __)

A: Holders of shares of AHT common stock will receive $1.75 worth of BioShield common stock if the average closing trading price of BioShield common stock, as determined in accordance with the merger agreement, is between $6.00 and $18.00 per share. Holders of shares of AHT common stock will receive .29167 shares of BioShield common stock if the average closing trading price of BioShield common stock is $6.00 or less and .09722 shares of BioShield common stock if the average closing trading price of BioShield common stock is $18.00 or more.

         BioShield will not issue fractional shares of BioShield common stock. Instead, cash will be paid with respect to fractional shares. For example, if the average closing trading price of BioShield common stock is $10.00, the exchange ratio will equal .17500 and a holder of 100 shares of AHT common stock would receive 17 shares of BioShield common stock, plus a cash payment equal to the value of 0.50 of a share of BioShield common stock, or $5.00.


Q:       WHAT IS THE "EXCHANGE RATIO?" (page __)

A: The exchange ratio is the fraction of a share of BioShield common stock into which each share of AHT common stock will be converted upon completion of the merger. If the average closing trading price of BioShield common stock, as determined in accordance with the merger agreement, is between $6.00 and $18.00 per share, the exchange ratio will fluctuate so that holders of shares of AHT common stock will receive $1.75 worth of BioShield common stock.

         If the average closing trading price of BioShield common stock is $6.00 or less or $18.00 or more, the exchange ratio will be fixed at .29167 and .09722, respectively. Please note that because the exchange ratio may become fixed and the market price of the shares of BioShield common stock that AHT stockholders will receive may fluctuate, AHT stockholders cannot be sure of the market value of the shares of BioShield common stock they will receive in the merger.


Q:       HOW CAN I FIND OUT THE FINAL EXCHANGE RATIO? (page __)

A: Before the date of the AHT special meeting, we will notify you by issuing a press release announcing the final exchange ratio and filing that press release with the SEC. AHT stockholders can call Arthur Dague at (914) 524-4200 for the average BioShield trading price for the preceding ten trading days and the exchange ratio that would be in effect based on that price. For more information on the exchange ratio and for a table setting forth a range of average BioShield trading prices, the resulting exchange ratio and illustrations of the value you would receive for your AHT shares, please see "The exchange ratio" beginning on page [ ].


Q:       WHAT WILL HOLDERS OF BIOSHIELD COMMON STOCK RECEIVE IN THE MERGER?
         (page __)

A: Holders of BioShield common stock will retain the shares of BioShield common stock that they currently own and these shares will remain unchanged. However, as a result of the merger, they will own shares of a larger, more diversified company, as more fully described in this joint proxy statement/prospectus.

Q: IS BIOSHIELD'S FINANCIAL CONDITION RELEVANT TO MY DECISION TO VOTE IN FAVOR OF THE MERGER? (page __)

A: Yes. In the merger, shares of AHT common stock will be exchanged for shares of BioShield common stock, so AHT stockholders should consider BioShield's financial condition before deciding to become one of BioShield's stockholders through the merger. In considering BioShield's financial condition, AHT stockholders should review the documents incorporated by reference in this joint proxy statement/prospectus because they contain detailed business, financial and other information about BioShield.


Q:       ARE THERE RISKS INVOLVED IN UNDERTAKING THE MERGER? (page __)

A: Yes. In evaluating the merger, you should carefully consider the factors discussed in the section entitled "Risk factors" beginning on page __.


Q:       WHAT DO I NEED TO DO NOW? (page __)

A: After you have carefully read this joint proxy statement/prospectus, just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed prepaid return envelope marked "Proxy" as soon as possible so that your shares may be represented and voted at the appropriate meeting, as indicated below:

                            BIOSHIELD ANNUAL MEETING
                                [        ], 2000
                                     [time]
                                   [location]

                               AHT SPECIAL MEETING
                                     [date]
                                     [time]
                                Tarrytown Hilton
                               455 South Broadway
                            Tarrytown, New York 10591

                          YOUR VOTE IS VERY IMPORTANT.


Q: DO THE BOARDS OF DIRECTORS OF BIOSHIELD AND AHT RECOMMEND VOTING IN FAVOR OF THE MERGER? (pages __ and __)

A:       Yes.

         - After careful consideration, BioShield's board of directors unanimously recommends that BioShield stockholders vote in favor of the issuance of shares of BioShield common stock in connection with the merger.

         - After careful consideration, AHT's board of directors unanimously recommends that AHT stockholders vote in favor of adoption and approval of the merger agreement and the merger.


Q: HAVE BIOSHIELD AND AHT RECEIVED FAVORABLE OPINIONS FROM THEIR FINANCIAL ADVISORS CONCERNING THE MERGER? (pages __ and __)

A: In deciding to approve the merger, BioShield's board of directors considered the opinion from its financial advisor, Gruntal & Co., L.L.C., as to the fairness, from a financial point of view, to BioShield's common stockholders of the consideration to be paid to AHT's common stockholders in the merger. In deciding to approve the merger, AHT's board of directors considered the opinion from its financial advisor, Chase H&Q (a division of Chase Securities Inc.), as to the fairness, from a financial point of view, based on and subject to the matters described in its opinion, of the consideration to be received by the holders of AHT common stock in the merger.

         The full text of the written opinions of the financial advisors is attached to this joint proxy statement/prospectus as Appendix B and Appendix C. You should read these opinions carefully and completely for a description of the assumptions made, matters considered and the limitations of the review the advisors conducted. The opinion of Gruntal is directed to the BioShield board of directors, and the opinion of Chase H&Q is directed to the AHT board of directors. These opinions are not a recommendation as to how BioShield stockholders or AHT stockholders should vote with respect to any matter relating to the proposed merger.


Q:       WHAT STOCKHOLDER APPROVALS ARE NEEDED TO COMPLETE THE MERGER? (page __)

A: For BioShield, the affirmative vote of the holders of a majority of the outstanding shares of BioShield common stock is required to approve the issuance of BioShield common stock necessary to complete the merger.

         For AHT, the affirmative vote of the holders of a majority of the outstanding shares of AHT common stock is required to adopt and approve the merger agreement and the merger.


Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME? (page __)

A: Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted on the proposed merger, which will have the same effect as voting against the proposed merger.


Q:       WHAT IF I DON'T VOTE? (pages __ and __)

A: For BioShield stockholders, if you fail to vote or if you respond and abstain from voting it will have the same effect as a vote against the issuance of BioShield common stock in connection with the merger. If you return your proxy and do not indicate how you want to vote, your proxy will be counted as a vote to approve the issuance of BioShield common stock.

         For AHT stockholders, if you fail to vote or if you respond and abstain from voting it will have the same effect as a vote against the merger agreement and the merger. If you return your proxy and do not indicate how you want to vote, your proxy will be counted as a vote to adopt and approve the merger agreement and the merger.


Q:       CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD? (page
         __)

A: Yes. There are three ways in which you may revoke your proxy and change your vote. First, you may send a written notice to the party to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. Third, you may attend the BioShield annual meeting or the AHT special meeting, as applicable, and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:       WHAT OTHER MATTERS WILL BE VOTED ON AT THE MEETINGS? (page __)

A: We do not expect to ask AHT stockholders to vote on any matter other than the merger at the AHT special meeting. At the BioShield annual meeting, in addition to voting on the issuance of shares of BioShield common stock to effect the merger, BioShield stockholders will be asked to vote upon a number of other proposals, including the election of five directors to serve on BioShield's board of directors.


Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW? (page __)

A: No. After the merger is completed, BioShield will send AHT stockholders written instructions for exchanging their share certificates. BioShield stockholders will keep their existing share certificates.


Q:       AM I ENTITLED TO ASSERT DISSENTERS' OR APPRAISAL RIGHTS? (page __)

A: BioShield stockholders will not have the opportunity to assert dissenters' rights under Georgia law in connection with any of the proposals to be voted upon at the annual meeting.

         AHT stockholders will have the opportunity to assert appraisal rights relating to the merger. To claim these rights, AHT stockholders must comply with the requirements of Delaware law. These requirements generally consist of the following:

         - Before the stockholder vote is taken, you must deliver to AHT written notice of your intention to demand payment for your shares if the merger is effected.

         - You must continuously hold your AHT shares through the completion of the merger.

         - You must not vote your shares in favor of the merger either by proxy or in person at the AHT stockholders' meeting.

         - If you properly notified AHT of your intent to demand appraisal rights, AHT will send you written notice within ten
                  (10) days after the completion of the merger that you have properly asserted your appraisal rights.

         - Within one hundred twenty (120) days after the completion of the merger, you must file a petition in the Court of Chancery of Delaware demanding that the court determine the fair value of your shares.

         If you do not comply with the requirements outlined above, you will not be entitled to receive payment for your shares under the appraisal rights provisions of Delaware law. YOUR APPRAISAL RIGHTS ARE SET OUT IN THEIR ENTIRETY IN SECTION 262 OF THE GENERAL CORPORATION LAW OF DELAWARE, WHICH IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS APPENDIX Q.

         If holders of more than 900,000 shares of AHT common stock have delivered notice to AHT of their intention to assert their appraisal rights and if these holders vote against adoption and approval of the merger and the merger agreement, BioShield may determine not to complete the merger.


Q:       WHAT ARE THE TAX CONSEQUENCES OF THE MERGER? (page __)

A: For holders of AHT common stock, we expect that for United States federal income tax purposes, your exchange of shares of AHT common stock for shares of BioShield common stock generally will not cause you to recognize any gain or loss. You will, however, recognize income or gain in connection with any cash received instead of fractional shares of BioShield common stock. Your holding period for the BioShield common stock received in the merger, which determines how any gain or loss should be treated for federal income tax purposes upon future sales of BioShield common stock, generally will include the holding period for the common stock exchanged in the merger.

Q:       WHAT IS THE INTENDED ACCOUNTING TREATMENT OF THE MERGER? (page __)

A: BioShield intends to account for the merger using the purchase method of accounting.


Q:       WILL THE RIGHTS OF AHT STOCKHOLDERS CHANGE AS A RESULT OF THE MERGER?
         (page __)

A: Yes. Currently, AHT stockholder rights are governed by Delaware law and AHT's restated certificate of incorporation and amended and restated by-laws, whereas BioShield stockholder rights are governed by Georgia law and BioShield's amended and restated articles of incorporation and bylaws. After the merger, AHT stockholders will become stockholders of BioShield, and therefore their rights will be governed by Georgia law and BioShield's amended and restated articles of incorporation and bylaws.


Q:       WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED? (page __)

A: We are working towards completing the merger as quickly as possible. We hope to complete the merger on or about September 30, 2000.


Q:       WHERE CAN I FIND MORE INFORMATION ABOUT BIOSHIELD AND AHT? (page __)

A: You can find more information about BioShield and AHT as described under "Where you can find more information" on page __.


Q: WHOM SHOULD STOCKHOLDERS CALL WITH QUESTIONS AND TO OBTAIN ADDITIONAL COPIES OF THE JOINT PROXY STATEMENT/PROSPECTUS? (page __)

A:       BioShield stockholders should call Scott Parliament at (770) 246-2000.

         AHT stockholders should call Arthur Dague at (914) 524-4200.

                                     SUMMARY

         This summary highlights selected information in this joint proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents we refer to for a more complete understanding of the merger agreement. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where you can find more information" that begins on page ___ of this joint proxy statement/prospectus.


THE COMPANIES (page __)

BioShield Technologies, Inc.
5655 Peachtree Parkway
Norcross, Georgia  30092
Internet address: www.bioshield.com
                  www.emd.com

         BioShield Technologies, Inc. is a company engaged primarily in research and development, patent filings, regulatory approvals and related activities geared towards the sale of its retail, industrial and institutional products. Most of the products that BioShield is currently selling and marketing are cleaning and deodorizing products. Some of these products provide long-term killing action of microorganisms responsible for cross contamination and viral contamination. Many of these products inhibit and control the growth of over 100 viral, bacteria, fungi and yeast organisms.

         In 1999, BioShield created a subsidiary to conduct electronic commerce via the internet, called Electronic Medical Distribution, Inc., or eMD. eMD integrates services for providers with a comprehensive healthcare website. These services include point of care medication management, electronic medical records, pharmaceutical fulfillment and pharmaceutical care services. eMD launched its consumer and physician web site in January 2000. As a result, BioShield currently operates in two distinct business segments, antimicrobial and biostatic products for use within the retail and institutional markets through BioShield and pharmaceutical healthcare via the internet through eMD.

AHT Corporation
555 White Plains Rd.
Tarrytown, New York 10591
Internet address: www.ahtech.com

         AHT Corporation is a national provider of internet-based clinical e-commerce among physicians, other healthcare providers, and healthcare organizations. AHT is focused on automating laboratory and prescription transactions, the two most frequent clinical transactions initiated by physicians today. AHT's products principally focus on laboratory and prescription connectivity and transaction processing, including, within the laboratory suite of applications, Dr. Chart (R), Compliance Monitor (TM) and its electronic prescription writing product, @Rx (TM).

AHT Acquisition Corp.
c/o BioShield Technologies, Inc.
5655 Peachtree Parkway
Norcross, Georgia  30092
Internet address: www.bioshield.com

         AHT Acquisition Corp. is a wholly owned subsidiary of BioShield. BioShield organized AHT Acquisition Corp. for use in the merger.

THE MERGER (page __)

         We have included a copy of the merger agreement, which is attached as Appendix A, in this joint proxy statement/prospectus. We encourage you to read the merger agreement carefully and completely because it is the legal document that governs the merger.

         Under the terms of the merger agreement, AHT will be merged with and into AHT Acquisition Corp., a wholly owned subsidiary of BioShield. As a result, AHT will become a wholly owned subsidiary of BioShield.


WHAT AHT STOCKHOLDERS WILL RECEIVE IN THE MERGER (page __)

         In connection with the completion of the merger, holders of shares of AHT common stock will receive $1.75 worth of BioShield common stock if the average closing trading price of BioShield common stock, as determined in accordance with the merger agreement, is between $6.00 and $18.00 per share. Holders of shares of AHT common stock will receive .29167 shares of BioShield common stock if the average closing trading price of BioShield common stock is $6.00 or less and .09722 shares of BioShield common stock if the average closing trading price of BioShield common stock is $18.00 or more. In the exchange, AHT stockholders will receive cash instead of any fractional shares of BioShield common stock into which the shares of AHT common stock have been converted.


OUR RECOMMENDATIONS TO STOCKHOLDERS (page __)


To BioShield stockholders:

         BioShield's board of directors believes that the merger is advisable, fair to you and in your best interests and recommends that you vote in favor of the issuance of shares of BioShield common stock in connection with the merger.


To AHT stockholders:

         AHT's board of directors believes that the merger is advisable, fair to you and in your best interests and recommends that you vote to adopt and approve the merger agreement and the merger.


OPINIONS OF FINANCIAL ADVISORS (page __)

         In connection with the merger, BioShield's board of directors considered the opinion of Gruntal, BioShield's financial advisor, and AHT's board of directors considered the opinion of Chase H&Q, AHT's financial advisor. BioShield's board of directors received a written opinion from Gruntal as to the fairness, from a financial point of view, to BioShield's common stockholders of the consideration to be paid to the holders of AHT common stock in the merger, and AHT's board of directors received a written opinion from Chase H&Q that, based on and subject to the matters described in its opinion, as of June 30, 2000, the consideration to be received in the proposed merger was fair to AHT stockholders from a financial point of view.

         The written opinions of the financial advisors are attached to this joint proxy statement/prospectus as Appendix B and Appendix C. You should read these opinions carefully and completely for a description of the assumptions made, matters considered and the limitations of the review the financial advisors conducted.


STOCKHOLDER VOTES REQUIRED (page __)

For BioShield stockholders:

         The affirmative vote of the holders of a majority of the outstanding shares of BioShield common stock is required to approve the issuance of BioShield common stock necessary to complete the merger.

For AHT stockholders:

         The affirmative vote of the holders of a majority of the outstanding shares of AHT common stock is required to adopt and approve the merger agreement and the merger.

DATE, TIME AND PLACE OF STOCKHOLDER MEETINGS (page __)

BioShield's annual meeting:

         BioShield's annual meeting will be held on [              ], 2000 at
[time], local time, at [location].

         In addition to approving the issuance of shares of BioShield's common stock in connection with the merger, at the annual meeting, BioShield is also asking its stockholders to:

         -        elect five directors to serve on its board of directors;

         - amend its articles of incorporation and bylaws to provide that holders of 10% or more of BioShield's capital stock may call a special meeting of stockholders and eliminate fair price requirements enacted by BioShield under Georgia law;

         - confirm an issuance of common stock of eMD, which is exchangeable for BioShield common stock, and related warrants, and approve the issuance of shares of BioShield common stock in excess of 19.99% of the then-outstanding shares, if required in connection with the exchange of the eMD common stock for common stock of BioShield and the exercise of the warrants;

         - confirm two equity credit agreements under which shares of BioShield common stock may be issued from time to time and approve the issuance of shares of BioShield common stock in excess of 19.99% of the then-outstanding shares, if required in connection with either of the equity credit agreements;

         - confirm the issuance of shares of a series of convertible preferred stock, and approve the issuance of shares of BioShield common stock in excess of 19.99% of the then-outstanding shares, if required in connection with the conversion of the preferred stock;

         - confirm an amendment to BioShield's stock incentive plan to increase the number of shares reserved for issuance under the plan from 400,000 shares to 2,000,000 shares, and allow holders of more than 10% of BioShield's stock to participate in the plan; and

         - confirm the appointment of Grant Thornton LLP as BioShield's independent accountants for the fiscal year ending June 30, 2000.

         Approval by BioShield stockholders of these other annual meeting proposals is not a condition to completion of the merger. Approval of the issuance of shares of BioShield common stock for the merger is not a condition to approval of these annual meeting proposals.


AHT's special meeting:

         AHT's special meeting will be held on [date], at [time], local time, at the Tarrytown Hilton, 455 South Broadway, Tarrytown, New York 10591.


INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER (page __)

         When AHT stockholders consider the AHT board of directors' recommendation that you vote to adopt and approve the merger and the merger agreement, AHT stockholders should be aware that AHT officers and directors may have interests in the merger that may be different from, or in addition to, your interests.

STOCK OPTIONS AND OTHER AWARDS (page ____)

         At the effective time of the merger, each outstanding option to purchase AHT common stock will become an option to acquire, on the same terms and conditions under the AHT option, the same number of shares of BioShield common stock as the holder of the AHT option would have been entitled to receive if that holder fully exercised its option to purchase AHT common stock immediately prior to the merger. The price per share is equal to the aggregate exercise price for the AHT common stock that the holder was entitled to purchase under the option to purchase AHT common stock divided by the number of full shares of BioShield common stock purchasable under that option.


FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (page __)

         AHT stockholders' receipt of BioShield common stock in the merger generally will be tax-free for United States federal income tax purposes, except for taxes which may result from any receipt of cash instead of fractional shares of BioShield common stock.


ACCOUNTING TREATMENT (page ___)

         BioShield will account for the merger using the purchase method of accounting.


OWNERSHIP OF BIOSHIELD AFTER THE MERGER (page __)

         We estimate, based on the current trading price of the BioShield common stock, that approximately 3.1 million shares of BioShield common stock will be issued, or issuable upon the exercise of options, warrants or other rights we expect to be outstanding, to AHT stockholders upon completion of the merger. These shares will represent approximately 20% of the outstanding shares of common stock of BioShield after the merger on a fully diluted basis. The shares of BioShield common stock held by BioShield stockholders before the merger will represent approximately 80% of the outstanding shares of BioShield common stock after the merger on a fully diluted basis. BioShield stockholders will continue to own their existing shares after the merger.

COMPARISON OF RIGHTS OF AHT STOCKHOLDERS AND BIOSHIELD STOCKHOLDERS (page __)

         Currently, AHT stockholder rights are governed by Delaware law and AHT's certificate of incorporation and by-laws, whereas BioShield stockholder rights are governed by Georgia law and BioShield's articles of incorporation and bylaws. After the merger, AHT stockholders will become stockholders of BioShield, and therefore their rights will be governed by Georgia law and BioShield's articles of incorporation and bylaws.


APPRAISAL RIGHTS (page __)

         BioShield stockholders are not entitled to dissenters' rights in connection with the share issuance proposal or the merger.

         AHT stockholders are entitled to appraisal rights in connection with the merger if you do not vote to adopt and approve the merger agreement and otherwise comply with Delaware law. If you wish to exercise your appraisal rights, you must take the steps described in the section titled "Appraisal rights" and found in Appendix Q. If you do not strictly comply with the statutory requirements, you may lose your appraisal rights.

LISTING OF BIOSHIELD COMMON STOCK (page __).


         As a condition to the merger, BioShield must obtain approval for the listing of the shares of common stock to be issued by BioShield in the merger so that these shares will be listed in the Nasdaq SmallCap Market under the ticker symbol BSTI.


CONDITIONS TO THE MERGER (page ___)

         The completion of the merger depends upon the satisfaction or waiver of a number of conditions, including the following:

         - approval of the issuance of shares of BioShield's common stock by BioShield's stockholders and adoption and approval of the merger and the merger agreement by AHT's stockholders;

         - the absence of any law or court order in effect that would prevent or prohibit consummation of the merger;

         - authorization of BioShield common stock issuable to AHT stockholders in the merger for listing on the Nasdaq SmallCap Market;

         - receipt of all regulatory approvals and permits necessary to consummate the transactions contemplated by the merger agreement;

         - neither BioShield nor AHT being in breach of their respective representations and warranties contained in the merger agreement;

         - both BioShield and AHT must have performed all of their respective covenants, obligations and agreements in all material respects; and

         - the holders of record of no more than 900,000 shares of AHT common stock have delivered to AHT written notice of their intention to assert their appraisal rights for their shares of AHT common stock and voted against adoption and approval of the merger agreement and the merger.


NO SOLICITATION OF ACQUISITION PROPOSALS (page __)

         AHT agreed that, prior to the effective time of the merger or the termination of the merger agreement, it will not initiate or participate in any discussions or negotiations that may lead to another acquisition proposal. Under some circumstances, AHT's board of directors may engage in negotiations concerning an unsolicited acquisition proposal.


TERMINATION (page __)

         We may agree to terminate the merger agreement without completing the merger. Some of the events that give either of us the right to terminate the merger agreement include:

         -        the merger is not completed by December 31, 2000;

         - the AHT stockholders fail to adopt and approve the merger agreement and the merger or the BioShield stockholders fail to approve the issuance of BioShield common stock in connection with the merger;

         - the boards of directors of both BioShield and AHT agree to terminate the merger agreement;

         - either AHT or BioShield materially breaches its representations, warranties, covenants or other agreements;

         - the cost of AHT's outstanding litigation, after deductions, will exceed $250,000; or

         - any statute, injunction or decree preventing or prohibiting the merger becomes final and nonappealable.


TERMINATION FEES (page __)

         AHT must pay BioShield a termination fee of $600,000 if the merger is terminated under one of the following circumstances:

         - AHT has received a competing acquisition proposal from another person and has consummated another transaction in connection with any acquisition proposal;

         - AHT has breached or failed to perform in any material respect any of its covenants or other agreements or if any of AHT's representations and warranties were false when made, if the breach or failure to perform is reasonably likely to have a material adverse effect and has not been or cannot be cured within twenty (20) days after BioShield gives written notice to AHT; or

         - AHT's board of directors has withdrawn or materially modified its recommendation of the merger or recommended an acquisition proposal from another person.

         In addition to the $600,000 payable by AHT to BioShield, AHT may be required to pay BioShield up to an additional $240,000 as reimbursement for all of BioShield's reasonable out-of-pocket expenses incurred in connection with the merger agreement.

                          BIOSHIELD TECHNOLOGIES, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA

         BioShield derived the summary information below from the audited consolidated statements of operations and cash flows of BioShield for the period June 1, 1995 (inception) through June 30, 1996 and for its fiscal years ended June 30, 1997 through 1999 and the balance sheets at June 30, 1996, 1997, 1998, and 1999 and from the unaudited consolidated statements of operations and cash flows for the nine months ended March 31, 1999 and 2000 and balance sheets at March 31, 1999 and 2000. You should not expect the results for the prior periods to be an indication of the results to be achieved for future periods. This information is only a summary and should be read together with BioShield's historical consolidated financial statements, and the related notes, which are incorporated by reference into this joint proxy statement/prospectus. In addition, this document should be read together with BioShield's annual report on Form 10-KSB. For more information about where you can find documents incorporated by reference into this document, see "Where you can find more information" on page [ ] of this joint proxy statement/prospectus.

                          BIOSHIELD TECHNOLOGIES, INC.
            SUMMARY CONSOLIDATED FINANCIAL AND OPERATING INFORMATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        For the
                                        Period
                                     June 1, 1995
                                      (Inception)     Year          Year          Year       Nine Months   Nine Months
                                        Through       Ended        Ended         Ended         Ended          Ended
                                       June 30,     June 30,      June 30,      June 30,      March 31,     March 31,
                                         1996         1997          1998          1999          1999           2000
                                     ---------------------------------------------------------------------------------
STATEMENT OF OPERATIONS DATA:
   Revenues                             $            $   775       $   462       $   305       $   286       $    737
   Operating costs and expenses           386          1,303         1,920         3,755         1,879         14,377
   Loss from continuing operations      $(356)       $  (514)      $(1,472)      $(3,290)      $(1,536)      $(13,289)
                                        =============================================================================
   Basic and diluted loss from
     continuing operations per
       common share                     $(0.09)      $ (0.12)      $ (0.33)      $ (0.57)      $ (0.27)      $  (1.93)
                                        =============================================================================

OTHER OPERATING DATA:
Cash flows from
   Operating activities                 $ (90)       $  (431)      $(1,213)      $(3,123)      $(2,006)      $(10,675)
   Investing activities                    --            (46)          (76)         (231)         (137)        (4,258)
   Financing activities                   116            850           893         5,853         5,010         17,448


                                     June 30,     June 30,     June 30,        June 30,             March 31,
BALANCE SHEET DATA:                    1996         1997         1998            1999          1999          2000
                                     ------------------------------------------------------------------------------
Cash and cash equivalents             $  25         $399        $     2         $2,501        $2,869        $ 5,015
Total assets                             78          693            438          8,224         3,477         12,403
Long-term liabilities                    --           --             --          4,799            --          6,192
Total liabilities                       256          476          1,298          5,651           173         10,117
Stockholders' equity (deficit)         (181)         217           (861)         2,573         3,303          2,286

                                 AHT CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA

         AHT derived the summary information below from the audited consolidated statements of operations and cash flows of AHT for its fiscal years ended December 31, 1995 through 1999 and the balance sheets at December 31, 1995, 1996, 1997, 1998 and 1999 and from the unaudited consolidated statements of operations and cash flows for the three months ended March 31, 1999 and 2000 and balance sheets at March 31, 1999 and 2000. This information is only a summary and should be read together with AHT's historical consolidated financial statements, and the related notes, which are incorporated by reference into this proxy statement/prospectus.


                                 AHT CORPORATION
        SUMMARY CONSOLIDATED COMBINED FINANCIAL AND OPERATING INFORMATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                               Three Months Ended
                                                        Year Ended December 31,                                     March 31,
                                   1995           1996           1997           1998           1999           1999           2000
                                 --------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS DATA:
Revenues                         $  1,054       $  2,657       $ 11,910       $  3,530       $  1,086       $    240       $    202
Operating costs and expenses        6,752          6,841          6,199         16,075         14,707          2,732          2,803
Income (loss) from
   continuing operations         $ (5,706)      $ (2,501)      $  6,490       $(22,839)      $(23,378)      $ (2,241)      $ (3,132)
                                 ==================================================================================================
Income (loss) from
    continuing operations
   per common share
    Basic                        $  (1.47)      $  (0.48)      $   0.82       $  (2.27)      $  (2.19)      $  (0.21)      $  (0.28)
                                 ==================================================================================================
    Diluted                      $  (1.47)      $  (0.48)      $   0.73       $  (2.27)      $  (2.19)      $  (0.21)      $  (0.28)
                                 ==================================================================================================

OTHER OPERATING DATA:
Cash flows from
   Operating activities          $ (4,277)      $ (3,906)      $  4,714       $(10,165)      $(13,060)      $ (2,511)      $ (2,479)
   Investing activities              (772)        (9,939)       (48,961)        27,718          8,201         (1,828)           172
   Financing activities             6,820         30,431         47,215            445            819            150          4,135

                                                            December 31                                   March 31,
                                     1995         1996         1997         1998         1999         1999         2000
                                    -------------------------------------------------------------------------------------
BALANCE SHEET DATA:
Cash and cash equivalents           $ 1,464      $12,086      $ 7,534      $ 9,269      $ 2,528      $ 4,284      $ 4,356
Total assets                          6,462       35,400       94,358       44,634       13,890       40,353       16,366
Deferred revenue                        157          200           --          250          504          523          553
Long-term liabilities                    --           81           --          705           --          221           --
Total liabilities                     3,787        3,516        1,258       14,744        3,326       12,303        6,722
Stockholders' equity (deficit)        2,675       31,884       93,100       29,890       10,564       28,050        9,644

                       ARROW MAGNOLIA INTERNATIONAL, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA

         Due to the potential acquisition of Arrow Magnolia, selected financial data of Arrow Magnolia has been included in this joint proxy statement/prospectus. Arrow Magnolia derived the summary information below from the audited consolidated statements of operations and cash flows of Arrow Magnolia for its fiscal years ended December 31, 1995 through 1999 and the balance sheets at December 31, 1995, 1996, 1997, 1998 and 1999 and from the unaudited consolidated statements of operations and cash flows for the three months ended March 31, 1999 and 2000 and balance sheets at March 31, 1999 and 2000. This information is only a summary and should be read together with Arrow Magnolia's historical consolidated financial statements, and the related notes, which are incorporated by reference into this proxy statement/prospectus.


                       ARROW MAGNOLIA INTERNATIONAL, INC.
        SUMMARY CONSOLIDATED COMBINED FINANCIAL AND OPERATING INFORMATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                           Three Months Ended
                                              Year Ended December 31,                                            March 31,
                                1995           1996           1997           1998           1999           1999           2000
                              --------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS
DATA:
Revenues                      $  8,394       $ 10,279       $ 12,748       $ 13,769       $ 14,002       $  3,496       $  3,516
Operating costs and
expenses                         7,257          8,606         10,768         11,922         12,466          2,884          3,037
Income from continuing
   operations                 $     79       $  1,042       $  1,276       $  1,207       $  1,048       $    417       $    333
                              ==================================================================================================
Income from continuing
  operations per common
  share
   Basic                      $   0.28       $   0.40       $   0.40       $   0.37       $   0.32       $   0.13       $   0.10
                              ==================================================================================================
   Diluted                    $   0.24       $   0.36       $   0.35       $   0.33       $   0.29       $   0.11       $   0.09
                              ==================================================================================================

OTHER OPERATING DATA:
Cash flows from

   Operating activities       $    427       $  1,104       $    404       $  1,431       $  1,300       $    355       $     34

   Investing activities           (718)            97           (286)          (211)          (997)           (27)           (95)

   Financing activities            196           (207)             6           (712)           (20)            --             --

                                                     December 31,                              March 31,
                                1995        1996        1997        1998        1999        1999        2000
                               ------------------------------------------------------------------------------
BALANCE SHEET DATA:
Cash and cash
equivalents                    $  761      $1,755      $1,879      $2,387      $2,710      $2,715      $2,649

Total assets                    4,136       5,023       6,647       6,984       8,149       7,755       8,559

Long-term liabilities           1,041         772        7050         105         126         105         124

Total liabilities               1,933       1,694       1,734         875         972       1,215       1,049

Stockholders' equity            2,203       3,329       4,913       6,109       7,177       6,539       7,511

                     COMPARATIVE PER SHARE DATA (UNAUDITED)

The following table compares historical and pro forma earnings (loss) per share and book value per share information for BioShield, AHT, and Arrow Magnolia. You should read this table together with the financial information for BioShield, AHT and Arrow Magnolia included or incorporated by reference in this joint proxy statement/prospectus. You should not rely on the pro forma financial information as an indication of the results that BioShield would have achieved if the AHT merger and the Arrow Magnolia acquisition had taken place earlier or of the results of BioShield after the merger and acquisition.


                                                                          Year Ended        Nine Months Ended
                                                                         June 30, 1999       March 31, 2000
                                                                      -------------------------------------------

BIOSHIELD HISTORICAL - PER COMMON SHARE:
Net loss per share--basic and diluted                                      $(0.57)               $(1.93)
Book value per share (1)                                                   $ 0.40                $ 0.29
Cash dividends per share                                                   $   --                $   --


                                                                           Year Ended        Nine Months Ended
                                                                          June 30, 1999       March 31, 2000
                                                                      -------------------------------------------
AHT HISTORICAL - PER COMMON SHARE:
Net loss per share--basic and diluted                                      $(2.10)               $(1.76)
Book value per share (1)                                                   $ 2.56                  0.88
Cash dividends per share                                                   $   --                $   --


                                                                           Year Ended        Nine Months Ended
                                                                          June 30, 1999       March 31, 2000
                                                                      -------------------------------------------
ARROW MAGNOLIA - PER COMMON SHARE:
Net income per share--basic                                                $0.32                 $0.22
Net income per share--diluted                                              $0.28                 $0.19
Book value per share (1)                                                   $2.29                 $2.30
Cash dividends per share                                                   $  --                 $  --


                                                                                                   Nine
                                                                           Year Ended           Months Ended
                                                                          June 30, 1999       March 31, 2000
                                                                      -------------------------------------------
PRO FORMA COMBINED- PER COMMON SHARE:
Net loss per BioShield share--basic and diluted (2)                        $(3.78)               $(3.96)
Net loss per equivalent AHT share--basic and diluted (3)                   $(0.78)               $(0.82)
Net loss per equivalent Arrow Magnolia share--basic and diluted (4)        $(0.26)               $(0.28)
Book value per BioShield share (5)                                         $4.14                 $2.62
Book value per equivalent AHT share (3)                                    $0.85                 $0.54
Book value per equivalent Arrow Magnolia share (4)                         $0.29                 $0.18


NOTES TO COMPARATIVE PER SHARE DATA

1. The historical book value per share amounts are computed by dividing BioShield's, AHT's and Arrow Magnolia's stockholders' equity, respectively, by their actual common shares outstanding as of June 30, 1999 and March 31, 2000.

2. The pro forma combined loss per BioShield share assumes the combination of BioShield with both AHT and Arrow Magnolia.

3. The equivalent pro forma AHT combined per share amounts are calculated by multiplying the pro forma combined share amounts by the exchange ratio of 0.2061 shares of BioShield common stock for each share of AHT.

4. The equivalent pro forma Arrow Magnolia combined per share amounts are calculated by multiplying the pro forma combined share amounts by the exchange ratio of 0.0695 shares of BioShield common stock for each share of Arrow Magnolia.

5. The pro forma combined book value per share amounts are computed by dividing pro forma stockholders' equity by the pro forma number of common shares of BioShield outstanding at March 31, 2000, assuming the merger and the acquisition had occurred as of that date.

                      MARKET PRICE AND DIVIDEND INFORMATION


HISTORICAL MARKET PRICES

         BioShield common stock has traded on the Nasdaq SmallCap Market under the symbol "BSTI" since BioShield's initial public offering on September 29, 1998. AHT common stock has traded on the Nasdaq National Market under the symbol "AHTC" since AHT's initial public offering on October 4, 1996. Prior to these dates, there was no established public trading market for either company's common stock.

         The following table sets forth, for the calendar quarters indicated, the high and low closing prices per share of BioShield and AHT common stock as quoted on their respective markets.

                                          BIOSHIELD COMMON STOCK             AHT COMMON STOCK
CALENDAR QUARTER                        HIGH            LOW             HIGH            LOW
2000
   Third Quarter (through August 1,     $  11.50        $   8.00        $   1.50        $   1.25
   2000)
   Second Quarter                          24.63           11.38            3.31            0.94
   First Quarter                           36.50            7.88            6.72            2.94
1999
   Fourth Quarter                       $  11.88        $   7.31        $   5.50        $   2.69
   Third Quarter                           18.19            9.44            4.44            2.75
   Second Quarter                          21.25            5.75            6.25            2.75
   First Quarter                            6.31            2.25            4.50            1.81

RECENT SHARE PRICES

         The following table sets forth the closing sales prices per share of BioShield and AHT common stock on their respective markets on June 7, 2000, the day immediately before receipt by AHT of the initial offer letter from BioShield, June 30, 2000, the last trading day before public announcement of the merger, and August 1, 2000, the last practicable trading day prior to the date of filing of this joint proxy statement/prospectus.


                                            BioShield common stock       AHT common stock
                                            ----------------------       ----------------
                  June 7, 2000                      $15.44                    $ 1.19
                  June 30, 2000                      12.00                      2.00
                  August 1, 2000                      9.75                      1.44

         The market prices of BioShield and AHT common stock are likely to fluctuate before completion of the merger. You should obtain current market quotations for BioShield and AHT common stock. We cannot give any assurances as to the market prices of BioShield and AHT common stock at any time prior to the completion of the merger or as to the market price of BioShield common stock at any time after the merger.


DIVIDENDS

         Neither BioShield nor AHT has ever declared or paid any cash dividends on its common stock since their inception, nor do they expect to pay cash dividends in the foreseeable future.

         Pursuant to the merger agreement, AHT has agreed not to pay cash dividends without the written consent of BioShield. If the merger is not consummated, the BioShield board of directors anticipates that it would continue its policy of retaining all earnings to finance the operation and expansion of its business. Similarly, if the merger is not consummated, the AHT board of directors anticipates that it would continue its policy of retaining all earnings to finance the operation and expansion of its business. BioShield expects to retain all earnings for use in the operation and expansion of its business and does not anticipate paying any cash dividends after the merger.

                                  RISK FACTORS

         BioShield common stock can be a risky investment and may not be suited to your investment objectives. The following is a summary of the most significant risks to receiving BioShield common stock in the merger. For a fuller understanding of BioShield and the other risks to investing in its common stock, you should also carefully consider the information that we refer to in this document. These documents are identified in the section entitled "Where you can find more information" on page [ ]. You should be aware that any reference to "we" or "our" in this section refers only to BioShield and not AHT.

RISKS RELATING TO THE MERGER

         THE COMBINED COMPANY MAY NOT ACHIEVE THE BENEFITS EXPECTED FROM THE MERGER. Achieving the benefits of the merger will depend in part on our ability to realize the anticipated growth opportunities and synergies from combining the businesses of BioShield's eMD internet healthcare subsidiary and AHT. The integration of eMD and AHT will be a complex, time-consuming and expensive process and may disrupt both companies' businesses if not completed in a timely and efficient manner. The challenges involved in this integration include the following:

                  -        combining product offerings effectively and quickly;

                  - successfully promoting and selling the combined products and services of eMD and AHT;

                  -        retaining the existing customers of each company;

                  - offering products and services of eMD and AHT to each other's customers;

                  - retaining and integrating management and other key employees of both BioShield and AHT; and

                  - maintaining adequate focus on our core business during our transition period in order to take advantage of competitive opportunities and respond to competitive challenges.

         It is not certain that eMD and AHT can be successfully integrated in a timely manner, or at all, or that the anticipated benefits will be realized. Risks to the successful integration of the companies include:

                  - the failure to realize anticipated growth in revenue, earnings and cash flow expected from the merger;

                  - the potential disruption of the combined company's ongoing business and distraction of its management;

                  - potential unforeseen difficulties in the integration of the technologies and product offerings of eMD and AHT; and

                  - unanticipated expenses related to the integration of the two companies.

         The combined company may not succeed in addressing these risks or any other problems encountered in connection with the merger. Further, neither BioShield nor AHT can assure you that the growth rate of the combined company will equal the historical growth rates experienced by AHT or eMD.

         WE WILL HAVE TO AMORTIZE GOODWILL THAT WILL INCREASE OUR NET LOSSES. The combined company's reported financial results will suffer as a result of purchase accounting treatment of the merger and the impact of amortization of goodwill and other intangibles relating to the proposed merger. BioShield will account for the merger as a purchase of AHT using the purchase method of accounting. As a result, BioShield will record the fair value of the consideration given for AHT common stock and for options to purchase AHT common stock assumed by BioShield, plus the amount of direct transaction costs as the cost of acquiring AHT. BioShield will allocate these costs to the individual AHT assets acquired and liabilities assumed, including intangible assets. Intangible assets, including goodwill, will be generally amortized over a three- to seven-year period.

         As described in the unaudited pro forma condensed combined financial statements included in this joint proxy statement/prospectus, the amount of purchase cost allocated to goodwill and other intangibles is estimated to be $18.8 million. If goodwill and other intangible assets were amortized in equal quarterly amounts following completion of the merger, the accounting charge attributable to these items would be approximately $0.9 million per quarter or $3.8 million per fiscal year. As a result, purchase accounting treatment of the merger will result in a net loss for BioShield in the foreseeable future which could have a material and adverse effect on the market value of BioShield common stock following completion of the merger. Additionally, because we will issue shares of BioShield common stock in connection with the consummation of the merger, and since AHT has historically not been profitable, the merger may cause our loss per share to increase.

         THE ISSUANCE OF SHARES OF BIOSHIELD COMMON STOCK IN THE MERGER WILL RESULT IN IMMEDIATE DILUTION OF THE OUTSTANDING BIOSHIELD COMMON STOCK. Upon consummation of the merger, approximately 3.1 million shares of BioShield common stock will be issued or reserved for issuance for holders of AHT common stock and warrants, options or other rights to purchase or acquire AHT common stock. The resulting dilution of BioShield's common stock could have a negative impact on its market price.

         THE MERGER MAY DISRUPT OUR EXISTING BUSINESS, DISTRACT OUR MANAGEMENT AND DIVERT OUR RESOURCES. The integration of AHT into eMD may take management time and resources that will have to be diverted from the main business of the combined company. This diversion of time and resources could have a material adverse effect on our business, financial condition and results of operations, which may cause our stock price to decrease.

         COMPLETION OF THE MERGER MAY CAUSE A BREACH UNDER AGREEMENTS TO WHICH AHT IS A PARTY. The completion of the merger may violate the terms of agreements to which AHT is a party, or may permit the counterparties to these agreements to exercise their contractual remedies, such as acceleration of rights or termination. We will attempt to obtain the consent or waiver of the counterparties to these agreements, but we may be unsuccessful in our attempts. In addition, various persons with whom AHT historically has had business relationships may attempt to be released from, or fail to perform their obligations under, their contracts as a result of the merger, even if the terms of their contracts with AHT do not allow a release. If we are not able to obtain consents or waivers from the counterparties to AHT's contracts, or if a sufficient number of AHT's business partners refuse to perform their obligations, our business, financial condition and results of operations may be adversely affected.

         BECAUSE THE COMBINED COMPANY WILL BE A NEWLY INTEGRATED ENTITY, THE HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS IN THIS PROXY STATEMENT/PROSPECTUS MAY BE OF LIMITED VALUE IN EVALUATING OUR FUTURE PERFORMANCE. The combination of eMD and AHT will result in a new enterprise that has not operated before as a single integrated unit. As a result, the financial information in this joint proxy statement/prospectus concerning the individual operations of AHT and BioShield and the pro forma financial information concerning the combined entity may be of limited value in evaluating our financial and operating prospects in the future.

RISKS RELATING TO BIOSHIELD AND ITS BUSINESS

         WE MAY NOT BE ABLE TO FURTHER COMMERCIALIZE OUR PRODUCTS EVEN AFTER RECEIPT OF REGULATORY APPROVALS TO DO SO. We were organized in June 1995 and were a development stage company until regulatory approval was received for our core product in February, 2000. BioShield's long-term viability, profitability and growth will depend upon the successful commercialization of our core product resulting from our research and product development activities. We may encounter significant challenges in shifting from the development to commercialization of our new products. We may not be able to sell significant quantities of any product outside of retail distribution channels until the time we receive expanded regulatory approval to commercially market our products in additional industrial and medical markets. Any regulatory approvals we receive may be limited in scope. Additionally, many of our products will require laboratory and clinical testing and investment prior to obtaining regulatory approvals and prior to full commercialization. We cannot assure you that these approvals will be obtained. We have not filed any applications or registrations with the U.S. Food and Drug Administration, or FDA, and none are anticipated to be filed in the near future. In addition, with respect to the FDA, adverse or inconclusive results in clinical trials could significantly delay or ultimately preclude any regulatory approvals. Even if we obtain regulatory approvals, there can be no assurance that any product approval will lead to the successful commercialization of our products.

         WE HAVE A LIMITED OPERATING HISTORY, HAVE NEVER BEEN PROFITABLE AND MAY NEVER DEVELOP A COMMERCIALLY SUCCESSFUL PRODUCT. We have limited relevant operating history upon which you can evaluate our prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the evolving, heavily regulated healthcare, drug, and medical device industry. This industry is characterized by an increasing number of market entrants, intense competition and a high failure rate. Additionally, we have just begun to incorporate our technologies into commercial products.

         WE HAVE GENERATED LIMITED REVENUE TO DATE, HAVE A HISTORY OF SIGNIFICANT LOSSES AND EXPECT CONTINUED LOSSES. We have generated only limited revenue from product sales and consulting to date. Through March 31, 2000, although we have recorded contract revenue, we have generated revenue from product sales of only approximately $2.3 million since 1995. In addition, we have incurred significant losses, including losses of $356,316, $514,459, $1,471,929, and $3,289,616 for the thirteen months ended June 30, 1996 and for the fiscal years ended June 30, 1997, 1998 and 1999, respectively. For the thirteen months ended June 30, 1996, and for the fiscal years ended June 30, 1997, 1998 and 1999, we recorded product sale revenue of $0, $775,315, $462,471 and $305,336. Our net sales during the nine months ended March 31, 1999 and 2000 were $286,182 and $737,182, respectively, while net losses increased from $1,536,020 to $13,640,267 during the same period as we used the proceeds of our initial public offering and other financings to increase marketing and development efforts. Because we will continue to have high research and development and general and administrative expenses for the foreseeable future without matching revenues, we anticipate continued net losses until the time, if ever, as we are able to generate sufficient revenues to support our operations.

         OUR LOSSES WILL PROBABLY CONTINUE FOR AN INDEFINITE PERIOD. We believe that our ability to generate sufficient revenues, aside from the retail market, may depend on our success in obtaining regulatory registrations for the commercial sale of additional products. We cannot assure you that we will receive approval to sell additional products, or that we will derive revenue from the commercialization of our products. Additionally, we can not assure you that we will ever be profitable.

         OUR CONTINUED EXISTENCE AS A GOING CONCERN IS DEPENDENT UPON THE SUCCESS OF OUR FUTURE OPERATIONS AND OUR ABILITY TO OBTAIN ADDITIONAL FINANCING. We currently have and will continue to have significant capital requirements to fund our operations. To fund our capital requirements to date, we have been dependent primarily on:

                  - sales revenue generated primarily from the sale of our products;

                  - the net cash proceeds of private placements of BioShield and eMD securities; and

                  -        the proceeds of our initial public offering.

         We anticipate, based on our currently proposed plans and assumptions relating to our operations, that current working capital and projected revenues, together with the proceeds of private placements of our convertible preferred stock effected in January and June, 2000 and the availability of approximately $58 million in the form of two private equity facilities, will be sufficient to satisfy our estimated cash requirements through the end of 2001. We expect to incur substantial costs to complete the primary development of our products for the medical and industrial markets. Therefore, unless we generate significant revenues during this period, we may need additional financing to fully fund this development. We have no other current sources of additional financing and it is not anticipated that any of the officers, directors or stockholders of BioShield will provide any portion of our future financing requirements. We cannot assure you that additional financing will be available on commercially reasonable terms, or at all. Any inability to obtain additional financing when needed could require us to significantly curtail or possibly cease operations. We may also need to raise additional funds to respond to business contingencies, which may include the need to:

                  -        fund more rapid expansion;

                  -        fund additional marketing expenditures;

                  - develop new or enhance existing editorial content, features or services;

                  -        enhance our operating infrastructure;

                  -        respond to competitive pressures; or

                  - acquire complementary businesses or necessary technologies.

         If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced, and these newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders, including those acquiring shares in connection with the merger. We cannot assure you that additional financing will be available on terms favorable to us, or at all.

         EMD WILL DEPLETE OUR CAPITAL MORE QUICKLY THAN OUR TRADITIONAL BUSINESS. We may require substantial capital in excess of what we now have available in order to complete the development and implement the operation of eMD.

         OUR BUSINESS MAY NOT GROW IF OUR PRODUCTS DO NOT RECEIVE ADDITIONAL REGULATORY APPROVAL AND WE COULD BEAR SUBSTANTIAL REGULATORY COSTS. The development, manufacture, testing and marketing of all of our products are subject to extensive regulation by numerous authorities in the United States and other countries. In the United States, before new antimicrobial products for humans are permitted to be marketed commercially, they must undergo extensive preclinical and clinical testing. Delays in obtaining additional regulatory approvals may adversely affect the development, testing or marketing of our products and our ability to generate revenues from the sale or licensing of our products. We cannot assure you that we will obtain additional regulatory approvals in the United States or any other country to sell our products for these purposes.

         WE ARE AT A COMPETITIVE DISADVANTAGE TO LARGE, WELL-ESTABLISHED COMPANIES. The markets for our products are competitive. Competition from companies that produce antimicrobial products for commercial use is intense and we expect the competition to increase. We cannot assure you that other companies will not develop new products that are directly competitive with our products. We are aware of several other companies that currently manufacture products that compete directly with our products. Some of these companies have well-established reputations for success in the development, sale and service of conventional antimicrobial products and have substantially greater financial, technical, personnel and other resources than we do. We cannot assure you that we will be able to compete successfully, that competitors will not develop technologies or products that render our products obsolete or less marketable or that we will be able to successfully enhance our existing products or develop or acquire new products.

         OUR PRODUCTS MAY BECOME OBSOLETE. The antimicrobial industry is subject to rapid and significant technological change, and our ability to compete is dependent in large part on continued improvements to our products and technologies. In order to remain competitive, we must effectively utilize and expand our research and development capabilities, and, once developed, quickly convert new technology into products and processes that we can sell to the public. Our competitors may succeed in developing technologies, products and processes that render our processes and products obsolete. Some entities have filed applications for or have been issued patents and may obtain additional patents and proprietary rights relating to products or processes that compete with or are related to our products. The scope and viability of these patents, the extent to which we may be required to obtain licenses under these patents or under other proprietary rights and the cost and availability of licenses are unknown, but these factors may limit our ability to market our products.

         OUR BUSINESS POTENTIALLY EXPOSES US TO PRODUCT LIABILITIES THAT ARE INHERENT IN THE TESTING, MANUFACTURING, MARKETING AND SALE OF THERAPEUTIC PRODUCTS. While we will take precautions we deem appropriate, we cannot assure you that we will be able to avoid significant exposure to product liability lawsuits. We have obtained general liability insurance in the amount of $1,000,000, which includes aggregate product coverage of $1,000,000. We also have an umbrella liability policy with an aggregate limit of $5,000,000. We cannot assure you that we will be able to obtain product liability coverage in the future on acceptable terms or that any insurance policy will provide adequate protection against potential claims. A successful claim brought against us in excess of any insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

         THE MARKET MAY NOT ACCEPT OUR PRODUCTS. To date, we have generated limited revenue from sales of our products. We have not yet commenced significant marketing activities, we have limited marketing experience and limited resources to independently undertake extensive marketing activities. The demand and market acceptance for our newly introduced products is highly uncertain. Achieving market acceptance for our products will require substantial marketing efforts and expenditure of significant funds to inform customers of the distinctive characteristics and benefits of using our products. We cannot assure you that our marketing efforts will result in successful commercialization or market acceptance of our products.

         WE ARE VERY DEPENDENT ON KEY PERSONNEL. Our success will be largely dependent on the abilities and continued personal efforts of Timothy C. Moses, one of BioShield's founders and chairman of the board of directors, president, and chief executive officer of BioShield. We employ Timothy Moses under an employment agreement which expires on January 1, 2003. The loss of the services of Timothy Moses would have a material adverse effect on our business, financial condition and results of operations. We are also a beneficiary of a key man life insurance policy in the amount of $1,000,000 on Timothy Moses. We do not currently own policies covering any other officer or employee.

         THERE ARE SUBSTANTIAL STOCKHOLDERS OF BIOSHIELD. Timothy Moses, one of BioShield's founders and chairman of the board of directors, president, and chief executive officer of BioShield, beneficially owns approximately 20% of the outstanding shares of BioShield common stock. Jacques Elfersy, one of BioShield's founders and a former executive officer of BioShield, owns approximately 22% of the outstanding shares of BioShield common stock. As a result of their significant ownership, Timothy Moses and Jacques Elfersy may be able to exert significant influence over the outcome of stockholder votes, including votes concerning the election of directors, the adoption of amendments to BioShield's articles of incorporation or bylaws and the approval of mergers and other significant corporate transactions, including a sale of substantially all of our assets. This influence could also have the effect of delaying, deferring or preventing a change in control of BioShield that BioShield's stockholders would favor.

         WE CANNOT ASSURE YOU THAT THERE WILL BE A CONTINUED PUBLIC MARKET FOR BIOSHIELD COMMON STOCK. The market prices for securities of biotechnology companies, including BioShield, have been volatile. Many factors may have a significant effect on the market price or liquidity of our common stock, including:

                  - announcements of technological innovations or new products by us or our competitors;

                  - developments concerning proprietary rights including patents and litigation matters;

                  - publicity regarding actual or potential clinical testing relating to products under development by us or others;

                  - regulatory developments in both the United States and foreign countries;

                  - public concern regarding the safety of biotechnology products;

                  -        economic and other external factors; and

                  -        period-to-period fluctuations in financial results.

         Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies, including BioShield.

         A SIGNIFICANT NUMBER OF SHARES OF BIOSHIELD COMMON STOCK MAY BE RESOLD IN THE PUBLIC MARKET. In September 1999, over 4.5 million shares of BioShield common stock that were restricted securities became eligible for resale pursuant to Rule 144 under the Securities Act after the expiration of a lock-up agreement. Any sales of significant amounts of these shares in the public markets could adversely affect the market price of BioShield common stock.

         A SUBSTANTIAL NUMBER OF SHARES OF BIOSHIELD COMMON STOCK MAY BE ISSUED AT A DISCOUNT TO THE MARKET PRICE FOR THOSE SHARES. We have filed a registration statement covering up to 1,000,000 shares of BioShield common stock which may be issued in connection with the exchange of shares of eMD common stock and related warrants. The exchange would be at a discount to the then-current market value of BioShield common stock. We have also issued a series of convertible preferred stock, which is convertible into BioShield common stock at a discount to the then-current market value. For information about BioShield's capital stock, see "Description of capital stock" on page [ ] of this joint proxy statement/prospectus. The effect of these exchanges and conversions may have a negative impact on the trading price of BioShield's common stock, may enable these investors to acquire a substantial ownership position in BioShield and may significantly dilute the interest of existing BioShield stockholders.

         A SUBSTANTIAL NUMBER OF SHARES OF BIOSHIELD COMMON STOCK HAVE BEEN RESERVED FOR ISSUANCE UPON THE CONVERSION OF OUTSTANDING OPTIONS. We have reserved up to 2 million shares of BioShield common stock for issuance to our key employees, officers, directors and consultants pursuant to our stock incentive plan and 1 million shares of BioShield common stock for issuance to directors pursuant to our directors' stock option plan. As of July 15, 2000, 921,000 options have been granted under the stock incentive plan, of which 480,000 are immediately exercisable, and 595,000 options have been granted under the directors' plan, all of which are immediately exercisable. The existence of these options and any other options or warrants may prove to be a hindrance to future equity financing by BioShield. In addition, these options may result in sales of common stock to officers and directors of BioShield at prices well below the market price at the time of option exercise.

         OUR DIRECTORS ARE AUTHORIZED TO ISSUE A SERIES OF BLANK CHECK PREFERRED STOCK, WHICH, IF ISSUED, MAY HARM THE RIGHTS OF HOLDERS OF SHARES OF BIOSHIELD COMMON STOCK. BioShield's articles of incorporation authorize the issuance of blank check preferred stock with designations, rights and preferences that BioShield's board of directors may determine. Accordingly, our board of directors is empowered, without stockholder approval, to issue additional preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of BioShield common stock. The issuance of a series of preferred stock could be used to discourage, delay or prevent a change in control of BioShield, to the harm of the stockholders. Although management has no present intention of issuing any shares of its authorized preferred stock, BioShield may do so in the future.

         OUR ARTICLES OF INCORPORATION AND BYLAWS CONTAIN ANTI-TAKEOVER PROVISIONS THAT MAY DISCOURAGE OR PREVENT POTENTIAL ACQUIRORS FROM ACQUIRING BIOSHIELD. Our articles of incorporation and bylaws contain numerous anti-takeover provisions that will encourage any potential acquiror of BioShield to deal directly with BioShield's board of directors. These provisions include:

                  - a classified board of directors with directors serving staggered three-year terms;

                  - a prohibition against majority stockholders taking actions by written consent;

                  - restrictions on the power of stockholders to call special meetings of the stockholders;

                  - requirements that the board of directors must have advance notice of any business to be introduced at a stockholders' meeting and nominees for election to the board of directors;

                  - adoption of provisions of Georgia law regarding business combinations;

                  - authorization for BioShield's board of directors to consider the effects of any proposed acquisition on employees, customers, suppliers and the community;

                  - provisions requiring that directors can only be removed for cause and by a greater than majority vote of stockholders; and

                  - provisions requiring that unless BioShield's board of directors has approved an acquisition, a greater than majority vote of the stockholders is required in order to approve the acquisition.

         These anti-takeover provisions could allow BioShield's board of directors to impede or prevent an acquisition of BioShield even if stockholders support the acquisition. These provisions could also serve to entrench incumbent management.

         BIOSHIELD HAS NEVER PAID DIVIDENDS TO ITS STOCKHOLDERS AND DOES NOT FORESEE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE. To date, BioShield has never paid any cash dividends on its common stock and it does not expect to declare or pay dividends on its common stock in the foreseeable future. In addition, future agreements or credit facilities may restrict dividend payments.

         WE MAY FAIL TO RETAIN OUR LISTING ON THE NASDAQ SMALLCAP MARKET. While BioShield's common stock currently meets the listing requirements for inclusion in the Nasdaq SmallCap Market, we cannot assure you that we will continue to meet the listing requirements. If BioShield is unable to satisfy the Nasdaq SmallCap Market's requirements for continued listing, our common stock may be delisted. If our common stock is delisted, our common stock would then be traded only in the over-the-counter market in the so-called "pink sheets" or the NASD's OTC Bulletin Board. As a result, the liquidity of BioShield's common stock could be impaired, not only in the number of shares of BioShield common stock which could be bought and sold, but also through delays in the timing of transactions, reduced numbers of security analysts' and the news media's coverage of BioShield and lower prices for our securities than might otherwise be attained.

         In addition, if our common stock is delisted from trading on the Nasdaq SmallCap Market and the trading price of the common stock falls below $5.00 per share, trading in the common stock would be subject to the requirements of certain rules promulgated under the Exchange Act. These rules would require broker-dealers to provide additional disclosure in connection with any sales of BioShield common stock. These rules would also require broker-dealers to sell these securities only to established customers, accredited investors, as defined in the Securities Act, or other investors who give prior written consent before purchasing or selling their shares of BioShield common stock. The additional burdens imposed on broker-dealers by these requirements may discourage them from effecting transactions in BioShield common stock, which could severely limit the liquidity of the BioShield common stock.

         WE MAY NOT BE ABLE TO OBTAIN CASH THAT WE EXPECT TO HAVE ACCESS TO THROUGH OUR PRIVATE EQUITY CREDIT AGREEMENTS. Our business plans rely in part upon the receipt of part of the remaining $58 million in financing provided for under our private equity credit agreements. However, there are circumstances under which we may not receive all or any part of that financing, including:

                  - If we do not effect or maintain the effectiveness of the required registration statements with the SEC, or any of the other conditions contained in the private equity credit agreements are not satisfied or waived, we will not be able to cause the investor to purchase the shares under the private equity credit agreements;

                  - We currently cannot issue more than 19.99% of the shares outstanding immediately prior to the execution of either of the private equity credit agreements, unless we secure stockholder approval of the issuance of the shares. Accordingly, depending on the market price of our shares, in the absence of stockholder approval, we may not receive all the anticipated proceeds of the private equity credit agreements; and

                  - The obligations of the private investor under the private equity credit agreements are not secured or guaranteed, and if the investor does not have available funds or otherwise refuse to honor its obligations to us, we may not be able to force it to do so.

         Further, if we are successful in selling shares under the private equity credit agreements, those sales will likely be at a discount to the current market price, and the existing stockholders of BioShield may experience significant dilution. As the market price for our common stock decreases, the number of shares which may be sold to the investor will increase. If we require the investor to purchase our shares at a time when our stock price is depressed, our existing stockholders' interest in our company will be significantly reduced.

         ANY FUTURE ACQUISITIONS WE MAKE OF COMPANIES OR TECHNOLOGIES MAY RESULT IN DISRUPTIONS TO OUR BUSINESS OR THE DISTRACTION OF OUR MANAGEMENT. We may acquire or make investments in complementary businesses, technologies, services or products if appropriate opportunities arise. From time to time we engage in discussions and negotiations with companies regarding our acquiring or investing in those companies' businesses, products, services or technologies, and we regularly engage in these discussions and negotiations in the ordinary course of our business. Some of those discussions contemplate the other party making an investment in BioShield or eMD. However, we cannot give you any assurance that investments will be made. We cannot assure you that we will be able to identify future suitable acquisition or investment candidates, or if we do identify suitable candidates, that we will be able to make any acquisitions or investments on commercially acceptable terms or at all. If we acquire or invest in another company, we could have difficulty in assimilating that company's personnel, operations, technology and software. In addition, the key personnel of the acquired company may decide not to work for us. If we make other types of acquisitions, we could have difficulty in integrating the acquired products, services or technologies into our operations. These difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations. Furthermore, we may incur indebtedness or issue equity securities to pay for any future acquisitions. The issuance of equity securities would be dilutive to our existing stockholders. As of the date of this prospectus, other than the proposed AHT merger and the proposed acquisition of up to 85% of the outstanding stock of Arrow Magnolia International, Inc., we have no agreement to enter into any material investment or acquisition transaction.

         OUR BUSINESS MAY FACE ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US WHICH COULD CAUSE OUR BUSINESS TO SUFFER. In addition to the risks specifically identified in this Risk factors section or elsewhere in this prospectus, we may face additional risks and uncertainties not presently known to us or that we currently deem immaterial which ultimately impair our business, results of operations and financial condition.



RISKS PARTICULAR TO EMD

         EMD WILL DEPLETE OUR CAPITAL MORE QUICKLY THAN OUR TRADITIONAL BUSINESS. We may require substantial capital in excess of what we now have available in order to complete the development and implement the operation of eMD.

         CONSUMERS AND THE HEALTHCARE INDUSTRY MUST ACCEPT THE INTERNET AS A SOURCE OF HEALTHCARE CONTENT AND SERVICES FOR OUR BUSINESS MODEL TO BE SUCCESSFUL. To be successful, we must attract to our network a significant number of consumers as well as other participants in the healthcare industry. To date, consumers have generally looked to healthcare professionals as their principal source for health and wellness information. Our business model assumes that both physicians and consumers will use healthcare information and purchase goods and services, including prescriptions drugs available on our network, that consumers will access important healthcare needs through electronic commerce using our website, and that local healthcare organizations will affiliate with us. This business model is not yet proven, and if we are unable to successfully implement our business model, our business will be materially adversely affected.

         THE INTERNET INDUSTRY IS HIGHLY COMPETITIVE AND CHANGING RAPIDLY, AND WE MAY NOT HAVE THE RESOURCES TO COMPETE ADEQUATELY. The number of internet websites offering users healthcare content, products and services is vast and increasing at a rapid rate. These companies compete with us for users, e-commerce transactions and other sources of on-line revenue. In addition, traditional media and healthcare providers compete for consumers' attention both through traditional means as well as through new internet initiatives. We believe that competition for healthcare consumers will continue to increase as the internet develops as a communication and commercial medium.

         We compete directly for users, e-commerce merchants, syndication partners and other affiliates with numerous internet and non-internet businesses, including:

                  - health-related on-line services or websites targeted at consumers, such as accesshealth.com, ahn.com, betterhealth.com, drkoop.com, drweil.com, healthcentral.com, healthgate.com, intelihealth.com, mayohealth.org; mediconsult.com, onhealth.com, thriveonline.com and webmd.com;

                  - on-line and internet portal companies, such as America Online, Inc.; Microsoft Network; Yahoo! Inc.; Excite, Inc.; Lycos Corporation and Infoseek Corporation;

                  - electronic merchants and conventional retailers that provide healthcare goods and services competitive to those available from links on our website;

                  - hospitals, HMOs, managed care organizations, insurance companies and other healthcare providers and payors which offer healthcare information through the internet; and

                  - other consumer affinity groups, such as the American Association of Retired Persons, SeniorNet and ThirdAge Media, Inc. which offer healthcare-related content to specific demographic groups.

         Many of these potential competitors are likely to enjoy substantial competitive advantages compared to eMD, including:

                  - the ability to offer a wider array of on-line products and services;

                  -        larger production and technical staffs;

                  - greater name recognition and larger marketing budgets and resources;

                  -        larger customer and user bases; and

                  - substantially greater financial, technical and other resources.

         To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and our competitors' innovations by continuing to enhance our products and services, as well as our sales and marketing channels. Increased competition could result in a loss of our market share or a reduction in our prices or margins. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services.

         OUR BUSINESS IS SUBJECT TO GOVERNMENT REGULATION RELATING TO THE INTERNET WHICH COULD IMPAIR OUR OPERATIONS. Because of the increasing use of the internet as a communication and commercial medium, the government has adopted and may adopt additional laws and regulations with respect to the internet covering areas such as user privacy, pricing, content, taxation, copyright protection, distribution and characteristics and quality of production and services. Since we operate a healthcare network over the internet, our business is subject to government regulation specifically relating to medical devices, the practice of medicine and pharmacology, healthcare regulation, insurance and other matters unique to the healthcare area. Laws and regulations have been or may be adopted with respect to the provision of healthcare-related products and services on-line, covering areas such as:

                  -        the regulation of medical devices;

                  - the practice of medicine and pharmacology and the sale of controlled products such as pharmaceuticals on-line; and

                  - the regulation of government and third-party cost reimbursement.

         WE MAY BECOME SUBJECT TO REGULATION BY THE FDA. Some computer applications and software are considered medical devices and are subject to regulation by the Food and Drug Administration. We do not believe that our current applications or services will be regulated by the FDA; however, our applications and services may become subject to FDA regulation. Additionally, we may expand our application and service offerings into areas that subject us to FDA regulation. We have no experience in complying with FDA regulations. We believe that complying with FDA regulations would be time consuming, burdensome and expensive and could delay or prevent our introduction of new applications or services.

         WE MAY BECOME SUBJECT TO LICENSING REQUIREMENTS UNDER STATE LAW. The practice of medicine and pharmacology requires licensing under applicable state law. We have endeavored to structure our website and affiliate relationships to avoid violation of state licensing requirements, but a state regulatory authority may at some point allege that some portion of our business violates these statutes. Any allegation of this type could result in a material adverse effect on our business. In addition, any liability based on a determination that we engaged in the practice of medicine without a license may be excluded from coverage under the terms of our current general liability insurance policy.

         FEDERAL AND STATE LAWS PROHIBIT RECEIPT OF REFERRAL FEES FOR SOME KINDS OF PHARMACY PRODUCTS. We earn a service fee when users on our website purchase prescription pharmacy products from certain of our e-commerce partners. The fee is not based on the value of the sales transaction. Federal and state anti-kickback laws prohibit granting or receiving referral fees in connection with sales of pharmacy products that are reimbursable under federal medicare and medicaid programs and other reimbursement programs. Although there is uncertainty regarding the applicability of these regulations to our e-commerce revenue strategy, we believe that the service fees we receive from our e-commerce partners are for the primary purpose of marketing and do not constitute payments that would violate federal or state anti-kickback laws. However, if our program were deemed to be inconsistent with federal or state law, we could face criminal or civil penalties. Further, we would be required either not to accept any transactions which are subject to reimbursement under federal or state healthcare programs or to restructure our compensation to comply with any applicable anti-kickback laws or regulations. In addition, similar laws in several states apply not only to government reimbursement but also to reimbursement by private insurers. If our activities were deemed to violate any of these laws or regulations, it could cause a material adverse affect on our business, results of operations and financial condition.

         THERE IS NO ESTABLISHED MARKET FOR THE CONSUMER HEALTHCARE E-COMMERCE TRANSACTIONS WE FACILITATE. We plan to develop relationships with retailers, manufacturers and other providers to offer healthcare products and services through direct links from our website to their website. This strategy involves numerous risks and uncertainties. There is no established business model for the sale of healthcare products or services over the internet. Accordingly, we have limited experience in the sale of products and services on-line and the development of relationships with retailers, manufacturers or other providers of these products and services, and we cannot predict the rate at which consumers will elect to engage in this form of commerce or the compensation that we will receive for enabling these transactions. Consumers may sue us if any of the products or services that are sold through our website are defective, fail to perform properly or injure the user, even if these goods and services are provided by unrelated third parties. Some of our agreements with manufacturers, retailers and other providers contain provisions intended to limit our exposure to liability claims. These limitations may not however prevent all potential claims, and our insurance may not adequately protect us from these types of claims. Liability claims could require us to spend significant time and money in litigation or to pay significant damages. As a result, any claims of this nature, whether or not successful, could seriously damage our reputation and our business.

         INTERNET CAPACITY CONSTRAINTS MAY IMPAIR THE ABILITY OF CONSUMERS TO ACCESS OUR WEBSITE, WHICH COULD HINDER OUR ABILITY TO GENERATE TRANSACTION AND E-COMMERCE REVENUE. Our success will depend, in large part, upon a robust communications industry and infrastructure for providing internet access and carrying internet traffic. The internet may not prove to be a viable commercial medium because of:

                  - inadequate development of the necessary infrastructure such as a reliable network backbone;

                  - lack of timely development of complementary products such as high speed modems;

                  - delays in the development or adoption of new standards and protocols required to handle increased levels of internet activity; or

                  -        increased government regulation.

         If the internet continues to experience significant growth in the number of users and the level of use, then the internet infrastructure may not be able to continue to support the demands placed on it.

         OUR BUSINESS IS DEPENDENT ON THE CONTINUOUS, RELIABLE AND SECURE OPERATION OF OUR WEBSITE AND RELATED TOOLS AND FUNCTIONS WE PROVIDE. We rely on the internet and, accordingly, depend upon the continuous, reliable and secure operation of internet servers and related hardware and software. Recently, several large internet commerce companies have suffered highly publicized system failures which resulted in adverse reactions to their stock prices, significant negative publicity and, in certain instances, litigation. We have also suffered service outages from time to time, although to date none of these interruptions has materially adversely effected our business operations or financial condition. To the extent that our service is interrupted, our users will be inconvenienced, our commercial customers will suffer from a loss in transaction delivery and our reputation may be diminished. Some of these outcomes could directly result in a reduction in our stock price, significant negative publicity and litigation.

         Our computer and communications hardware are protected through physical and software safeguards. However, they are still vulnerable to fire, storm, flood, power loss, telecommunications failures, physical or software break-ins and similar events. We do not have full redundancy for all of our computer and telecommunications facilities and do not maintain a back-up data facility. Our business interruption insurance may be inadequate to protect us in the event of a catastrophe. We also depend upon third parties to provide potential users with web browsers and internet and on-line services necessary for access to our website. In the past, our users have occasionally experienced difficulties with internet and other on-line services due to system failures, including failures unrelated to our systems. Any sustained disruption in internet access provided by third parties could adversely impact our business. We retain confidential customer information in our database. Therefore, it is critical that our facilities and infrastructure remain secure and are perceived by consumers to be secure. Despite the implementation of security measures, our infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors or similar disruptive problems. A material security breach could damage our reputation or result in liability to us.

         EMD IS STILL IN THE INITIAL STAGES OF ITS OPERATIONS AND HAS A LIMITED OPERATING HISTORY. eMD is still in the initial stages of its internet and related operations and is in the process of further developing its site and related business. We launched the consumer and physician portions of eMD's website in January 2000. Accordingly, eMD has an extremely limited operating history. You should consider the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets, including the internet market. These risks and difficulties include our ability to:

                  - attract a larger audience of users to our eMD website than our competitors are able to attract;

                  -        increase awareness of our brand;

                  - strengthen user loyalty and increase the number of registered users;

                  - offer compelling on-line content, services and e-commerce opportunities;

                  - maintain our current, and develop new, affiliate relationships;

                  - respond effectively to the offerings of competitive providers of healthcare information on the internet;

                  -        continue to develop and upgrade our technology;

                  -        attract, retain and motivate qualified personnel; and

                  - increase the number of prescriptions and laboratory transactions processed through our website.

         We also depend on the growing use of the internet for commerce and communication, and on general economic conditions. We cannot assure you that our business strategy will be successful or that we will successfully address these risks or difficulties. If we fail to address adequately any of these risks or difficulties, our business will likely suffer.

         OUR BUSINESS IS CHANGING RAPIDLY, WHICH COULD CAUSE OUR QUARTERLY OPERATING RESULTS TO VARY AND OUR STOCK PRICE TO FLUCTUATE. Our revenue and operating results may vary significantly from quarter to quarter due to a number of factors, not all of which are in our control. If we have a shortfall in revenue, or if our expenses precede increased revenues, then our business would be materially adversely affected. This would likely affect the market price of our common stock in a manner which may be unrelated to our long-term operating performance. Important factors which could cause eMD's results to fluctuate materially include:

                  -        our ability to attract and retain users;

                  -        traffic levels on our internet site;

                  - our ability to attract and retain customers and maintain customer satisfaction for our existing and future e-commerce offerings;

                  - new internet sites, services or products introduced by us or our competitors;

                  - the level of internet and other on-line services usage;

                  - our ability to upgrade and develop our systems and infrastructure and attract new personnel in a timely and effective manner;

                  - our ability to successfully integrate operations and technologies from any acquisitions, joint ventures or other business combinations or investments; and

                  - technical difficulties or system downtime affecting the operation of our website.

         eMD revenue for the foreseeable future will remain dependent on user traffic levels and e-commerce activity on eMD and the level of physician participation. This future revenue is difficult to forecast. In addition, we plan to increase our sales and marketing operations, expand and develop content and upgrade and enhance our technology and infrastructure development in order to support our growth. Many of the expenses associated with these activities -- for example, personnel costs and technology and infrastructure costs -- are relatively fixed in the short-term. We may be unable to adjust spending quickly enough to offset any unexpected revenue shortfall, in which case our results of operations would suffer. However, we cannot assure you that we will ever achieve profitable operations for eMD.

         In addition, market prices of emerging internet companies have been highly volatile, and the market for our stock may exhibit volatility as well.

         WE MUST ESTABLISH, MAINTAIN AND STRENGTHEN OUR BRAND IN ORDER TO ATTRACT USERS TO OUR NETWORK AND GENERATE SPONSORSHIP AND E-COMMERCE REVENUE. In order to expand our audience of users and increase our on-line traffic, we must establish, maintain and strengthen our brand. For us to be successful in establishing our brand, healthcare consumers must perceive us as a trusted source of healthcare information, products and services, and advertisers, merchants and manufacturers must perceive us as an effective marketing and sales channel for their products and services. We expect that we will need to substantially increase our marketing budget in our efforts to establish brand recognition and brand loyalty. Our business could be materially adversely affected if our marketing efforts are not productive or if we cannot strengthen our brand.

         WE HAVE COMMITTED AND WILL REQUIRE SIGNIFICANT FINANCIAL AND MARKETING RESOURCES TO EXPAND OUR NETWORK. If we are unable to earn revenues in excess of these commitments, our business will suffer. In order to expand our network, we intend to enter into a number of strategic partnerships which will involve the payment of significant funds for prominent or exclusive carriage of our healthcare information and services. These transactions are premised on the assumption that the traffic we obtain from these arrangements will permit us to earn revenues in excess of the payments made to partners. This assumption is not yet proven, and if we are unsuccessful in generating sufficient resources to offset these expenditures, we will likely be unable to continue to operate our business.

         IN ORDER TO ATTRACT AND RETAIN OUR AUDIENCE OF USERS, WE MUST PROVIDE HEALTHCARE CONTENT, TOOLS AND OTHER FEATURES WHICH MEET THE CHANGING DEMANDS OF THOSE USERS. One of our fundamental business objectives is for eMD to be a trusted source for healthcare information, products, and services. As with any form of consumer-oriented media, we have to provide editorial content, interactive tools and other features that consumers demand in order to continue to attract and retain our audience of users. We expect that competitive factors will create a continuing need for us to retain, improve and add to our editorial content, interactive tools and other features. We will not only have to expend significant funds and other resources to continue to improve our network, but we must also properly anticipate and respond to consumer preferences and demands. Competition for content will likely increase the fees charged by high quality content providers. The addition of new features will also require that we continue to improve the technology underlying our website. These requirements are significant, and we may fail to execute on them quickly and efficiently. If we fail to expand the breadth of our offerings quickly, or these offerings fail to achieve market acceptance, our business will suffer significantly.

         WE DEPEND ON THIRD-PARTY RELATIONSHIPS, MANY OF WHICH ARE SHORT-TERM OR TERMINABLE, TO PROVIDE US WITH CONTENT AND GENERATE REVENUE. We will depend on a number of third-party relationships to increase traffic on eMD and thereby generate revenues. Outside parties on which we depend include unrelated website operators that provide links to eMD and providers of healthcare content. Many of our arrangements with third-party internet sites and other third-party service providers are not exclusive and are short-term or may be terminated at the convenience of either party. We cannot assure you that third parties regard our relationship with them as important to their own respective businesses and operations. They may reassess their commitment to us at any time in the future and may develop their own competitive services or products.

         We intend to produce only a portion of the healthcare content that will be found on the eMD website. We will rely on third-party organizations that have the appropriate expertise, technical capability, name recognition, reputation for integrity, and willingness to syndicate product content for branding and distribution by others. As health-related content grows on the internet, we believe that there will be increasing competition for the best product suppliers, which may result in a competitor acquiring a key supplier on an exclusive basis, or in significantly higher content prices. Such an outcome could make the eMD website and related services less attractive or useful for an end user which could reduce our e-commerce revenues.

         We cannot assure you that we will be able to maintain relationships with third parties that supply us with content, software or related products or services that are crucial to our success, or that this content, software, products or services will be able to sustain any third-party claims or rights against their use. Also, we cannot assure you that the content, software, products or services of those companies that provide access or links to our website will achieve market acceptance or commercial success. Accordingly, we cannot assure you that our existing relationships will result in sustained business partnerships, successful product or service offerings or the generation of significant revenues for us.

         WE HAVE RECENTLY EXPERIENCED AND ARE LIKELY TO CONTINUE TO EXPERIENCE RAPID GROWTH IN OUR BUSINESS. We have experienced and are likely to continue to experience significant growth. Our ability to manage this growth is critical to our business. This growth has placed, and the future growth we anticipate in our operations will continue to place, a significant strain on our resources. As part of this growth, we will have to implement new operational and financial systems and procedures and controls, expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing, sales and editorial staffs. If we are unable to manage our growth effectively, our business, results of operations and financial condition could be adversely affected.

         Several members of our senior management joined us in 1999 and 2000, including Sharon Allred, Senior Vice President, Scott Parliament, Chief Financial Officer and Geoffrey Faux, President of eMD. These individuals are currently becoming integrated with the other members of our management team. We cannot assure you that our management team will be able to work together effectively or successfully manage our growth. We believe that the successful integration of our management team is critical to our ability to effectively manage our operations and support our anticipated future growth.

         IF WE CANNOT EXPAND OUR NETWORK INFRASTRUCTURE, WE COULD LOSE CUSTOMERS. We must continue to expand and adapt our network infrastructure to accommodate additional users, increase transaction volumes and meet changing consumer and customer requirements. We may not be able to accurately project the rate or timing of increases, if any, in the use of our website or to expand and upgrade our systems and infrastructure to accommodate these increases. Our systems may not accommodate increased use while maintaining acceptable overall performance. Service lapses could cause our users to instead use the on-line services of our competitors. Any service lapses may have a material adverse effect on our business.

         WE MAY HAVE LIABILITY FOR INFORMATION WE PROVIDE ON OUR WEBSITE OR WHICH IS ACCESSED FROM OUR WEBSITE. Because users of our website access health content and services relating to a condition they may have or may distribute our content to others, third parties may sue us for defamation, negligence, copyright or trademark infringement, personal injury or other matters. We could also become liable if we improperly or wrongfully disclose confidential information. These types of claims have been brought, sometimes successfully, against on-line services in the past. Others could also sue us for the content and services that are accessible from our website through links to other websites or through content and materials that may be posted by our users in chat rooms or bulletin boards. While our agreements, including those with content providers, in some cases provide that we will be indemnified against these liabilities, this indemnification, if available, may not be adequate. Our insurance may not adequately protect us against these types of claims. Further, our business is based on establishing the eMD network as a trustworthy and dependable provider of healthcare information and services. Allegations of impropriety, even if unfounded, could therefore have a material adverse effect on our reputation and our business.

         ANY FAILURE OR INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS COULD ADVERSELY AFFECT OUR ABILITY TO ESTABLISH OUR BRAND. Our intellectual property is important to our business. We rely on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect our intellectual property. Federal registrations are pending for eMD as well as other service and trademarks. If we lose our right to use the eMD name, we would be forced to change our corporate name and adopt a new domain name. These changes could confuse current and potential customers and would adversely impact our business. We also rely on a variety of technologies that are licensed from third parties, including our database and internet server software, which is used in the eMD website to perform key functions. These third-party licenses may not be available to us on commercially reasonable terms in the future.



RISKS RELATED TO THE ARROW MAGNOLIA TRANSACTION

         THE INTEGRATION OF ARROW MAGNOLIA INTERNATIONAL, INC. INTO OUR OPERATIONS MAY NOT BE SUCCESSFUL, AND MAY DISRUPT OUR EXISTING BUSINESS. On July 7, 2000, we announced an agreement to acquire up to 85% of the outstanding stock of Arrow Magnolia International, Inc., a company engaged primarily in the manufacture and distribution of specialty chemical products for use in cleaning and maintaining equipment and generalized maintenance and sanitation products, for cash and stock. The success of that acquisition, if completed, will depend in part on our ability to realize the anticipated growth opportunities and synergies from combining the businesses of BioShield and Arrow Magnolia. Among other things, the integration of Arrow Magnolia's and BioShield's business may result in disruption of our existing business, distraction of our management and diversion of other resources.

         WE WILL HAVE TO AMORTIZE GOODWILL THAT WILL INCREASE OUR NET LOSSES. If the Arrow Magnolia acquisition is completed, the combined company's reported financial results will suffer as a result of purchase accounting treatment of the Arrow Magnolia acquisition and the impact of amortization of goodwill and other intangibles relating to the proposed acquisition. BioShield will account for the acquisition of Arrow Magnolia using the purchase method of accounting. As a result, BioShield will record the fair value of the consideration given for the Arrow Magnolia common stock and for options to purchase Arrow Magnolia common stock, plus the amount of direct transaction costs, as the cost of acquiring Arrow Magnolia. BioShield will allocate these costs to the individual Arrow Magnolia assets acquired and liabilities assumed, including intangible assets. Intangible assets, including goodwill, will be generally amortized over a three- to seven-year period.

         As described in the unaudited pro forma condensed combined financial statements included in this joint proxy statement/prospectus, the amount of purchase cost allocated to goodwill and other intangibles in the Arrow Magnolia transaction is estimated to be $10.6 million. If goodwill and other intangible assets were amortized in equal quarterly amounts following completion of the acquisition, the accounting charge attributable to these items would be approximately $0.5 million per quarter or $2.1 million per fiscal year. As a result, purchase accounting treatment of the Arrow Magnolia acquisition will result in a net loss for BioShield in the foreseeable future which could have a material and adverse effect on the market value of BioShield common stock following completion of the merger.

         COMPLETION OF THE ARROW MAGNOLIA ACQUISITION MAY CAUSE A BREACH UNDER AGREEMENTS TO WHICH ARROW MAGNOLIA IS A PARTY. The completion of the Arrow Magnolia acquisition may violate the terms of agreements to which Arrow Magnolia is a party, or may permit the counterparties to these agreements to exercise their contractual remedies, such as acceleration of rights or termination. We will attempt to obtain the consent or waiver of the counterparties to these agreements, but we may be unsuccessful in our attempts. In addition, various persons with whom Arrow Magnolia historically has had business relationships may attempt to be released from, or fail to perform their obligations under, their contracts as a result of the merger, even if the terms of their contracts with Arrow Magnolia do not allow a release. If we are not able to obtain consents or waivers from the counterparties to Arrow Magnolia's contracts, or if a sufficient number of Arrow Magnolia's business partners refuse to perform their obligations, our business, financial condition and results of operations may be adversely affected.

         BECAUSE THE COMBINED COMPANY WILL BE A NEWLY INTEGRATED ENTITY, THE HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS IN THIS PROXY STATEMENT/PROSPECTUS MAY BE OF LIMITED VALUE IN EVALUATING OUR FUTURE PERFORMANCE. The combination of BioShield and Arrow Magnolia will result in a new enterprise that has not operated before as a single integrated unit. As a result, the financial information in this joint proxy statement/prospectus concerning the individual operations of Arrow Magnolia and BioShield and the pro forma financial information concerning the combined entity may be of limited value in evaluating our financial and operating prospects in the future.

                          THE BIOSHIELD ANNUAL MEETING


DATES, TIMES AND PLACES

         We are providing this joint proxy statement/prospectus to you in connection with the solicitation of proxies by the BioShield board of directors in connection with the BioShield annual meeting to be held on [ ], 2000 at [time], local time, at [location], and at any adjournments or postponements of the meeting. The following proposals are to be voted upon at the annual meeting:

         - to consider and vote upon the issuance of shares of BioShield common stock necessary to effect the proposed merger between AHT and BioShield, through BioShield's wholly-owned subsidiary AHT Acquisition Corp.;

         - to elect five directors to serve on BioShield's board of directors;

         - to amend BioShield's articles of incorporation and by-laws to provide that holders of 10% or more of BioShield's capital stock may call a special meeting of stockholders and to eliminate fair price requirements enacted by BioShield under Georgia law;

         - to confirm the issuance of eMD common stock, which is exchangeable for BioShield common stock, and related warrants, and to approve the issuance of shares of BioShield common stock in excess of 19.99% of the then-outstanding shares, if required in connection with the exchange of the eMD common stock and the exercise of the warrants;

         - to confirm separately two equity credit agreements, which allow BioShield to issue common stock from time to time and to approve the issuance of shares of BioShield common stock in excess of 19.99% of the then-outstanding shares, if required in connection with either of the equity credit agreements;

         - to confirm the issuance of shares of a series of BioShield convertible preferred stock, and to approve the issuance of shares of BioShield common stock in excess of 19.99% of the then-outstanding shares, if required in connection with the conversion of the preferred stock;

         - to confirm amendments to increase the number of shares reserved for issuance under BioShield's stock plan from 400,000 shares to 2,000,000 shares, and to allow holders of more than 10% of BioShield's stock to participate in the plan;

         - to confirm the appointment of Grant Thornton LLP as BioShield's independent accountants for the fiscal year ending June 30, 2000; and

         - to transact any other business as may properly be brought before the annual meeting and any adjournments or postponements.


RECORD DATE

         The BioShield board of directors fixed the close of business on [    ],
2000 as the record date for the annual meeting. Accordingly, only holders of
BioShield common stock of record at the close of business on [      ], 2000 will
be entitled to notice of, and to vote at, the annual meeting.


STOCKHOLDERS ENTITLED TO VOTE

         As of the close of business on the record date, there were [          ]
shares of BioShield common stock outstanding and entitled to vote. The holders of shares of BioShield common stock are entitled to cast one vote for each share of BioShield common stock they hold on each matter submitted to BioShield's common stockholders for a vote at the annual meeting. The presence in person or by proxy of a majority of the shares of BioShield common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting.


REQUIRED VOTE

         The affirmative vote of the holders of a majority of the outstanding shares of BioShield common stock is necessary to approve and adopt the first proposal, to issue shares of BioShield common stock necessary to complete the merger with AHT, and to approve the third proposal, to amend the articles of incorporation and bylaws to provide that holders of 10 percent or more of BioShield's capital stock may call a special meeting of stockholders and to eliminate fair price requirements enacted by BioShield pursuant to Georgia law. A plurality of the votes present in person or represented by proxy and entitled to vote is required to approve the second proposal, the election of five directors to the BioShield board of directors. A majority of the total votes cast on the proposal is required for approval of the fourth, fifth and sixth proposals, to confirm the issuance of eMD common stock and related warrants, and the issuance of shares of BioShield common stock in excess of 19.99 percent of the outstanding shares, if required in connection with the exchange of the eMD common stock and exercise of the warrants; to confirm, as separate matters, two equity credit agreements, under which shares of BioShield common stock may be issued from time to time, and the issuance of shares of BioShield common stock in excess of 19.99 percent of the then-outstanding shares, if required in connection with either of the equity credit agreements; and to confirm the issuance of shares of a series of convertible preferred stock and the issuance of shares of BioShield common stock in excess of 19.99 percent of the then-outstanding shares of BioShield common stock, if required in connection with the conversion of the preferred stock. The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote is required to approve the seventh and eighth proposals, to confirm amendments to BioShield's stock incentive plan to increase the number of shares reserved for issuance thereunder from 400,000 shares to 2,000,000 shares and to allow holders of more than 10% of BioShield's outstanding common stock to participate in the plan; and to confirm the appointment of BioShield's independent accountants.

         Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. As a result, abstentions and broker non-votes will have the same effect as a vote against the first, third, seventh and eighth proposals. Abstentions and broker non-votes on the other proposals will not have any effect on the approval of those proposals.

         As of June 30, 2000, directors, executive officers and affiliates of BioShield beneficially owned 3,797,672 shares of BioShield common stock, or approximately 45.6% of the shares of BioShield common stock outstanding. Based on the 8,403,073 shares of BioShield common stock outstanding as of July 31, 2000, a total of 4,201,537 shares of BioShield common stock must be voted in favor of the merger agreement and the merger in order for the merger agreement and the merger to be approved.

         More detailed information with respect to beneficial ownership of BioShield common stock by directors and executive officers of BioShield appears in this joint proxy statement/prospectus under "Beneficial ownership of BioShield common stock" on page ___ of this joint proxy statement/prospectus.


PROXIES OF BIOSHIELD

         This joint proxy statement/prospectus is accompanied by a form of proxy to be used at the annual meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope. All shares of BioShield common stock entitled to vote and represented at the annual meeting by properly executed proxies received before or at the meeting, and not revoked, will be voted at the meeting according to the instructions indicated on the proxies. If a proxy is properly executed but no vote is specified, the proxy will be voted for issuance of the shares of BioShield common stock upon completion of the merger.

         You may also place your vote in person at the BioShield annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the BioShield annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

         If any other matters are properly presented for consideration at the annual meeting, the persons named in the enclosed form of proxy will have the discretion to vote on those matters using their best judgment. Additional matters which may come before the meeting include consideration of a motion to adjourn the meeting to another time or place, which may be necessary to disseminate information regarding material developments relating to the merger agreement or to solicit additional proxies from you. No proxy that has been voted against the issuance of the shares of BioShield common stock upon completion of the merger will be voted in favor of any adjournment for the purpose of soliciting additional votes in favor of issuing shares of BioShield common stock upon completion of the Merger. If the BioShield annual meeting is reconvened at a later date, all proxies will be voted as they would have been voted when the BioShield annual meeting originally occurred, except for proxies revoked or withdrawn prior to the reconvened BioShield annual meeting.


REVOCATION OF PROXIES

         Any proxy you give with this solicitation may be revoked at any time before it is voted at the BioShield annual meeting or at any adjournment of the annual meeting. To revoke a proxy, you must:

         - sign and deliver a proxy relating to the same shares and bearing a later date prior to the vote at the BioShield annual meeting;

         - deliver written notice of revocation to Scott Parliament, Chief Financial Officer, at any time before the vote at the BioShield annual meeting; or

         - attend the BioShield annual meeting and vote in person. Your attendance at the BioShield annual meeting alone is not sufficient to revoke a proxy.

         Any written notice of revocation or new proxy must be delivered at or before the taking of the vote at the annual meeting to BioShield Technologies, Inc., 5655 Peachtree Parkway, Norcross, Georgia 30092, Attention: Scott Parliament, Chief Financial Officer. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.


EXPENSES OF SOLICITATION

         BioShield will pay the expenses of the solicitation of proxies for the BioShield annual meeting, including a portion of the cost of printing and mailing this joint proxy statement/prospectus.


PROPOSALS TO BE SUBMITTED FOR THE APPROVAL OF BIOSHIELD'S STOCKHOLDERS AT BIOSHIELD'S ANNUAL MEETING.

         APPROVAL OF THE ISSUANCE OF BIOSHIELD COMMON STOCK IN CONNECTION WITH THE MERGER. The board of directors of BioShield has adopted and approved the merger and the merger agreement in which BioShield will acquire AHT through its wholly-owned subsidiary, AHT Acquisition Corp. For information regarding the terms of the merger and the merger agreement, please refer to "The merger agreement" on page ___ of this joint proxy statement/prospectus.

         The BioShield board of directors has unanimously determined that the terms of the merger agreement and the merger are fair to and in the best interests of BioShield and AHT's common stockholders.

       THE BIOSHIELD BOARD OF DIRECTORS RECOMMENDS THAT BIOSHIELD'S COMMON STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ISSUE SHARES OF BIOSHIELD COMMON
                      STOCK UPON COMPLETION OF THE MERGER.



         ELECTION OF DIRECTORS. BioShield's articles of incorporation provide that the board of directors will consist of no less than three, or more than twenty-one, directors. The board of directors currently consists of five directors, divided into three classes, which each serve a three year term. The current directors are Martin Savarick, Carl T. Garner, Edward U. Miller, Tim Moses and Hugh R. Lamle. At the annual meeting, you will elect one director whose term will expire in 2001, two directors whose term will expire in 2002 and two directors whose terms will expire in 2003. The BioShield board of directors nominates the current directors for re-election. Unless otherwise instructed on the proxy, properly executed proxies will be voted for the election of the BioShield board's nominees as directors. The BioShield board of directors believes that these nominees will stand for reelection and will serve if elected. However, if any of the nominees fails to stand for reelection or is unable to accept election, proxies will be voted by the proxy holders for the election of other people nominated by the BioShield board of directors.


         The following table sets forth information regarding the BioShield board of director's nominees for election as director:


                  Name and age as of the annual meeting                         Present position with BioShield
         Nominee for the term expiring in 2001
              Martin Savarick....................................     61     Director

         Nominees for the term expiring in 2002
              Carl T.  Garner....................................     51     Director, member of the Audit and
                                                                             Compensation Committee
              Edward U. Miller ..................................     36     Director

         Nominee for the term expiring in 2003
              Timothy C.  Moses..................................     43     Chairman of the Board, President,
                                                                             Chief Executive Officer and Director

              Hugh R. Lamle......................................     55     Director

         For further information regarding the nominees for director, please
refer to "Management of BioShield" at page [         ] of this joint proxy
statement/prospectus.


               THE BIOSHIELD BOARD OF DIRECTORS RECOMMENDS A VOTE
                "FOR" THE ELECTION OF ITS NOMINEES FOR DIRECTOR.




         AMENDMENT OF BIOSHIELD'S ARTICLES OF INCORPORATION AND BY-LAWS. In connection with BioShield's initial public offering of stock, and specifically the qualification of the sale of BioShield's securities under the securities laws of California, BioShield agreed to submit to its stockholders the following proposals to amend its articles and by-laws:

         - to allow the holders of 10% or more of the outstanding shares of BioShield's capital stock to call a special stockholders' meeting; and

         - to eliminate the fair price requirements enacted by BioShield pursuant to Georgia law. These fair price requirements encourage any person, before acquiring 15% or more of BioShield's outstanding common stock, to seek approval of BioShield's board of directors for the terms of any contemplated business combination. One of the effects of these provisions is to prohibit any business combination with an interested stockholder for five years without obtaining the approval of the BioShield board of directors or BioShield's stockholders.

         A copy of the proposed amendments to our articles of incorporation and by-laws are attached as Appendix D and Appendix E to this joint proxy statement/prospectus.

         Tim Moses and Jacques Elfersy, substantial BioShield stockholders, have agreed to vote their shares in favor of this proposal. Approval of this proposal will require a majority vote of BioShield's stockholders. In the event that this proposal is adopted, BioShield may be more vulnerable to, among other things, a hostile takeover or other business combination or transaction that is not approved by BioShield's board of directors.


   THE BIOSHIELD BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF
                   ITS ARTICLES OF INCORPORATION AND BY-LAWS.




         APPROVAL OF THE ISSUANCE OF COMMON STOCK OF EMD AND RELATED WARRANTS AND AUTHORIZATION OF THE ISSUANCE OF SHARES OF BIOSHIELD COMMON STOCK ISSUABLE UPON EXCHANGE OF EMD COMMON STOCK. In June 1999, BioShield entered into a private placement agreement providing for the sale of up to $15,000,000 of common stock and warrants of eMD. As of the date of this joint proxy statement/prospectus, we have sold $6,000,000 of eMD common stock and warrants under the private placement agreement. These shares of stock and warrants are exempt from registration under Regulation D of the Securities Act.

         Under the terms of the private placement agreements, the eMD stock is exchangeable for common stock of BioShield, at the option of the holder, at a conversion price of $5.825 per share of eMD common stock.. This amount represents 125% of the initial purchase price of $4.66 per share of eMD common stock. The number of shares of BioShield common stock into which the eMD common stock is convertible is calculated based upon the average closing bid prices of BioShield's common stock for the twenty trading days immediately prior to notice of exercise of the conversion right. No holder of eMD common stock is entitled to exchange an amount of that stock which would cause the total number of BioShield shares beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of BioShield common stock following the conversion. In addition, any holder of eMD common stock is not entitled to exchange more than 10% of the total number of shares of eMD common stock issued to the holder, or any successor or assignee of the holder, in any thirty day period. BioShield has the option to pay cash to the holders of eMD common stock seeking to effect a conversion at a rate of $5.825 per share instead of issuing shares of BioShield common stock. BioShield has the right, at any time, to redeem any or all of the eMD stock at a price of $5.825 per share, subject to specified conditions, including having cash, credit facilities or standby underwriting arrangements in place that are sufficient to pay the redemption price. Under the terms of the private placement agreements, BioShield has filed a registration statement with the SEC registering up to one million shares of BioShield common stock that would be issuable upon the exchange of the eMD stock.

         BioShield has the right to suspend the exchange of the eMD common stock for BioShield common stock if eMD becomes and remains a reporting company under the Exchange Act and the shares of eMD common stock have a trading price of $6.19 or more per share. The major agreements constituting the private placement agreement appear in this joint proxy statement/prospectus as Appendices F, G and H.

         The NASD requires its members, including BioShield, to get the approval of a majority of the total votes cast before BioShield can issue common stock, or securities convertible into or exercisable for common stock, if the common stock issued would be more than 20% of the common stock outstanding, or would have more than 20% of the voting power outstanding before the issuance. If the holders of the eMD common stock want to convert their stock into shares of BioShield common stock, and BioShield is unable to issue all of the common stock as a result of the NASD rule of BioShield common stock, the holders of eMD common stock have the option to rescind their election to convert the eMD common stock, or to cause BioShield to redeem the eMD common stock for cash at a price of $5.825 per share. Under the terms of the agreements governing the issuance of the eMD stock, BioShield agreed to submit for stockholder approval a proposal to ratify the issuance of the eMD stock and the shares of BioShield common stock issuable upon conversion of the eMD stock. If this proposal is not approved, the eMD common stock will remain outstanding, but the holders of the eMD common stock will not be able to convert the eMD common stock into a number of shares representing more than 19.99% of the BioShield common stock outstanding before the execution of the private placement agreement unless the stockholders of BioShield subsequently approve the issuance.

    THE BIOSHIELD BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ISSUE EMD COMMON STOCK AND AUTHORIZE THE ISSUANCE OF SHARES OF BIOSHIELD
          COMMON STOCK ISSUABLE UPON EXCHANGE OF THE EMD COMMON STOCK.




         CONFIRMATION, AS SEPARATE MATTERS, OF TWO EQUITY CREDIT AGREEMENTS AND APPROVAL OF THE ISSUANCE OF SHARES OF BIOSHIELD COMMON STOCK ISSUABLE IN CONNECTION WITH THE EQUITY CREDIT AGREEMENTS. In June 1999, BioShield entered into a private equity credit agreement with an investor. Under the agreement, the investor has agreed to purchase shares of BioShield common stock during a 24-month period. During the term of the agreement, but no more frequently than once every 20 trading days, BioShield may require the investor to purchase between $250,000 and $1.5 million of BioShield common stock until all the purchases total $10 million, subject to some conditions. To date, BioShield has sold $2 million under the original terms of the agreement, which allowed the investor to purchase shares of BioShield common stock for 80% of the then market price for BioShield common stock. Any additional purchases of BioShield common stock by the investor will be at a purchase price equal to 90% of the average of the three lowest average closing bid and ask prices for the 10 trading days prior to the purchase. Under a related registration rights agreement, BioShield has filed and agreed to maintain the effectiveness of a registration statement for the resale by the investor of the shares of BioShield common stock it purchases under the agreement. If BioShield fails to maintain the effectiveness of the registration statement, it may be required to pay penalties. This private equity credit agreement and the related registration rights agreement appear in this joint proxy statement/prospectus as Appendices I and J.

         In June 2000, BioShield entered into a similar private equity credit agreement with the investor. Under the agreement, the investor has agreed to purchase shares of BioShield common stock during a 24-month period. During the term of the agreement, but no more frequently than once every 20 trading days, BioShield may require the investor to purchase between $250,000 and $5 million of BioShield common stock until all the purchases total $50 million. The purchase price for each share will equal 90% of the average of the three lowest average closing bid and ask prices for the 10 trading days prior to each draw. Under a related registration rights agreement, BioShield has agreed to file and maintain the effectiveness of a registration statement for the resale by the investor of the shares it purchases under the agreement. If, after the registration statement becomes effective, BioShield fails to maintain its effectiveness, BioShield may be required to pay penalties. In connection with the private equity credit agreement, we issued warrants to the investor to purchase up to 250,000 shares of common stock of BioShield until June 14, 2005, at an exercise price of $18.92 per share, subject to adjustment under some circumstances. This private equity credit agreement, the related registration rights agreement and the warrant agreement appear in this joint proxy statement/prospectus as Appendices K, L and M.

         The NASD requires its members, including BioShield, to get the approval of a majority of the total votes cast before BioShield can issue common stock, or securities convertible into or exercisable for common stock, if the common stock issued would be more than 20% of the common stock outstanding, or would have more than 20% of the voting power outstanding before the issuance. If this proposal is not approved, BioShield may issue shares under each of the equity credit agreements, but it may not issue shares under either equity credit agreement representing more than 19.99% of the BioShield common stock outstanding before the execution of that equity credit agreement unless the stockholders of BioShield subsequently approve the issuance.


    THE BIOSHIELD BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY TWO EQUITY CREDIT AGREEMENTS AND THE ISSUANCE OF SHARES OF BIOSHIELD
     COMMON STOCK ISSUABLE IN CONNECTION WITH THE EQUITY CREDIT AGREEMENTS.




         CONFIRMATION OF THE ISSUANCE OF SHARES OF BIOSHIELD CONVERTIBLE PREFERRED STOCK, AND APPROVAL OF THE ISSUANCE OF SHARES OF BIOSHIELD COMMON STOCK ISSUABLE UPON CONVERSION OF THE PREFERRED STOCK. On June 14, 2000, BioShield completed a private placement for cash of $10 million principal amount of BioShield series B convertible preferred stock and warrants to purchase BioShield common stock. The BioShield preferred stock and warrants were exempt from registration under Regulation D of the Securities Act. Under the terms of the private placement agreements governing the issuance of the preferred stock and the warrants, BioShield is required to file a registration statement with the SEC to register for resale up to 1,500,000 shares of BioShield common stock issuable upon conversion of the BioShield preferred stock and exercise of the warrants. The BioShield articles of amendment which describe the designations, preferences and rights of the preferred stock appear in this joint proxy statement/prospectus as Appendix N, and the form of warrant agreement as Appendix O.

         The BioShield preferred stock is convertible into BioShield common stock until June 14, 2003, at the option of the holder, at a conversion price equal to a market conversion price that may not exceed $19.70. The market conversion price is 90% of the average of the closing bid and ask prices of the BioShield common stock during any 3 trading days during the 10 consecutive trading days immediately prior to the conversion date. The BioShield preferred stock is redeemable at BioShield's option, at a price of 125% of its principal amount, after the registration statement covering the shares of BioShield common stock issuable upon conversion of the BioShield preferred stock and the warrants becomes effective with the SEC or 90 days have passed since the issue date. The warrants entitle the investor to purchase a total of 79,281 shares of BioShield common stock at the option of the holder until June 14, 2005, at an exercise price of $18.92 per share, subject to adjustment under some circumstances.

         The NASD requires its members, including BioShield, to get the approval of a majority of the total votes cast before BioShield can issue common stock, or securities convertible into or exercisable for common stock, if the common stock issued would be more than 20% of the common stock outstanding, or would have more than 20% of the voting power outstanding before the issuance. The shares of BioShield preferred stock are not convertible into BioShield common stock to the extent the number of shares of BioShield common stock issuable upon the conversion would exceed 19.99% of the shares of BioShield common stock outstanding as of the time of issuance of the BioShield preferred stock, unless the stockholders of BioShield subsequently approve the issuance of BioShield common stock. Under the terms of the agreements governing the issuance of the BioShield preferred stock and the warrants, BioShield agreed to submit for stockholder approval a proposal to ratify the issuance of the BioShield preferred stock and the shares of BioShield common stock issuable upon conversion of BioShield preferred stock.

         If all the shares of BioShield preferred stock were converted, and all the warrants exercised, as of July 31, 2000, BioShield would be required to issue approximately 1,423,000 shares of BioShield common stock, or approximately 14.5% of the number of shares of BioShield common stock that would then be outstanding, without giving effect to the AHT merger or the acquisition of shares of Arrow Magnolia. The total number of shares of BioShield common stock issuable upon the conversion and exercise will vary, based upon the closing bid and ask prices of the BioShield common stock. If this proposal is not approved, the BioShield preferred stock will remain outstanding, but the holders of the BioShield preferred stock will not be able to convert the BioShield preferred stock into a number of shares representing more than 19.99% of the shares outstanding as of the time of issuance of the BioShield preferred stock, unless the stockholders of BioShield subsequently approve the issuance.


    THE BIOSHIELD BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
     CONFIRM THE ISSUANCE OF SHARES OF CONVERTIBLE PREFERRED STOCK AND THE ISSUANCE OF SHARES OF BIOSHIELD COMMON STOCK ISSUABLE UPON CONVERSION OF THE
                          CONVERTIBLE PREFERRED STOCK.




         CONFIRMATION OF AMENDMENTS TO THE STOCK INCENTIVE PLAN. The BioShield board of directors have adopted amendments to BioShield's 1997 stock incentive plan to increase the number of shares reserved for issuance pursuant to options granted under the plan from 400,000 shares to 2,000,000 shares, and to allow holders of more than 10% of the outstanding shares of BioShield common stock to participate in the plan. The stock incentive plan, as amended, appears in this proxy statement as Appendix P, and is summarized on page [ ] of this joint proxy statement/prospectus under "Stock option plans."

         The stock incentive plan provides BioShield with increased flexibility to grant equity-based compensation to key employees, officers and consultants of BioShield. The purpose of the plan is:

         - to provide incentives to stimulate individual efforts toward BioShield's long-term growth and profitability;

         - to encourage stock ownership by officers, key employees and consultants by enabling them to acquire a proprietary interest in BioShield in the form of shares of BioShield common stock or to receive compensation based on appreciation in the value of the BioShield common stock; and

         - to provide a means of obtaining, rewarding and retaining key personnel.

         The affirmative vote of a majority of the total votes cast on the proposal in person or by proxy is required to approve this proposal.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY AN
                     AMENDMENT TO THE STOCK INCENTIVE PLAN.



         CONFIRMATION OF APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS. The BioShield board of directors has appointed Grant Thornton LLP as independent accountants to audit the consolidated financial statements of BioShield for the fiscal year beginning July 1, 1999. Stockholders are asked to confirm this appointment. Representatives of Grant Thornton LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


    THE BIOSHIELD BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
               RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

                             THE AHT SPECIAL MEETING


DATES, TIMES AND PLACES

         We are providing this joint proxy statement/prospectus to you in connection with the solicitation of proxies by the AHT board of directors in connection with the proposed merger between AHT and BioShield, through its wholly owned subsidiary AHT Acquisition Corp. These proxies are for use at the special meeting to be held on [date], 2000 at [time], local time, at the Tarrytown Hilton, 455 South Broadway, Tarrytown, New York 10591 and at any adjournments or postponements thereof.


PURPOSE OF THE AHT SPECIAL MEETING

         At the AHT special meeting, the AHT board of directors will ask you to consider and vote upon a proposal to approve and adopt the merger agreement and the merger described in this joint proxy statement/prospectus.


RECORD DATE

         The AHT board of directors fixed the close of business on [ ], 2000 as the record date for the special meeting. Accordingly, only holders of AHT common stock of record at the close of business on [ ], 2000 will be entitled to notice of, and to vote at, the special meeting.


STOCKHOLDERS ENTITLED TO VOTE

         As of the close of business on the record date, there were [ ] shares of AHT common stock outstanding and entitled to vote. The holders of common stock are entitled to cast one vote for each share of common stock they hold on each matter submitted to the common stockholders for a vote at the special meeting. The presence in person or by proxy of a majority of the shares of AHT common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the special meeting.

         AHT will count shares of AHT common stock represented in person or by proxy for the purpose of determining whether a quorum is present at the special meeting. AHT will also treat shares that abstain from voting as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists. If you abstain from voting, that abstention will have the practical effect of voting against the adoption and approval of the merger agreement and the merger.


REQUIRED VOTE

         Adoption and approval of the merger agreement and the merger under AHT's amended and restated certificate of incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of AHT's common stock.

         If you fail to vote or if you respond and abstain from voting it will have the same effect as a vote against the merger agreement and the merger. If you return your proxy and do not indicate how you want to vote, your proxy will be counted as a vote to adopt and approve the merger agreement and the merger.

         As of July 21, 2000, directors, executive officers and affiliates of AHT beneficially owned 856,441 shares of AHT common stock, or approximately 7.7% of the shares of AHT common stock outstanding. Based on the 11,130,449 shares of AHT common stock outstanding as of July 21, 2000, a total of 5,565,225 shares of AHT common stock must be voted in favor of the merger agreement and the merger in order for the merger agreement and the merger to be approved.

         More detailed information with respect to beneficial ownership of AHT common stock by directors and executive officers of AHT is incorporated by reference to AHT's definitive Proxy Statement dated June 22, 2000.

For information on where to obtain a copy of the definitive proxy statement, see "Where you can find more information" on page __ of this joint proxy statement/prospectus.

         As of the date of this joint proxy statement/prospectus, BioShield has no direct or indirect interest in any AHT securities.


PROXIES OF AHT

         This joint proxy statement/prospectus is accompanied by a form of proxy to be used at the special meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope. All shares of AHT common stock entitled to vote and represented at the special meeting by properly executed proxies received before or at the meeting, and not revoked, will be voted at the meeting according to the instructions indicated on the proxies. If a proxy is properly executed but no vote is specified, the proxy will be voted for adoption of the merger agreement and adoption and approval of the merger.

         You may also place your vote in person at the AHT special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the AHT special meeting, you must bring to the special meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

         If any other matters are properly presented for consideration at the special meeting, the persons named in the enclosed form of proxy will have the discretion to vote on those matters using their best judgment. Additional matters which may come before the meeting include consideration of a motion to adjourn the meeting to another time or place, which may be necessary to disseminate information regarding material developments relating to the merger agreement or to solicit additional proxies from you. No proxy that has been voted against the adoption and approval of the merger agreement and merger will be voted in favor of any adjournment for the purpose of soliciting additional votes in favor of approving the merger agreement and the merger. If the AHT special meeting is reconvened at a later date, all proxies will be voted as they would have been voted when the AHT special meeting originally occurred, except for proxies revoked or withdrawn prior to the reconvened AHT special meeting.

         YOU SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXIES. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF YOUR CERTIFICATES FOR AHT COMMON STOCK IN EXCHANGE FOR SHARES OF BIOSHIELD COMMON STOCK WILL BE MAILED TO YOU AS SOON AS PRACTICABLE AFTER COMPLETION OF THE MERGER.


REVOCATION OF PROXIES

         Any proxy you give with this solicitation may be revoked at any time before it is voted at the AHT special meeting or at any adjournment of the special meeting. To revoke a proxy, you must:

         - sign and deliver a proxy relating to the same shares and bearing a later date prior to the vote at the AHT special meeting;

         - deliver written notice of revocation to Arthur Dague at any time before the vote at the AHT special meeting; or

         - attend the AHT special meeting and vote in person. Your attendance at the AHT special meeting alone is not sufficient to revoke a proxy.

         Any written notice of revocation or new proxy must be delivered at or before the taking of the vote at the special meeting to AHT Corporation, 555 White Plains Road, Tarrytown, New York 10591, Attention: Arthur Dague. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

EXPENSES OF SOLICITATION

         AHT will pay the expenses of the solicitation of proxies for the AHT special meeting, including a portion of the cost of printing and mailing this joint proxy statement/prospectus.


RECOMMENDATION OF THE AHT BOARD OF DIRECTORS

         The AHT board of directors has unanimously determined that the terms of the merger agreement and the merger are fair to and in the best interests of AHT and AHT's common stockholders. Accordingly, the AHT board of directors recommends that AHT's common stockholders vote "FOR" the proposal to adopt and approve the merger agreement and the merger.

                                   THE MERGER

         This section of the joint proxy statement/prospectus describes the proposed merger. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents referred in this joint proxy statement/prospectus for a more complete understanding of the merger. For your convenience, a copy of the merger agreement is attached as Appendix A.

         In addition, important business and financial information about BioShield and AHT is incorporated into this joint proxy statement/prospectus by reference. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where you can find more information" that begins on page ___ of this joint proxy statement/prospectus.


COMPLETION AND EFFECTIVENESS OF THE MERGER

         If the holders of a majority of the outstanding shares of AHT common stock entitled to vote at the special meeting adopt and approve the merger agreement and the merger, if the holders of a majority of the outstanding shares of BioShield common stock approve the issuance of BioShield common stock in connection with the merger and if the other conditions described in the merger agreement are satisfied or waived, AHT will merge with and into AHT Acquisition Corp, a wholly owned subsidiary of BioShield. As a result of the merger, AHT will become a wholly owned subsidiary of BioShield. In the merger, holders of shares of AHT common stock will be entitled to receive from BioShield, in exchange for each share of AHT common stock that they own, an amount of BioShield common stock equal to an exchange ratio calculated as described below. Cash will be issued in place of any fractional shares of BioShield common stock. The amount of cash to be issued will be determined as calculated below.


BACKGROUND OF THE MERGER

         During the summer of 1999, AHT's senior management began to explore and analyze AHT's business strategy and discussed potential partnering, business combinations and other alternatives to maximize stockholder value. These discussions were consistent with AHT management's past practice of reviewing the current condition and direction of AHT's business. Based upon its evaluation of each of the alternatives, management believed that a business combination of AHT with another company in either the eHealth, healthcare software, pharmacy, pharmacy benefit management or healthcare services industries could provide the greatest stockholder value to AHT's stockholders.

         Based on this conclusion, AHT engaged Hambrecht & Quist, LLC, which was succeeded by Chase H&Q, to act as its exclusive financial advisor in connection with a potential business combination of AHT. Among other things, Chase H&Q reviewed AHT's financial plans, strategic plans and business alternatives with AHT's board of directors and management.

         AHT's management, with the assistance of its financial advisors, identified several third parties that might have an interest in engaging in a business combination transaction with AHT. At the request of AHT, Chase H&Q initiated preliminary discussions with some of these third parties and had conversations relating to potential business combinations with some of these companies.

         In early 2000, BioShield, together with its financial advisor, Gruntal, identified AHT as a potential business partner as part of its continuing efforts to expand eMD's internet healthcare business. Through Gruntal, BioShield conducted preliminary discussions with Chase H&Q, which represented AHT at AHT's request.

         Following these discussions, several third parties, including BioShield, submitted preliminary indications of interest to acquire AHT.

         Throughout the period from the engagement of Chase H&Q through negotiation and adoption and approval of the merger agreement and the merger, AHT's management spoke frequently with the AHT board of directors to make sure that the directors had the most up to date information about the process being conducted by AHT's management regarding any potential business combination.

         On May 3, 2000, Dr. Jonathan T. Edelson, Chairman, Chief Executive Officer and President of AHT and Jeffrey M. Sauerhoff, Chief Financial Officer of AHT, spoke with Tim Moses, President and Chief Executive Officer of BioShield, Scott Parliament, Chief Financial Officer of BioShield, and Roger Kahn, BioShield's financial advisor from Gruntal. The parties were introduced during the call and an overview of the business and operations of both companies was provided. At the conclusion of the meeting, the parties decided to execute a mutual non-disclosure agreement, which was signed on May 5, 2000. AHT and BioShield also agreed to exchange some non-public financial information and their operating plans.

         On May 9, 2000, Jonathan Edelson, Jeffrey Sauerhoff and Robert Alger, Chief Information Officer of AHT, met with Timothy Moses, Geoffrey Faux, President of eMD, a subsidiary of BioShield, and Sharon Allred, Executive Vice President of eMD, along with their financial advisors from Gruntal, Roger Kahn, Joe Russo and Peter Fry, to review the businesses of BioShield and AHT in more detail. In addition, Jonathan Edelson briefly discussed some valuation issues regarding a proposed transaction between the two companies.

         On May 12, 2000, BioShield submitted in writing to AHT a non-binding indication of interest to purchase AHT, subject to customary conditions including an appropriate due diligence review of AHT.

         On May 18, 2000, Jonathan Edelson, Jeffrey Sauerhoff and Eddy Friedfeld, Senior Vice President, Business and Legal Affairs, and General Counsel of AHT, met with Timothy Moses and Scott Parliament of BioShield and BioShield's counsel, Raymond Moss from the law firm of Sims, Moss, Kline, & Davis LLP. They discussed potential transaction structures, financial consideration, legal issues and the organization of the company after a business combination. They also scheduled additional meetings for the following week so that employees of BioShield could visit AHT's operations in Ft. Washington, Pennsylvania to review AHT's proprietary software application technology and products and so that Jonathan Edelson, Jeffrey Sauerhoff and Robert Alger could visit BioShield's offices in Norcross, Georgia to review BioShield's operations.

         On May 22 and 23, 2000, Jonathan Edelson, Jeffrey Sauerhoff and Robert Alger met with Geoffry Faux, Scott Parliament, Charles Largay, eMD's Chief Technology Officer, and Kevin Smith, eMD's Chief Medical Officer, to further discuss a possible business combination. A representative of Chase H&Q was also present. The parties discussed, among other things, the financial assumptions to be made and potential benefits of a business combination.

         On June 8, 2000, BioShield made a second preliminary non-binding offer, proposing to acquire each share of AHT common stock for $1.25 worth of BioShield common stock, including the assumption of AHT's debt.

         On June 12, 2000, as a result of negotiations between BioShield and AHT, BioShield revised its second preliminary offer to acquire each share of AHT common stock and increased the price from $1.25 to $1.75 worth of BioShield common stock per share. The financial structure that was discussed included collar protections for the price per share and other customary terms and conditions for similar transactions.

         On June 19, 2000, Jonathan Edelson and Robert Alger met with Timothy Moses and Scott Parliament at BioShield's offices to continue AHT's due diligence of BioShield and to further discuss the proposed transaction including the collar mechanism.

         On June 20, 2000, Jeffrey Sauerhoff met with Scott Parliament at BioShield's offices to review some of BioShield's financial documents as part of AHT's ongoing due diligence.

         On June 22 and 23, 2000, members of BioShield's due diligence team, including Gavin Adair and Jason Buerkle from Grant Thornton LLP, BioShield's auditors, Scott Parliament and Raymond Moss, arrived at AHT's headquarters to complete BioShield's due diligence and negotiate the terms of a merger document.

         On June 26, 2000, Robert Alger visited BioShield's headquarters to complete AHT's technical due diligence.

         On June 26, 2000, members of BioShield's technical due diligence team visited AHT's operations in Ft. Washington and Chicago, Illinois to complete their technical due diligence.

         On June 28, 29 and 30, 2000, Jonathan Edelson, Jeffrey Sauerhoff and Eddy Friedfeld, with their counsel, Dominick DeChiara and Alisa Lefkowitz, attorneys from O'Sullivan Graev & Karabell, LLP, met at AHT's corporate offices with Geoffry Faux and Scott Parliament, with their counsel, Raymond Moss and David Mogel, to finalize the merger agreement.

         On June 29, 2000, the AHT board of directors held a special meeting to discuss the proposed transaction with BioShield and the terms of the merger agreement. Jonathan Edelson updated the AHT board of directors on the negotiations with BioShield. Additionally, Jonathan Edelson, with the assistance of a representative from Chase H&Q, reviewed the strategic and business rationale for the transaction and AHT's prospects if it continues to operate as an independent company. The Chase H&Q representative also reviewed Chase H&Q's contacts with other potential strategic buyers and the likelihood of consummating a transaction between AHT and any of those third persons. In addition, the Chase H&Q representative summarized the financial analysis it had performed related to the proposed transaction and orally delivered Chase H&Q's financial opinion, which it subsequently confirmed in writing on June 30, 2000, that the consideration to be received by AHT's stockholders pursuant to the merger agreement was fair from a financial point of view to AHT's stockholders. Finally, Dominick DeChiara summarized the terms of the merger agreement and discussed the directors' fiduciary duties under Delaware law. After discussion and consideration of the factors and reasons described, the AHT board of directors unanimously determined that the terms of the merger agreement and the merger are fair to and in the best interests of AHT and AHT's common stockholders. Accordingly, the AHT board of directors voted to recommend that AHT's common stockholders vote for the proposal to approve and adopt the merger agreement and the merger.

         On June 29, 2000, the BioShield board of directors held a special meeting to discuss the proposed transaction with AHT and the terms of the merger agreement. Geoffrey Faux made a presentation to the board regarding the business of AHT, and Scott Parliament reviewed the potential synergies between the business of AHT and eMD and the results of the due diligence examination conducted by BioShield and its advisors. Raymond Moss described some of the significant terms and conditions of the merger agreement. After discussion and consideration of those factors, the BioShield board of directors unanimously determined to approve and adopt the merger agreement, the merger and recommend the issuance of BioShield common stock in connection with the merger.

         Following the meetings of the AHT and BioShield boards of directors and completion of a final merger document, on June 30, 2000, AHT and BioShield executed the merger agreement.


BIOSHIELD'S REASONS FOR THE MERGER

         In reaching its determination to approve and adopt the merger agreement and the merger, and recommend the issuance of BioShield common stock in connection with the merger, the BioShield board of directors consulted with BioShield's management and its financial and legal advisors, and considered a number of factors. The BioShield board of directors did not assign any relative or specific weights to the factors considered in reaching their determination, and individual directors may have given differing weights to different factors. In its decision to recommend and approve the merger, the BioShield board of directors considered a number of factors, including:

         1. the financial condition, results of operations, cash flows, earnings, assets and prospects of AHT and BioShield;

         2. the expectation that AHT's product and service offerings can be integrated with those of eMD, and expand BioShield's presence in the internet healthcare sector;

         3. the customer relationships of AHT that were complementary to eMD's, and of significant value in advancing the execution of eMD's business plan;

         4. the intellectual property rights owned by AHT in the internet healthcare area;

         5. preliminary advice from Gruntal, financial advisor to BioShield, that the consideration to be received by holders of BioShield common stock pursuant to the merger agreement is fair from a financial point of view to BioShield's stockholders;

         6. current financial market conditions and the historical market prices, volatility and trading information with respect to BioShield common stock, AHT common stock and the internet healthcare sector, in general;

         7. the BioShield board of directors' expectation that the addition of AHT's operations to eMD may increase the overall value of BioShield, tending to produce greater stockholder value for BioShield's stockholders;

         8. the fact that the internet healthcare sector, of which eMD is a part, is extremely competitive and is characterized by rapid change and uncertainty due to new and emerging technologies, new and changing business practices and low barriers to entry;

         9. the nature of the internet healthcare sector and the fact that greater size and resources are increasingly required for companies to successfully compete in this sector;

         10. the increasing competition in eMD's markets from both existing and potential competitors, some of which have greater assets and resources than eMD, which has occurred as a result of, among other reasons, the consolidation taking place in the internet healthcare industry;

         11. the opportunity of the combined company to reduce costs through economies of scale that would not have been readily achievable by eMD independently, and the elimination of redundant operations and duplicate administrative functions;

         12. the presentations by, and discussions of the terms of the merger agreement with, BioShield's senior management, BioShield's legal counsel, Sims Moss Kline & Davis LLP, and Gruntal; and

         13. the terms and conditions of the merger agreement and the nature of the arm's-length negotiation of the merger agreement.

         The foregoing discussion of the information and factors considered by the BioShield board is not intended to be exhaustive but is believed to include all material factors considered by the BioShield board of directors. In view of the wide variety of factors, both positive and negative, considered by the BioShield board, the BioShield board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. In addition, the BioShield board did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the BioShield board conducted an overall analysis of the factors described above, including discussions with BioShield's management and its financial and legal advisors. In considering the factors described above, individual members of the BioShield board may have given different weight to different factors. The BioShield board considered all these factors as a whole and believed the factors supported its determination to approve the merger. After taking into consideration all of the factors set forth above, BioShield's board of directors concluded that the merger was fair to, and in the best interests of, BioShield and its stockholders and that BioShield should proceed with the merger.


RECOMMENDATION OF BIOSHIELD'S BOARD OF DIRECTORS

         After careful consideration, the BioShield board of directors approved the merger agreement and the merger, declared that the merger agreement, the merger and the issuance of shares of BioShield common stock in connection with the merger are advisable and determined that the merger is fair to, and in the best interests of, BioShield and the BioShield stockholders. Accordingly, the BioShield board unanimously recommends that the BioShield stockholders vote "FOR" approval of the issuance of shares of BioShield common stock in connection with the merger.

AHT'S REASONS FOR THE MERGER

         In reaching its determination to approve and adopt the merger agreement and the merger, the AHT board of directors consulted with AHT's management and its financial and legal advisors, and considered a number of factors. The AHT board of directors did not assign any relative or specific weights to the factors considered in reaching their determination, and individual directors may have given differing weights to different factors. In its decision to recommend and approve the merger, the AHT board of directors considered a number of factors, including:

         1. the financial condition, results of operations, cash flows, earnings, assets and prospects of AHT;

         2. the fact that the proposed merger will present the opportunity for the holders of shares of AHT common stock to participate in a significantly larger and more diversified company and, as stockholders of the combined company, to have greater liquidity in their shares and to benefit from any future growth of the combined company;

         3. the presentation of Chase H&Q, financial advisor to AHT, and the opinion of Chase H&Q that, subject to the limitations, considerations and other matters described in its opinion, the consideration to be received by holders of AHT common stock pursuant to the merger agreement is fair from a financial point of view to AHT's stockholders;

         4. the potential strategic alternatives available to AHT and the viability and risks associated with each alternative, including the prospects for AHT on a stand-alone basis and the risks associated with achieving and executing upon AHT's business plan, both short-term and long-term;

         5. the belief of AHT's management that, based on its review of AHT's strategic alternatives and on the information from Chase H&Q regarding its preliminary contacts with a number of third parties, it is unlikely that any alternative transaction that may be proposed by any other person would be more favorable to AHT and its stockholders than the proposed merger with BioShield;

         6. current financial market conditions and the historical market prices, volatility and trading information with respect to AHT common stock, BioShield common stock and the internet healthcare sector, in general;

         7. the AHT board of directors' expectation that the addition of AHT's operations to BioShield may increase the overall value and profitability of BioShield, tending to produce greater stockholder value for AHT's stockholders;

         8. the fact that the internet healthcare sector, of which AHT is a part, is extremely competitive and is characterized by rapid change and uncertainty due to new and emerging technologies, new and changing business practices and low barriers to entry;

         9. the nature of the internet healthcare sector and the fact that greater size and resources are increasingly required for companies to successfully compete in this sector;

         10. the increasing competition in AHT's markets from both existing and potential competitors, some of which have greater assets and resources than AHT, which has occurred as a result of, among other reasons, the consolidation taking place in the internet healthcare industry;

         11. the challenge for AHT to participate in industry consolidation as an acquirer, given its capital resources and stock price;

         12. the opportunity of the combined company to reduce costs through economies of scale that would not have been readily achievable by AHT independently, and the elimination of redundant operations and duplicate administrative functions;

         13. the fact that, assuming an average closing trading price of BioShield common stock, as determined in accordance with the merger agreement, between $6.00 and $18.00 per share, the $1.75 worth of BioShield common stock to be received for each share of AHT common stock in the merger represented a premium of approximately

47% over the closing price of the AHT common stock on the Nasdaq on June 7, 2000, the day immediately before receipt of the initial offer letter from BioShield, a premium of approximately 20% over the average closing price of the AHT common stock on the Nasdaq for the last 40 days of trading prior to June 29, 2000 and a premium of approximately 11% over the average closing price of the AHT common stock on the Nasdaq for the last 20 days of trading prior to June 29, 2000;

         14. the presentations by, and discussions of the terms of the merger agreement with, AHT's senior management and AHT's legal counsel, O'Sullivan Graev & Karabell, LLP;

         15. the terms and conditions of the merger agreement and the nature of the arm's-length negotiation of the merger agreement; and

         16. the fact that while the merger agreement prohibits AHT from soliciting proposals concerning an acquisition of AHT, the AHT board of directors, in the exercise of its fiduciary duties, would be able to provide information to, and engage in negotiations with, a third party that makes an unsolicited superior acquisition proposal, and that the AHT board would be able to terminate the merger agreement and accept a superior acquisition proposal if it determines that its fiduciary duties so require, upon payment to BioShield of a termination fee of $600,000, plus reimbursement of BioShield's expenses up to a maximum of $240,000.

         The foregoing discussion of the information and factors considered by the AHT board is not intended to be exhaustive but is believed to include all material factors considered by the AHT board of directors. In view of the wide variety of factors, both positive and negative, considered by the AHT board, the AHT board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. In addition, the AHT board did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the AHT board conducted an overall analysis of the factors described above, including discussions with AHT's management and its financial and legal advisors. In considering the factors described above, individual members of the AHT board may have given different weight to different factors. The AHT board considered all these factors as a whole and believed the factors supported its determination to adopt and approve the merger. After taking into consideration all of the factors set forth above, AHT's board of directors concluded that the merger was fair to, and in the best interests of, AHT and its stockholders and that AHT should proceed with the merger.


RECOMMENDATION OF AHT'S BOARD OF DIRECTORS

         After careful consideration, the AHT board of directors approved the merger agreement and the merger, declared that the merger agreement and the merger are advisable and determined that the merger is fair to, and in the best interests of, AHT and the AHT stockholders. Accordingly, the AHT board unanimously recommends that the AHT stockholders vote "FOR" approval and adoption of the merger agreement and the merger.

         In considering the recommendations by AHT's board of directors of the merger agreement and the merger, you should be aware that some directors and officers of AHT have interests in the merger that are different from, or are in addition to, the interests of AHT's stockholders generally. Please see the section entitled "Interests of AHT's directors, officers and affiliates in the merger" on page __ of this joint proxy statement/prospectus.

OPINION OF BIOSHIELD'S FINANCIAL ADVISOR

         BioShield engaged Gruntal to act as BioShield's financial advisor in connection with the proposed merger. Gruntal delivered its written opinion dated June 30, 2000 to the BioShield board of directors that, as of that date, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Gruntal, the consideration to be received by the holders of AHT common stock was fair, from a financial point of view, to the holders of BioShield common stock.

         The full text of Gruntal's opinion dated June 30, 2000, which sets forth the assumptions made, matters considered and limitations on the review undertaken is attached as Appendix C to this document and is incorporated in this summary by reference. BioShield stockholders should read Gruntal's opinion carefully in its entirety. Gruntal's opinion is directed to BioShield's board and the fairness of the consideration to be issued to the shareholders of AHT in the merger from a financial point of view to BioShield's common stockholders, and does not address any other aspect of the merger nor does it constitute a recommendation to any BioShield stockholder as to how to vote at the BioShield annual meeting. The summary of Gruntal's opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion.

         In arriving at its opinion, Gruntal:

         -        reviewed the merger agreement dated June 30, 2000;

         - held discussions with members of senior management of BioShield and AHT regarding their respective past and current business operations and their financial conditions and future prospects;

         - reviewed historical financial and business information provided to them by the management of BioShield and the management of AHT;

         - reviewed internally prepared financial projections of BioShield and AHT furnished to them by the managements of BioShield and AHT, respectively;

         - reviewed the historical stock prices and trading volumes of BioShield's and AHT's common stock; o compared the financial performance of AHT and BioShield with that of certain other publicly traded companies comparable to that of each of BioShield and AHT;

         - reviewed the financial terms, to the extent publicly available, of certain transactions which they considered comparable to the merger; and

         - conducted other analyses and reviewed other information as Gruntal deemed appropriate.

         In the course of its review, Gruntal has relied upon and assumed the accuracy and completeness of all the information furnished to it by BioShield and AHT and has not attempted to independently verify the information. Gruntal did not make or obtain any independent evaluations or appraisals of the assets or liabilities of BioShield or AHT, including, but not limited to, liabilities arising from or connected with any pending or future litigation to which BioShield or AHT is or may become a party. With respect to the financial projections furnished to Gruntal or discussed by Gruntal with the managements of BioShield and AHT, respectively, Gruntal assumed that they had been reasonably prepared and reflect the best currently available estimates and judgements of BioShield's and AHT's management as to the expected future results of operations, synergies and financial condition of BioShield and AHT, respectively, to which those analyses and forecasts relate, and Gruntal assumed that the expected future results of operations, synergies and strategic benefits will be realized as described by such management. The inability of BioShield and AHT to realize the expected future results of operations, synergies and strategic benefits could affect Gruntal's opinion and Gruntal expresses no view as to whether such future results of operations, synergies and strategic benefits will actually be realized. Gruntal also assumed that the transaction will have the tax consequences described in the merger agreement and in discussions with BioShield.

         In performing its analyses, Gruntal made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of BioShield. The analyses performed by Gruntal are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by these analyses. These analyses were prepared solely as a part of Gruntal's analysis of the fairness, from a financial point view, of the consideration to be paid to holders of AHT common stock to BioShield's common stockholders and were provided to BioShield's board in connection with the delivery of Gruntal's opinion. The analyses do not purport to be appraisals or to reflect the prices at which AHT might actually be sold. In addition, as described above, Gruntal's opinion was one of many factors taken into consideration by BioShield's board in making its determination to approve the merger. Consequently, the Gruntal analyses described above should not be viewed as determinative of the opinion of BioShield's board or the view of the management of BioShield with respect to the value of AHT common stock.

         Gruntal's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it, as of June 30, 2000. It should be understood that subsequent developments including, without limitation, any changes to the terms or conditions of the merger may affect Gruntal's opinion and that Gruntal does not have any obligation to update, revise, or reaffirm its opinion. Gruntal also assumed that in the course of obtaining the necessary regulatory or other consents or approvals, contractual or otherwise, for the merger, no material restrictions, including any divestiture requirements or amendments or modifications to the merger, will be imposed.

         The terms of the proposed merger were determined through negotiations between AHT and BioShield and were approved by the BioShield board of directors. Although Gruntal provided advice to BioShield during the course of these negotiations, the decision to enter into the merger was solely that of the BioShield board of directors.

         Gruntal's opinion did not address the merits of the underlying business decision by BioShield to engage in the merger. Gruntal expressed no opinion as to the prices at which BioShield or AHT shares would trade following the announcement or, in the case of the BioShield shares, consummation of the merger.

         The following is a summary of the material financial analyses performed by Gruntal in arriving at its opinion.

         VALUATION OF AHT. In rendering its opinion, Gruntal, among other things, performed four primary valuation analyses of AHT:

- a relative contribution analysis, which analyzed the relative contributions of AHT and BioShield to the combined company for fiscal years ending June 30, 2000 and 2001;

- a discounted cash flow analysis which consisted of adding the discounted present value of the projected future cash flows of AHT from January 1, 2000 to December 31, 2001 and the discounted present value of the terminal value of AHT, based on a multiple of earnings before interest, taxes, depreciation and amortization, or EBITDA, projected for the year ending December 31, 2001;

- a comparable company analysis of AHT with certain publicly traded companies in the healthcare internet, or e-health, industry which consisted of reviewing and considering certain financial and market data for the e-health companies;

- and a comparable merger and acquisition transactions analysis, which involved a comparison of the multiples paid and premiums to stock price paid in some merger and acquisition transactions involving companies in the e-health industry.

         RELATIVE CONTRIBUTION ANALYSIS. Gruntal analyzed the relative contributions of AHT and BioShield to the combined company for the fiscal years ending June 30, 2000 and 2001 attributable to the merger. AHT's financials for fiscal years ending December 31, both actual and projected, were annualized to coincide with BioShield's June 30 fiscal year end. Gruntal performed this analysis to compare the 0.1458 exchange ratio in the proposed merger, based on BioShield's closing stock price of $12.00 on June 30, 2000, with the implied exchange ratios derived from comparing the contributions by each of AHT and BioShield to the combined company during each of the pro forma fiscal years ending June 30, 2000 through 2001. The analysis showed:


                                                                            PRO FORMA:
                                                                        YEARS ENDING JUNE 30,

                                                                           2000       2001
                                                                           ----       ----

           AHT's revenue as a percentage of the combined company......      47.1%      21.6%
           Implied exchange ratio.....................................    0.5525     0.1708

           AHT's gross profit as a percentage of the combined company.      NA       31.8%
           Implied exchange ratio.....................................      NA       0.2892

         Gruntal noted that the analysis resulted in implied exchange ratios ranging from 0.1708 to 0.5525, as compared to the 0.1458 (assuming BioShield's closing stock price of $12.00 on June 30, 2000) in the proposed merger. The results of the relative contribution analysis are not necessarily indicative of the relative contributions that the individual companies may actually make to the combined company.

         AHT DISCOUNTED CASH FLOW ANALYSIS. Gruntal performed a discounted cash flow analysis, based on the financial projections provided by AHT's management. AHT's financial projections are highly dependent on the market acceptance of its products and the efforts of corporate partners.

         An intrinsic value of AHT's equity was determined by the following discounted cash flow method: calculating the present value of AHT's estimated future cash flows from January 1, 2000 to December 31, 2001, and adding to such amount the present value of AHT's terminal value obtained by capitalizing AHT's projected EBITDA for the year ending December 31, 2001 at multiples of 15x, 18x, 20x and 22x. The range of these terminal value multiples is hypothetical and was based on a range of multiples of EBITDA at which e-health companies are expected to trade over the long term.

         Gruntal applied discount rates ranging from 20% to 40% to calculate the present value of AHT's estimated future cash flows from January 1, 2000 to December 31, 2001 and the terminal value based on a multiple of AHT's projected EBITDA for 2001. This range of discount rates was derived using certain assumptions as to the risk associated with the achievement of AHT's management projections.

         The range of present values derived for AHT's equity by applying discounted cash flow analysis based upon AHT's management projections was $73.7 million to $144.8 million, with an average value of $106.8 million, or, $5.67 to $11.14 and $8.21 per share, respectively.

         AHT COMPARABLE COMPANY ANALYSIS. Gruntal analyzed nine e-health companies to evaluate the market and aggregate values at which these companies trade relative to their respective historical and projected financial performance. The e-health companies in the AHT comparable company analysis consisted of the following: Allscripts, Inc, Caredata.com, CareInsite, Inc., Claimsnet.com, Cybear, Inc., Healtheon/WebMD, MedicaLogic/Medscape, Inc., ProxyMed Inc., and the TriZetto Group, Inc. Gruntal analyzed, among other things, the market values and certain financial criteria for the e-health companies, including their revenue, EBITDA and earnings per share, in each case, for the most recent twelve month period for which information was available and on an estimated basis for 2000 and 2001. Such estimates for the e-health companies were taken from I/B/E/S International Inc., a well-known aggregator of financial data from publicly available research reports published by a variety of investment firms and research analysts. The average values, excluding any outliers, for market value of common equity on June 30, 2000 plus total long-term debt and preferred stock less cash , or enterprise value, as a multiple of each of the indicated statistics for the e-health companies were as follows:

                  Twelve months ended 3/31/2000 revenue           15.9 x
                  Projected 2000 revenue                           9.5 x
                  Projected 2001 revenue                           3.5 x

         The average values, excluding any outliers, for market value of common equity on June 30, 2000 as a multiple of net income and book value for the following periods for the e-health companies were as follows:

                  Projected 2001 net income                        5.7 x
                  Book value                                       3.7 x

         Applying these results to AHT's last twelve months' results and AHT's management projections yielded implied equity values for AHT ranging from $16.1 million to $96.9 million (or $1.25 to $7.52 per share), with an average of $53.6 million (or $4.16 per share), as compared to the $22.55 million in consideration (or $1.75 per share) to be offered in BioShield common stock in the merger (assuming that BioShield's common stock price is between $6.00 and $18.00 per share).

         AHT COMPARABLE MERGER AND ACQUISITION TRANSACTIONS ANALYSIS. Gruntal reviewed the consideration paid in certain merger and acquisition, or M&A, transactions involving e-health companies. The transactions which Gruntal reviewed consisted of the following acquisitions or pending acquisitions, in descending chronological order: MedE America Inc. by Healtheon/WebMD; MasterChart Inc. by Allscripts, Inc.; Medifor Inc. by Allscripts, Inc.; Medscape Inc. by MedicaLogic Inc.; Envoy Corp. by Healtheon/WebMD; CareInsite Inc. by Healtheon/WebMD; and Medical Manager Corp. by Healtheon/WebMD.

         Gruntal calculated premiums paid to price for each transaction based on such acquired companies' respective trading prices one week and four weeks prior to the announcement of the acquisitions. The high, low, average and median premiums paid to the price one week before announcement for the e-health M&A transactions were 59.7%, -34.1%, 17.4% and 21.9%, respectively. The high, low, average and median premiums paid to the average price four weeks before announcement for the e-health M&A transactions were 113.5%, -44.4%, 27.8% and 21.1%, respectively.

         Applying the average premiums to AHT's June 30, 2000 valuation of approximately $26 million derived values of AHT equity within the range of $30.5 million to $33.2 million, or $2.37 to $2.58 per share, with an average value of $31.9 million, or $2.47 per share, as compared to the $22.55 million, or $1.75 per share, equity value in the merger.

         Gruntal also calculated multiples for each transaction based on the transaction enterprise value to such acquired companies' pre-acquisition last twelve months' results. The high, low, and average values of the enterprise value as a multiple of each of the indicated statistics for the e-health M&A transactions, excluding outliers, were as follows:

                                                   LOW        HIGH       AVERAGE
                                                 -------------------------------
                  Twelve months revenue            7.6 x     64.9 x       34.9 x
                  Twelve months EBITDA            38.9 x     83.3 x       61.1 x

         Applying the average multiples, excluding outliers, to AHT's last twelve months' and projected results yielded a range in the implied value of AHT's equity from $36.1 million to $346.0 million, or $2.80 to $26.85 per share, with an average value of $191.0 million, or $14.82 per share, compared to the $22.55 million, or $1.75 per share, equity value in the merger.

         OTHER ANALYSES. Gruntal reviewed current and historical market closing prices and trading data of AHT's common stock over the past year. Gruntal noted that over the past 52 weeks ended June 30, 2000, the high trading price was $6.7188, the low trading price was $0.9375 and the average trading price was $3.524. In addition, Gruntal reviewed current and historical market closing prices and trading data of BioShield's common stock over the past year. Gruntal noted that over the past 52 weeks ended June 30, 2000, the high trading price was $36.50, the low trading price was $7.3125 and the average trading price was $13.978.

         Gruntal reviewed the daily closing prices of AHT's common stock and BioShield's common stock to determine a hypothetical exchange ratio based upon the market prices of AHT common stock and BioShield common stock. Gruntal analyzed the implied exchange ratio between AHT's common stock and BioShield's common stock for the most recent trading date prior to the delivery of the fairness opinion, the one, five and ten trading days prior to such date and the average for the last week, two weeks, four weeks and eight weeks. Gruntal performed this analysis to compare the 0.1458 exchange ratio, based on BioShield's closing stock price on June 30, 2000 of $12.00 per share, pursuant to the BioShield/AHT merger agreement with the exchange ratios between AHT's common stock and BioShield's common stock prevailing in the open market. The analysis showed:

         Time Period                                       Implied Exchange
         (preceding June 30, 2000)                             Ratio
         ----------------------------------------------    ----------------
         Current (June 30, 2000).......................        0.1667
         One trading day prior.........................        0.1862
         Five trading days prior.......................        0.1802
         Ten trading days prior........................        0.1292
         Prior week average............................        0.1813
         Prior two weeks average.......................        0.1577
         Prior four weeks average......................        0.1171
         Prior eight weeks average.....................        0.1036

                  The exchange ratio analysis resulted in implied exchange ratios which ranged from 0.1036 to 0.1862 for the time periods indicated above, as compared to the exchange ratio in the merger of 0.1458, based on BioShield's closing stock price of $12.00 on June 30, 2000.

         CONCLUSION. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. The preceding summary is not a complete description of the analyses performed by Gruntal. In arriving at its opinion, Gruntal considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Furthermore, selecting any portion of Gruntal's analyses, without considering all analyses, would create an incomplete view of the process underlying Gruntal's opinion, and could result in an incorrect conclusion. In addition, Gruntal may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be Gruntal's view of the actual value of AHT common stock.

         No transaction utilized in the comparable transaction analysis is identical to the merger, and no company utilized in the comparable companies analysis is identical to AHT. In evaluating the precedent transactions and the selected comparable companies, Gruntal made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of BioShield, such as the impact of competition on the business of BioShield and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of AHT or the industry or in the financial markets in general.

         BioShield's board retained Gruntal based upon Gruntal's experience and expertise. Gruntal is a nationally recognized investment banking and financial advisory firm. Gruntal, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, distributions of listed and unlisted securities, private placements and financial valuations for corporate purposes. In addition, in the ordinary course of its business, Gruntal may actively trade BioShield common stock for Gruntal's account and for the accounts of customers, and accordingly, may at any time hold a long or short position in such security.

         Pursuant to an engagement letter with Gruntal, BioShield has agreed to pay Gruntal a customary fee and other compensation in connection with the investment banking and financial advisory services provided by Gruntal in connection with the merger and the delivery of the fairness opinion. BioShield also agreed to reimburse Gruntal for its reasonable out-of-pocket expenses and to indemnify Gruntal against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Gruntal's engagement as financial advisor.

         Gruntal has performed investment banking and financial advisory services for both BioShield and AHT in the past and has been compensated for those services. In addition, in the future Gruntal may provide investment banking and financial advisory services to BioShield.



OPINION OF AHT'S FINANCIAL ADVISOR

         AHT engaged Chase H&Q to act as a financial advisor to AHT in connection with the proposed merger. The AHT board of directors selected Chase H&Q to act as a financial advisor based on Chase H&Q's qualifications, expertise and reputation, as well as Chase H&Q's historic investment banking relationship and familiarity with AHT. Chase H&Q delivered its oral opinion on June 29, 2000, subsequently confirmed in writing on June 30, 2000, to the AHT board of directors that, as of that date, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Chase H&Q, the consideration to be received by the holders of AHT common stock was fair from a financial point of view.

         The full text of the opinion delivered by Chase H&Q to the AHT board of directors, dated June 30, 2000, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the scope of review undertaken by Chase H&Q in rendering its opinion, is attached as Appendix C to this joint proxy statement/prospectus and is incorporated herein by reference. The Chase H&Q opinion does not constitute a recommendation to any AHT stockholder as to how the AHT stockholders should vote on the merger agreement. The summary of the Chase H&Q opinion set forth below is qualified in its entirety by reference to the full text of the opinion attached as Appendix B. AHT stockholders are urged to read the opinion carefully in its entirety.

         In reviewing the proposed transactions, and in arriving at its opinion, Chase H&Q, among other things:

         - reviewed the publicly available financial statements of BioShield for recent years and interim periods to date and certain other relevant financial and operating data of

                  BioShield (including its capital structure) made available to Chase H&Q from published sources and from the internal records of BioShield;

         - reviewed certain internal financial and operating information, including certain projections, relating to BioShield prepared by the management of BioShield;

         - discussed the business, financial condition and prospects of BioShield with certain members of its senior management;

         - reviewed the publicly available financial statements of AHT for recent years and interim periods to date and certain other relevant financial and operating data of AHT made available to Chase H&Q from published sources and from the internal records of AHT;

         - reviewed certain internal financial and operating information, including certain projections, relating to AHT prepared by the senior management of AHT;

         - discussed the business, financial condition and prospects of AHT with certain members of senior management;

         - reviewed the recent reported prices and trading activity for the common stocks of BioShield and AHT and compared that information and certain financial information for BioShield and AHT with similar information for certain other companies engaged in businesses we consider comparable;

         - reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions; and

         -        reviewed the merger agreement.

         Chase H&Q did not assume responsibility for independent verification of, and did not independently verify, any of the information concerning AHT or BioShield considered in connection with its review of the proposed transactions, including without limitation any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Chase H&Q assumed and relied upon the accuracy and completeness of all this information. In connection with its opinion, Chase H&Q did not prepare or obtain any independent valuation or appraisal of any of the assets or liabilities of AHT or BioShield, and it did not conduct a physical inspection of the properties and facilities of AHT or BioShield. With respect to the financial forecasts and projections used in its analysis, Chase H&Q assumed that they reflected the best currently available estimates and judgments of the expected future financial performance of AHT and BioShield, and Chase H&Q expressed no view as to the reasonableness of these forecasts and projections or the assumptions on which these forecasts or projections were based. For the purposes of its opinion, Chase H&Q also assumed that neither AHT nor BioShield was a party to any pending transactions, including without limitation external recapitalizations or material merger or acquisition discussions, other than the proposed merger and transactions in the ordinary course of conducting their respective businesses, except that BioShield management described to Chase H&Q a potential acquisition that may be consummated in the near term, and Chase H&Q assumed, with the consent of AHT, that this transaction would be completed on reasonable commercial terms. AHT advised Chase H&Q, and for purposes of its opinion Chase H&Q assumed, that the proposed merger would be tax-free to each of AHT and BioShield and would be treated as a purchase for financial accounting purposes.

         In performing its analyses, Chase H&Q used published Wall Street estimates of fiscal year 2000 and 2001 financial performance of BioShield and made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of AHT, BioShield or Chase H&Q. The analyses performed by Chase H&Q and summarized below are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of AHT, BioShield or their respective advisors, neither AHT, Chase H&Q nor any other person assumes responsibility if future results or actual values are materially different from the results of analyses based on forecasts or assumptions. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be acquired or bought or sold.

         Chase H&Q's opinion is necessarily based upon market, economic, financial and other conditions as they existed and can be evaluated as of the date of the opinion and any subsequent change in these conditions would require a reevaluation of that opinion. Although subsequent developments may affect its opinion, Chase H&Q has assumed no obligation to update, revise or reaffirm it.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to summary description. The summary of Chase H&Q's analyses set forth below summarizes the material analyses presented to the AHT board of directors but is not a complete description of the presentation by Chase H&Q to the AHT board of directors or the analysis performed by Chase H&Q in connection with preparing its opinion. In arriving at its opinion, Chase H&Q did not attribute any particular weight to any analyses or factors considered by it, but rather made subjective, qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Chase H&Q believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the following summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Chase H&Q presentation to the AHT board of directors and Chase H&Q's opinion.

         The terms of the proposed merger were determined through negotiations between AHT and BioShield and were approved by the AHT board of directors. Although Chase H&Q provided advice to AHT during the course of these negotiations, the decision to enter into the merger was solely that of the AHT board of directors. As described above, the opinion of Chase H&Q and its presentation to the AHT board of directors were only one of a number of factors taken into consideration by the AHT board of directors in making its determination to approve the proposed merger.

         The following is a brief summary of the material financial analyses performed by Chase H&Q in connection with providing its opinion to the AHT board of directors on June 30, 2000. The summary includes information presented in tabular format. You should read this table together with the text of the related summary, because the table alone is not a complete description of the financial analysis.

         PREMIUM ANALYSIS. Chase H&Q calculated the implied premium over the closing price of AHT common stock as of June 29, 2000 of the consideration to be paid in the proposed merger, assuming the value of BioShield common stock was its closing price on June 29, 2000 of $11.75.

                                                               Implied Premium
                                                               ---------------
                   Date of Sales Price Comparison                    Paid
                   ------------------------------                    ----

               June 29, 2000                                         (20)%

               June 7, 2000 (one day prior to receipt of              47%
               offer letter from BioShield)

               20 trading days prior to June 29, 2000                 11%

               40 trading days prior to June 29, 2000                 20%

         CAPITALIZATION ANALYSIS. Chase H&Q determined that AHT possessed approximately $4.3 million in available cash as of March 31, 2000. Based on estimates of management of AHT, Chase H&Q determined that AHT would possess approximately $2.0 million in available cash as of June 30, 2000. Chase H&Q also noted that AHT's operations used an average of approximately $0.8 million per month for the six months ended June 30, 2000, and that management of AHT had contacted several financing sources regarding an investment in AHT, but none of these contacts proposed an investment in AHT, and, as of June 29, 2000, there were no pending discussions.

         STOCK PRICE AND FINANCIAL ANALYSIS. Chase H&Q reviewed the relative common stock price performance of AHT and BioShield from January 3, 2000 to June 29, 2000 and compared this performance to the Nasdaq Composite Index and an index of selected publicly traded e-health companies. Chase H&Q observed that the common stock price of AHT had decreased approximately 50.0% during the period reviewed, while the common stock price of BioShield had increased approximately 11.6% during the same period. Chase H&Q also noted that the Nasdaq Composite Index and the index of selected e-health companies had decreased approximately 4.6% and approximately 35.2% during the period reviewed.

         Chase H&Q also compared publicly available analyst forecasts of BioShield's fiscal year 2001 revenues and gross profit and compared these forecasts with the estimates of BioShield's management provided to Chase H&Q. Chase H&Q noted that management estimates of revenue and gross profit were approximately 16% and 29% lower than the publicly available analyst forecasts.

         PRO FORMA CONTRIBUTION ANALYSIS. Chase H&Q determined the implied pro forma ownership of the combined company, assuming an exchange ratio in the merger of 0.14894 shares of BioShield common stock per share of AHT common stock, based on the closing price of BioShield common stock on June 29, 2000 of $11.75. Chase H&Q then computed the portion of the combined company's pro forma fiscal year 2000 revenues contributed by AHT, based on estimates provided by the companies' managements. Chase H&Q noted that shareholders of AHT would own 16.5% of the outstanding common stock of the combined company on a pro forma basis, and that AHT would account for 21.6% of the combined company's estimated pro forma fiscal year 2001 revenues.

         The foregoing description of Chase H&Q's opinion is qualified in its entirety by reference to the full text of the opinion which is attached as Appendix B to this joint proxy statement / prospectus.

         Chase H&Q, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Chase H&Q has previously provided investment banking and other financial advisory services to AHT and has received fees for rendering these services. In the ordinary course of business, Chase H&Q may trade in the equity and derivative securities of AHT and BioShield for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities. Chase H&Q may in the future provide investment banking or other financial advisory services to AHT or BioShield.

         Pursuant to an engagement letter with Chase H&Q, AHT became obligated to pay Chase H&Q a fee of $250,000 upon the delivery of the fairness opinion and an additional fee of $375,000 upon consummation of the merger. AHT also agreed to reimburse Chase H&Q for its reasonable out-of-pocket expenses and to indemnify Chase H&Q against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Chase H&Q's engagement as financial advisor.


INTERESTS OF AHT'S DIRECTORS, OFFICERS AND AFFILIATES IN THE MERGER

         When considering the recommendation of AHT's board of directors, you should be aware that some of AHT's directors and officers have interests in the merger that are different from, or are in addition to, your interests. Please see the section entitled "Interests of AHT's directors, officers and affiliates in the merger" on page __ of this joint proxy statement/prospectus. The AHT board of directors was aware of these potential conflicts and considered them.

         As of July 21, 2000, AHT's executive officers and directors held a total of 856,441 shares of AHT common stock, including currently exercisable options, or approximately 7.7% of the total outstanding shares of AHT common stock. In addition, AHT's executive officers and directors held options to purchase a total of 861,558 shares of AHT common stock, at the weighted average exercise price of $2.43 per share. 402,341 of those shares were held pursuant to unvested options.

         Jonathan Edelson, M.D., Robert J. Alger, Jeffrey M. Sauerhoff and Eddy
W. Friedfeld have employment agreements that provide that if any of them are terminated without cause after the merger, all of their outstanding options will immediately vest and they will receive severance payments. In addition, each of them will receive a bonus upon the completion of the merger. In connection with signing of the merger agreement, the employment contracts of Jonathan Edelson, Jeffrey Sauerhoff and Eddy Friedfeld were amended to provide that 60% of the amount each will be entitled to receive under their employment agreement if he is terminated without cause after the merger will be paid in cash and the remaining 40% will be paid in BioShield common stock. Additionally, Jonathan Edelson will provide consulting services to BioShield for one year if he is terminated without cause.

Additionally, Jonathan Edelson and Robert Alger have discussed their potential continued employment with BioShield or a subsidiary of BioShield after completion of the merger.

         Under the merger agreement, BioShield has agreed to honor any indemnification provisions for AHT's directors and officers in AHT's articles of incorporation and by-laws. In addition, BioShield has agreed to maintain AHT's directors' and officers' indemnify insurance for four years after the completion of the merger, provided that BioShield is not required to pay more than approximately $95,000 per year of the annual premium for AHT's insurance.

         As a result of these interests, these directors and officers of AHT could be more likely to vote to adopt and approve the merger agreement and the merger than if they did not hold these interests. AHT's stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.


STRUCTURE OF THE MERGER AND CONVERSION OF STOCK AND OPTIONS

         AHT Acquisition Corp. is a newly formed Delaware corporation, formed specifically for the merger described in this joint proxy statement/prospectus. As provided in the merger agreement, AHT will merge with and into AHT Acquisition Corp., with AHT being the surviving corporation. Upon the completion of the merger, AHT will become a wholly owned subsidiary of BioShield, and AHT stockholders will become stockholders of BioShield as described in the following paragraphs.


MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE MERGER

         The following is a summary of the material anticipated U.S. federal income tax consequences of the merger. This summary is:

         - limited to U.S. holders, who are United States persons who hold their AHT common stock as a "capital asset" and whose "functional currency" is the U.S. dollar;

         - based on the Internal Revenue Code of 1986, treasury regulations, administrative rulings and court decisions, all as in effect as of the date of this document and all of which are subject to change at any time, possibly with retroactive effect, or different interpretation;

         - not a complete description of all of the considerations that may be relevant to a decision whether to adopt and approve the merger and, in particular, may not address U.S. federal income tax considerations applicable to stockholders subject to special treatment under U.S. federal income tax law, which would include, for example:

         -        non-U.S. persons;

         -        financial institutions;

         -        regulated investment companies;

         -        real estate investment trusts;

         -        real estate mortgage investment conduits;

         -        financial asset securitization investment trusts;

         -        dealers in securities or currencies;

         -        traders in securities that elect to mark to market;

         -        insurance companies, tax-exempt entities;

         - holders owning AHT common stock as part of a hedge, straddle, short sale or conversion transaction; and

         - holders who acquired their AHT common stock as a result of the exercise of an employee option or otherwise as compensation.

         In addition, no information is provided in this document about the tax consequences of the merger under applicable foreign, state or local laws. WE URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISORS REGARDING THE FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE EFFECTS OF STATE, LOCAL AND FOREIGN TAX LAWS.

         United States person means:

         -        a citizen or resident of the United States;

         - a corporation created or organized in or under the laws of the United States or any state within the U.S.;

         - an estate whose income is subject to United States federal income tax regardless of its source; or

         - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or a trust that has elected to be taxed as a domestic trust for United States federal income tax purposes.


         We have not requested and do not plan to request any rulings from the IRS concerning the tax treatment of the merger. The statements in this document and the opinions of counsel referred to in this document aren't binding on the IRS or a court. You should be aware that the IRS or a court might disagree with our conclusion.

         This section, as it relates to matters of United States federal income tax law constitutes the opinion of D'Agostino, Levine & Landesman, L.L.P., tax counsel to BioShield. This opinion is based upon a number of facts, assumptions and representations of BioShield, AHT and AHT Acquisition Corp. Based upon the above, the merger will constitute a "reorganization" which is granted special treatment under the Internal Revenue Code. As a "reorganization," the merger will have the following principal United States federal income tax consequences:

         - no gain or loss will be recognized by BioShield, AHT Acquisition Corp. or AHT by reason of the merger;

         - no gain or loss will be recognized by U.S. holders of AHT common stock who exchange their AHT common stock for BioShield common stock in accordance with the merger, except with respect to any cash received instead of a fractional share of BioShield common stock (as discussed below);

         - the aggregate tax basis of the BioShield common stock received in the merger by each U.S. holder of AHT common stock will be the same as the aggregate tax basis of the AHT common stock surrendered in the exchange, reduced by any amount of tax basis allocable to a fractional share interest in BioShield common stock for which cash is received; and

         - the holding period of BioShield common stock received in the merger will include the holding period for the AHT stock surrendered in the exchange.


         Cash received by a U.S. holder of AHT common stock in exchange for a fractional share of BioShield common stock will be treated as received in place of the fractional share. These types of holders generally will recognize capital gain or loss measured by the difference between the amount of cash received and the portion of the tax basis of the holder's AHT common stock allocable to the fractional share interest. In addition, for a U.S. holder of AHT common stock who exercises appraisal rights and receives solely cash in exchange for that holder's AHT common stock the merger will be a taxable event. In this case capital gain or loss will be recognized measured by the difference between the amount of cash received, and the tax basis of that holder's AHT common stock surrendered.

         Any capital gain or loss, in either case, will be long-term capital gain or loss if that holder has held its AHT common stock for more than one year.

         BACKUP WITHHOLDING. Unless a holder of AHT common stock complies with reporting and/or certification procedures or establishes that it is exempt, cash payments in exchange for that holder's AHT common stock in the merger may be subject to "backup withholding" at a rate of 31% for federal income tax purposes. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's federal income tax liability, provided the required information is furnished to the IRS.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THIS SUMMARY MAY NOT APPLY TO A PARTICULAR STOCKHOLDER IN LIGHT OF THE STOCKHOLDER'S PARTICULAR CIRCUMSTANCES.


ACCOUNTING TREATMENT OF THE MERGER

         BioShield intends to account for the merger as a purchase of AHT by AHT Acquisition Corp. for financial reporting and accounting purposes, in accordance with generally accepted accounting principles.


RESTRICTIONS ON SALES OF SHARES BY AFFILIATES

         The shares of BioShield common stock to be issued in the merger will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, except for shares of BioShield common stock issued to any person who is an affiliate of BioShield or AHT. Persons who may be deemed to be affiliates include individuals or entities that control, or are controlled by, or are under the common control of BioShield or AHT, and may include their respective directors and officers, as well as their principal stockholders.

         Affiliates may not sell their shares of BioShield common stock acquired in the merger except pursuant to (1) an effective registration statement under the Securities Act covering the resale of those shares, (2) an exemption under paragraph (d) of Rule 145 under the Securities Act or (3) any other applicable exemption under the Securities Act.

         This joint proxy statement/prospectus can not be used in connection with resales of BioShield common stock received in the merger by an affiliate of BioShield or AHT.


MANAGEMENT AND OPERATIONS OF BIOSHIELD FOLLOWING THE MERGER

         Following the merger, BioShield will continue the operations of AHT as its wholly owned subsidiary. As of the date of this joint proxy statement/prospectus, BioShield intends to examine the operations of AHT to identify opportunities to reduce overhead by elimination of any functions that would be duplicative with the operations of eMD, but has no other specific material plans. The AHT stockholders will become stockholders of BioShield, and their rights as stockholders will be governed by BioShield's articles of incorporation, by-laws and the laws of the State of Delaware. For a description of the differences between the rights of BioShield common stockholders and AHT common stockholders, please see "Comparison of rights of AHT stockholders and BioShield stockholders" beginning on page __ of this joint proxy statement/prospectus.


APPRAISAL RIGHTS

         Appraisal rights under Delaware law are available to AHT stockholders in connection with the merger. To claim appraisal rights, an AHT stockholder must comply with the following requirements:

         - Before the stockholder vote is taken, you must deliver a written demand for the appraisal of your shares.

         - You must continuously hold your AHT shares through the completion of the merger.

         - You must not vote your shares in favor of the merger either by proxy or at the AHT stockholders' meeting.

         - If you properly notified AHT of your intent to demand appraisal rights, AHT will send you written notice within ten
                  (10) days after the completion of the merger that you have properly asserted your appraisal rights.

         - Within one hundred twenty (120) days after the completion of the merger, you must file a petition in the Court of Chancery of Delaware demanding that the court determine the fair value of your shares.

         If you do not comply with the requirements outlined above, you will not be entitled to receive payment for your shares under the appraisal rights provisions of Delaware law. YOUR APPRAISAL RIGHTS ARE SET OUT IN THEIR ENTIRETY IN SECTION 262 OF THE GENERAL CORPORATION LAW OF DELAWARE, WHICH IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS APPENDIX Q.


LISTING ON THE NASDAQ SMALLCAP MARKET OF THE BIOSHIELD COMMON STOCK TO BE ISSUED IN THE MERGER

         The BioShield common stock is currently listed on the Nasdaq SmallCap Market under the symbol "BSTI", and the AHT common stock is currently listed on the Nasdaq under the symbol "AHTC". BioShield has applied to list the shares of BioShield common stock to be issued in the merger on the Nasdaq SmallCap Market under the symbol "BSTI". Nasdaq approval is subject to official notice of issuance prior to the effectiveness of the merger.


DELISTING AND DEREGISTRATION OF AHT COMMON STOCK AFTER THE MERGER

         If the merger is completed, AHT common stock will be delisted from Nasdaq and will be deregistered under the Securities Exchange Act of 1934.

                              THE MERGER AGREEMENT

         The following summary describes certain aspects of the proposed merger, including the material provisions of the merger agreement. The following description of the merger does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is attached as Appendix A to this joint proxy statement/prospectus and is incorporated herein by reference. All holders of BioShield common stock and AHT common stock are urged to carefully read the merger agreement and the other documents incorporated by reference in the merger agreement.

GENERAL; MERGER CONSIDERATION

         The merger agreement provides for a business combination between AHT and AHT Acquisition Corp., a wholly owned subsidiary of BioShield, with AHT as the surviving corporation. Subject to the satisfaction of the conditions in the merger agreement, the merger will be completed and the holders of AHT common stock will be issued shares of BioShield common stock. The acquisition will be accounted for using the purchase method of accounting and it will be considered a "reorganization" as that term is understood in the Internal Revenue Code for federal income tax purposes. In the merger, each outstanding share of AHT common stock will be converted into and become exchangeable for a number of shares of BioShield common stock equal to the exchange ratio, as we explain in the next section. Each share of BioShield common stock will remain outstanding following the merger.

CLOSING OF THE MERGER

         The closing of the merger will take place at 10:00 a.m. on a date which is no later than the second business day after the conditions to the merger described in the merger agreement have been satisfied or waived. Alternately, the closing of the merger may take place at any other time as we agree in writing. The closing is expected to take place shortly after the adoption and approval of the merger by AHT stockholders and approval of the issuance of BioShield common stock in connection with the merger by BioShield stockholders.

EFFECTIVE TIME OF THE MERGER

         As soon as possible after the closing of the merger, AHT and BioShield will cause a certificate of merger to be executed, acknowledged and filed with the Secretary of State of Delaware as required under Delaware law. The merger will become effective when the certificate of merger is properly filed with the Delaware Secretary of State, or at another time agreed to by BioShield and AHT and specified in the certificate of merger. We anticipate that the filing of the certificate of merger will be made simultaneously with, or as soon as practicable after, the closing of the merger.

CONVERSION OF SHARES OF AHT COMMON STOCK INTO SHARES OF BIOSHIELD COMMON STOCK

         At the completion of the merger, and without any action on the part of the AHT common stockholders, each issued and outstanding share of AHT common stock will become exchangeable for $1.75 worth of BioShield common stock. In the exchange, the AHT common stockholders will receive cash instead of any fractional shares of BioShield common stock into which the shares of AHT common stock have been converted. In addition, AHT common stockholders will receive the right to receive cash for any distribution or dividend regarding the BioShield common stock with a record date that is at or after the effective time of the merger, in each case without interest.

THE EXCHANGE RATIO

         The exchange ratio of this stock-for-stock merger is subject to collar protection and will be determined based on the following:

         - The number of shares of BioShield common stock for each share of AHT common stock will fluctuate within the collar so that AHT common stockholders will receive $1.75 worth of BioShield common stock if the average closing trading price of BioShield common stock, as determined in accordance with the merger agreement, is between $6.00 and $18.00 per share.

         - The exchange ratio outside of the collar will be fixed. AHT common stockholders will receive .29167 shares of BioShield common stock for each share of AHT common stock if the BioShield stock price is $6.00 or less and .09722 shares of BioShield common stock if the BioShield stock price is $18.00 or above.


         The chart below sets forth a range of average closing trading prices for BioShield common stock, the value of BioShield common stock to be received by AHT stockholders for each share of AHT common stock and the corresponding exchange ratio. AHT stockholders may call Arthur Dague at (914) 524-4783 for the exact number of shares of BioShield common stock to be issued to them based on the most recent average closing trading price of AHT common stock.

AVERAGE CLOSING TRADING PRICE OF      VALUE OF BIOSHIELD COMMON STOCK TO BE     EXCHANGE RATIO
BIOSHIELD COMMON STOCK                RECEIVED FOR EACH SHARE OF AHT COMMON
                                      STOCK
        $20.00                                    $1.94                             .09722
        $19.00                                    $1.85                             .09722
        $18.00                                    $1.75                             .09722
        $17.00                                    $1.75                             .10294
        $16.00                                    $1.75                             .10938
        $15.00                                    $1.75                             .11667
        $14.00                                    $1.75                             .12500
        $13.00                                    $1.75                             .13462
        $12.00                                    $1.75                             .14583
        $11.00                                    $1.75                             .15909
        $10.00                                    $1.75                             .17500
        $ 9.00                                    $1.75                             .19444
        $ 8.00                                    $1.75                             .21875
        $ 7.00                                    $1.75                             .25000
        $ 6.00                                    $1.75                             .29167
        $ 5.00                                    $1.46                             .29167
        $ 4.00                                    $1.17                             .29167

         If at any time during the period between June 30, 2000, the date of the merger agreement, and the date that the merger is completed there is a change in the number of shares of BioShield common stock issued and outstanding due to a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, merger, exchange of shares or other similar transaction, the merger consideration received by AHT stockholders will be proportionately adjusted to reflect that stock split, stock dividend, recapitalization, subdivision, reclassification, combination, merger, exchange of shares or other similar transaction.

         BioShield will not issue any fractional shares of BioShield common stock in the merger. Instead, each of you who is entitled to receive a fraction of a share of BioShield common stock will receive cash, without interest, in an amount equal to your proportionate interest in the net proceeds from the sale of all of the aggregate fractional shares of BioShield common stock.

EXCHANGE OF CERTIFICATES FOR SHARES OF AHT COMMON STOCK

         Promptly after the effective time of the merger, BioShield's exchange agent will mail transmittal forms and exchange instructions to each holder of record of AHT common stock. Each holder of AHT common stock certificates will be able to surrender stock certificates to BioShield's exchange agent. Each certificate surrendered to the exchange agent together with an executed letter of transmittal will be cancelled, and each holder will receive in exchange certificates representing the number of whole shares of BioShield common stock to which the holder is entitled, any cash which may be payable instead of a fractional share of BioShield common stock and any dividends or other distributions on BioShield common stock with a record date at or after the effective time of the merger. No interest will be paid or accrued on any amount payable upon surrender of the AHT common stock certificates.

         HOLDERS OF AHT COMMON STOCK SHOULD NOT SEND THEIR COMMON STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY RECEIVE TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT. HOLDERS OF BIOSHIELD COMMON STOCK WILL NOT EXCHANGE THEIR CERTIFICATES REPRESENTING SHARES OF BIOSHIELD COMMON STOCK.

DIVIDENDS AND DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED AHT COMMON STOCK CERTIFICATES

         All shares of BioShield common stock to be issued in the merger will be treated as outstanding as of the effective time of the merger. Whenever a dividend or other distribution is declared by BioShield regarding the BioShield common stock, and the record date is at or after the effective time of the merger, that declaration will include dividends or other distributions on all shares of BioShield common stock which may be issued under the merger agreement. No dividends or other distributions on the BioShield common stock will be paid to any holder of unsurrendered AHT common stock certificates until the stockholder surrenders the AHT common stock certificates for exchange.

STOCK OPTIONS AND OTHER AWARDS

         At the effective time of the merger, each outstanding option to purchase AHT common stock will constitute an option to acquire, on the same terms and conditions as were applicable under that option, the same number of shares of BioShield common stock as the holder of that option would have been entitled to receive if that holder exercised its option in full immediately prior to the effective time of the merger. The price per share is equal to the aggregate exercise price for the AHT common stock that the holder was entitled to purchase under that option divided by the number of full shares of BioShield common stock purchasable under that option.

         AHT will make all necessary arrangements concerning its stock plans to permit the assumption by BioShield of any unexercised options. BioShield will take all corporate action necessary to reserve shares of BioShield common stock for issuance upon exercise of options assumed by it. As soon as practicable after the effective time, BioShield will file a registration statement regarding the BioShield common stock subject to the options.

         As soon as practicable after the consummation of the merger, BioShield will deliver to the holders of options to acquire BioShield common stock appropriate notices setting forth the holders' rights pursuant to each stock plan.

CORPORATE GOVERNANCE AFTER THE EFFECTIVE TIME OF THE MERGER

         The AHT certificate of incorporation and by-laws in effect immediately prior to the effective time of the merger will continue to be the certificate of incorporation and by-laws of AHT as the surviving corporation after the effective time of the merger. However, Article IV of the AHT certificate of incorporation will be amended to so that AHT will have the authority to issue only 1,000 shares of common stock, par value $0.0001 per share.

         The officers and directors of AHT Acquisition Corp. immediately prior to the effective time of the merger will be the initial directors and officers of AHT as the surviving corporation until these officers and directors either resign, are removed or their successors are properly elected and qualified.

CONDITIONS TO THE MERGER

         CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligations of AHT, BioShield and AHT Acquisition Corp. to effect the merger are subject to, among other things, the satisfaction or waiver, at or before to the effective time of the merger, of each of the following conditions:

         - Stockholder approval. The issuance of shares of BioShield common stock in connection with the merger must be approved by the holders of a majority of the outstanding shares of BioShield common stock, and the merger and the merger agreement must be approved by the holders of a majority of the outstanding shares of AHT common stock;

         - Litigation. There must be no judgements, orders, decrees, statutes, laws, ordinances, rules or regulations entered, enacted, promulgated, enforced or issued by any court or other governmental entity in effect that prevent or prohibit consummation of the merger;

         - Registration Statement on Form S-4. The registration statement of which this joint proxy statement/prospectus is a part must be declared effective by the SEC. No stop order suspending the effectiveness of the registration statement must have been issued and no proceedings for that purpose must have been initiated or threatened by the SEC;

         - Nasdaq SmallCap Market quotation. The shares of BioShield common stock issuable to the holders of AHT common stock will have been authorized for listing on the Nasdaq SmallCap Market; and

         - Regulatory approvals. All state securities and "blue sky" permits and approvals necessary to consummate the transactions contemplated by the merger agreement must have been received.

         ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF BIOSHIELD AND AHT ACQUISITION CORP. The obligations of BioShield and AHT Acquisition Corp. to complete the merger are also subject to the satisfaction or waiver by BioShield at or before the effective time of the merger of the following additional conditions:

         - No pending action or proceeding. There must be no pending action or proceeding by any governmental entity seeking to restrain or prohibit BioShield's or AHT Acquisition Corp.'s ownership or operation of all or any portion of the business or assets of AHT or BioShield or seeking to compel BioShield to dispose of any material portion of the business or assets of AHT or BioShield;

         - Covenants of AHT. AHT must have performed all of its covenants, obligations and agreements in all material respects;

         - Representations and warranties of AHT. All of AHT's representations and warranties are true and correct as of the closing date of the merger, or as of any other date specified, except as would not be reasonably likely to cause a material adverse effect to AHT;

         - Appraisal rights asserted. The holders of record of no more than 900,000 shares of AHT common stock must have delivered to AHT written notice of their intention to assert their appraisal rights for their shares of AHT common stock and voted against adoption and approval of the merger agreement and the merger.

         ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF AHT. The obligation of AHT to complete the merger is also subject to the satisfaction or waiver of AHT at or before the effective time of the merger of the following additional conditions:

         - Covenants of BioShield and AHT Acquisition Corp. BioShield and AHT Acquisition Corp. must have performed all of their covenants, obligations and agreements in all material respects; and

         - Representations and warranties. All of BioShield's and AHT Acquisition Corp.'s representations and warranties are true and correct as of the closing date of the merger, or as of any other date specified, except as would not be reasonably likely to cause a material adverse effect to BioShield and AHT Acquisition Corp.

REPRESENTATIONS AND WARRANTIES OF BIOSHIELD, AHT ACQUISITION CORP. AND AHT

         REPRESENTATIONS AND WARRANTIES OF EACH PARTY. The merger agreement contains various customary representations and warranties of BioShield, AHT Acquisition Corp. and AHT relating to, among other things:

         -        corporate organization, good standing and qualification;

         -        capital structure;

         - corporate power and authority to execute, deliver and perform their obligations, and to complete the merger;

         - governmental consents and regulatory approvals necessary to complete the merger;

         - conflicts under governing documents, required consents, approvals and filings, and violations of any agreements, licenses, permits or laws;

         - the fact that the transactions contemplated by the merger agreement will not violate BioShield's, AHT Acquisition Corp.'s or AHT's organizational documents, the contracts to which BioShield or AHT is a party or any law, rule or regulation;

         - the fact that all required filings with the SEC have been made and when filed, contained no untrue statement of a material fact or omitted to state a material fact required to be stated or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

         - conformity of financial statements contained in SEC filings with generally accepted accounting principles;

         - absence of undisclosed liabilities which could reasonably be expected to have a material adverse effect;

         - the absence of some material adverse events, changes or effects;

         -        litigation and liabilities;

         -        tax matters;

         -        state antitakeover statutes;

         - fees to be paid to brokers, investment bankers or financial advisors;

         -        compliance with laws; and

         -        receipt of fairness opinions from financial advisors.

         ADDITIONAL REPRESENTATIONS AND WARRANTIES OF AHT. In addition, the merger agreement contains additional representations and warranties of AHT relating to, among other things:

         -        subsidiaries;

         -        directors' and officers' liability insurance;

         -        the absence of changes in stock and benefit plans;

         -        participation and coverage in benefit plans;

         - compliance with the provisions of the Employee Retirement Income Security Act of 1974;

         - voting requirements relating to the adoption and approval of the merger agreement and the merger;

         -        necessary permits;

         -        compliance with environmental laws;

         -        material contracts;

         -        title to property and leases;

         -        interests of officers and directors in material property;

         -        software;

         -        intellectual property;

         - the absence of infringement on patents, trademarks, copyrights or other intellectual property of others; and

         - severance payments and acceleration of vesting of options as a result of the merger.

         ADDITIONAL REPRESENTATIONS AND WARRANTIES OF BIOSHIELD AND AHT ACQUISITION CORP. In addition, the merger agreement contains additional representations and warranties of BioShield and AHT Acquisition Corp. relating to, among other things, the lack of activities by AHT Acquisition Corp prior to the completion of the merger.

CONDUCT OF AHT'S BUSINESS PRIOR TO THE MERGER

         AHT has agreed that prior to the effective time of the merger, unless BioShield otherwise consents in writing and except as otherwise expressly stated in the merger agreement or disclosed in AHT's disclosure schedule that, among other things:

         - it will carry out its business in the ordinary and usual course consistent with its past practice and use reasonable efforts to preserve its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with AHT;

         - it will not declare, set aside or pay any dividends on any of its capital stock, issue any other securities in place of its capital stock or purchase, redeem or acquire any shares of its capital stock or any rights, warrants or options to acquire any of these shares;

         - except in connection with the hiring of any non-executive employees of AHT, AHT will not issue, sell, pledge or otherwise encumber any shares of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any of these shares, other than the issuance of AHT common stock upon the exercise of options prior to the effective time of the merger;

         -        it will not amend its organizational documents;

         -        it will not acquire or agree to acquire any business;

         - it will not, except in the ordinary course of business consistent with past practice or under existing contracts or commitments, sell, lease, transfer or otherwise dispose of or license or grant any exclusive rights to any of its intellectual property;

         - it will not, except in the ordinary course of business or under contracts or commitments existing on the date of the merger agreement, sell, lease, transfer or otherwise dispose of any of its material assets, except for sales of assets under existing contracts or commitments in the ordinary course of business and dispositions of obsolete or worthless assets;

         - it will not make or agree to make any new capital expenditures worth more than $100,000 in the aggregate;

         - it will not make any material tax election, unless required by law, or settle or compromise any material income tax liability, except to the extent previously disclosed on its publicly filed financial statements;

         - it will not pay, discharge or satisfy any material claims, liabilities or obligations, other than in the ordinary course of business consistent with past practice, those liabilities disclosed on its publicly filed financial statements and other liabilities worth up to $200,000 in the aggregate;

         - it will not incur any material indebtedness, guarantee any material indebtedness of another person or make any material loans, advances, capital contributions to or investments in any other person, except for borrowings incurred in the ordinary course of business consistent with past practice or to refund existing or maturing indebtedness;

         - it will not enter into or materially amend any employment agreement, any material agreement to provide services for longer than thirty (30) days except in the ordinary course of business, any material customer sale or license agreement on terms outside the ordinary course of business or as disclosed in AHT's disclosure schedule, pay commissions to sales employees except on the basis of executed customer contracts or in the ordinary course of business and consistent with past practice, any contract or series of related contracts requiring payments of more than $100,000, any agreement or arrangement for obtaining professional services or advice requiring payments of more than $50,000 to any one service provider, any product swap transactions that would be in violation of generally accepted accounting principles or make any determination about amounts payable for more than $100,000 under any plan, arrangement, or agreement providing for the payment of a discretionary incentive compensation or a bonus to any officer, director, employee or independent contractor or enter into or adopt, or amend any material agreement, arrangement, or benefit plan in a way that will increase its liability regarding compensation or benefits except as may be required by applicable law; and

         - it will not authorize any of or agree to take any of the actions just listed.

ACCESS TO INFORMATION

         AHT has agreed to provide to BioShield upon request, access to all of its properties, books, contracts, commitments, personnel and records. AHT has also agreed to provide BioShield with copies of each report, schedule, registration statement and other document filed by it under the securities laws, a copy of each material tax return, report and information statement filed by it and all other information concerning its business, assets, properties and personnel as BioShield may reasonably request.

NO SOLICITATION OF ACQUISITION PROPOSALS

         AHT has agreed that prior to the effective time of the merger or the termination of the merger agreement, it will not, directly or indirectly, through advisors, agents or other intermediaries, and it will not permit or cause its and its subsidiaries' respective officers, directors, advisors, representatives and other agents to, directly or indirectly:

         - solicit, initiate or knowingly encourage, or otherwise facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal;

         - engage in substantive discussions or negotiations with, or disclose or provide any non-public information about AHT or its subsidiaries or give access to the properties, books or records of AHT or its subsidiaries to, any person that has made a proposal to acquire AHT or with or to any person in contemplation of a proposal to acquire AHT; or

         - enter into any agreement or agreement in principle providing for or relating to a proposal to acquire AHT.

         However, if a person submits an unsolicited written acquisition proposal and AHT's board of directors believes in good faith, after consulting with their financial advisor, that the unsolicited proposal is superior to BioShield's proposal and, after consulting with their legal counsel, that engaging in negotiations or providing information about AHT is required to satisfy its fiduciary duties, then AHT may:

         - provide information in response to an unsolicited written proposal to acquire AHT if AHT receives from the requesting person an executed confidentiality agreement;

         - engage in negotiations and discussions with the person who submitted the written proposal; and

         - three days after providing written notice to BioShield of AHT's intention to approve or recommend the acquisition proposal or terminate the merger agreement, the AHT board of directors may recommend the new acquisition proposal to you if they determine in good faith that they are required to do so in order to comply with their fiduciary duties.

         The merger agreement also requires that AHT:

         - promptly notify BioShield of any request for information with respect to any acquisition proposal or any inquiry that is reasonably likely to lead to an acquisition proposal; and

         - provide written notice to BioShield that AHT intends to approve or recommend any acquisition proposal, which specifies the material terms and conditions of the proposal and identifies the person who made the proposal.

INFORMATION SUPPLIED TO BIOSHIELD

         AHT has agreed, upon BioShield's reasonable request, to provide BioShield with pertinent information relating to any litigation, including any litigation concerning the transactions contemplated by the merger agreement. AHT has also agreed, upon BioShield's reasonable request, to provide BioShield with copies of material contracts entered into after the date of the merger agreement.

LISTING OF BIOSHIELD COMMON STOCK ON NASDAQ SMALLCAP MARKET

         BioShield has agreed to use its best efforts to list the shares of BioShield common stock to be issued in the merger on the Nasdaq SmallCap Market.

INDEMNIFICATION AND DIRECTORS' AND OFFICERS' INSURANCE

         For six years after the effective time of the merger, BioShield has agreed to indemnify and hold harmless, including the advancement of expenses as they are incurred, the current and former directors and officers of AHT, against any costs or expenses incurred in defending any claim, action, suit, proceeding or investigation arising out of events existing or occurring before the effective time of the merger, to the fullest extent permitted under applicable law.

         For at least four years from the effective time of the merger, BioShield has agreed to maintain AHT's current policies of directors' and officers' liability insurance. BioShield will maintain these policies on terms and conditions substantially similar to AHT's existing directors' and officers' insurance so long as the annual premium for this insurance is not more than 125% of the amount AHT paid for this directors' and officers' insurance in its last full fiscal year. If this liability insurance cannot be maintained, BioShield will purchase the best coverage available, provided that BioShield is not required to pay more than approximately $95,000 per year of the annual premium for AHT's insurance.

OBLIGATIONS OF AHT ACQUISITION CORP.

         BioShield has agreed to cause AHT Acquisition Corp. to perform its obligations under the merger agreement and to complete the merger.

EMPLOYEES AND EMPLOYEE BENEFITS

         BioShield has agreed to honor the terms of all of the benefit plans and all employment and severance agreements of AHT that are listed on AHT's disclosure schedule or filed as exhibits to AHT's documents filed with the SEC, and all accrued benefits vested under these benefit plans. BioShield may terminate any of these benefit plans or other agreements that it has agreed to honor in accordance with their terms.

         BioShield has also agreed to provide to any employees of AHT retained by BioShield employee benefits in the aggregate no less favorable than those benefits provided to BioShield's similarly situated employees. BioShield is under no obligation to retain any employee or group of employees of AHT or its subsidiaries. BioShield will credit any retained employees with their prior service for purpose of receiving benefits under BioShield's benefit plans.

ASSUMPTION OF THE CYBEAR, INC.  NOTE

         BioShield has expressly agreed to assume all of the obligations of AHT under the 10% Senior Secured Convertible Note issued by Cybear, Inc. to AHT. BioShield has also agreed to be bound by all of the agreements and covenants of AHT under the related Securities Purchase Agreement by and between AHT and Cybear, Inc., dated March 27, 2000, and the related agreements and documents, including the warrants to purchase shares of AHT common stock, entered into in connection with this purchase agreement.

FURTHER ACTION

         AHT and BioShield have both agreed to use all reasonable efforts, in good faith, to take all actions necessary to effect the transactions contemplated by the merger agreement.

STATE TAKEOVER STATUTES

         AHT and BioShield and their respective boards of directors have agreed to grant any approvals and take any actions that are necessary to minimize the effects of any takeover statute that is or becomes applicable to the merger or the other transactions contemplated by the merger agreement.

ADDITIONAL AGREEMENTS

         The merger agreement contains additional agreements relating to the conduct of BioShield and AHT before the effective time of the merger, including among other things:

         - to cooperate in preparing this registration statement and the enclosed joint proxy statement/prospectus;

         - to establish record dates for the annual or special meetings of the stockholders of BioShield and AHT to approve the issuance of shares of BioShield common stock in connection with the merger and to adopt and approve the merger agreement and the merger, respectively;

         - to use reasonable efforts to respond to any governmental inquiry in connection with the merger and to take any actions in connection with any governmental approvals necessary to consummate the merger;

         - to consult with each other prior to issuing any press release or other public statement;

         - to keep confidential any non-public information provided to the other in connection with the negotiation of the merger agreement or the merger;

         - to take all steps required to cause the boards of directors of AHT and BioShield to exempt the exchange of securities by officers and directors of AHT from liability under Section 16(b) under the Exchange Act;

         - that none of the information supplied by either party for inclusion in this registration statement or the joint proxy statement/prospectus will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading; and

         - to refrain from taking any action that would prevent the merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code.

TERMINATION

         The merger agreement may be terminated by the mutual written consent, which has been authorized by the boards of directors of both BioShield and AHT, at any time before the effective time of the merger, either before or after the required adoption and approval of the merger agreement and the merger by the stockholders of AHT and approval of the issuance of BioShield common stock in connection with the merger by the stockholders of BioShield, in any of the following ways:

         By either of BioShield or AHT if:

         - the merger is not completed by December 31, 2000, unless the failure to complete the merger is due to the failure of either party to fulfill their obligations under the merger agreement;

         -        the approval of AHT's stockholders is not obtained;

         -        the approval of BioShield's stockholders is not obtained; or

         - if any statute, injunction or decree preventing or prohibiting the consummation of the merger has become final and nonappealable.

         By BioShield if:

         - AHT has received a competing acquisition proposal from another person and has consummated another transaction in connection with that proposal;

         - AHT has breached or failed to perform in any material respect any of its covenants or other agreements or if any of AHT's representations and warranties were false when made, if the breach or failure to perform is reasonably likely to have a material adverse effect and has not been and cannot be cured within twenty (20) calendar days upon written notice from BioShield;

         - AHT's board of directors has withdrawn or materially modified its recommendation of the merger or recommended an acquisition proposal from another person; or

         - Specified litigation is determined adversely to AHT resulting in liabilities of more than $250,000, after deduction of any amounts payable to AHT from insurance proceeds or from sources described on AHT's disclosure schedule.

         By AHT if:

         - AHT has received a superior acquisition proposal that AHT's board has decided to accept in accordance with the procedures outlined in "No solicitation of acquisition proposals" on page __;

         - AHT has withdrawn its recommendation of the merger or has failed to make a recommendation of the merger; or

         - BioShield has breached or failed to perform in any material respect its representations and warranties, covenants or other agreements, and if the breach or failure to perform has not been and cannot be cured within ten (10) calendar days.

         If the merger agreement is terminated, it becomes void and has no further effect, without any liability to BioShield or AHT, other than in the circumstances described in the next section, "Termination fees".

TERMINATION FEES

         AHT has agreed to pay BioShield a fee in immediately available funds equal to $600,000 within three business days of the termination of the merger agreement if any of the following events occur:

         - AHT has received a competing acquisition proposal from another person and has consummated another transaction in connection with that proposal;

         - AHT has beached or failed to perform in any material respect any of its covenants or other agreements or if any of AHT's representations and warranties were false when made, if the breach or failure to perform is reasonably likely to have a material adverse effect and has not been and cannot be cured within twenty (20) calendar days after BioShield gives written notice to AHT; or

         - AHT's board of directors has withdrawn or materially modified its recommendation of the merger or recommended an acquisition proposal from another person.

FEES AND EXPENSES

         Except for any termination fees, AHT and BioShield have agreed that all fees and expenses incurred in connection with the merger, the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring that fee or expense even if the merger is not consummated. However, if the merger agreement is terminated as a result of the occurrence of the events described in this section, in addition to the $600,000 paid or payable by AHT to BioShield described above, AHT has agreed to reimburse BioShield for all actual, documented and reasonable out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated in it, up to a maximum of $240,000. These fees and expenses include the fees of BioShield's counsel.

AMENDMENT, EXTENSION AND WAIVER

         Subject to applicable law, AHT, BioShield and AHT Acquisition Corp. may amend the merger agreement in writing at any time before or after receiving the required approvals of the BioShield common stockholders and the AHT common stockholders. However, after AHT and BioShield secure the requisite stockholder approvals, they cannot amend the merger agreement in a way that, under law, requires further approval by their stockholders.

         Subject to applicable law, at any time before the effective time of the merger, AHT, BioShield and Acquisition Subsidiary may:


         - extend the time for the performance of any of their obligations or other acts;

         - waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered under the merger agreement; or

         - subject to conditions concerning amendment of the merger agreement, waive compliance with any of the conditions contained in the merger agreement.

                         INFORMATION REGARDING BIOSHIELD

         BioShield Technologies, Inc. is a Georgia corporation organized in June, 1995 and has, since inception, been primarily engaged in research and development, patent filings, procurement of regulatory approvals and related activities geared towards the sale of its retail, industrial and institutional products. Most of the products which have been produced and marketed are cleaning and deodorizing products. Some of these products provide long-term killing action of microorganisms responsible for cross contamination and viral contamination. Many of these products inhibit and control the growth of over 100 viral, bacteria, fungi and yeast organisms. BioShield has continued to successfully build brand recognition and market penetration of its new OdorFree product line. Currently OdorFree is sold through several major supermarket chains throughout the United States.

         BioShield has created a subsidiary to conduct electronic commerce via the internet, Electronic Medical Distribution, Inc. or eMD. eMD seeks to integrate product offerings for healthcare providers including point of care medication management, electronic medical records, pharmaceutical fulfillment and pharmaceutical care services, with a comprehensive healthcare website. eMD launched its consumer and physician web site in January 2000. Prior to that launch, eMD's primary focus had been organizational activities, raising capital, gaining regulatory approvals, research and development and further investigation into new markets. As a result, BioShield currently operates in two distinct business segments, antimicrobial and biostatic products for use within the retail and institutional markets through BioShield, and pharmaceutical healthcare and related e-commerce via the internet through eMD.

         On July 7, 2000, BioShield announced an agreement to acquire up to 85% of the outstanding stock of Arrow Magnolia International, Inc. for cash and stock. Dallas-based Arrow Magnolia is engaged primarily in the manufacture and distribution of specialty chemical products for use in cleaning and maintaining equipment, and generalized maintenance and sanitation products. We have agreed to purchase 85%, or 2,761,281 shares, of Arrow Magnolia's outstanding common stock for a purchase price per share of $4.41 cash and .05221 of a share of BioShield common stock, which represents $0.59 in value based upon the average closing bid price for a share of BioShield common stock for the five day period prior to the announcement of the transaction. We have also agreed to purchase all the outstanding options and warrants of Arrow Magnolia for $4.75 cash over the exercise price, and we estimate the total cost of the transaction to be approximately $15.6 million cash and $1.6 million in stock. The transaction is subject to satisfaction of the conditions set forth in the agreement, including the completion of due diligence investigations.

MANAGEMENT OF BIOSHIELD

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF BIOSHIELD. The names of the directors, executive officers and significant employees of BioShield, their ages and other information about them are set forth below.


         NAME                                                  AGE AT ANNUAL
                                                               MEETING               PRESENT POSITION WITH BIOSHIELD
         Timothy C.  Moses.................................    43                    Chairman of the board, president, chief
                                                                                     executive officer and director

         Carl T. Garner (1)(2).............................    51                    Director

         Martin Savarick(2)................................    61                    Director

         Edward U. Miller(1)(2)............................    36                    Director

         Hugh R.Lamle(1)...................................    55                    Director

         Scott Parliament..................................    42                    Chief financial officer and secretary

         Geoffrey L. Faux..................................    44                    President of eMD

         (1) Member of BioShield audit committee.
         (2) Member of BioShield compensation committee.

         Mr. Timothy C. Moses, a director and founder of BioShield, is the chairman of the board, president, and chief executive officer. For over a decade, Mr. Moses has been an independent businessman and entrepreneur. His career has spanned from sales and marketing to director of securities and investment. He has developed knowledge in the chemical and chemical siloxane industry and business since leaving his former employer, Dow Corning Corporation, in 1986, where he acted as liaison between management and technical sales in the role of new product planning and launches. As president of his former company, DCI, Inc., a silicone and siloxane-based technology company, Mr. Moses was instrumental in seeking and raising of investment capital as well as director of marketing and sales to clients on a direct basis. Mr. Moses co-developed a new antimicrobial silicone based coating system for textile applications and coordinated sales from the European Economic Community countries to the United States. Mr. Moses is a graduate of a division of Georgia Institute of Technology where he received his B.S. degree in 1980.

         Carl T. Garner has been a director of BioShield since 1996. Since 1995, Mr. Garner has been a partner in Garner and Nevins, a division of Nevins Marketing Group, Inc., a promotional and advertising agency based in Atlanta, Georgia. Mr. Garner received a B.S. in business/accounting from Jacksonville State University in 1969, a masters degree in management from Georgia College in 1977, and a masters degree in business administration from Jacksonville State University in 1978.

         Martin Savarick joined the board of directors of BioShield in 2000. He is currently president of The Printstar Group, Inc., a marketing and management consulting firm. He has been the chairman of the board, president, and chief executive officer of two publicly traded companies -- Beacon Photo Service, Inc. and Imprint Products, Inc. Both companies dealt with retail customers throughout the United States exclusively on a mail-order basis. The companies employed various innovative marketing techniques to advertise and sell its products. Mr. Savarick also served as president of a fund raising organization and of a direct mail marketing consulting firm.

         Edward U. Miller joined the board of directors of BioShield in 2000. Mr. Miller is the chief operating officer of Summit Marketing Services, a fully integrated marketing company serving many Fortune 500 clients. Prior to Summit, Mr. Miller was an investment banker with First Union Securities and Merrill Lynch focusing on mergers and acquisitions. Before Mr. Miller's career in investment banking, he was a tactical jet pilot in the U.S. Navy, where he served in the Persian Gulf. Mr. Miller has a bachelor of science degree in mathematics from the U.S. Naval Academy and an masters degree in business administration from Harvard Business School.

         Hugh. R Lamle joined the board of BioShield in 2000. Mr. Lamle is executive vice president and a principal of M.D. Sass Investor Services, Inc., and is an registered investment advisor. He is also president, chief investment officer and chief executive officer of Chase and MD Sass Partners, a joint venture between Chase Manhattan Bank and M.D. Sass Investors. He is also a director of coolsavings.com, a publicly traded incentive marketing company. Mr. Lamle holds a bachelor of arts in political science and economics and a masters degree in business administration in finance and investments from Baruch College of the City University of New York.

         Scott Parliament joined BioShield as its chief financial officer in 2000. Mr. Parliament has a 20-year track record of working with development stage public companies, including internet start-ups. Mr. Parliament has been the president of Internet Affinity Groups, Inc., which facilitates web-based marketing solutions for affinity groups, and interim chief financial officer of Consumer Financial Network, an internet financial products integrator and majority-owned subsidiary of iXL. Mr. Parliament has also held senior positions with Parlon Ventures, Ltd., National Steel Service Center Inc. and BDO Seidman. He received his bachelor of science degree in accounting from Ferris State University in 1980 and became a certified public accountant in 1984.

         Geoffrey Faux was hired as the President of eMD in 2000. In that role, he has responsibility for all eMD day-to-day operations, as well as implementation of eMD's business plans and strategy. Prior to joining eMD, Mr. Faux was the president of Orthodontic Centers of America, a New York stock exchange listed company. Mr. Faux also brings several years of investment banking experience to his post, including responsibility as a director of Prudential Securities southeast investment banking group. Mr. Faux received his masters degree in business administration from the University of Chicago.

         BioShield's directors are divided into three classes which serve staggered three-year terms or until their successors have been duly elected and qualified. Officers are elected at the first meeting of the board of directors following the election of the directors at a stockholders meeting, and officers serve at the discretion of the board of directors. There are no family relationships between any of the directors or executive officers of BioShield.

BOARD COMMITTEES

         The board of directors has two standing committees. The audit committee recommends BioShield's independent auditors and reviews the results and scope of audit and other accounting-related services provided by the auditors. Currently, Mr. Garner, Mr. Miller and Mr. Lamle are members of the audit committee. Mr. Garner Mr. Miller and Mr. Lamle are also members of the board's compensation committee, which administers the stock option and incentive plans as well as other executive compensation matters.

MEETINGS AND ATTENDANCE

         The full board of directors met five times, the audit committee met twice, and the compensation committee met three times during the fiscal year ending June 30, 2000. All of the directors attended at least 75% of the meetings of the full board of directors, and 75% of the meetings of each committee of which he was a member, during the fiscal year ending June 30, 1999.


DIRECTOR COMPENSATION

         BioShield currently pays directors who are not employees of BioShield a fee of (a) $1,000 per regularly scheduled board meeting attended, or $250 for participation in a regularly scheduled board meeting by conference telephone, and (b) $12,000 annually. BioShield reimburses all directors for their expenses in connection with their attendance at these meetings. BioShield currently maintains $1,000,000 key man life insurance policies on the life of Timothy C. Moses.


EXECUTIVE COMPENSATION

         The following table lists, for the three fiscal years ended June 30, 2000, compensation paid by BioShield to Timothy C. Moses, chairman of the board, president, chief executive officer and director; and Jacques Elfersy, its former co-chairman of the board, senior vice president, secretary, treasurer, and director. None of BioShield's other executive officers had annual compensation in excess of $100,000 during any of the three fiscal years ended June 30, 2000.

                                                   SUMMARY COMPENSATION TABLE
                                                   --------------------------

                            ANNUAL COMPENSATION                          LONG TERM COMPENSATION AWARDS
                            -------------------                          -----------------------------

                                                                                     SECURITIES                 PAYOUTS
                                                                                     UNDERLYING                 -------
                                                                                        LTIP
Name and principal          FISCAL                                       RESTRICTED OPTIONS/SARS     PAYOUTS     ALL OTHER
position                    YEAR      SALARY    BONUS     OTHER ANNUAL     STOCK                                 COMPENSATION
                                                          COMPENSATION     AWARDS
Timothy C.  Moses           2000      250,000                18,600           --                        --           --
Chairman of the Board,      1999      140,000       --       10,000           --      150,000           --           --
President, Chief            1998      120,000       --           --           --           --           --           --
Executive Officer and
Director
Jacques Elfersy             2000      250,000       --       18,600           --           --           --           --
Former Co-Chairman of the,  1999      140,000       --       10,200           --      150,000           --           --
Board, Senior Vice          1998      120,000       --           --           --           --           --           --
President,
Secretary, Treasurer,
and Director(1)

(1) Jacques Elfersy has announced his intention to semi-retire from both BioShield and eMD, thus tendering his resignation as an officer of both companies. Mr. Elfersy plans to continue his relationship with BioShield. The effective date of his resignation and the terms of his continued relationship with BioShield are under negotiation.

         OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

         The following table lists the total dollar value of all options exercised in the fiscal year ended June 30, 1999, and the total number of unexercised options held on June 30, 1999, by Mr. Moses and Mr. Elfersy:

                                                        NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS AT
                     SHARES                           OPTIONS AT JUNE 30, 2000                 JUNE 30, 2000
                     ACQUIRED        VALUE
NAME                 ON EXERCISE     REALIZED     EXERCISABLE       UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE



Timothy C.  Moses          --            --           150,000             --            $1,500,000            --
Jacques Elfersy            --            --           150,000             --            $1,500,000            --

EMPLOYMENT AGREEMENTS

         BioShield has entered into an employment agreement dated January 1, 1998 with Mr. Moses. The agreement has an initial term beginning January 1, 1998, and expiring December 31, 2003. However, the remaining term of the agreement is extended automatically for one year on each July 1, beginning July 1, 2001, so that the agreement expires three years from that date, unless Mr. Moses or BioShield notifies the other in writing of an intent not to renew at least ninety days prior to the applicable July 1st. Under the agreement, Mr. Moses is required to devote his full business time to the affairs of BioShield. The agreement also contains a non-compete provision, which a state court may determine not to enforce or only to partially enforce. The agreement currently provides for a base salary at the rate of $250,000. The base salary is subject to increase, but not decrease, as of January 1 of each year during the term of the agreement as determined by BioShield's board of directors. The agreement also provides for an annual performance bonus based upon a matrix of dollar sales levels and dollar before-tax profitability. Cells within the matrix represent specific combinations of sales and profits, with performance falling within a particular cell resulting in a bonus to Mr. Moses expressed as a percent of his base salary. This matrix, which allows for bonuses running from 0% to 150% of base salary, is constructed to reward the executive for reaching specific combinations of sales and profit levels with higher sales and profit resulting in a larger bonus. The maximum amount paid to Mr. Moses pursuant to the matrix cannot exceed $50,000 per year. In addition, the agreement provides a severance package in the event the executive is terminated other than for cause or the executive terminates his agreement for good reason in an amount equal to the sum of (a) the greater of two years of base salary on the date of termination or the base salary, assuming no increases, payable for remaining term of his agreement assuming no termination, plus (b) two times the average of the annual bonuses paid or payable to Mr. Moses during the term of his agreement, payable in six equal, consecutive monthly installments beginning no later than thirty days after the date of termination. In addition, all outstanding options, stock grants, shares of restricted stock or any other equity incentive compensation will be and become fully vested and the executive and the executive's family will be entitled to receive welfare plan benefits, other than continued group long-term disability coverage, generally available to executives with comparable responsibilities or positions for a period of two years from the date of termination at the same cost to the executive as is charged to those executives from time to time for comparable coverage.


ADVISORY BOARD

         BioShield's advisory board was organized to review and evaluate BioShield's research and development programs and to advise BioShield generally in addressing various scientific and business issues. BioShield generally selects for membership persons who have experience in finance, marketing and science. Members of the advisory board may meet as a group or individually with management of BioShield. They are not employed by BioShield and may have commitments to, or consulting or advisory agreements with, other entities that may limit their availability to BioShield. These entities may also be competitors of BioShield. BioShield is not aware of any conflict of interest between work performed by advisors on behalf of BioShield and work performed by them on behalf of other parties. BioShield requires each advisor to execute a confidentiality agreement upon the commencement of his or her relationship with BioShield. The agreements generally provide that all confidential information made known to the individual during the term of the relationship is the exclusive property of BioShield and shall be kept confidential and not disclosed to third parties.

         The advisory board currently has one member. Dr. Cecil R. Smith, age 46, is currently chief executive officer and director in BioShield Research Corporation, a company based in Powell, Ohio, which conducts biohazard control evaluations for indoor environmental quality of buildings and develops contamination control protocols for the biotechnology/pharmaceutical industry and provides site safety analysis. Since 1987, Dr. Smith has also been assistant vice president of environmental health and safety of Ohio State University. In that capacity, Dr. Smith is responsible for the administration of an environmental, occupational health and radiation safety program that includes biological/chemical safety, safety engineering, industrial hygiene, infectious/hazardous waste management, safety training and environmental compliance. Since 1991, Dr. Smith has also served as assistant professor to Ohio State University School of Public Health. Dr. Smith received his master's and Ph.D. degrees in public health from the University of North Carolina. In 1983 and 1980, respectively, Dr. Smith received his B.S. in microbiology from North Dakota State University in 1977 and his B.A. in biology and natural science from Gustavus Adolphus College in 1975.

         Advisors receive reimbursement of travel expenses connected with BioShield business and stock options for consultation services, which include assisting BioShield in the development of a marketing plan as well as research plan to elucidate the biological effects, safety and efficacy of BioShield's products and assisting BioShield in analyzing data from research trials and other studies concerning BioShield's products. BioShield anticipates that each advisor will devote approximately six days per year to the affairs of BioShield in his capacity as an advisor, consisting of three one-day meetings of the advisory board to be held each year and preparation for these meetings.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

         BioShield's bylaws provide for BioShield to indemnify each director and officer of BioShield against liabilities imposed upon him, including reasonable amounts paid in settlement, and expenses incurred by him in connection with any claim made against him or any action, suit or proceeding to which he may be a party by reason of his being or having been a director or officer of BioShield. BioShield has also entered into indemnification agreements with each officer and director under which BioShield will, in general, indemnify these persons to the maximum extent permitted by BioShield's bylaws and the Georgia law against any expenses incurred in connection with any actual or threatened action or proceeding to which a director or officer is made or threatened to be made a party because that person is or was a director or officer of BioShield. These provisions may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from suing directors for breaches of their duty of care, even though litigation of this type, if successful, might otherwise benefit BioShield and its stockholders.

         To the extent that indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling BioShield, BioShield has been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against these liabilities, other than the payment by BioShield of expenses incurred or paid by a director, officer, or controlling person of BioShield in the successful defense of any action, suit, or proceeding, is asserted by a director, officer, or controlling person, BioShield will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

STOCK OPTION PLANS

         The board of directors approved and the stockholders of BioShield adopted a directors' stock option plan in 1996. In December 1997, the board of directors adopted and the stockholders of BioShield approved a stock incentive plan. The stock incentive plan was amended by the board of directors in December 1998 to increase the number of shares of common stock which could be issued under the plan to 1,200,000, and subsequently again amended the plan to increase the number of shares to 2,000,000. In May 1999, BioShield registered 1,200,000 shares subject to the incentive plan with the Securities and Exchange Commission on Form S-8. In March 2000,

BioShield registered the shares subject to the directors' stock option plan with the Securities and Exchange Commission on Form S-8.

         TERMS OF INCENTIVE PLAN. The incentive plan provides BioShield with increased flexibility to grant equity-based compensation to key employees, officers and consultants of BioShield. The purpose of the incentive plan is to:

         - provide incentives to stimulate individual efforts toward BioShield's long-term growth and profitability;

         - encourage stock ownership by officers, key employees and consultants by enabling them to acquire a proprietary interest in BioShield in the form of shares of common stock and to receive compensation based on appreciation in the value of the common stock; and

         - provide a means of obtaining, rewarding and retaining key personnel.

         BioShield has reserved 2,000,000 shares of common stock for issuance pursuant to awards that may be made under the incentive plan. As of July 15, 2000, 906,000 options have been granted under the incentive plan, of which 355,000 are immediately exercisable.

         The nature, terms and conditions of awards under the incentive plan are determined by the compensation committee of the board of directors. The members of the compensation committee are selected by the board of directors, and are currently Mr. Garner, Mr. Miller and Mr. Lamle. The incentive plan permits the compensation committee to make awards of common stock, incentive stock options or non-qualified stock options with the following terms and conditions:

         TERMS AND CONDITIONS OF ALL STOCK INCENTIVES. The number of shares of common stock as to which a stock incentive may be granted are determined by the compensation committee. Each stock incentive is governed by a stock incentive agreement or stock incentive program, in each case containing terms, conditions and restrictions approved by the compensation committee. Stock incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable only by the recipient during his or her lifetime or by the recipient's legal representative in the event of the recipient's death or disability.

         STOCK AWARDS. The number of shares of common stock, subject to a stock award and restrictions or conditions on the shares, if any, are determined by the compensation committee. The compensation committee may require a cash payment from the recipient in an amount no greater than the total fair market value of the shares of common stock awarded, as determined at the date of grant.

         OPTIONS. Options may be either incentive stock options, as described in
Section 422 of the Internal Revenue Code, or non-qualified stock options. The exercise price of each option will be determined by the compensation committee but may not be less than the fair market value of the common stock on the date the option is granted. In the case of an option granted to an owner of more than 10% of BioShield's outstanding stock, the exercise price may not be less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price may not be changed after the option is granted, and options may not be surrendered in consideration of, or exchanged for, a grant of a new option with a lower exercise price. Incentive stock options will expire 10 years after the date of grant. Non-qualified stock options will expire on the date provided in the stock incentive agreement. Payment for shares of common stock purchased upon exercise of an option may be made in any form or manner authorized by the compensation committee. In the event of a recipient's termination of employment, the option or unexercised portion of the option will expire within three months after the date of termination, except that in the case of the recipient's death or disability, that period is extended to one year. The compensation committee may set longer time limits in the stock incentive agreement, although in these cases incentive stock option treatment will not be available under the Code.

         TERMINATION AND AMENDMENT OF THE INCENTIVE PLAN. The board of directors may amend or terminate the incentive plan without stockholder approval at any time. The board may condition any amendment on the approval of the stockholders if this approval is necessary or advisable with respect to tax, securities or other laws. No termination or amendment without the consent of the holder of a stock incentive may adversely affect the rights of a holder under the terms of that stock incentive.

         CHANGES IN CAPITALIZATION. The incentive plan provides for an adjustment of the number of shares of common stock reserved and subject to awards issued pursuant to the incentive plan and of the exercise price of options granted under the incentive plan in the event of changes in the capitalization of BioShield, including stock splits, reverse stock splits, stock dividends or any other increase or decrease in the number of shares of common stock outstanding that does not result in receipt of consideration by BioShield. In the event of a merger, consolidation or other reorganization of BioShield or a tender offer for its shares of common stock, the committee may take that action to reflect the effect of the transaction.

         FEDERAL INCOME TAX CONSEQUENCES. The following discussion outlines generally the federal income tax consequences of the receipt of options under the incentive plan. Individual circumstances may vary these results. The federal income tax laws and regulations are frequently amended, and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the incentive plan. If the recipient is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, special rules may apply to determine the federal income tax consequences of option exercises. Participants in the incentive plan should consult their own tax advisors as to the specific tax consequences applicable to them and to the tax consequences applicable to other types of stock incentives that may be awarded under the incentive plan.

         INCENTIVE STOCK OPTIONS. The recipient of an incentive stock option is not subject to any federal income tax upon the grant of the option pursuant to the incentive plan, nor does the grant of an incentive stock option result in an income tax deduction for BioShield. A recipient will not recognize income for federal income tax purposes and BioShield normally will not be entitled to any federal income tax deduction. However, the excess of the fair market value of the shares transferred upon the exercise of the incentive stock option over the exercise price for these shares generally will constitute an item of alternative minimum tax adjustment to the recipient for the year in which the option is exercised. Thus, certain recipients may increase their federal income tax liability as a result of the exercise of an incentive stock option under the alternative minimum tax rules under the Code. If the shares of common stock transferred pursuant to the exercise of an incentive stock option are disposed of within two years from the date the option is granted or within one year from the date the option is exercised, the recipient generally will recognize ordinary income equal to the lesser of (1) the gain recognized; that is, the excess of the amount realized on the disposition over the exercise price, or (2) the excess of the fair market value of the shares transferred upon exercise over the exercise price for the shares. The balance, if any, of the recipient's gain over the amount treated as ordinary income on disposition generally will be treated as long- or short-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied. BioShield normally would be entitled to a federal income tax deduction equal to any ordinary income recognized by the recipient, provided BioShield satisfies applicable federal income tax withholding requirements. If the shares of common stock transferred upon the exercise of an incentive stock option are disposed of after the holding periods have been satisfied, the disposition will result in a long-term capital gain or loss treatment applicable to the difference between the amount realized on the disposition and the exercise price. BioShield will not be entitled to a federal income tax deduction as a result of a disposition of the shares after these holding periods have been satisfied.

         NON-QUALIFIED OPTIONS. A recipient will not recognize income upon the grant of a non-qualified option or at any time prior to the exercise of the option or a portion thereof. At the time the recipient exercises a non-qualified option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and BioShield will then be entitled to a corresponding deduction. Depending upon the period for which shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of these shares when the non-qualified option was exercised. Special rules apply to a participant who exercises a non-qualified option by paying the exercise price in whole or in part by a transfer of shares of common stock to BioShield.

         DIRECTOR PLAN. The purpose of the director plan is to provide an incentive to outside directors and members of BioShield's advisory board for continuous association with BioShield and to reinforce the relationship between participants' rewards and stockholder gains. BioShield has reserved 1,000,000 shares of common stock for awards that may be made under the director plan. As of July 15, 2000, 595,000 options have been granted under the Director Plan, all of which are immediately exercisable.

CONSULTANTS

         We have entered into a financial advisory and consulting agreement dated August 1, 1999 with White Capital Group, Ltd. Under that agreement, we are required to issue warrants to White Capital Group exercisable for up to 135,000 shares of BioShield common stock. The warrants are to be issued in equal installments of 16,875 warrants over eight months, and are exercisable for a period of five years following issuance at an exercise price as follows: 25,000 shares at $5 per share; 30,000 shares at $8 per share; 30,000 shares at $12.50 per share, and 50,000 shares at $17 per share. The number of shares issuable pursuant to the warrants is subject to proportional adjustment in the event of a stock split.

CERTAIN TRANSACTIONS

         In June 1998, Timothy C. Moses and Jacques Elfersy contributed approximately $50,000 of capital to BioShield. Subsequent to June 30, 1998, Messrs. Moses and Elfersy contributed an additional $325,000 of capital to BioShield. Those contributions were funded by the private sale to accredited investors of 124,995 shares of common stock of BioShield owned by these persons since 1995 at a purchase price of $3.00 per share.

         In January, March, and June 1998, Judith B. Turner, the mother-in-law of Timothy C. Moses, lent BioShield $30,000, $25,000, and $25,000, respectively. Those sums were repaid by BioShield from the proceeds of BioShield's initial public offering.

         Upon consummation of BioShield's initial public offering, Messrs. Moses and Elfersy received $307,133 in the aggregate from BioShield representing repayment of accrued and unpaid salary due and payable by BioShield for their employment for the period June 1995 through June 30, 1998.

         In May of 1999, the board of directors granted to each of Timothy C. Moses and Jacques Elfersy five year fully vested options to purchase 2,250,000 shares of eMD at a price of $2.00 per share.

         Although BioShield believes that the foregoing transactions were on terms as favorable to BioShield as would have been available from unaffiliated third parties in arm's length transactions, there is no assurance that this is the case. BioShield represents that all future material affiliated transactions and loans will be made or entered into on terms that are as favorable to BioShield as those that could be obtained from unaffiliated third parties, and all future material affiliated transactions and loans, and any forgiveness of loans, will be approved by a majority of BioShield's independent directors who do not have an interest in the transactions and who will have access, at BioShield's expense, to BioShield's counsel or to independent legal counsel. There is no assurance, however, that future transactions or arrangements between BioShield and its affiliates will be advantageous, that conflicts of interest will not arise or that if conflicts do arise, that they will be resolved in favor of BioShield.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires BioShield's officers and directors, and persons who own more than 10% of BioShield's common stock, to file reports of ownership and changes in ownership with the SEC and the NASD, and furnish BioShield with copies of those reports. Based solely on its review of copies of the forms received by it, BioShield believes that, during the period July 1, 1999, to June 30, 2000 all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with; except that in the case of the appointment of each of Mr. Edward U. Miller and Mr. Martin Savarick to the board of directors in January, 2000, required forms were not timely filed, and in Mr. Savarick's case, two acquisitions of shares were not timely reported by the filing of a required form. In addition, a required form was not timely filed in connection with the appointment of Scott Parliament as Chief Financial Officer.

BENEFICIAL OWNERSHIP OF BIOSHIELD COMMON STOCK

         The following table provides information as of June 30, 2000, concerning beneficial ownership of common stock by:

         - each person or entity known by BioShield to beneficially own more than 5% of the outstanding common stock;

         -        each director and nominee for director of BioShield;

         - Jacques Elfersy, the former co-chairman of the board, senior vice president, secretary, treasurer, and director; and

         -        all directors and executive officers of BioShield as a group.

         The information as to beneficial ownership has been furnished by the respective stockholders, directors and executive officers of BioShield and, unless otherwise indicated, each of the stockholders has indicated that they have sole voting and investment power with respect to the shares beneficially owned.

Name and Address                               Shares                Percent
of Beneficial Owner                                                  Owned of Class
-------------------------------------------

Timothy C.  Moses (2)
405 North Errol Court, N.W
Atlanta, Georgia 30327                       1,662,930               20.0%

Jacques Elfersy (2)
1771 East Clifton Road
Atlanta, Georgia 30307                       1,801,451               21.6%

Carl T.  Garner
4473 Chattahoochee Plantation
Marietta, Georgia 30067                         80,000                  *

Martin Savarick                                233,291                2.8%

Edward U. Miller                                10,000                  *

Hugh R. Lamle                                   10,000                  *

All officers and directors
as a group (7 persons)                       3,797,672               45.6%


(1) A person is regarded as the beneficial owner of securities that he or she can be acquire within 60 days from the date of this joint proxy statement/prospectus upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants held by that person that are exercisable within 60 days from the date of this joint proxy statement/prospectus have been exercised, but that options and warrants held by others have not been exercised.

(2) Does not include 138,834 shares of common stock owned by each of the wives of Timothy Moses and Jacques Elfersy, for which each of them disclaim beneficial ownership.


*less than 1%

                            INFORMATION REGARDING AHT

         AHT is a national provider of internet-based clinical e-commerce among physicians, other healthcare providers, and healthcare organizations. AHT is focused on automating laboratory and prescription transactions, the two most frequent clinical transactions initiated by physicians today. AHT's products principally focus on laboratory and prescription connectivity and transaction processing, including, within the laboratory suite of applications, Dr. Chart
(R), Compliance Monitor (TM) and its electronic prescription writing product, @Rx (TM).

         AHT's Dr. Chart (R) products link clinical laboratories to physicians, enabling them to initiate laboratory orders on-line and to view those results on-line on a real-time basis from their desktop PCs. Dr. Chart (R) is also Web-enabled, making the clinical information available on a real-time basis to any physician and clinician equipped with a standard office PC and a Web browser. AHT's laboratory transaction management software suite effectively manages test data dictionaries, other laboratory interfaces, and other sources of information, integrating disparate healthcare institutions and providing connectivity to community-based providers within an integrated delivery system.

         Compliance Monitor (TM) software assists clinical laboratories with Medicare and Health Care Financing Administration, or HCFA, compliance. Compliance Monitor (TM) software assists clinical laboratories in organizing information for compliance with Medicare rules and HCFA regulations.

         @Rx (TM) is an internet tool that manages all phases of the prescription writing process from the physician's office, including screening for drug interactions and insurance medication preferences. The @Rx (TM) electronic prescription management service enables physicians and other authorized healthcare providers to manage the entire prescription writing process over the internet utilizing technology designed to maximize the security and confidentiality of patient health information. AHT's management believes that the prescription transaction service has the potential, in some cases, to replace both paper prescriptions and phone calls regarding prescriptions with an efficient online transaction with the provider's clinical management system. This may potentially save time and labor in the ordering process, while providing more accurate and informative orders.

     UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF BIOSHIELD AND AHT


         The following unaudited pro forma condensed combined financial statements give effect to the acquisition by BioShield of AHT in a transaction to be accounted for as a purchase. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements and related notes of BioShield and AHT, which are incorporated by reference to this joint proxy statement/prospectus, with the exception that the Statements of Operations for AHT were prepared as if AHT presented its results on the same fiscal period as BioShield. The unaudited pro forma condensed combined balance sheet has been prepared to reflect the acquisition by BioShield of AHT as of March 31, 2000. The unaudited pro forma condensed combined statements of operations combine the results of operations of BioShield and of AHT for the year ended June 30, 1999 and the nine months ended March 31, 2000 as if the acquisition occurred on July 1, 1998. These unaudited pro forma condensed combined financial statements should be read together with the financial statements and related notes of BioShield and AHT, both incorporated by reference into this joint proxy statement/prospectus. The historical financial statements of BioShield and AHT are not necessarily indicative of the financial condition or results of operations of such operations on a prospective combined basis.

         BioShield has agreed to purchase AHT for cash and stock valued at approximately $30.8 million for AHT's 11.1 million common shares outstanding. The purchase price consists of approximately $8.3 million in cash, reflecting severance payments, debt settlements, estimated closing costs and cash settlement of a potential dispute, and approximately 2.6 million shares of BioShield common stock valued at $22.5 million at the previous five day average closing bid price of $8.49 on July 28, 2000.

         For purposes of this pro forma information, the purchase price has been allocated to the assets of AHT. The excess of the purchase price over the fair value of the assets acquired has been allocated to goodwill. The final allocation may differ from that used in the unaudited pro forma condensed financial statements.

         The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purpose of developing such pro forma information. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that would have been achieved had such transactions been consummated as of the dates indicated, or that may be achieved in the future, or the results that would have been realized had the entities been a single entity during those periods. These unaudited pro forma condensed combined financial statements should be read together with the notes of BioShield and AHT, and other information pertaining to BioShield and AHT including "Risk factors" and any documents incorporated by reference into this joint proxy statement/prospectus.

                BIOSHIELD TECHNOLOGIES, INC. AND AHT CORPORATION
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 2000
                                   (UNAUDITED)

                                                                     Pro Forma        Pro Forma
                                     BioShield       AHT            Adjustments       Combined
                                     -----------------------------------------------------------
                                                       (Amounts in Thousands)
  CURRENT ASSETS
    Cash and cash equivalents        $  5,015    $   4,356         $  (8,281) (a)     $  1,090
    Marketable securities                  62            -                 -                62
    Accounts receivable, net              364          275                 -               639
    Other assets                          454        1,832            (1,076) (d)        1,210
                                     -----------------------------------------------------------
        Total current assets            5,895        6,463            (9,357)            3,001

  LONG-TERM ASSETS
    Fixed assets                        6,333        1,873                 -             8,206

    Intangibles, net                        -        2,040            18,841  (b)       20,881
    Other long-term assets                175        5,990              (650) (c)        5,515
                                     ----------------------------------------------------------
                                     $ 12,403    $  16,366         $   8,834          $ 37,603
                                     ==========================================================
  CURRENT LIABILITIES
    Notes payable                    $  2,326    $   4,046         $  (4,000) (d)     $  2,372
    Accounts payable                      654        2,031                 -             2,685
    Other current liabilities             945           92                 -             1,037
                                     ----------------------------------------------------------
      Total current liabilities         3,925        6,169            (4,000)            6,094

  DEFERRED REVENUE                          -          553                 -               553
  MINORITY INTEREST                     6,192            -                 -             6,192
  OTHER LIABILITIES                         -            -                 -                 -
                                     ----------------------------------------------------------
      Total liabilities                10,117        6,722            (4,000)           12,839

  STOCKHOLDERS' EQUITY
    Preferred stock                     4,000            -                 -             4,000
    Common stock                       14,689          111            22,367  (a)       37,167

    Additional paid-in capital          2,561      112,181          (112,181) (a)        2,561
    Accumulated other
     comprehensive income                 (43)           -                 -               (43)
    Retained earnings
     (accumulated deficit)            (18,921)    (102,213)          102,213  (a)      (18,921)
    Treasury stock                          -         (435)              435  (a)            -
                                     ----------------------------------------------------------
      Total stockholders' equity        2,286        9,644            12,834            24,764
                                     ----------------------------------------------------------
                                     $ 12,403    $  16,366         $   8,834          $ 37,603
                                     ==========================================================



                BIOSHIELD TECHNOLOGIES, INC. AND AHT CORPORATION
               NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET


Pro forma adjustments are as follows:

         a) Based on the per share prices of BioShield and AHT and the effective exchange ratios at July 28, 2000, the aggregate purchase price for AHT is approximately $30.8 million. Assuming no outstanding AHT options and warrants are exercised prior to the closing of the merger, the purchase price consists of approximately $8.3 million in cash and approximately 2.6 million shares of BioShield common stock valued at $22.5 million. This entry reflects the value of cash and BioShield common stock given in exchange for AHT common stock and the payment of severance to officers and employees of $2.0 million, debt settlements of $4.9 million, estimated closing costs of $0.5 million, $3.0 million in non-cash litigation settlements and $0.8 million in cash settlement of a potential dispute.

         b) This adjustment reflects the excess of the aggregate purchase price over the fair value of the assets acquired.

         c) This adjustment reflects the forgiveness of AHT officer loans in connection with the purchase.

         d) This adjustment reflects the payoff of a note and the write-off of the associated capitalized issuance costs and discounts.

                BIOSHIELD TECHNOLOGIES, INC. AND AHT CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 2000
                                   (UNAUDITED)

                                                                              Pro Forma           Pro Forma
                                            BioShield        AHT (a)          Adjustments         Combined
                                            ---------------------------------------------------------------
                                                     (Amounts In Thousands, Except Per Share Data)
  Revenues                                  $     737       $    899           $     -            $  1,636
  Operating costs and expenses:
    Cost of revenues                              411          1,173                 -               1,584
    Operating expenses                         13,966          8,041             2,826 (b)          24,833
                                            ---------------------------------------------------------------
    Income (loss) from operations             (13,640)        (8,315)           (2,826)            (24,781)
  Other income (expense), net                     108        (10,774)                -             (10,666)
                                            ---------------------------------------------------------------
    Income (loss) before taxes and
      minority interest                       (13,532)       (19,089)           (2,826)            (35,447)
  Income tax (provision) benefit                    -           (117)                -                (117)
  Minority interest                               243              -                 -                 243
                                            ---------------------------------------------------------------
    Net income (loss)                         (13,289)       (19,206)           (2,826)            (35,321)
  Other comprehensive income                      (25)             -                 -                 (25)
                                            ---------------------------------------------------------------
    Comprehensive income                    $ (13,314)      $(19,206)          $(2,826)           $(35,346)
                                            ===============================================================
  Net income (loss) per common share
    Basic                                   $   (1.93)      $  (1.76)                             $  (3.87)
                                            =========================                             =========
    Diluted                                 $   (1.93)      $  (1.76)                             $  (3.87)
                                            =========================                             =========
  Weighted average common shares
   Outstanding
    Basic                                       6,885         10,898            (8,652) (c)          9,131
    Diluted                                     6,885         10,898            (8,652) (c)          9,131


                BIOSHIELD TECHNOLOGIES, INC. AND AHT CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                                                        Pro Forma            Pro Forma
                                          BioShield       AHT (a)       Adjustments          Combined
                                          ------------------------------------------------------------
                                                (Amounts in Thousands, Except Per Share Data)
Revenues                                  $   305       $    695          $     -            $  1,000
Operating costs and expenses:
  Cost of revenues                            189          1,538                -               1,727
  Operating expenses                        3,566         14,292            3,768  (b)         21,626
  Restructuring charges                         -          7,645                -               7,645
                                          ------------------------------------------------------------
                                            3,755         23,475            3,768              30,998
                                          ------------------------------------------------------------
  Income (loss) from operations            (3,450)       (22,780)          (3,768)            (29,998)
Other income (expense), net                   160          1,025                -               1,185
                                          ------------------------------------------------------------
  Income (loss) before taxes and
     minority interest                     (3,290)       (21,755)          (3,768)            (28,813)
Income tax (provision) benefit                  -             70                -                  70
Minority interest                               -              -                -                   -
                                          ------------------------------------------------------------
  Net income (loss)                        (3,290)       (21,685)          (3,768)            (28,743)

Other comprehensive income                     (1)             -                -                  (1)
                                          ------------------------------------------------------------
  Comprehensive income                    $(3,291)      $(21,685)         $(3,768)           $(28,744)
                                          ============================================================
Net income (loss) per common share
  Basic                                   $ (0.57)      $  (2.10)                            $  (3.62)
                                          =======================                            =========
  Diluted                                 $ (0.57)      $  (2.10)                            $  (3.62)
                                          =======================                            =========
Weighted average common shares
 Outstanding
   Basic                                    5,814         10,344           (8,212)  (c)         7,946
   Diluted                                  5,814         10,344           (8,212)  (c)         7,946



                BIOSHIELD TECHNOLOGIES, INC. AND AHT CORPORATION
          NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


a) This column reflects the pro forma results of operations of AHT for the periods presented as if AHT reported its results on the same fiscal periods of BioShield.

b) This entry reflects the amortization of the excess of the purchase price over net assets acquired over 60 months.

c) Pursuant to the terms of the agreement and plan of merger, each share of AHT common stock will be exchanged for not less than 0.09722 and not more than 0.29167 shares of BioShield common stock. The adjustment is calculated as the number of AHT shares outstanding multiplied by an assumed exchange ratio of 0.2061.

    UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF BIOSHIELD AND ARROW
                                    MAGNOLIA

         BioShield has agreed to purchase Arrow Magnolia for cash and stock valued at approximately $17.0 million for 85% of Arrow Magnolia's 2.7 million common shares outstanding. The purchase price consists of approximately $15.4 million in cash and approximately 192,000 shares of BioShield common stock valued at $1.6 million at the previous five day average closing bid price of $8.49 on July 28, 2000. As a result of this potential acquisition, unaudited pro forma combined statements of BioShield and Arrow Magnolia, as well as unaudited pro forma combined statements of BioShield, AHT and Arrow Magnolia have been included in this joint proxy statement/prospectus.

         The following unaudited pro forma condensed combined financial statements give effect to the acquisition by BioShield of Arrow Magnolia in a transaction to be accounted for as a purchase. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements and related notes of BioShield and Arrow Magnolia, which are incorporated by reference to this proxy statement/prospectus, with the exception that the Statements of Operations for Arrow Magnolia were prepared as if Arrow Magnolia presented its results on the same fiscal period as BioShield. The unaudited pro forma condensed combined balance sheet has been prepared to reflect the acquisition by BioShield of Arrow Magnolia as of March 31, 2000. The unaudited pro forma condensed combined statements of operations combine the results of operations of BioShield and of Arrow Magnolia for the year ended June 30, 1999 and the nine months ended March 31, 2000 as if the acquisition occurred on July 1, 1998. These unaudited pro forma condensed combined financial statements should be read together with the financial statements and related notes of BioShield and Arrow Magnolia, both incorporated by reference into this proxy statement/prospectus. The historical financial statements of BioShield and Arrow Magnolia are not necessarily indicative of the financial condition or results of operations of such operations on a prospective combined basis.

         For purposes of this pro forma information, the purchase price has been allocated to the assets of Arrow Magnolia. The excess of the purchase price over the fair value of the assets acquired has been allocated to goodwill. The final allocation may differ from that used in the unaudited pro forma condensed financial statements.

         The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purpose of developing such pro forma information. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that would have been achieved had such transactions been consummated as of the dates indicated, or that may be achieved in the future, or the results that would have been realized had the entities been a single entity during those periods. These unaudited pro forma condensed combined financial statements should be read together with the notes of BioShield and Arrow Magnolia, and other information pertaining to BioShield and Arrow Magnolia including "Risk factors" and any documents incorporated by reference into this joint proxy statement/prospectus.


                 BIOSHIELD TECHNOLOGIES, INC. AND ARROW MAGNOLIA
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 2000
                                   (UNAUDITED)

                                                           Arrow            Pro Forma             Pro Forma
                                        BioShield         Magnolia          Adjustments           Combined
                                        -------------------------------------------------------------------
                                                           (Amounts in Thousands)
CURRENT ASSETS
  Cash and cash equivalents             $  5,015           $ 2,649           $ (3,500)(a)          $  4,164
  Marketable securities                       62               300                  -                   362
  Accounts receivable, net                   364             2,818                  -                 3,182
  Other assets                               454               937                  -                 1,391
                                        -------------------------------------------------------------------
    Total current assets                   5,895             6,704             (3,500)                9,099

LONG-TERM ASSETS

  Fixed assets                             6,333            1,689                  -                  8,022
  Intangibles, net                             -                -             10,599  (b)            10,599
  Other long-term assets                     175              166                  -                    341
                                        -------------------------------------------------------------------
                                        $ 12,403           $8,559            $ 7,099               $ 28,061
                                        ===================================================================
CURRENT LIABILITIES
  Notes payable                         $  2,326           $    -            $10,000  (c)          $ 12,326
  Accounts payable                           654              607                  -                  1,261
  Other current liabilities                  945              317                  -                  1,262
                                        -------------------------------------------------------------------
    Total current liabilities              3,925              924             10,000                 14,849

DEFERRED REVENUE                               -                -                  -                      -
MINORITY INTEREST                          6,192                -              1,127  (e)             7,319
OTHER LIABILITIES                              -              124                  -                    124
                                        -------------------------------------------------------------------
    Total liabilities                     10,117            1,048             11,127                 22,292

STOCKHOLDERS' EQUITY
  Preferred stock                          4,000                -              1,854  (d)             5,854
  Common stock                            14,689              326              1,303  (a)            16,318

  Additional paid-in capital               2,561            5,607             (5,607) (a)             2,561
  Accumulated other
   Comprehensive income                      (43)               -                  -                    (43)
  Retained earnings
   (accumulated deficit)                 (18,921)           1,639             (1,639) (a)           (18,921)
  Treasury stock                               -              (61)                61  (a)                 -
                                        -------------------------------------------------------------------
    Total stockholders' equity             2,286            7,511             (4,028)                 5,769
                                        -------------------------------------------------------------------
                                        $ 12,403           $8,559            $ 7,099               $ 28,061
                                        ===================================================================




                 BIOSHIELD TECHNOLOGIES, INC. AND ARROW MAGNOLIA
               NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET


Pro forma adjustments are as follows:

         a) Based on the per share prices of BioShield and Arrow Magnolia and the effective exchange ratios at July 28, 2000, the aggregate purchase price for Arrow Magnolia is approximately $17 million. Assuming outstanding Arrow Magnolia options and warrants are exercised prior to the closing of the merger, the purchase price consists of approximately $15.4 million in cash and approximately 192,000 shares of BioShield common stock valued at $1.6 million. This entry reflects the value of cash and BioShield common stock given in exchange for 85% of Arrow Magnolia common stock.

         b) This adjustment reflects the excess of the aggregate purchase price over the fair value of the assets acquired.

         c) This adjustment reflects bank debt to be acquired to finance the purchase of Arrow Magnolia.

         d) This adjustment reflects issuance of BioShield Series B Preferred stock to finance the purchase of Arrow Magnolia.

         e) This adjustment reflects the 15% minority interest in Arrow Magnolia owned by other entities subsequent to the acquisition.

                 BIOSHIELD TECHNOLOGIES, INC. AND ARROW MAGNOLIA
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 2000
                                   (UNAUDITED)

                                                             Arrow                Pro Forma            Pro Forma
                                            BioShield        Magnolia (a)         Adjustments          Combined
                                            --------------------------------------------------------------------
                                                       (Amounts in Thousands, Except Per Share Data)
Revenues                                    $    737           $ 10,388           $      -              $ 11,125
Operating costs and expenses:
  Cost of revenues                               411              5,952                  -                 6,363
  Operating expenses                          13,966              3,413              1,590  (b)           18,969
                                            --------------------------------------------------------------------
                                              14,377              9,365              1,590                25,332
                                            --------------------------------------------------------------------
  Income (loss) from operations              (13,640)             1,023             (1,590)              (14,207)
Other income (expense), net                      108                 88               (788)  (c)            (592)
                                            --------------------------------------------------------------------
  Income (loss) before taxes and
    minority interest                        (13,532)             1,111             (2,378)              (14,799)
Income tax (provision) benefit                     -               (402)                 -                  (402)
Minority interest                                243                  -                  -                   243
                                            --------------------------------------------------------------------
  Net income (loss)                          (13,289)               709             (2,378)              (14,958)
Other comprehensive income                       (25)                 -                  -                   (25)
                                            --------------------------------------------------------------------
  Comprehensive income                      $(13,314)          $    709           $ (2,378)             $(14,983)
                                            ====================================================================
Net income (loss) per common share
  Basic                                     $  (1.93)          $   0.22                                 $  (2.11)
                                            ===========================                                 ========
  Diluted                                   $  (1.93)          $   0.19                                 $  (2.11)
                                            ===========================                                 ========
Weighted average common shares
 Outstanding
  Basic                                        6,885              3,257             (3,031)  (d)           7,111
  Diluted                                      6,885              3,638             (3,412)  (d)           7,111




                 BIOSHIELD TECHNOLOGIES, INC. AND ARROW MAGNOLIA
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                                               Arrow             Pro Forma            Pro Forma
                                            BioShield        Magnolia (a)       Adjustments           Combined
                                            -------------------------------------------------------------------
                                                      (Amounts in Thousands, Except Per Share Data)
Revenues                                    $    305           $ 13,469           $      -              $ 13,774
Operating costs and expenses:
  Cost of revenues                               189              7,644                  -                 7,833
  Operating expenses                           3,566              4,261              2,120   (b)           9,947
  Restructuring charges                            -                  -                  -                     -
                                            --------------------------------------------------------------------
                                               3,755             11,905              2,120                17,780
                                            --------------------------------------------------------------------
  Income (loss) from operations               (3,450)             1,564             (2,120)               (4,006)
Other income (expense), net                      160                 64             (1,050)  (c)            (826)
                                            --------------------------------------------------------------------
  Income (loss) before taxes and
    minority interest                         (3,290)             1,628             (3,170)               (4,832)
Income tax (provision) benefit                     -               (584)                 -                  (584)
Minority interest                                  -                  -                  -                     -

                                            --------------------------------------------------------------------
  Net income (loss)                           (3,290)             1,044             (3,170)               (5,416)
Other comprehensive income                        (1)                 -                  -                    (1)
                                            --------------------------------------------------------------------
  Comprehensive income                      $ (3,291)          $  1,044           $ (3,170)             $ (5,417)
                                            ====================================================================
Net income (loss) per common share
  Basic                                     $  (0.57)          $   0.32                                 $  (0.90)
                                            ===========================                                 ========
  Diluted                                   $  (0.57)          $   0.28                                 $  (0.90)
                                            ===========================                                 ========
Weighted average common shares
 Outstanding
  Basic                                        5,814              3,252             (3,026)  (d)           6,040
  Diluted                                      5,814              3,667             (3,441)  (d)           6,040


                 BIOSHIELD TECHNOLOGIES, INC. AND ARROW MAGNOLIA
          NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


a) This column reflects the pro forma results of operations of Arrow Magnolia for the periods presented as if Arrow Magnolia reported its results on the same fiscal periods of BioShield.

b) This entry reflects the amortization of the excess of the purchase price over net assets acquired over 60 months.

c) This entry reflects the interest expense related to the bank financing of the purchase.

d) Pursuant to the terms of the agreement and plan of merger, each share of Arrow Magnolia common stock will be exchanged for $0.59 worth of BioShield common stock plus $4.41 in cash. The adjustment is calculated as the number of Arrow Magnolia shares outstanding multiplied by an assumed exchange ratio of 0.0695.

     UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF BIOSHIELD, AHT AND
                                 ARROW MAGNOLIA


         The following unaudited pro forma condensed combined financial statements give effect to the acquisition by BioShield of AHT and Arrow Magnolia in transactions to be accounted for as purchases. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements and related notes of BioShield, AHT and Arrow Magnolia, which are incorporated by reference to this proxy statement/prospectus, with the exception that the Statements of Operations for AHT and Arrow Magnolia were prepared as if AHT and Arrow Magnolia presented their results on the same fiscal period as BioShield. The unaudited pro forma condensed combined balance sheet has been prepared to reflect the acquisition by BioShield of AHT and Arrow Magnolia as of March 31, 2000. The unaudited pro forma condensed combined statements of operations combine the results of operations of BioShield and of AHT and Arrow Magnolia for the year ended June 30, 1999 and the nine months ended March 31, 2000 as if the acquisition occurred on July 1, 1998. These unaudited pro forma condensed combined financial statements should be read together with the financial statements and related notes of BioShield, AHT and Arrow Magnolia, all incorporated by reference into this proxy statement/prospectus. The historical financial statements of AHT and Arrow Magnolia are not necessarily indicative of the financial condition or results of operations of such operations on a prospective combined basis.

         BioShield has agreed to the purchase of AHT and Arrow Magnolia, subject to conditions specified in the acquisition agreements, including, in the case of Arrow Magnolia, completion of a due diligence examination. Each purchase agreement is independent of the other. Therefore, it is possible that both proposed purchases will be closed.

         For purposes of this pro forma information, the purchase price of each entity has been allocated to the assets of the entity being acquired. The excess of the purchase prices over the fair value of the assets acquired has been allocated to goodwill. The final allocation may differ from that used in the unaudited pro forma condensed financial statements.

         The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purpose of developing such pro forma information. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that would have been achieved had such transactions been consummated as of the dates indicated, or that may be achieved in the future, or the results that would have been realized had the entities been a single entity during those periods. These unaudited pro forma condensed combined financial statements should be read together with the notes of BioShield and Arrow Magnolia, and other information pertaining to BioShield and Arrow Magnolia including "Risk factors" and any documents incorporated by reference into this joint proxy statement/prospectus.


        BIOSHIELD TECHNOLOGIES, INC., AHT CORPORATION, AND ARROW MAGNOLIA
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 2000
                                   (UNAUDITED)

                                                                                Arrow             Pro Forma          Pro Forma
                                        BioShield             AHT              Magnolia          Adjustments         Combined
                                        --------------------------------------------------------------------------------------
                                                               (Amounts in Thousands)
CURRENT ASSETS
  Cash and cash equivalents             $  5,015           $   4,356           $  2,649           $ (11,781)          $    239
  Marketable securities                       62                   -                300                   -                362
  Accounts receivable, net                   364                 275              2,818                   -              3,457
  Other assets                               454               1,832                937              (1,076)             2,147
                                        --------------------------------------------------------------------------------------
    Total current assets                   5,895               6,463              6,704             (12,857)             6,205

LONG-TERM ASSETS
  Fixed assets                             6,333               1,873              1,689                   -              9,895

  Intangibles, net                             -               2,040                  -              29,440             31,480
  Other long-term assets                     175               5,990                166                (650)             5,681
                                        --------------------------------------------------------------------------------------
                                        $ 12,403           $  16,366           $  8,559           $  15,933           $ 53,261
                                        ======================================================================================
CURRENT LIABILITIES
  Notes payable                         $  2,326           $   4,046                $ -           $   6,000           $ 12,372
  Accounts payable                           654               2,031                607                   -              3,292
  Other current liabilities                  945                  92                317                   -              1,354
                                        --------------------------------------------------------------------------------------
    Total current liabilities              3,925               6,169                924               6,000             17,018

DEFERRED REVENUE                               -                 553                  -                   -                553
MINORITY INTEREST                          6,192                   -                  -               1,127              7,319
OTHER LIABILITIES                              -                   -                124                   -                124
                                        --------------------------------------------------------------------------------------
    Total liabilities                     10,117               6,722              1,048               7,127             25,014

STOCKHOLDERS' EQUITY
  Preferred stock                          4,000                   -                  -               1,854              5,854
  Common stock                            14,689                 111                326              23,670             38,796

  Additional paid-in capital               2,561             112,181              5,607            (117,788)             2,561
  Accumulated other
    comprehensive income                     (43)                  -                  -                   -                (43)
  Retained earnings
    (accumulated deficit)                (18,921)           (102,213)             1,639             100,574            (18,921)
  Treasury stock                               -                (435)               (61)                496                  -
                                        --------------------------------------------------------------------------------------
    Total stockholders' equity             2,286               9,644              7,511               8,806             28,247
                                        --------------------------------------------------------------------------------------
                                        $ 12,403           $  16,366           $  8,559           $  15,933           $ 53,261
                                        ======================================================================================




        BIOSHIELD TECHNOLOGIES, INC., AHT CORPORATION, AND ARROW MAGNOLIA
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 2000
                                   (UNAUDITED)

                                                                                   Arrow           Pro Forma           Pro Forma
                                            BioShield           AHT(a)          Magnolia (b)      Adjustments          Combined
                                            ------------------------------------------------------------------------------------
                                                               (Amounts in Thousands, Except Per Share Data)
Revenues                                    $    737           $    899           $ 10,388           $      -           $ 12,024
Operating costs and expenses:
  Cost of revenues                               411              1,173              5,952                  -              7,536
  Operating expenses                          13,966              8,041              3,413              4,416             29,836
                                            ------------------------------------------------------------------------------------
                                              14,377              9,214              9,365              4,416             37,372
                                            ------------------------------------------------------------------------------------
  Income (loss) from operations              (13,640)            (8,315)             1,023             (4,416)           (25,348)
Other income (expense), net                      108            (10,774)                88               (788)           (11,366)
                                            ------------------------------------------------------------------------------------
  Income (loss) before taxes and
    minority interest                        (13,532)           (19,089)             1,111             (5,204)           (36,714)
Income tax (provision) benefit                     -               (117)              (402)                 -               (519)
Minority interest                                243                  -                  -                  -                243
                                            ------------------------------------------------------------------------------------
  Net income (loss)                          (13,289)           (19,206)               709             (5,204)           (36,990)
Other comprehensive income                       (25)                 -                  -                  -                (25)
                                            ------------------------------------------------------------------------------------
  Comprehensive income                      $(13,314)          $(19,206)          $    709           $ (5,204)          $(37,015)
                                            ====================================================================================
Net income (loss) per common share
  Basic                                     $  (1.93)          $  (1.76)          $   0.22                              $  (3.96)
                                            ==============================================                              =========

  Diluted                                   $  (1.93)          $  (1.76)          $   0.19                              $  (3.96)
                                            ==============================================                              =========
Weighted average common shares
 Outstanding
  Basic                                        6,885             10,898              3,257            (11,683)             9,357
  Diluted                                      6,885             10,898              3,638            (12,064)             9,357


        BIOSHIELD TECHNOLOGIES, INC., AHT CORPORATION, AND ARROW MAGNOLIA
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                                                                   Arrow            Pro Forma          Pro Forma
                                            BioShield           AHT (a)         Magnolia (b)     Adjustments (c)       Combined
                                            ------------------------------------------------------------------------------------
                                                      (Amounts in Thousands, Except Per Share Data)
Revenues                                    $    305           $    695           $ 13,469           $      -           $ 14,469
Operating costs and expenses:
  Cost of revenues                               189              1,538              7,644                  -              9,371
  Operating expenses                           3,566             14,292              4,261              5,888             28,007
  Restructuring charges                            -              7,645                  -                  -              7,645
                                            ------------------------------------------------------------------------------------
                                               3,755             23,475             11,905              5,888             45,023
                                            ------------------------------------------------------------------------------------
  Income (loss) from operations               (3,450)           (22,780)             1,564             (5,888)           (30,554)
Other income (expense), net                      160              1,025                 64             (1,050)               199
                                            ------------------------------------------------------------------------------------
  Income (loss) before taxes and                                                                            -                  -
    minority interest                         (3,290)           (21,755)             1,628             (6,938)           (30,355)
Income tax (provision) benefit                     -                 70               (584)                 -               (514)
Minority interest                                  -                  -                  -                  -                  -
                                            ------------------------------------------------------------------------------------
  Net income (loss)                         $ (3,290)          $(21,685)          $  1,044           $ (6,938)          $(30,869)
                                            ====================================================================================
Other comprehensive income                        (1)                 -                  -                  -                 (1)
                                            ------------------------------------------------------------------------------------
  Comprehensive income                      $ (3,291)          $(21,685)          $  1,044           $ (6,938)          $(30,870)
                                            ==============================================                              ========
Net income (loss) per common share
  Basic                                     $  (0.57)          $  (2.10)          $   0.32                              $  (3.78)
                                            ==============================================                              ========
  Diluted                                   $  (0.57)          $  (2.10)          $   0.28                              $  (3.78)
                                            ==============================================                              ========
Weighted average common shares
 outstanding
  Basic                                        5,814             10,344              3,252            (11,238)             8,172
  Diluted                                      5,814             10,344              3,667            (11,653)             8,172



        BIOSHIELD TECHNOLOGIES, INC., AHT CORPORATION, AND ARROW MAGNOLIA
          NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


a) This column reflects the pro forma results of operations of AHT Corporation for the periods presented as if AHT Corporation reported its results on the same fiscal periods of BioShield.

b) This column reflects the pro forma results of operations of Arrow Magnolia for the periods presented as if Arrow Magnolia reported its results on the same fiscal periods of BioShield.

c) This column reflects the combined affects of the purchase of both AHT Corporation and Arrow Magnolia.

                     DESCRIPTION OF BIOSHIELD CAPITAL STOCK

         The following summary of the terms of BioShield's capital stock before and after the merger is not meant to be complete and is qualified by reference to BioShield's articles of incorporation and bylaws and the Georgia Business Corporation Code. Copies of BioShield's articles of incorporation and bylaws are incorporated by reference and will be sent to stockholders of BioShield and AHT upon request. For information on where to obtain a copy of BioShield's articles of incorporation and bylaws, see "Where you can find more information" on page __ of this joint proxy statement/prospectus.


AUTHORIZED CAPITAL STOCK

         Under BioShield's articles of incorporation, BioShield is authorized to issue 40,000,000 shares of common stock, without par value, and 10,000,000 shares of preferred stock with rights to be determined by BioShield's board of directors. Five hundred shares of preferred stock have been designated series B convertible preferred stock.


COMMON STOCK

         COMMON STOCK OUTSTANDING. As of June 29, 2000, there were 8,339,073 shares of common stock issued and outstanding. Additionally, 35,000 shares of BioShield common stock were held in the treasury of BioShield and 3 million shares of common stock were reserved for issuance in accordance with BioShield's employee benefit plans. The outstanding shares of BioShield common stock are, and the shares of BioShield common stock issued under the merger agreement will be, duly authorized, validly issued, fully paid and nonassessable.

         VOTING RIGHTS. Each holder of BioShield common stock is entitled to one vote for each share of BioShield common stock held of record on the applicable record date on all matters submitted to a vote of stockholders.

         DIVIDEND RIGHTS. The holders of BioShield common stock share in any dividends paid on the common stock if BioShield's board of directors declares dividends out of funds that are legally available.

         RIGHTS UPON LIQUIDATION. In the event of liquidation, each share of BioShield common stock is entitled to share pro rata in any distribution of BioShield's assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding BioShield preferred stock.

         RANK. All shares of common stock rank junior to all shares of series B convertible preferred stock regarding preferences for distributions and payments in the event of liquidation.

         PREEMPTIVE RIGHTS. Holders of BioShield common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

         REDEMPTION. No redemption provisions apply to the BioShield common stock.


SERIES B CONVERTIBLE PREFERRED STOCK

         SERIES B CONVERTIBLE PREFERRED STOCK OUTSTANDING. As of the date of this prospectus, BioShield's board of directors has classified 500 shares of preferred stock as series B convertible preferred stock and all 500 shares are outstanding.

         VOTING RIGHTS. The holders of series B preferred stock are not entitled to vote, except as required by law.

         DIVIDEND RIGHTS. Holders of series B preferred stock are not entitled to receive dividends. If any shares of series B preferred stock are outstanding, BioShield may not declare, pay or make any dividends or other distributions on any of the common stock unless BioShield gives written notice to the holders of the series B preferred stock at least thirty days before either the record date taken for the dividend payment or another distribution and BioShield obtains the written consent of the holders of a majority of the outstanding shares of series B convertible preferred stock.

         BioShield may declare and pay a dividend in cash on its common stock if BioShield meets two conditions. First, BioShield must pay to each holder of shares of series B preferred stock cash equal to the amount this holder would have received if the holder's shares of series B preferred stock had been converted to common stock one business day before the record date for the dividend. Second, after making any required payments, including payments to the holders of shares of series B convertible preferred stock, BioShield must have in cash or cash equivalents an amount equal to the sum of:

         - all of BioShield's liabilities on our most recently available balance sheet;

         - the amount of any indebtedness BioShield or any of BioShield's subsidiaries incurs since BioShield's most recent balance sheet; and

         - 120% of the amount payable to all holders of any shares of any class of BioShield preferred stock assuming a liquidation as the date of our most recently available balance sheet.

         RIGHTS UPON LIQUIDATION. If there is a liquidation or dissolution of BioShield, each holder of series B preferred stock will receive a liquidation preference prior to any payments made to holders of any class of our capital stock that ranks junior to the series B convertible preferred stock. This preference is an amount per share equal to the sum of:

         - $20,000, the stated value of the series B convertible preferred stock; and

         - a premium of 5% per year of the stated value the series B preferred stock from the date of its issuance.

         If there are insufficient funds to pay the full amount due to the holders of series B preferred stock and other classes of BioShield preferred stock rank equally with the series B preferred stock regarding these payments, then each holder of series B preferred stock will share equally in any available funds according to their liquidation preferences.

         BioShield's purchase or redemption of its stock in any manner permitted by law will not be regarded as a liquidation or dissolution of BioShield. Similarly, BioShield's consolidation or merger with or into any other person and the sale or transfer by us of less than substantially all of our assets will be not deemed to be a liquidation or dissolution.

         RANK. The series B preferred stock will rank greater than any series of common or preferred stock issued by BioShield in the future. We may not authorize or issue capital stock that ranks senior or equal to the series B preferred stock without the written consent of the holders of at least a majority of the outstanding shares of series B convertible preferred stock. Without the written approval of at least a majority of the outstanding shares of series B convertible preferred stock, we may not amend our articles of incorporation or bylaws, or make any resolution of the board of directors with the Georgia Secretary of State containing provisions that may materially and adversely affect or impair the rights of the holders of shares of series B preferred stock relative to the holders of our common stock or holders of any other class of our capital stock. If we merge or consolidate with or into another corporation, the series B preferred stock must retain its relative rights.

         PREEMPTIVE RIGHTS. Holders of series B preferred stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

         REDEMPTION. At any time after the earlier of ninety days after issuance of the series B preferred stock or the effective date of a registration statement covering the shares of common stock issuable upon conversion of the series B convertible preferred stock, BioShield has the right to redeem the series B preferred stock if we meet some conditions. These conditions include that we have cash, credit or standby underwriting facilities available to fund the redemption. The redemption price is calculated as 125% of the original purchase price. All series B preferred stock outstanding as of June 14, 2003 will be automatically converted according to the conversion provisions of the series B convertible preferred stock.

         CONVERSION. Each share of series B preferred stock is convertible into the number of shares of BioShield common stock equal to its stated value, $20,000, plus a 5% premium of the stated value each year from the date the series B preferred stock is issued divided by the conversion price. The conversion price is equal to 90% of the average lowest of the closing bid and ask prices of our common stock for any three trading days in the ten trading day period before the conversion.

         If all the series B preferred stock were converted, it would convert into:

                                                                                              PERCENT OF SHARES
                                                                    APPROXIMATE               OUTSTANDING AFTER
                                                                    NUMBER OF SHARES          CONVERSION

At the conversion price in effect on July 31, 2000.........            1,343,000                     13.8
At 25% below the July 31, 2000 closing market price........            1,316,000                     13.6
At 50% below the July 31, 2000 closing market price........            1,975,000                     19.0
At 75% below the July 31, 2000 closing market price........            3,951,000                     32.0

         Under the conversion price formula, there is no ceiling on the number of shares of common stock into which the series B preferred stock can be converted, and, as the price of the common stock decreases, the number of shares of common stock underlying the shares of series B preferred stock continues to increase. The series B preferred stock is likely to be converted at a rate at or below the common stock's market price, and the lower the common stock's market price at the time the holder converts, the more shares of common stock the holder will get in the conversion. To the extent a holder of series B preferred stock converts and then sells the shares of common stock, the common stock's market price may decrease due to the additional shares in the market, allowing the selling holder to convert other series B preferred stock into greater amounts of common stock, the sale of which could further depress the market price for the common stock. The downward pressure on the market price of the common stock as a holder of the series B preferred stock converts and sells common stock could encourage short sales by others, placing further downward pressure on the market price of the common stock. The conversion of the outstanding shares of series B preferred stock may result in substantial dilution to the interest of other common stockholders.

         Please see BioShield's articles of incorporation for more detailed information about BioShield's preferred stock. You may obtain a copy of BioShield's articles of incorporation by following the instructions in the section titled "Where you can find more information" that begins on page __ of this joint proxy statement/prospectus.


TRANSFER AGENT AND REGISTRAR

         American Stock Transfer & Trust Co., Inc., 40 Wall Street, New York, New York 10005 is the transfer agent and registrar for BioShield's common stock.


       COMPARISON OF RIGHTS OF AHT STOCKHOLDERS AND BIOSHIELD STOCKHOLDERS

         As a result of the merger, you will become a holder of BioShield common stock. The following is a summary of the material differences between the rights of holders of AHT common stock and the rights of holders of BioShield common stock.

         Your rights as an AHT common stockholder are currently governed by AHT's certificate of incorporation and bylaws and applicable provisions of the Delaware General Corporation Law. The rights of BioShield's common stockholders are currently governed by BioShield's articles of incorporation and bylaws and applicable provisions of the Georgia Business Corporations Code.

         The following summary highlights important similarities and differences between the rights of current holders of BioShield common stock and current holders of AHT common stock. This summary is not intended to be a complete discussion of the charters and bylaws of BioShield and AHT or the corporation laws of Georgia or Delaware. The discussion of the BioShield and AHT charters and bylaws is qualified in its entirety by reference to the BioShield and AHT charters and bylaws, copies of which are on file with the SEC.

AUTHORIZED CAPITAL STOCK

         The AHT certificate of incorporation authorizes AHT to issue stock consisting of 30,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. The BioShield articles of incorporation authorizes BioShield to issue stock consisting of 40,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share.


NUMBER AND ELECTION OF DIRECTORS; STAGGERED BOARD

         NUMBER OF DIRECTORS. The number of directors on the AHT board of directors is fixed by a bylaw or amendment to a bylaw adopted by the AHT board of directors. BioShield's board of directors will consist of no less than three or more than twenty-one directors.

         ELECTION OF DIRECTORS. AHT's directors are elected by a plurality of votes at stockholder meetings and hold office until their resignation or removal. Successors to the class of BioShield's directors whose term expires at each annual meeting of stockholders are elected at that annual meeting.

         STAGGERED BOARD. AHT has three classes of board members whose three-year terms are staggered, currently having terms expiring in 2000, 2001, and 2002 respectively. BioShield's directors are divided into three classes, which each serve a three-year term.


STANDARDS OF CONDUCT FOR DIRECTORS

         The standards of conduct of AHT's directors are governed by Delaware law. Under Delaware law, the business and affairs of AHT are managed by or under the direction of the AHT board of directors. Generally, directors of Delaware corporations are subject to a duty of loyalty, a duty of care and a duty of candor to the stockholders. The directors of AHT must act with the normal common sense of a prudent businessperson in fulfilling their obligations as directors.

         The standards of conduct of BioShield's directors are governed by Georgia law. Georgia law provides that a director must discharge his duties as a director in a manner he believes in good faith to be in the best interests of the corporation, and with the care an ordinary prudent person in a like position would exercise under similar circumstances.


LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

         The directors of AHT are not generally liable to AHT for breach of their fiduciary duties, except for any breach of the duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, for liability for unlawful payment of dividends or stock purchases or where the director received an improper benefit.

         The directors of BioShield are not personally liable to BioShield if they performed the duties of their office in good faith and with the care an ordinary person would exercise. However, under Georgia law, a director is personally liable to the corporation if he votes for or assents to a distribution:

         -        that violates the articles of incorporation;

         - made even though, as a result, BioShield would not be able to pay its debts as they become due in the normal course of business; or

         - made even though, as a result, BioShield's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if BioShield were to be dissolved at the time of the distribution, to satisfy the preferential rights of stockholders upon dissolution whose preferential rights are superior to those receiving the distribution.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         AHT indemnifies its directors and officers to the fullest extent permitted under Delaware law. Delaware law permits AHT to indemnify its officers and directors if they are made or threatened to be made a party to any type of proceeding because of their role as director of officer of AHT, except for any action on behalf of AHT. AHT's directors and officers are indemnified against expenses, judgements, fines and amounts paid in settlement actually and reasonably incurred in connection with the proceeding if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In a criminal proceeding, AHT may indemnify its directors and officers if the director or officer had no reasonable cause to believe that his or her conduct was unlawful.

         BioShield indemnifies its directors and officers in any legal proceeding brought against them because of their position as a director or officer of BioShield, to the extent that they are successful in their defense or if the director or officer acted in good faith or in a manner not opposed to the best interests of BioShield. BioShield will advance funds to pay for the reasonable expenses incurred by its directors or officers in these suits if the director or officer delivers to BioShield a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct.


REMOVAL OF DIRECTORS

         Any director of AHT or the entire AHT board of directors may be removed, with or without cause, at any time by the vote of the holders of a majority of the shares of AHT common stock then entitled to vote at an election of directors.

         The BioShield common stockholders do not have the right to remove any of BioShield's directors except for cause and by the affirmative vote of the holders of at least 66 and 2/3% of the outstanding shares of BioShield's voting stock. Any of BioShield's directors elected by a voting group of stockholders may be removed only by the stockholders of that voting group.


ACTION BY WRITTEN CONSENT

         Any action required or permitted to be taken by the AHT common stockholders must be taken at an annual or special meeting of the AHT common stockholders and may not be taken by written consent in lieu of a meeting.

         Any action required or permitted to be taken by the BioShield stockholders must be taken at an annual or special meeting of the BioShield stockholders and may not be taken by written consent in lieu of a meeting.


AMENDMENTS TO THE CHARTER

         Any amendment to the AHT certificate of incorporation must be approved by the holders of a majority of the outstanding shares of AHT common stock.

         Amendments to the BioShield articles of incorporation, except for amendments to the provisions concerning the duties of BioShield's board of directors and amendment of the articles of incorporation, must be made by the affirmative vote of the holders of a majority of the shares of each class of BioShield stock entitled to vote. The provisions concerning the duties of BioShield's board of directors and amendment of the articles of incorporation may not be amended unless the action is approved by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of BioShield stock, excluding from the number of shares deemed to be outstanding and from the vote on the amendment all shares owned beneficially by any interested stockholder.

         Under Georgia law, BioShield does not need the approval of its stockholders to amend its articles of incorporation in order to:

         -        extend the duration of the corporation;

         -        delete the names and addresses of the initial directors;

         - delete the name and address of the initial registered agent or registered office;

         -        delete the name and address of each incorporator;

         - delete the mailing address of the initial office of the corporation;

         - change each issued or each issued and unissued authorized share of an outstanding class if the corporation has only shares of that class outstanding;

         - change or eliminate the par value of each issued and unissued share of an outstanding class if the corporation has only shares of that class outstanding; or

         -        change the corporate name.

         For all other amendments, the BioShield board of directors must obtain stockholder approval.


AMENDMENTS TO THE BYLAWS

         AHT may adopt, amend or repeal any of its bylaws by the vote of a majority of shares then entitled to vote, or by the vote or written consent of the AHT board of directors.

         BioShield's board of directors and its stockholders may each amend, add to or repeal BioShield's bylaws. BioShield's board of directors may amend the bylaws by vote of the directors, provided that the amendment of any provision regarding indemnification requires the vote of a majority of the disinterested directors. BioShield's stockholders may amend BioShield's bylaws upon the vote of 66 2/3% of the outstanding shares of voting stock that are not beneficially owned by any interested stockholder.


SPECIAL MEETINGS OF THE STOCKHOLDERS

         Special meetings of the AHT stockholders may be held at any time or place determined by the AHT board of directors, the chairman of AHT's board of directors, the president of AHT or any director.

         Unless otherwise prescribed by law, special meetings of the BioShield stockholders may be called only by:

         -        the chairman of the BioShield board of directors;

         -        the president of BioShield;

         - the secretary of BioShield at the request in writing of a majority of the BioShield board of directors; or

         - the secretary of BioShield at the request in writing of the holders of at least 66 2/3% of the outstanding shares of the capital stock entitled to vote generally in the election of directors that are not beneficially owned by any interested stockholder.


VOTING ON EXTRAORDINARY TRANSACTIONS

         AHT requires the affirmative vote of the holders of a majority of the outstanding AHT common stock entitled to vote on the matter to approve extraordinary transactions.

         BioShield requires the affirmative vote of the holders of a majority of the outstanding BioShield common stock entitled to vote on the matter to approve extraordinary transactions.

INSPECTION OF DOCUMENTS

         Stockholders of AHT, upon written demand under oath stating the reason for wanting to inspect the corporation's documents, have the right during AHT's normal business hours to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies of these documents. A proper purpose means a purpose reasonably related to that person's interest as a stockholder.

         BioShield's board of directors has the power to determine which accounts, books and records may be opened to the inspection of stockholders, except those that are required by law to be open to inspection. Under Georgia law, BioShield stockholders may inspect and copy, during normal business hours, minutes of meetings of the BioShield board of directors or stockholders, accounting records and the record of stockholders. Any request to inspect these records must be made in good faith and for a proper purpose reasonably related to a legitimate interest as a stockholder of BioShield. These rights are available only to stockholders owning 2% or more of the total outstanding shares of BioShield common stock. In addition, BioShield stockholders are entitled to review on five (5) days' written notice the following:

         -        the articles of incorporation;

         -        the bylaws;

         - resolutions increasing or decreasing the number of directors and the names and addresses of all members of the board of directors;

         -        resolutions creating one or more classes or series of shares;

         - the minutes of all stockholders' meetings, executed waivers of notice of meetings and executed written consents evidencing all action taken by stockholders without a meeting for the past three years;

         - all written communications to stockholders generally within the past three years, including the financial statements furnished for the past three years;

         - a list of the names and addresses of the corporation's current directors and officers; and

         - the corporation's most recent annual registration delivered to the Secretary of State of Georgia.


DIVIDENDS AND OTHER DISTRIBUTIONS

         Holders of AHT common stock are entitled to receive dividends as may be declared by the AHT board of directors, in accordance with the limitations of Delaware law. Delaware law generally allows AHT to declare and pay dividends out of the excess, if any, of total assets less total liabilities over capital. AHT has not paid any dividends on its outstanding common stock to date.

         BioShield may authorize or declare dividends in accordance with Georgia law. Under Georgia law, no distribution generally will be made, if, as a result, BioShield would not be able to pay its debts as they become due in the usual course of business. BioShield has not paid any dividends on its outstanding common stock to date.


APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

         Under Delaware law, stockholders of AHT are entitled to demand appraisal of their shares and have the Delaware Court of Chancery determine their fair value when AHT is a party to some kinds of mergers or consolidations. However, this right to demand appraisal does not generally apply to stockholders if a vote of the stockholders of AHT is not necessary to authorize the merger or consolidation. You must follow the procedures described in the Delaware law to properly assert your appraisal rights. A copy of the Delaware law relating to appraisal rights has been provided for your convenience as Appendix Q.

         Under Georgia law, a stockholder of BioShield is entitled to dissent from, and obtain payment of the fair value of his shares in the event of:

         - consummation of some kinds of plans of merger to which the corporation is a party;

         - consummation of a plan of share exchange to which the corporation is a party, if the stockholder is entitled to vote on the plan;

         - consummation of a sale or exchange of all or substantially all of the property of the corporation if a stockholder vote is required on the sale or exchange; or

         - an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares.


PREEMPTIVE RIGHTS

         Neither BioShield nor AHT common stockholders have preemptive rights.


ABSENCE OF RIGHTS PLANS

         Neither AHT nor BioShield have any rights plans outstanding.


STATE ANTITAKEOVER STATUTES

         AHT is governed by the antitakeover provisions of the Delaware General Corporation Law. Generally, this law prevents any stockholder with 15% or more of AHT's outstanding common stock, except who has owned these shares since December 23, 1987, from engaging in a any kind of business combination, including a merger, with AHT for three years after that person acquired their shares. Under Delaware law, an AHT stockholder who holds more than 15% of the outstanding AHT common stock can avoid the three-year moratorium if:

         - the AHT board of directors approves either the business combination or the transaction in which the stockholder acquired their 15% interest in AHT common stock before the stockholder acquires the shares of AHT common stock;

         - the stockholder owns at least 85% of the AHT's outstanding common stock, excluding shares held by directors who are also officers of AHT and by some employee stock ownership plans; or

         - the business combination is approved by the AHT board of directors and authorized by the affirmative vote of the holders of at least 66 2/3% of the outstanding AHT common stock not already owned by the stockholder who wants to do a business combination with AHT.

         Under Georgia law, BioShield may not engage in any business combination, including a merger, with any person who owns 10% or more of the voting stock of BioShield or under some circumstances, who is an affiliate of the corporation, unless the stockholder owns at least 90% of the outstanding voting stock BioShield, excluding shares owned by directors, officers, subsidiaries of BioShield and any employee stock plan.


TRANSACTIONS WITH INTERESTED DIRECTORS

         Under Delaware law, some transactions between AHT and its directors or officers are not void or voidable solely because of the officer's or director's interest, because the officer or director was present at a board or committee meeting at which the contract or transaction was authorized or because the director's vote was counted for that purpose, if:

         - the material facts relating to the director's or officer's interest are disclosed the AHT board of directors and a majority of disinterested directors approves the contract or transaction;

         - the material facts relating to the director's or officer's interest are disclosed or known to the stockholders entitled to vote, and the contract or transaction is approved by a majority of the outstanding shares of AHT common stock; or

         - the contract or transaction was fair to the corporation at the time it was approved.

         Under Georgia law, transactions between BioShield and its directors or officers may not give rise to lawsuits by stockholders of BioShield simply because the transaction was an interested transaction if:

         - a majority of disinterested directors approved the transaction;

         - holders of a majority of the outstanding shares of BioShield common stock approved the transaction; or

         - the transaction was fair to BioShield at the time it was approved.

                                  LEGAL MATTERS

         The validity of the shares of BioShield common stock to be issued in connection with the merger will be passed upon for BioShield by Sims Moss Kline & Davis LLP, Atlanta, Georgia. Raymond L. Moss, a partner with Sims Moss Kline & Davis LLP, owns or has the right to acquire 25,000 shares of common stock of BioShield and owns 225,000 shares of eMD. Other partners of the firm own 75,000 shares in the aggregate of eMD. Tax matters in connection with the merger will be passed upon for BioShield by D'Agostino, Levine and Landesman, L.L.P.


                                     EXPERTS

         The consolidated financial statements of BioShield incorporated by reference in this joint proxy statement/prospectus have been audited by Grant Thornton LLP, independent public accountants, as indicated in their reports, and are included herein in reliance upon the authority of that firm as experts in accounting and auditing.

         The consolidated financial statements of AHT incorporated by reference in this joint proxy statement/prospectus have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their reports, and are included herein in reliance upon the authority of that firm as experts in accounting and auditing.

         The consolidated financial statements of Arrow Magnolia incorporated by reference in this joint proxy statement/prospectus have been audited by Philip Vogel & Co., P.C. and KPMG, LLP, independent public accountants, as indicated in their reports, and are included herein in reliance upon the authority of those firms as experts in accounting and auditing.


                          FUTURE STOCKHOLDER PROPOSALS

         Stockholder proposals intended for inclusion in next year's BioShield proxy statement should be sent to Scott Parliament, secretary of BioShield, at 5655 Peachtree Parkway, Norcross, Georgia 30092 and must be received by March 31, 2001. Under BioShield's bylaws, notice of any stockholder proposal to be made at the 2001 annual meeting of stockholders of BioShield must be received no less than forty-five days prior to the month and day corresponding to the date during 2000 on which the annual meeting of stockholders was held. If public notice of the 2001 annual meeting of stockholders is given at least sixty days before the meeting, any stockholder proposal must be received by BioShield at least forty-five days prior to the announced date of the annual meeting. A copy of the current BioShield bylaws may be obtained from the secretary of BioShield. The provisions in BioShield's bylaws relevant to stockholder proposals will continue unchanged after the merger.

         All proposals by stockholders of AHT for inclusion in the definitive proxy statement for the July 14, 2000 annual meeting of AHT common stockholders were required to have been submitted to the Secretary of AHT by December 31, 1999. AHT expects to complete the merger prior to its annual meeting for 2001. In the event that the merger is not consummated, the 2001 annual meeting of AHT common stockholders will be held on or about June 30, 2001. Any proposals by stockholders of AHT for inclusion in the definitive proxy statement for the 2001 annual meeting must be received by AHT no later than December 31, 2000.

         The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement.

                       WHERE YOU CAN FIND MORE INFORMATION

         BioShield has filed with the SEC a registration statement, of which this joint proxy statement/prospectus is a part, under the Securities Act of 1933 that registers the distribution to the stockholders of AHT of the BioShield common stock to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about BioShield and the BioShield common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this joint proxy statement/prospectus.

         In addition, BioShield and AHT file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following locations of the SEC:

           Public Reference Room     New York Regional Office   Chicago Regional Office
           450 Fifth Street, N.W.    7 World Trade Center       Citicorp Center
           Room 1024                 Suite 1300                 500 West Madison Street
           Washington, D.C.  20549   New York, NY 10048         Suite 1400
                                                                Chicago, IL 60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's public reference rooms can be obtained by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, including BioShield and AHT, who file electronically with the SEC. The address of that site is http://www.sec.gov.

         The SEC also allows us to incorporate by reference information into this joint proxy statement/prospectus, which means that we can disclose information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

BioShield SEC filings (File No. 0-24913)                     Period or date filed
----------------------------------------                     --------------------

Annual Report on Form 10-K                                   For the year ended June 30, 1999

Quarterly Reports on Form 10-Q                               For the quarters ended
                                                             September 30, 1999,
                                                             December 31, 1999, and
                                                             March 30, 2000

Current Reports on Form 8-K                                  Filed on June 28, 2000 and July 3, 2000

The description of the BioShield common stock set            Filed on September 25, 1998
forth in the BioShield registration statement on
Form 8-A

AHT SEC filings (File No. 0-21209)                           Period or date filed
----------------------------------                           --------------------

Annual Report on Form 10-K                                   For the year ended December 31, 1999

Quarterly Report on Form 10-Q                                For the quarter ended March 31, 2000

Proxy Statement on Schedule 14A                              Filed on June 22, 2000

The description of the AHT common stock set forth in         Filed on October 2, 1996
the AHT registration statement on form S-1

Arrow Magnolia SEC filings (File No. 0-4728)                 Period or date filed
--------------------------------------------                 --------------------

Annual Report on Form 10-K                                   For the year ended December 31, 1999

Quarterly Reports on Form 10-Q                               For the quarter ended March 31, 2000

Proxy Statement on Schedule 14A                              Filed on May 1, 2000

         BioShield and AHT also incorporate by reference additional documents that either company may file with the SEC between the date of this joint proxy statement/prospectus and the date of the annual meeting of BioShield stockholders or the special meeting of AHT stockholders, as applicable. These documents include periodic reports, including annual reports on Form 10-K or Form 10-KSB, quarterly reports on Form 10-Q or Form 10-QSB and Current Reports on Form 8-K, as well as proxy statements.

         BioShield has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to BioShield, and AHT has supplied all similar information relating to AHT.

         You can obtain any of the documents incorporated by reference in this document from BioShield or AHT, as the case may be, or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. You can obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:


BioShield Technologies, Inc.                 AHT Corporation
5655 Peachtree Parkway                       555 White Plains Road
Norcross, Georgia 30092                      Tarrytown, New York 10591
(770) 246-2000                               (914) 524-4200
Attention: Scott Parliament                  Attention:  Arthur Dague

         If you would like to request documents from us, please do so by August 28, 2000 to receive them before the special meeting of BioShield stockholders or AHT stockholders, as the case may be.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED [DATE]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THIS DATE, AND NEITHER THE MAILING OF THE JOINT PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF BIOSHIELD COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF JUNE 30, 2000

                                  BY AND AMONG

                         BIOSHIELD TECHNOLOGIES, INC.,

                             AHT ACQUISITION CORP.

                                      AND

                                AHT CORPORATION

     AGREEMENT AND PLAN OF MERGER, dated as of June 30, 2000 (the "Agreement"), by and among BioShield Technologies, Inc., a Georgia corporation ("Parent"), AHT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary"), and AHT Corporation, a Delaware corporation (the "Company").

                                  INTRODUCTION

     The Board of Directors of each of Parent, Merger Subsidiary and the Company have unanimously approved and deem it advisable and in the best interests of their respective companies and stockholders of each of the Company, Parent and Merger Subsidiary to enter into a business combination;

     In furtherance of such acquisition, it is proposed that Merger Subsidiary shall be merged with and into the Company (the "Merger"), in accordance with the terms and subject to the conditions provided in this Agreement;

     The parties to this Agreement intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, and that this Agreement constitutes a plan of reorganization;

     The Boards of Directors of each of Parent and the Company have approved this Agreement and the Merger in accordance with the laws of their respective states of incorporation and upon the terms and conditions set forth herein; and

     Parent, Merger Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe various conditions to the Merger and the other transactions contemplated by this Agreement.

     In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Subsidiary and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the relevant provisions of the General Corporation Law of the State of Delaware (the "Delaware Law"), Merger Subsidiary shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Merger Subsidiary shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") with all its rights, privileges, immunities, powers and franchises to continue unaffected by the Merger. The Surviving Corporation shall succeed to and assume all the rights and obligations of Merger Subsidiary in accordance with the Delaware Law.

     Section 1.2 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Sims Moss Kline & Davis, 400 Northpark Town Center, 1000 Abernathy Road, N.E., Atlanta, Georgia 30328, unless another date or place is agreed to in writing by the parties hereto (such date upon which the Closing occurs is herein referred to as the "Closing Date").

     Section 1.3 EFFECTIVE TIME. As soon as practicable following the Closing, the parties shall cause a certificate of merger (the "Certificate of Merger") to be executed, acknowledged and filed in accordance with the relevant provisions of the Delaware Law and shall make all other filings or recordings required under the Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective is herein referred to as the "Effective Time").

     Section 1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS. At the Effective Time and without any further action on the part of the Company or Parent: (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation (the "Charter") until thereafter changed or amended as provided therein or by applicable law; except that Article IV of the Charter shall be amended to read in its entirety as follows: "The aggregate number of shares that the corporation shall have the authority to issue is 1,000 shares of common stock, par value $0.0001 per share."

     (b) Subject to Section 6.2, the By-Laws of the Company as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, until changed or amended as provided by the Delaware Law, the Charter or the By-Laws of the Surviving Corporation.

     Section 1.5 DIRECTORS. The directors of Merger Subsidiary at the Effective Time shall be the initial directors of the Surviving Corporation, until the earlier of their resignation or removal or until their successors are duly elected and qualified.

     Section 1.6 OFFICERS. The officers of Merger Subsidiary at the Effective Time shall be the initial officers of the Surviving Corporation, until the earlier of their resignation or removal or until their successors are duly elected and qualified.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     Section 2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $.01 per share of the Company (the "Company Common Stock") or any shares of capital stock of Merger Subsidiary:

          (a) CAPITAL STOCK OF MERGER SUBSIDIARY. At the Effective Time, each share of the common stock, par value $.0001 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.0001 per share, of the Surviving Corporation.

          (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock held in the treasury of the Company or owned by any subsidiary of the Company immediately prior to the Effective Time and each share of Company Common Stock that is owned by Parent, Merger Subsidiary or any other subsidiary of Parent immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) CONVERSION OF COMPANY COMMON STOCK. Subject to Section 2.2(f), each issued and outstanding share of Company Common Stock immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b) or Dissenting Shares (as hereinafter defined) shall be converted into, and become exchangeable for, the right to receive such number of fully paid and nonassessable shares of common stock, no par value, of Parent (the "Parent Common Stock") as is equal to the Exchange Ratio, as defined in Section 3.1 (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued in exchange therefor upon surrender of such certificate in accordance with Section 2.2(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), in each case, without interest.

     Section 2.2 EXCHANGE OF CERTIFICATES.

     (a) EXCHANGE AGENT. As of the Effective Time, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent, and reasonably acceptable to the Company (the "Exchange Agent"), which shall provide that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares (as defined in Section 2.2(f)) and any cash (including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of Parent Common Stock being hereinafter referred to as the "Exchange Fund") issuable or payable pursuant to
Section 2.1 in exchange for outstanding shares of Company Common Stock. For purposes of determining the number of shares of Parent Common Stock that Parent shall deposit with the Exchange Agent, Parent shall assume that no holder of shares of Company Common Stock will perfect such holder's right to appraisal of such holder's shares of Company Common Stock.

     (b) EXCHANGE PROCEDURE. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to
Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Company Common Stock shall have been converted pursuant to Section 2.1, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), and the Certificate so surrendered shall be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment of Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such Merger Consideration shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

     (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(f), in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

     (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.2(f)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates, except as otherwise provided herein or by applicable law, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

     (e) TERMINATION OF EXCHANGE FUND; NO LIABILITY. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for twelve months after the Effective Time shall be delivered to Parent, upon demand by Parent, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Merger Consideration, any dividends or distributions with respect to Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock. None of Parent, Merger Subsidiary, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Parent Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered immediately prior to such date on which any amounts payable pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.1(d)), any such amounts shall, to the extent permitted by applicable escheat law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Any portion of the Merger Consideration deposited in the Exchange Fund pursuant to this Section 2.2 in consideration of Dissenting Shares, if any, have been perfected shall be returned to Parent, upon demand by Parent.

     (f) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article II, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

             (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of whole shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.2(a) minus (B) the aggregate number of whole shares of Parent Common Stock to be distributed to former holders of Company Common Stock pursuant to Section 2.2(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent shall, on behalf of former holders of Company Common Stock, sell the Excess Shares at then-prevailing prices, and in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions, but in no event later than ten
        (10) business days after the Effective Time. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing Company Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common Shares Trust"). The Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares and maintenance of the Common Shares Trust. The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of Company Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Company Common Stock are entitled.

             (iii) Notwithstanding the provisions of Section 2.2(f)(ii), Parent may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the Average Closing Bid Price (as hereinafter defined), and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.2(f)(iii).

             (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing Company Common Stock with respect to any fractional share interests, but in no event later than three (3) business days after such determination, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing Company Common Stock subject to and in accordance with the terms of Section 2.2(c).

     (g) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as reasonably directed by Parent, on a daily basis in reasonably prudent investments. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

     (h) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto and, if applicable, any unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

     Section 2.3 DISSENTING SHARES. Notwithstanding Section 2.1(c), shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has demanded and perfected their appraisal rights for such shares of Company Common Stock in accordance with Delaware Law (such shares being referred to herein as "Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

     Section 2.4 COMPANY OPTIONS. (a) At the Effective Time, each outstanding option to purchase Company Common Stock (an "Option") shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option, the same number of shares of Parent Common Stock as the holder of such Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the Company Common Stock otherwise purchasable pursuant to such Option divided by
(z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Option in accordance with the foregoing; provided, however, that in the case of any Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code.

     (b) At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Stock Plans (as hereinafter defined) to permit the assumption of the unexercised Options by Parent pursuant to this Section. Effective at the Effective Time, Parent shall assume each Option in accordance with the terms of the Stock Plan under which it was issued and the stock option agreement by which it is evidenced. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Options assumed by it in accordance with this Section. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the Parent Common Stock subject to such Options, and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options remain outstanding.

     (c) As soon as practicable after the consummation of the Merger, Parent shall deliver to the holders of options to acquire Parent Common Stock ("Parent Options") appropriate notices setting forth such holders' rights pursuant to the respective Stock Plans.

                                  ARTICLE III

                                 EXCHANGE RATIO

     Section 3.1 EXCHANGE RATIO. (a) For purposes of this Agreement, "Exchange Ratio" shall mean the quotient determined by dividing $1.75 by the Average Closing Bid Price, as hereinafter defined, calculated to the nearest hundred thousandth (i.e., five decimal places (.xxxxx)), but in no event shall such Exchange Ratio exceed .29167 (representing an Average Closing Bid Price of $6) nor be less than .09722 (representing an Average Closing Bid Price of $18). The "Average Closing Bid Price" shall mean that price which shall be computed as the arithmetic average of the Closing Bid Prices, as hereinafter defined, for a share of Parent Common Stock for the ten (10) consecutive trading days ending on the third trading day prior to the date of the later to occur of the Company Stockholders Meeting (as hereinafter defined) and the Parent Stockholders Meeting (as hereinafter defined), and "Closing Bid Price" shall mean, for any trading day, the last closing bid price on the Nasdaq SmallCap Market (the "Nasdaq-SM") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Nasdaq-SM is not the principal trading market for the Parent Common Stock, the last closing bid price for the Parent

Common Stock on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg.

     (b) ADJUSTMENT OF EXCHANGE RATIO. In the event Parent changes (or establishes a record date for changing) the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, merger, exchange of shares or other similar transaction with respect to the outstanding Parent Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio and the Parent stock prices for determining any adjustments thereto and calculations thereof shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, merger, exchange of shares or other similar transaction.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the Company SEC Documents (as hereinafter defined) or in the disclosure schedule delivered by the Company to Parent and Merger Subsidiary prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Merger Subsidiary as follows:

          (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and its Significant Subsidiaries (as hereinafter defined) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate or other power and authority, as the case may be, to own and operate its properties and to carry on its business as now being conducted. Each of the Company and its Significant Subsidiaries (as hereinafter defined) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing (individually or in the aggregate) could not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, "Company Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that is materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries (as hereinafter defined), taking the Company and its Subsidiaries together as a whole; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute a Company Material Adverse Effect: (a) any change in the market price or trading volume of the Company Common Stock after the date hereof or (b) any adverse change, effect, event, occurrence, state of facts or development relating to (i) the announcement or pendency of the transactions contemplated by this Agreement, (ii) conditions affecting the industries in which the Company participates or the U.S. economy as a whole, (iii) out-of-pocket fees and expenses (including legal, accounting, investment banking and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement, (iv) compliance with the terms of, or the taking of any action required by, this Agreement, (v) any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof, or (vi) actions required to be taken under material contracts (as such term is defined in Item 610(b)(10) of Regulation S-K of the SEC) or other contracts set forth in the Company Disclosure Schedule. The Company has delivered or made available to Parent complete and correct copies of its certificate of incorporation and by-laws and the certificates of incorporation and by-laws of its Significant Subsidiaries, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "Subsidiary" means with respect to a Person, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its respective Subsidiaries or by such Person and one or more of its respective Subsidiaries; a "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and a "Significant Subsidiary" means any direct or indirect subsidiary of the Company that has annual revenues or total assets of at least $50,000.

          (b) SUBSIDIARIES. Section 4.1(b) of the Company Disclosure Schedule lists each subsidiary of the Company and its respective jurisdiction of incorporation and indicates whether such subsidiary is a Significant Subsidiary. All the outstanding shares of capital stock of each Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all pledges, claims, liens, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any person.

          (c) CAPITAL STRUCTURE. Except as set forth in Section 4.1(c) of the Company Disclosure Schedule, at the time of execution of this Agreement, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote. Except as set forth in Section 4.1(c) of the Company Disclosure Schedule, there are no outstanding options, warrants, calls, rights, commitments, agreements or undertakings of any kind to which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Significant Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Significant Subsidiaries or obligating the Company or any of its Significant Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, or undertaking. There are no outstanding rights, commitments, agreements, or undertakings of any kind obligating the Company or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any

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     shares of capital stock or other voting securities of the Company or any of its Significant Subsidiaries or any securities of the type described in the two immediately preceding sentences. The Company has delivered or made available to Parent complete and correct copies of all Company stock option plans ("Stock Plans"). Section 4.1(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all stock options outstanding as of the date of this Agreement and the exercise price of each outstanding option.

          (d) AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the affirmative votes of holders of a majority of the outstanding shares of Company Common Stock (the "Company Shareholder Vote") with respect to the Merger, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, result in (i) a breach or violation of, or a default (with or without notice or lapse of time, or both) under, the certificate of incorporation or by-laws of the Company or the comparable charter or organizational documents of any of its Significant Subsidiaries, (ii) a breach or violation of, or a default (with or without notice or lapse of time, or both) under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or license applicable to the Company or any of its Significant Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, a breach or violation of, or a default (with or without notice or lapse of time, or both) under, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Significant Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such breaches, violations or defaults that individually or in the aggregate could not reasonably be expected to (x) have a Company Material Adverse Effect, (y) materially impair the Company's ability to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with or exemption by (collectively, "Consents") any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Significant Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing with the United States Securities and Exchange Commission (the "SEC") of (A) the Joint Proxy Statement (as defined in Section 7.1(a)), and (B) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) such filings as may be required under state securities or "blue sky" laws, (iii) the filing of the Certificate of Merger with the Delaware

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     Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be made or obtained individually or in the aggregate could not reasonably be expected to (x) have a Company Material Adverse Effect, (y) materially impair the Company's ability to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          (e) SEC DOCUMENTS; FINANCIAL STATEMENTS; NO UNDISCLOSED
     LIABILITIES. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1998 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents as of their respective dates comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as reflected in the financial statements of the Company included in the Company SEC Documents, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which are required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto other than any liabilities and obligations incurred since March 31, 2000 in the ordinary course of business or which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

          (f) ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as disclosed in
     Section 4.1(f) of the Company Disclosure Schedule and except as expressly contemplated by this Agreement, since March 31, 2000, the Company and its Significant Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been (i) any change in the financial condition, properties, business or results of operations of the Company or its Subsidiaries or any development or combination of developments of which management of the Company has, or should reasonably have, knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) (A) any granting by the Company or any of its Significant Subsidiaries to any current

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     or former director, officer or employee of the Company or any of its
     Significant Subsidiaries of any material increase in compensation or benefits (including the acceleration in the exercisability of options to purchase, or in the vesting of, Company Common Stock (or other property)), except in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of March 31, 2000,
     (B) any granting by the Company or any of its Significant Subsidiaries to any such director, officer or employee of the Company or any of its Significant Subsidiaries of any material increase in severance or termination pay (including the acceleration in the exercisability of options to purchase, or in the vesting of, Company Common Stock (or other property)), except as was required under employment, severance or termination agreements or plans in effect as of March 31, 2000, or (C) any entry by the Company or any of its Subsidiaries into any material employment, deferred compensation, severance or termination agreement with any such current or former director, officer or employee, (iv) any material damage, destruction or other casualty loss, whether or not covered by insurance, with respect to any material asset or property owned, leased or otherwise used by the Company or any Significant Subsidiary that has had or could reasonably be expected to have a Company Material Adverse Effect, (v) any material change in accounting methods, principles or practices by the Company or any Significant Subsidiary, (vi) any amendment of any material term of any outstanding security of the Company or any Significant Subsidiary, (vii) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $50,000 in the aggregate, (viii) any creation or assumption by the Company or any of its Significant Subsidiaries of any Lien on any asset other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $25,000 for any one transaction or $100,000 in the aggregate,
     (ix) any making of any material loan, advance or capital contribution to or investment in any person other than (A) loans, advances or capital contributions to or investments in wholly owned Subsidiaries or entities that became wholly owned Subsidiaries made in the ordinary course of business consistent with past practice and (B) investments made in accordance with the Company's investment guidelines, a copy of which has been made available to Parent, and in the ordinary course of business consistent with past practice, (x) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its Significant Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets or the merger o r consolidation with any person) or any relinquishment by the Company or any of its Significant Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement, but in the case of transactions or commitments outside of the ordinary course of business in no event representing commitments on behalf of the Company or any of its Subsidiaries of more than $50,000 for any transaction and $200,000 for any series of transactions, (xi) except as set forth in
     Section 4.1(f) of the Company Disclosure Schedule, as of the date hereof, any material change in policy or practice for licensing Company software to third parties, through discounts or similar practices, lengthening the term of licenses or changing the basis of pricing, (xii) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Significant

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     Subsidiaries, which employees were not subject to a collective bargaining agreement at March 31, 2000, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees or
     (xiii) any material agreement, commitment, arrangement or undertaking by the Company or any of its Subsidiaries to perform any action described in clauses (i) through (xii) above.

          (g) LITIGATION; INSURANCE. (i) Except as disclosed in the Company SEC Documents or in Section 4.1(g) of the Company Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of the management of the Company, threatened against or affecting the Company or any of its Significant Subsidiaries (and the Company is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to (A) have a Company Material Adverse Effect, (B) impair the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Significant Subsidiaries having, or which could reasonably be expected to have, any such effect. Section 4.1(g)(i) of the Company Disclosure Schedule sets forth, with respect to any pending suit, action or proceeding to which the Company or any its Significant Subsidiaries is a party and which involves claims which if adversely determined would exceed $50,000, inclusive of any attorney's fees, interest and punitive damages, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed.

             (ii) As of the date hereof, (A) the Company's directors' and officers' liability insurance and indemnification policy for the period beginning December 7, 1999 through December 7, 2000 (the "2000 Policy") is in full force and effect; (B) the insurance company which has underwritten the Company's directors' and officers' liability insurance and indemnification policies is continuing to defend the actions set forth in Section 4.1(g)(ii) of the Company Disclosure Schedule; and
        (iii) there have not been any claims made against the Company's directors and officers which would be covered by the 2000 Policy.

          (h) ABSENCE OF CHANGES IN STOCK AND BENEFIT PLANS. Except as disclosed in Section 4.1(f) and (h) of the Company Disclosure Schedule or as expressly permitted by this Agreement, since March 31, 2000, there has not been (i) any acceleration, amendment or change of the period of exercisability or vesting of any company options or restricted stock, stock bonus or other awards under the Stock Plans (including any discretionary acceleration of the exercise periods or vesting by the Company's Board of Directors or any committee thereof or any other persons administering a Stock Plan) or authorization of cash payments in exchange for any company options, restricted stock, stock bonus or other awards granted under any of such Stock Plans or (ii) any adoption or amendment by the Company or any of its Significant Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, retirement, vacation, severance, disability, death benefit, hospitalization, medical, workers' compensation, supplementary unemployment benefits or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of its Significant Subsidiaries or any

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     beneficiary thereof entered into, maintained or contributed to, as the case may be, by the Company or any of its Subsidiaries (collectively, "Benefit Plans").

          (i) PARTICIPATION AND COVERAGE IN BENEFIT PLAN. Except with respect to changes required by law, there has been no material adoption of, amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Significant Subsidiaries relating to, or change in employee participation or coverage under, any Benefit Plan which would increase materially the expense of maintaining such Benefit Plan above the level of the expense incurred in respect thereof for the fiscal year ended on December 31, 1999.

          (j) ERISA COMPLIANCE. (i) Section 4.1(j) of the Company Disclosure Schedule contains a list of all "Employee Pension Benefit Plans" (defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "Employee Welfare Benefit Plans" (defined in Section 3(l) of ERISA) and all other material Benefit Plans maintained, or contributed to, by the Company or any of its Subsidiaries or ERISA affiliates (defined below) for the benefit of any current or former employees, officers or directors of the Company or any of its Significant Subsidiaries or ERISA affiliates or under which the Company or any of its Significant Subsidiaries or ERISA affiliates has any material liability. The Company has delivered or made available to Parent complete and correct copies of (A) each material Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof) and all amendments thereto and written interpretations thereof, (B) the most recent summary plan description for each material Benefit Plan for which such summary plan description is required and (C) each trust agreement and group annuity or insurance contract relating to any Benefit Plan. For purposes of this Agreement, "Erisa Affiliate" of the Company means any person which, together with the Company or any of its Subsidiaries, would be treated as a single employer under Section 414 of the Code. The only Benefit Plans which individually or collectively would constitute an "Employee Pension Benefit Plan" defined in
     Section 3(2) of ERISA (the "Pension Plans") are identified as such in
     Section 4.1(j) of the Company Disclosure Schedule.

             (ii) Each Benefit Plan has been maintained and administered in compliance with its terms in all material respects and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability. Any Benefit Plan intended to be qualified under
        Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred that could reasonably be expected to cause the loss of such qualified status.

             (iii) No Benefit Plan is covered by Title IV of ERISA and no contributions to any Benefit Plan are required under Section 412 of the Code. Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur any liability under Title IV of ERISA or
        Section 4975 of the Code or any material liability or penalty under
        Section 4980B of the Code or Section 502(i) of ERISA.

             (iv) To the knowledge of the Company, there are no pending or anticipated material claims against or otherwise involving any of the Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the

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        ordinary course of Benefit Plan activities) has been brought against or with respect to any Benefit Plan.

             (v) All material contributions, reserves or premium payments, required to be made as of the date hereof to or with respect to the Benefit Plans have been made or provided for.

             (vi) Except as required by law, neither the Company nor any of its Subsidiaries have any material obligations for post-retirement or post-termination health and life benefits under any Benefit Plan.

          (k) TAXES. As used in this Agreement, "Tax" or "Taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges or assessments of any nature whatsoever as well as any interest, penalties and additions thereto. Except as set forth in Section 4.1(k) of the Company Disclosure Schedule:

             (i) The Company and each of its Subsidiaries have timely filed all tax returns, statements, reports and forms required to be filed with any tax authority (collectively, the "Tax Returns") and in accordance with all applicable laws, except as could not reasonably be expected to have a Company Material Adverse Effect. All the Tax Returns were correct and complete in all material respects when they were filed. All material Taxes shown as due and payable on the Tax Returns have been paid and all other material taxes of the Company or any of its Significant Subsidiaries have been adequately reserved for in the financial statements included in the Company SEC Documents in accordance with GAAP. There are no Liens on any of the assets of the Company or any of its Significant Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than Taxes that are not yet due, or that are being contested in good faith by appropriate proceedings.

             (ii) The Company and each of its Significant Subsidiaries has withheld and timely paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

             (iii) No dispute or claim concerning any material tax liability of the Company or any of its Significant Subsidiaries has been proposed or claimed in writing or, to the knowledge of the Company, threatened by any authority. The Company has provided Parent with correct and complete copies of its Federal income tax returns for taxable years ending December 31, 1997 through December 31, 1998, and examination reports, and statements of deficiencies with respect to Federal income taxes, if any, assessed against or agreed to by the Company and any of its Significant Subsidiaries with respect to Federal income taxes for taxable years ending December 31, 1997 through December 31, 1998.

             (iv) Neither the Company nor any of its Significant Subsidiaries has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

             (v) Neither the Company nor any of its Significant Subsidiaries has filed a consent pursuant to Section 341(f) of the Code concerning collapsible corporations. Neither the Company nor any of its Significant Subsidiaries is a party to

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        any tax allocation or sharing agreement. Neither the Company nor any of its Significant Subsidiaries has any liability for the taxes of any person (other than the Company and any of its Significant Subsidiaries that is currently a member of the Company's affiliated group filing a consolidated federal income tax return) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

             (vi) Neither the Company nor any of its Significant Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) in its current or in any future taxable period by reason of a change in accounting method nor does the Company or any of its Significant Subsidiaries have any knowledge that the Internal Revenue Service (or other taxing authority) has proposed or is considering proposing, any such change in accounting method.

             (vii) Neither the Company nor any of its Significant Subsidiaries is a party to any agreement, contract, or arrangement that, individually or collectively, could give rise to the payment of any amount (whether in cash or property, including Company Common Stock) that would not be deductible pursuant to the terms of Section 162(m), 280G or, to the knowledge of the Company, 162(a)(i) of the Code.

             (viii) Neither the Company nor any of its Significant Subsidiaries has constituted either a "Distributing Corporation" or a "Controlled Corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement, or (B) in a distribution that could otherwise constitute part of a "Plan" or "Series of Related Transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (l) VOTING REQUIREMENTS. The Company Shareholder Vote is the only vote of the holders of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

          (m) STATE TAKEOVER STATUTES. No "Fair Price", "Moratorium", "Control Share Acquisition", or other anti-takeover statute or similar statute or regulation (a "Takeover Statute"), or any anti-takeover provision in the Company's certificate of incorporation or by-laws is, or at the Effective Time will be, applicable to the Company, the Company Common Stock, the Merger or the other transactions contemplated by this Agreement.

          (n) BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Chase H & Q, the fees and expenses of which will be paid by the Company (and a copy of whose engagement letter and a calculation of the fees that would be due thereunder has been provided to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. No such engagement letter obligates the Company to continue to use the services or pay fees or expenses in connection with any future transaction.

          (o) PERMITS; COMPLIANCE WITH LAWS; ENVIRONMENTAL MATTERS. (i) Each of the Company and its Significant Subsidiaries has in effect all material Federal, state, local

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     and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the absence of Permits and for defaults under Permits which absence or defaults, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. The Company and its Significant Subsidiaries have been, and are, in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees or orders of any Governmental Entity, and neither the Company nor any of its Subsidiaries has received any notice from any Governmental Entity or any other person that either the Company or any of its Subsidiaries is in violation of, or has violated, any applicable statutes, laws, ordinances, regulations, rules, judgments, decrees or orders, except such failures to comply or violations as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

             (ii) Except as could not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has (i) held, released, transported or disposed of any Hazardous Substance (as hereinafter defined) on, under, from or at any of the Company's or any of its Subsidiaries' properties, other than in a manner that could not, in all such cases taken individually or in the aggregate, reasonably be expected to have or result in a Company Material Adverse Effect, (ii) any knowledge of the presence of any Hazardous Substances that have been released into the environment on, under or at any of the Company's or any of its Subsidiaries' properties other than that which could not reasonably be expected to have or result in a Company Material Adverse Effect, or (iii) received any written notice (A) of any violation of any applicable statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity relating to any matter of pollution, protection of the environment or environmental regulation or control or regarding Hazardous Substances (collectively, "Environmental Laws") that has not been resolved or settled with the relevant Governmental Entity, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any violation of Environmental Laws, (C) requiring the response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' properties or any other properties, (D) alleging non-compliance by the Company or any of its Subsidiaries with the terms of any permit required under any Environmental Law in any manner reasonably likely to require material expenditures or to result in material liability or (E) demanding payment of a material amount for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' properties or any other properties. For purposes of this Agreement, the term "Hazardous Substance" shall mean any material defined as toxic or hazardous, including any petroleum and petroleum products, under any applicable Environmental Law.

          (p) CONTRACTS; DEBT INSTRUMENTS.  (i) Except as otherwise disclosed in
     Section 4.1(p) of the Company Disclosure or in the Company SEC Documents, neither the Company nor any of its Significant Subsidiaries is a party to or subject to (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or (ii) any agreement contract, policy, license, permit,

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     document, instrument, arrangement or commitment that provides for a non-
     competition covenant with any person or entity or in any geographic area and which limits in any material respect the ability of the Company or any Significant Subsidiary to compete in its current business lines. All material contracts (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which the Company or any Significant Subsidiary is a party are valid and in full force and effect, except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Significant Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any material contract (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. As of the date hereof, there has not been an event that would constitute a default (with or without notice or lapse of time, or both) by the Company under the Cybear Agreements (as hereinafter defined).

          (q) TITLE TO PROPERTIES. (i) Except as otherwise disclosed in Section 4.1(q) of the Company Disclosure Schedule, each of the Company and its Significant Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets, free and clear of all Liens, except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

             (ii) Each of the Company and its Significant Subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company and its Significant Subsidiaries enjoys peaceful and undisturbed possession under all such leases in all material respects.

          (r) OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Chase H & Q dated the date hereof, a copy of which has been or promptly will be made available to Parent, to the effect that, as of such date, the consideration to be received by the holders of Company Common Stock in the Merger pursuant to this Agreement is fair to such holders from a financial point of view.

          (s) INTERESTS OF OFFICERS AND DIRECTORS.  Except as set forth in
     Section 4.1(s) of the Company Disclosure Schedule, none of the Company's officers or directors has any material direct or indirect interest in any material property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks, trade names, trade secrets or know-how, used in or pertaining to the business of the Company or that of its Subsidiaries, or any supplier, distributor or customer of the Company or any of its Significant Subsidiaries, except for the normal rights of a stockholder and rights under existing employee benefit plans. Except as set forth in Section 4.1(s) of the Company Disclosure Schedule, no loans or advances have been made by the Company to officers and directors of the Company.

          (t) SOFTWARE. (i) "Owned Software" shall mean all computer programs (source code or object code) owned by the Company or any Significant Subsidiary of the Company, including without limitation any computer programs in the development or

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     testing phase. "Licensed Software" shall mean all computer programs (source code or object code) licensed to the Company or any Significant Subsidiary of the Company by any third party (other than any off-the-shelf computer program that is so licensed under a shrink wrap license) (the Licensed Software and the Owned Software, the "Software").

             (ii) Except as specified in Section 4.1(t) of the Company Disclosure Schedule, Company, directly or through its Subsidiaries, has good, marketable and exclusive title to, and the valid power and right to sell, license, lease, transfer, use or otherwise exploit, all of the Owned Software and all copyrights thereof, free and clear of all Liens and except in the aggregate as could not reasonably be expected to have a Company Material Adverse Effect. The Company, directly or through its Subsidiaries, is in actual possession of or has all necessary control over (A) the source code and object code for each computer program included in the Owned Software and (B) the object code and, to the extent required for the use of the Software as currently used in the Company's business or as offered to the Company's customers or potential customers the source code for each computer program included in the Licensed Software. The Company, directly or through its Subsidiaries, is in possession of or has necessary control over all documentation (including without limitation all related engineering specifications, program flow charts, installation and user manuals) and know-how required for the use of the Software as currently used in the Company's business or as offered to the Company's customers or potential customers. Except as specified in Section 4.1(t) of the Company Disclosure Schedule, no person other than the Company and its Subsidiaries has any material right or interest of any kind or nature in or with respect to the Owned Software or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit the Owned Software or any portion thereof.

             (iii) Since the Company and its Significant Subsidiaries have owned the Owned Software, to the knowledge of the management of the Company after due inquiry, the Company and its Significant Subsidiaries have disclosed source code to the Owned Software only pursuant to confidentiality terms that reasonably protect the Company's rights in such Owned Software. Except as disclosed in accordance with such confidentiality agreements or valid source code escrow agreements, to the knowledge of the management of the Company after due inquiry, no person (other than the Company and its Significant Subsidiaries) is in possession of any source code for any computer program included in the Owned Software.

             (iv) There are no defects in (a) any Licensed Software included in the Owned Software, or (b) in the Owned Software, in each case of the currently Company supported versions thereof, that would substantially adversely affect the functioning thereof in accordance with any published specifications therefor in such a manner as could reasonably be expected to have a Company Material Adverse Effect.

             (v) To the knowledge of the management of the Company after due inquiry, except as set forth in Section 4.1(t) of the Company Disclosure Schedule, none of the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by the Company, any Significant Subsidiary or any of their respective successors or assigns of any version or release of any

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        computer program included in the Software obligates or will obligate the
        Company, any Significant Subsidiary or any of their respective successors or assigns to pay any material royalty, fee or other compensation to any other Person.

             (vi) Except as specified in Section 4.1(t) of the Company Disclosure Schedule, no material agreement, license or other arrangement pertaining to any of the Software (including without limitation any development, distribution, marketing, user or maintenance agreement, license or arrangement) to which the Company or any Significant Subsidiary is a party will terminate or become terminable by any party thereto as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.
        Section 4.1(t) of the Company Disclosure Schedule sets forth the general licensing policies of the Company and Significant Subsidiaries by category of Software.

          (u) INTELLECTUAL PROPERTY. (i) For purposes of this Section 4.1(u), "Intellectual Property" shall mean all patents, trademarks, trade names, service marks, and domain names and registered copyrights and material non-registered copyrights used by the Company or any Significant Subsidiary of the Company in connection with the conduct of the Company's business, and all registrations of or applications for registration of any of the foregoing, including any additions thereto or extensions, continuations, renewals or divisions thereof, together with all trade dress, trade secrets, processes, formulae, designs, know-how and other intellectual property rights that are so used. The Company has heretofore furnished or made available to Parent a true and correct summary of each U.S. and foreign registration or application for U.S. and foreign registration of patents, trademarks and tradenames which is registered with, or in respect of which any application for registration has been filed with, any Governmental Entity. To the knowledge of the management of the Company after due inquiry, all such registrations and applications are valid and subsisting, in full force and effect, and have not been cancelled, expired or abandoned (except as otherwise noted in such reports). To the knowledge of the management of the Company after due inquiry, the Company is listed in the records of the appropriate Governmental Entity or foreign government equivalent entity as the sole owner of record for each such application and registration.

             (ii) The Intellectual Property includes all of the material intellectual property rights owned or licensed by the Company and its Significant Subsidiaries that are reasonably necessary to conduct the Company's business as it is now conducted, and includes all of the intellectual property rights owned by or licensed to the Company and its Significant Subsidiaries that are used in the development, marketing, licensing or support of the Software. Except as specified in Section 4.1(u) of the Company Disclosure Schedule, (A) the Company, directly or through its Subsidiaries, has good, marketable and exclusive title to, and the valid power and right to use, the material Intellectual Property owned by the Company or its Subsidiaries free and clear of all Liens and
        (B) no person or entity other than the Company and its Subsidiaries has any right or interest of any kind or nature in or with respect to the material Intellectual Property or any portion thereof or any rights to use, market or exploit the material Intellectual Property or any portion thereof other than pursuant to agreements entered into in the ordinary course of business. Section 4.1(u) of the Company Disclosure

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        Schedule sets forth all material registered trademarks, material pending trademarks, material patents and material copyrights of the Company and its Subsidiaries including the name of the entity that holds such items.

             (iii) The Company and its Significant Subsidiaries take reasonable measures to protect the confidentiality of its material trade secrets, know-how or other confidential information, including by generally requiring employees, independent contractors and licensees having access thereto to execute written non-disclosure agreements that adequately protect the Company's and its Significant Subsidiaries' proprietary interests in and to such trade secrets, know-how and other confidential information.

          (v) NO INFRINGEMENT. (i) Except as specified in Section 4.1(v) of the Company Disclosure Schedule neither the existence nor the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by the Company or any Significant Subsidiary of the Company of any Software or Intellectual Property, as such Software or Intellectual Property, as the case may be, is or was, or is currently contemplated to be, sold, licensed, leased, transferred, used or otherwise exploited by such persons, does, did or will (i) infringe on any patent, trademark, copyright or other right of any person, (ii) constitute a misuse or misappropriation of any trade secret, know-how, process, proprietary information or other right of any other person, or (iii) entitle any other person to any interest therein, or right to compensation from the Company, any Significant Subsidiary of the Company or any of their respective successors or assigns, by reason thereof (it being understood and agreed that, insofar as the foregoing representation and warranty relates to Software and Intellectual Property that is licensed to the Company or any Significant Subsidiary of the Company by any third party, or as it relates to patents and trademarks, such representation and warranty is made only to the Company's knowledge). Except as specified in Section 4.1(v) of the Company Disclosure Schedule neither the Company nor any of its Subsidiaries has received any complaint, assertion, threat or allegation or otherwise has notice of any lawsuit, claim, demand, proceeding or investigation involving matters of the type contemplated by the immediately preceding sentence or is aware of any facts or circumstances that could reasonably be expected to give rise to any lawsuit, claim, demand, proceeding or investigation. Except as specified in Section 4.1(v) of the Company Disclosure Schedule, there are no material restrictions on the ability of the Company, any Significant Subsidiary of the Company or any of their respective successors or assigns to sell, license, lease, transfer, use, reproduce, distribute, modify or otherwise exploit any Software or Intellectual Property.

             (ii) Except as specified in Schedule 4.1(v) of the Company Disclosure Schedule, the Company and its Significant Subsidiaries are not aware of any material infringement, misappropriation or other violation of any Software or Intellectual Property, and no lawsuit, claim, demand, proceeding or investigation brought by the Company or any of its Significant Subsidiaries with respect to Owned Software is pending against any third party.

          (w) CHANGE OF CONTROL. Except as described in Section 4.1(w) of the Company Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any payment (including severance, unemployment compensation, tax gross-up, bonus or otherwise) becoming due to any current or former director, employee or independent contractor of the Company or any Significant Subsidiary, from the Company or any

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     Significant Subsidiary under any Stock Plan, Benefit Plan, agreement or otherwise, (ii) materially increase any benefits otherwise payable under any Stock Plan, Benefit Plan, agreement or otherwise or (iii) result in the acceleration of the time of payment, exercise or vesting of any such benefits.

     Section 4.2 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY. Except as set forth in the Parent SEC Documents (as hereinafter defined) or in the disclosure schedule delivered by Parent and Merger Subsidiary to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Merger Subsidiary jointly and severally represent and warrant to the Company as follows:

          (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate power and authority, as the case may be, to own and operate its properties and assets and to carry on its business as now being conducted. Each of Parent and Merger Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing (individually or in the aggregate) could not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that is materially adverse to the business, financial condition or results of operations of Parent and its Subsidiaries, and taking Parent and its Subsidiaries together as a whole; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute a Parent Material Adverse Effect: (a) any change in the market price or trading volume of Parent's stock after the date hereof or (b) any adverse change, effect, event, occurrence, state of facts or development relating to (i) the announcement or pendency of the transactions contemplated by this Agreement, (ii) conditions affecting the industries in which the Parent participates or the U.S. economy as a whole,
     (iii) out-of-pocket fees and expenses (including legal, accounting, investment banking and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement, (iv) compliance with the terms of, or the taking of any action required by, this Agreement, (v) any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof or (vi) actions required to be taken under material contracts (as such term is defined in Item 610(b)(10) of Regulation S-K of the SEC) or other contracts set forth in the Parent Disclosure Schedule, in each case, as amended to the date of this Agreement. Parent has provided the Company with complete and correct copies of its and Merger Subsidiary's certificates of incorporation and by-laws, in each case, as amended to the date of this Agreement.

          (b) CAPITAL STRUCTURE. Section 4.2(b) of the Parent Disclosure Schedule sets forth the authorized, issued and outstanding capital stock of Parent. Except as set forth in Section 4.2(b) of the Parent Disclosure Schedule, at the close of business on June 29, 2000, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights except as could not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth on Section 4.2(b) of the Parent

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     Disclosure Schedule, there are outstanding no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Stock may vote. As of the date of this Agreement, the authorized capital stock of Merger Subsidiary consists of 10,000 shares of common stock, par value $.0001 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Liens. Except as set forth in Section 4.2(b) of the Parent Disclosure Schedule, there are no outstanding options, warrants, calls, rights, commitments, agreements or undertakings of any kind to which Parent or Merger Subsidiary or any of their Subsidiaries is a party or by which any of them is bound obligating Parent or Merger Subsidiary or any of their Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or Merger Subsidiary or of any of their Subsidiaries or obligating Parent or Merger Subsidiary or any of their Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, or undertaking. There are no outstanding rights, commitments, agreements, or undertakings of any kind obligating Parent or Merger Subsidiary or any of their Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other voting securities of Parent or Merger Subsidiary or any of their Subsidiaries or any securities of the type described in the two immediately preceding sentences.

          (c) AUTHORITY; NONCONTRAVENTION. Parent and Merger Subsidiary have the requisite corporate power and authority to enter into this Agreement and, subject only to the approval of the issuance of Parent Common Stock in the Merger by the affirmative vote of holders of a majority of the outstanding shares of Parent Common Stock (the "Parent Shareholder Vote"), to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated by this Agreement. Prior to the Effective Time, Parent will have taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article II. The Parent Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no holder of Parent Common Stock will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Stock, when issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and constitutes a valid and binding obligation of Parent and Merger Subsidiary, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, constitute or result in (i) a breach or violation of, or default (with or without notice or lapse of time, or both) under, the certificate of incorporation or by-laws of Parent or Merger Subsidiary, (ii) a breach or violation of, or default (with or without notice or lapse of time, or both) under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or license applicable to Parent or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, a breach or violation of, or default (with or without notice or lapse of time, or both) under, any judgment,

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     order, decree, statute, law, ordinance, rule or regulation applicable to
     Parent, Merger Subsidiary or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause (ii) or
     (iii), any such breaches, violations or defaults that individually or in the aggregate could not reasonably be expected to (x) have a Parent Material Adverse Effect, (y) materially impair the ability of Parent and Merger Subsidiary to perform their respective obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No Consent is required by or with respect to Parent or Merger Subsidiary in connection with the execution and delivery by Parent and Merger Subsidiary of this Agreement or the consummation by Parent or Merger Subsidiary of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of
     (A) the Form S-4, (B) the Joint Proxy Statement, and (C) such reports under the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby and thereby,
     (ii) such filings as may be required under state securities or "blue sky" laws, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent and Merger Subsidiary are qualified to do business, (iv) such filings with and approvals of the NASDAQ-SM to permit the shares of Parent Common Stock that are to be issued upon consummation of the Merger to be listed on the NASDAQ-SM, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be made or obtained individually or in the aggregate could not reasonably be expected to (x) have a Parent Material Adverse Effect, (y) materially impair the Parent's or Merger Subsidiary's ability to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          (d) SEC DOCUMENTS; FINANCIAL STATEMENTS; NO UNDISCLOSED
     LIABILITIES. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1999 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents as of their respective dates comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as reflected in the financial statements of Parent included in the Parent SEC Documents, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which are required by GAAP to be set forth on a

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     consolidated balance sheet of Parent and its consolidated Subsidiaries or in the notes thereto other than any liabilities and obligations incurred since March 31, 2000 in the ordinary course of business or which, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

          (e) ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as disclosed in
     Section 4.2(e) of the Parent Disclosure Schedule and except as expressly contemplated by this Agreement, since March 31, 2000, Parent and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been (i) any change in the financial condition, properties, business or results of operations of the Parent or its Subsidiaries or any development or combination of developments of which management of the Parent has, or should reasonably have, knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect, (ii) any material damage, destruction or other casualty loss, whether or not covered by insurance, with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries that has had or could reasonably be expected to have a Parent Material Adverse Effect,
     (iii) any change in accounting methods, principles or practices by Parent or any of its Subsidiaries or (iv) any material agreement, commitment, arrangement or undertaking by Parent or any of its Subsidiaries to perform any action described in clauses (i) through (iii) above.

          (f) LITIGATION.  Except as disclosed in the Parent SEC Documents or in
     Section 4.2(f) of the Parent Disclosure Schedule there is no suit, action or proceeding pending or, to the knowledge of the management of Parent, threatened against or affecting Parent or any of its Subsidiaries (and Parent is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to (i) have a Parent Material Adverse Effect, (ii) impair the ability of Parent or any of its Subsidiaries to perform their obligations under this Agreement or (iii) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries having, or which could reasonably be expected to have, any such effect.

          (g) TAXES. (i) Parent and each of its Subsidiaries have timely filed all Tax Returns in accordance with all applicable laws, except as could not reasonably be expected to have a Parent Material Adverse Effect. All the Tax Returns were correct and complete in all material respects when they were filed. All material Taxes shown as due and payable on the Tax Returns have been paid and all other material taxes of Parent or any of its Subsidiaries have been adequately reserved for in the financial statements included in the Parent SEC Documents in accordance with GAAP. There are no Liens on any of the assets of Parent or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than Taxes that are not yet due, or that are being contested in good faith by appropriate proceedings.

             (ii) Parent and each of its Subsidiaries have withheld and timely paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

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             (iii) No dispute or claim concerning any tax liability of Parent or any of its Subsidiaries has been proposed or claimed in writing or, to the knowledge of Parent, threatened by any authority. Parent has provided the Company with correct and complete copies of its Federal income tax returns for the taxable year ending June 30, 1999, and examination reports, and statements of deficiencies with respect to Federal income taxes, if any, assessed against or agreed to by Parent and any of its Subsidiaries with respect to Federal income taxes for the taxable year ending June 30, 1999.

             (iv) Neither Parent nor any of its Subsidiaries has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

             (v) Neither Parent nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code concerning collapsible corporations. Neither Parent nor any of its Subsidiaries is a party to any tax allocation or sharing agreement. Neither Parent nor any of its Subsidiaries has any liability for the taxes of any person (other than Parent and any of its Subsidiaries that is currently a member of Parent's affiliated group filing a consolidated federal income tax return) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

             (vi) Neither Parent nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) in its current or in any future taxable period by reason of a change in accounting method nor does Parent or any of its Subsidiaries have any knowledge that the Internal Revenue Service (or other taxing authority) has proposed or is considering proposing, any such change in accounting method.

             (vii) Neither Parent nor any of its Subsidiaries is a party to any agreement, contract, or arrangement that, individually or collectively, could give rise to the payment of any amount (whether in cash or property, including Parent Common Stock) that would not be deductible pursuant to the terms of Section 162(m), 280G or, to the knowledge of Parent, 162(a)(i) of the Code.

             (viii) Neither Parent nor any of its Subsidiaries has constituted either a "Distributing Corporation" or a "Controlled Corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement, or (B) in a distribution that could otherwise constitute part of a "Plan" or "Series Of Related Transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (h) COMPLIANCE WITH APPLICABLE LAWS. As of the date of this Agreement, each of Parent and its Subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the absence of Permits and for defaults under Permits which absence or default, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. As of the date of this Agreement, Parent and its Subsidiaries have been, and are, in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations

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     of any Governmental Entity, except for such failures to comply or violations as, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

          (i) BROKERS. No broker, investment banker, financial advisor or other person, other than Gruntal & Co., LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Subsidiary.

          (j) NO PRIOR ACTIVITIES; ASSETS OF MERGER SUBSIDIARY. Merger Subsidiary was formed solely for the purpose of the Merger and engaging in the transactions contemplated hereby. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby and activities, agreements or arrangements in connection with the transactions contemplated hereby, Merger Subsidiary has not and will not have (i) incurred, directly or indirectly through any of its Subsidiaries or affiliates, any obligations or liabilities, (ii) engaged in any business or activities of any type or kind whatsoever or
     (iii) entered into any agreements or arrangements with any person.

          (k) OPINION OF FINANCIAL ADVISOR. Parent has received the opinion of Gruntal & Co., LLC dated the date hereof, a copy of which has been or promptly will be made available to the Company, to the effect that, as of such date, the consideration to be exchanged by the Parent in the Merger pursuant to this Agreement is fair to Parent from a financial point of view.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

     Section 5.1 CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earliest to occur of (i) the termination of this Agreement or (ii) the Effective Time, the Company covenants and agrees that, except as contemplated by this Agreement or as set forth in Section 5.1 of the Company Disclosure Schedule or with the prior written consent of Parent (which consent shall not be unreasonably withheld), the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use reasonable efforts to preserve substantially intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with them to the end that their goodwill and ongoing businesses shall be materially unimpaired at the Effective Time. During the period from the date of this Agreement and continuing until the earliest to occur of (i) the termination of this Agreement or (ii) the Effective Time, the Company covenants and agrees that, except as expressly provided in this Agreement or as set forth in Section 5.1 of the Company Disclosure Schedule, without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and

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     distributions by any direct or indirect wholly owned subsidiary of the
     Company to its parent, (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries (other than internal restructuring of wholly owned Subsidiaries consistent with past practice) or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) except in connection with the hiring of any non-executive employees of the Company (up to a maximum aggregate amount of 75,000 shares of Company Common Stock or securities convertible into such number of shares), issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Company Common Stock upon the exercise of options prior to the Effective Time);

          (c) amend the Company's or any Significant Subsidiary's certificate of incorporation, by-laws or other comparable charter or organizational documents;

          (d) acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any business, including through the acquisition of any interest in any corporation, partnership, joint venture, association or other business organization or division thereof;

          (e) (i) except in the ordinary course of business consistent with past practice or pursuant to existing contracts or commitments, sell, lease, transfer or otherwise dispose of any of the Company Intellectual Property; or (ii) except in the ordinary course of business consistent with past practice or pursuant to existing contracts or commitments, license any or otherwise grant any exclusive rights with respect to the Company Intellectual Property; or (iii) except in the ordinary course of business or pursuant to contracts or commitments existing on the date of this Agreement, sell, lease, transfer or otherwise dispose of any of the material assets of the Company, except for (x) sales of assets pursuant to existing contracts or commitments in the ordinary course of business and
     (y) dispositions of obsolete or worthless assets;

          (f) make or agree to make any new capital expenditures which in the aggregate are in excess of $100,000;

          (g) make any material tax election (unless required by law) or settle or compromise any material income tax liability, except to the extent the amount of any such settlement or compromise has been reserved for on the consolidated financial statements contained in the Company SEC Documents or is not reasonably likely to have a Company Material Adverse Effect;

          (h) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice and in accordance with their terms, of (i) liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents, (ii) liabilities incurred in the ordinary course of business consistent with past practice,

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     or (iii) other liabilities or obligations not to exceed in the aggregate
     $200,000 or waive the benefits of, or agree to modify in any manner, any material confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party;

          (i) (i) incur any material indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any material debt securities or warrants or other rights to acquire any material debt securities of the Company or any of its Subsidiaries, guarantee any material debt securities of another person, enter into any material "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice and except for intercompany indebtedness between the Company and any of its wholly owned Subsidiaries or between such Subsidiaries, or (ii) make any material loans, advances or capital contributions to, or investments in, any other person, except for wholly owned Subsidiaries of the Company;

          (j) (i) enter into or amend in a material manner any employment agreement with any executive or, other than in the ordinary course of business, any other employee, (ii) enter into any material agreement pursuant to which the Company or any of its Subsidiaries will provide services for a term of more than thirty (30) days at a fixed or capped price or otherwise pursuant to terms that are not consistent with agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business, (iii) enter into any material customer sale or license agreement on terms outside the ordinary course of business or as disclosed in Section 5.1(j)(iii) of the Company Disclosure Schedule, (iv) pay commissions to sales employees except on the basis of executed customer contracts with respect to products actually delivered to customers other than in the ordinary course of business and consistent with past practice,
     (v) other than customer licenses and sales contracts and distribution agreements, enter into any contract or series of related contracts requiring payments in excess of $100,000, (vi) enter into or amend any agreement or arrangement for obtaining professional services or advice requiring payments of more than $50,000 to any one service provider (provided that this clause (vi) does not apply to legal services or advice obtained in connection with the transactions contemplated by this Agreement), (vii) enter into any product swap transactions that would be in violation of generally accepted accounting principles, (viii) make any determination as to amounts payable in an amount in excess of $100,000 under any plan, arrangement, or agreement providing for payment of discretionary incentive compensation or bonus to any officer, director, employee or independent contractor of the Company or any of its Subsidiaries, or (ix) enter into or adopt, or amend any material agreement, arrangement, or Benefit Plan so as to increase the liability (whether or not contingent) of the Company or Parent or any of their Subsidiaries in respect of compensation or benefits except as may be required by applicable law; or

          (k) authorize any of, or commit or agree to take any of, the foregoing actions.

     Section 5.2 STATE TAKEOVER STATUTES. If any takeover statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the

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terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     Section 5.3 ACCESS TO INFORMATION. Subject to applicable law, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisers and other representatives, reasonable access during normal business hours and upon notice given by Parent to the Company during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel (including for the purpose of interviewing such personnel in connection with the integration process) and records and their accountants' work papers and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws, (ii) a copy of each material tax return, report and information statement filed by it during such period, and
(iii) all other information concerning its business, assets, properties and personnel as Parent may reasonably request; provided that no investigation pursuant to this Section 5.3 shall affect any representation or warranty given by the Company to Parent hereunder.

     Section 5.4 NO SOLICITATION BY THE COMPANY. (a) From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company shall not (whether directly or indirectly through advisors, agents or other intermediaries), and the Company shall not permit or cause its and its Subsidiaries' respective officers, directors, advisors, representatives and other agents to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as hereinafter defined) or (ii) participate or engage in substantive discussions or negotiations with, or disclose or provide any non-public information relating to the Company or its Subsidiaries or afford access to the properties, books or records of the Company or its Subsidiaries to, any person (including any "Person" as defined in Section 13(d)(3) of the Exchange Act) that has made an Acquisition Proposal or with or to any Person in contemplation of an Acquisition Proposal or (iii) enter into any agreement or agreement in principle providing for or relating to an Acquisition Proposal; provided, however, that if and only if (A) a person has submitted an unsolicited written Acquisition Proposal (under circumstances in which the Company has complied with its obligations under this Section 5.4(a)) to the Company's Board of Directors, (B) the Company's Board of Directors believes in good faith, based on such matters as it deems relevant, including the advice of the Company's financial advisor, that such Acquisition Proposal is a Superior Proposal and (C) the Company's Board of Directors determines in good faith, based on such matters as it deems relevant, including consultation with the Company's outside legal counsel, that engaging in such negotiations or discussions or providing such information is required to satisfy the fiduciary duties of the Board of Directors of the Company under applicable law, then the Company may furnish information to such person with respect to the Company and its Subsidiaries (so long as the Company has entered into a customary confidentiality agreement with such party) and participate in negotiations and discussions with such person regarding such Acquisition Proposal (as hereinafter defined); provided further that, after the third business day following Parent's receipt of written notice advising Parent that the Company's Board of Directors is prepared to accept such Superior Proposal, which notice specifies the material terms and conditions of such Superior Proposal and identifies the person making such Superior Proposal, the Board of Directors of the Company may, in response to a Superior

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Proposal which was not solicited by the Company and which did not otherwise result from a breach of this Section 5.4(a), approve or recommend, or propose to approve or recommend, any such Acquisition Proposal or terminate this Agreement, if the Board of Directors of the Company determines in good faith, based on such matters as it deems relevant, including consultation with the Company's outside legal counsel, that it is required to do so in order to comply with its fiduciary duties to the holders of Company Common Stock under applicable law, and, concurrently with such termination, causes the Company to pay the fee payable pursuant to Section 9.5(a) hereof by reason thereof. Nothing contained in this Agreement shall prohibit the Company or the Company's Board of Directors from taking and disclosing to the holders of Company Common Stock a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure required by applicable law or, in the case of the Company's Board of Directors, making any other disclosure to the holders of Company Common Stock that the Company's Board of Directors determines in good faith is required to be made to satisfy the fiduciary duties of the Company's Board of Directors under applicable law. The Company shall immediately cease and cause to be terminated and shall cause its affiliates and Subsidiaries and its or their respective officers, directors, employees, representatives or agents, to terminate all existing discussions or negotiations, if any, with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal.

     (b) For purposes of this Agreement, "Acquisition Proposal" shall mean any inquiry, proposal or offer from any person (other than Parent, Merger Subsidiary or any of their affiliates) relating to any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination, involving the Company or the issuance or acquisition of shares of capital stock or other equity securities of the Company representing 25% or more (by voting power) of the outstanding capital stock of the Company or a Significant Subsidiary on a fully diluted basis or any tender or exchange offer that if consummated would result in any person, together with all affiliates thereof, beneficially owning shares of capital stock or other equity securities of the Company or a Significant Subsidiary representing 25% or more (by voting power) of the outstanding capital stock of the Company on a fully diluted basis, or the acquisition, purchase or other disposition of 25% or more of the technology, business or assets of the Company (based on the Company's December 31, 2000 audited consolidated balance sheet) outside the ordinary course of business or inconsistent with past practice. The term "Superior Proposal" means any bona fide Acquisition Proposal which is on terms that the Board of Directors of the Company determines in its good faith judgment (after receipt of the advice of its financial advisor) provides for consideration which would exceed the value of the consideration provided for in the Merger, after taking into account all relevant factors, including any conditions to such Acquisition Proposal, the timing of the closing thereof, the risk of nonconsummation, the ability of the person making the Acquisition Proposal to finance the transaction contemplated thereby and any required governmental or other consents, filings and approvals.

     (c) In addition to the other obligations of the Company set forth in this
Section 5.4, the Company shall promptly advise Parent of any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which is reasonably likely to result in an Acquisition Proposal.

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     Section 5.5 LITIGATION.  The Company shall provide Parent with pertinent information relating to any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement or other litigation, actions, written claims or written demands, as reasonably requested by Parent and not otherwise subject to disclosure restrictions. In addition, the Company shall comply with its material obligations pursuant to the settlement agreement which relates to the In Re Advanced Health Corporation Securities Litigation class action lawsuit.

     Section 5.6 MATERIAL CONTRACTS. Upon the reasonable request of Parent, the Company shall provide Parent with copies of any requested material contract (as such term is defined in Item 610(b)(10) of Regulation S-K of the SEC) entered into by the Company after the date hereof, to the extent not subject to disclosure restrictions.

     Section 5.7 FURTHER ACTION. Upon the terms and subject to the conditions hereof, the Company in good faith shall use all reasonable efforts to take, or cause to be taken, all actions and to, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

                                   ARTICLE VI

                   COVENANTS OF PARENT AND MERGER SUBSIDIARY

     Section 6.1 LISTING. Parent shall use its best efforts to cause the Parent Common Stock to be issued in the Merger and to be issuable upon exercise of Parent Options and Parent Management Options to be approved for listing on the NASDAQ-SM, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Effective Time.

     Section 6.2 INDEMNIFICATION. (a) For six (6) years after the Effective Time, Parent and the Surviving Corporation will indemnify and hold harmless (including advancement of expenses as incurred) the current and former directors and officers of the Company, (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any facts or events existing or occurring prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), to the extent provided in the Company's certificate of incorporation, by-laws and agreements in effect on the date hereof, to the fullest extent each corporation is permitted under applicable law; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Parent will cause to be maintained for a period of not less than four (4) years from the Effective Time the Company's current policies of directors' and officers' liability insurance and indemnification policy to the extent that it provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") for all persons who are directors and officers of the Company on the date of this Agreement, so long as the annual premium therefor is not more than two hundred percent (125%) (such 125% amount, the "Maximum Premium") of the amount per annum the Company paid for such D&O Insurance in its last full fiscal year, which

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amount has been disclosed to Parent, on terms and conditions substantially similar to the existing D&O Insurance. If the existing D&O Insurance cannot be maintained, expires or is terminated or canceled during such six-year period, Parent will use reasonable efforts to cause to be obtained with reputable and financially sound carriers policies containing at least the same coverage and amounts containing terms and conditions which are no less advantageous for the remainder of such period for an annualized premium which is more than the Maximum Premium of the amount per annum the Company paid in its last full fiscal year. If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium which is more than the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium; provided, further, if such insurance coverage cannot be obtained at all, Parent shall purchase all available extended reporting periods with respect to preexisting insurance in an amount that, together with all other insurance purchased pursuant to this Section, does not exceed the Maximum Premium. The Company represents to Parent that the annual premium paid for the 2000 Policy was $76,213. Parent agrees, and will cause the Surviving Corporation, not to take any action that would have the effect of limiting the aggregate amount of insurance coverage required to be maintained for the individuals referred to in this Section. It is understood that, unless made by a court, any determination as to whether a person seeking indemnification pursuant to this Section 6.2 has met any applicable legal standard for indemnification shall be made by a committee consisting of at least two of Parent's independent directors.

     (b) In the event Parent or the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 6.2, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation assume all of the obligations set forth in this Section 6.2; provided that, in the case of any such assignment by Parent or the Surviving Corporation, Parent and the Surviving Corporation shall remain liable for all of their respective obligations under this Agreement.

     (c) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs, their representatives and assigns.

     Section 6.3 OBLIGATIONS OF MERGER SUBSIDIARY. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement (including ensuring that Merger Subsidiary will at the appropriate times have sufficient shares of Parent Common Stock and funds to consummate the Merger in accordance with the terms hereof) and to consummate the Merger on the terms and conditions set forth in this Agreement.

     Section 6.4 VOTING OF SHARES. Parent and Merger Subsidiary agree to make a quorum and vote all shares of Company Common Stock beneficially owned by them in favor of approval and adoption of this Agreement and the Merger at the Company Stockholders Meeting.

     Section 6.5 EMPLOYEES. (a) Parent agrees to honor in accordance with their terms all Benefit Plans and all employment and severance agreements in each case listed in Sections 4.1(j) and 6.5 of the Company Disclosure Schedule (or filed as exhibits to the

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Company SEC Documents), and all accrued benefits vested thereunder; it being understood and agreed that nothing in this Section 6.5(a) shall prevent Parent from terminating any Benefit Plan or other agreement in accordance with its terms.

     (b) Parent agrees to provide employees of the Company and its Subsidiaries retained by Parent with employee benefits in the aggregate no less favorable than those benefits provided to Parent's similarly situated employees; provided that Parent shall be under no obligation to retain any employee or group of employees of the Company or its Subsidiaries.

     (c) For purposes of all employee benefit plans, programs and arrangements maintained by or contributed to by Parent and its Subsidiaries (including, after the Closing, the Surviving Corporation), Parent shall, or shall cause its Subsidiaries to, cause each such plan, program or arrangement to treat the prior service with the Company and its affiliates of each person who is an employee or former employee of the Company or its Subsidiaries immediately prior to the Closing (a "Company Employee") (to the same extent such service is recognized under analogous plans, programs or arrangements of the Company or its affiliates prior to the Closing) as service rendered to Parent or its Subsidiaries, as the case may be, for purposes of eligibility to participate in and vesting thereunder (but not benefit accrual); provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of such benefit. Company Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the plan year in which the Closing occurs, to the extent that, following the Closing, they participate in any other plan for which deductibles or co-payments are required. Parent shall also cause each Parent benefit plan to waive any preexisting condition which was waived under the terms of any Benefit Plan immediately prior to the Closing or waiting period limitation which would otherwise be applicable to a Company Employee on or after the Closing. Parent shall recognize any accrued but unused vacation and sabbatical time of the Company Employees as of the date of Closing, in accordance with the terms of such Company policies, and Parent shall provide such vacation and sabbatical time in accordance with the terms of such Company policies but in no event will Parent be obligated to extend or enlarge the benefits available under such Company policies.

     Section 6.6 FURTHER ACTION. Upon the terms and subject to the conditions hereof, Parent and Merger Subsidiary in good faith shall use all reasonable efforts to take, or cause to be taken, all actions and to, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Without limiting the generality of the foregoing, the board of directors of Parent shall recommend the issuance of Parent Common Stock issuable to the holders of Company Common Stock pursuant to this Agreement to holders of Parent Common Stock and Parent and Merger Subsidiary shall take all necessary action to (i) cause the Form S-4 to become effective under the Securities Act and (ii) obtain all state securities and "blue sky" permits and approvals necessary to consummate the transactions contemplated hereby, all in a timely manner.

     Section 6.7 ASSUMPTION OF NOTE. As of the Effective Time, Parent and the Surviving Corporation hereby expressly assume all of the obligations of the Company under the 10% Senior Secured Convertible Note issued by Cybear, Inc. to the Company (the "Cybear Note"), and hereby agrees to be bound by all of the agreements and covenants of the

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Company under the related Securities Purchase Agreement by and between the
Company and Cybear, Inc., dated as of March 27, 2000, and the related agreements and documents entered into in connection therewith (collectively, the "Cybear Agreements"), all in conformity with the respective terms thereof, and Parent shall take all actions required by the Cybear Agreements necessary to effectuate the Merger. Without limiting the generality of the foregoing, Parent and the Surviving Corporation (i) hereby expressly assume all of the obligations of the Company under the Warrants (as defined in the Cybear Agreements) and shall deliver to the holder of the Warrants such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the provisions of the Warrants and (ii) shall take all necessary steps so that the holder of the Cybear Note shall be entitled to receive, in lieu of the number of shares of Company Common Stock to which such holder was theretofore entitled upon the exercise of the conversion privilege, the aggregate number of shares of Parent Common Stock that such holder would have been entitled to receive as a result of the Merger if, at the Effective Time, such holder had been the holder of the number of shares of Company Common Stock to which such holder was theretofore entitled upon conversion of the Cybear Note; such number of shares of Parent Common Stock to be subject to adjustment thereafter in accordance with the provisions, as nearly as may be possible, as those contained in the Cybear Agreements. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon conversion of the Cybear Note and exercise of the Warrants, all in conformity with the Cybear Agreements.

     Section 6.8 STATE TAKEOVER STATUTES. f any takeover statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, Parent and its board of directors shall grant such approvals and take such actions (or cause such actions to be taken) as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     Section 7.1 SHAREHOLDER APPROVAL; PREPARATION OF S-4 AND JOINT PROXY STATEMENT. (a) As promptly as reasonably practicable following the date hereof, Parent and the Company shall cooperate in preparing and filing with the SEC mutually acceptable proxy materials which shall constitute the joint proxy statement/prospectus relating to the matters to be submitted to the holders of Company Common Stock at the Company Stockholders Meeting and the matters to be submitted to the holders of Parent Common Stock at the Parent Stockholders Meeting (such proxy statement/prospectus, and any amendments or supplements thereto, being herein referred to as the "Joint Proxy Statement"). The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and holders of Parent Common Stock and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement. Parent shall prepare and file with the SEC a registration statement on Form S-4 with respect to
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the issuance of Parent Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "Form S-4"). The Joint Proxy Statement will be included as a prospectus in and will constitute a part of the Form S-4 as Parent's prospectus. Each of Parent and the Company shall use its best efforts to have the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the other transactions contemplated thereby. Parent and the Company shall, in accordance with applicable law and their certificates of incorporation, as promptly as practicable after receipt thereof, provide the other party copies of any written comments of the SEC and advise the other party of any oral comments of the SEC, with respect to the Joint Proxy Statement or Form S-4. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement and the Form S-4 prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement or the Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. Each party will advise the other, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Joint Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either of the Joint Proxy Statement or the Form S-4, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the holders of Company Common Stock.

     (b) The Company shall establish, prior to or as soon as practicable following the date hereof, a record date (which shall be prior to or as soon as practicable following the date upon which the Form S-4 becomes effective) for, duly call, give notice of, convene and hold a meeting of the holders of Company Common Stock (the "Company Stockholders Meeting") for the purpose of considering and taking action upon this Agreement and the Merger and, in case the requisite approval of the Company's stockholders to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares from 15,000,000 to 30,000,000 (the "Authorized Share Approval") is not obtained at the Company's Annual Meeting of Stockholders, for the purpose of considering and taking action to obtain the Authorized Share Approval, and (with the consent of Parent) such other matters as may in the reasonable judgment of the Company

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be appropriate for consideration at the Company Stockholders Meeting. Once the
Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting (other than for the absence of a quorum) without the consent of Parent. Subject to the Company's right under this Agreement to withdraw or modify its recommendation to holders of Company Common Stock to approve and adopt this Agreement (the "Recommendations"), the Board of Directors of the Company shall include in the Form S-4 and the Joint Proxy Statement a copy of the Recommendations as such Recommendations pertain to the Merger and this Agreement. Notwithstanding the foregoing, the Board of Directors of the Company shall submit this Agreement and the Merger for approval to the holders of Company Common Stock whether or not the Board of Directors of the Company determines in accordance with its fiduciary duties after the date hereof that this Agreement and the Merger are no longer advisable and recommends that the holders of Company Common Stock reject it. Unless the Board of Directors of the Company has withdrawn its recommendation of this Agreement and the Merger in compliance with this Section 7.1, the Company shall use its reasonable best efforts to solicit from holders of Company Common Stock proxies in favor of this Agreement and the Merger and shall take all other actions necessary or advisable to secure the vote or consent of holders of Company Common Stock required by Delaware Law to effect the Merger.

     (c) Parent shall establish, prior to or as soon as practicable following the date hereof, a record date (which shall be prior to or as soon as practicable following the date upon which the Form S-4 becomes effective) for, duly call, give notice of, convene and hold a meeting of holders of Parent Common Stock (the "Parent Stockholders Meeting") for the purpose of considering and taking action upon the issuance of Parent Common Stock in the Merger and, if the Parent Stockholders Meeting is the Parent's Annual Meeting of Stockholders, any such other matters as may in the reasonable judgment of Parent be appropriate for consideration at the Parent Stockholders Meeting.

     Section 7.2 REASONABLE EFFORTS; NOTIFICATION. (a) Upon the terms and subject to the provisions hereof, each of Parent and the Company shall cooperate with the other party in connection with any investigation or other inquiry of any Governmental Entity with respect to the Merger or the other transactions contemplated hereby, and each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding the Merger or such other transactions. Neither party shall participate in any meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent reasonably practicable each will consult the other on, all the information relating to the other and its Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that with respect to documents that one party reasonably believes should not be disclosed to the other party, such party shall furnish those documents to counsel for the other party pursuant to a mutually satisfactory confidentiality agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as reasonably practicable.

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

     (b) Upon the terms and subject to the provisions hereof, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable on its part under this Agreement and applicable laws to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all other necessary registrations and filings (including filings with Governmental Entities, if any), (ii) the obtaining of all necessary consents, registrations, approvals, permits or waivers from third parties, (iii) the preparation of the Form S-4 and the Joint Proxy Statement, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     (c) Notwithstanding anything to the contrary in Section 7.2(a) or (b), (i) neither Parent nor any of its Subsidiaries shall be required to divest any of their respective businesses, product lines or assets, (ii) neither Parent nor any of its Subsidiaries shall be required to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of Parent and its Subsidiaries taken as a whole or of Parent combined with the Surviving Corporation after the Effective Time, (iii) neither the Company nor its Subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Company Material Adverse Effect, (iv) no party shall be required to agree to the imposition of or to comply with, any condition, obligation or restriction on Parent or any of its Subsidiaries or on the Surviving Corporation or any of its Subsidiaries of the type referred to in
Section 8.2(a) and (v) neither Parent nor Merger Subsidiary shall be required to waive any of the conditions to Merger set forth in Article VIII.

     (d) The Company will use reasonable efforts to give prompt notice to Parent, and Parent or Merger Subsidiary will use reasonable efforts to give prompt notice to the Company, of:

             (i) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

             (ii) any new material legal actions pending or, to the knowledge of management, threatened against it or any of its Subsidiaries since the date hereof;

             (iii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

             (iv) any changes or developments relating to any material actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it or any of its Subsidiaries as of the date hereof.

     Section 7.3 PUBLIC ANNOUNCEMENTS. Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other

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

public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form previously agreed to by the parties.

     Section 7.4 CONFIDENTIALITY. Each of Parent and the Company will hold, and will cause its representatives to hold, any Confidential Information (as defined in the Mutual Non-Disclosure Agreement between the Company and Parent, dated May 5, 2000 (the "NDA")) in confidence in accordance with the terms of the NDA.

     Section 7.5. BOARD MEETING. Prior to the Effective Time, Parent and the Company shall take all steps as may be required to cause the transactions contemplated by this Agreement and any dispositions of equity securities of the Company or acquisitions of equity securities of Parent in connection with this Agreement (or otherwise issued on the Closing Date) by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

     Section 7.6 INFORMATION SUPPLIED. The Company and Parent each agrees that none of the information supplied or to be supplied by it or its representatives specifically for inclusion or incorporation by reference in the Form S-4 (as defined in Section 7.1(a)) will, at the time such Form S-4 or any amendments or supplements thereto become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Joint Proxy Statement and any amendment or supplement thereto will not, at the time the Joint Proxy Statement is first mailed to the holders of Company Common Stock or holders of Parent Common Stock or, at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made, not misleading Parent will cause the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.

     Section 7.7 TAXATION. None of Parent, Merger Subsidiary or the Company shall take any action, whether before or after the Effective Time, that would prevent the Merger from qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code.

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                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the Effective Time of each of the following conditions:

          (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the Company Shareholder Vote and the issuance of Parent Common Stock pursuant to the Merger shall have been approved by the Parent Shareholder Vote. The Authorized Share Approval shall have been obtained at the Company's Annual Meeting of Stockholders or the Company's Stockholders Meeting.

          (b) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction shall be in effect preventing or prohibiting consummation of the Merger.

          (c) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, if any.

          (d) Listing of Parent Common Stock; Blue Sky Filings. The shares of Parent Common Stock issuable to the holders of Company Common Stock pursuant to this Agreement shall have been authorized for listing on the NASDAQ-SM. Parent shall have received all state securities and "blue sky" permits and approvals necessary to consummate the transactions contemplated hereby.

     Section 8.2 CONDITIONS TO THE OBLIGATION OF PARENT AND MERGER SUBSIDIARY TO EFFECT THE MERGER. The obligations of Parent and Merger Subsidiary to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the Effective Time of each of the following conditions:

          (a) there shall be no pending action or proceeding by any Governmental Entity applicable to Parent or Merger Subsidiary, seeking to restrain or prohibit Parent's or Merger Subsidiary's ownership or operation (or that of their respective Subsidiaries or affiliates) of all or any portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or to compel Parent or any of its Subsidiaries or affiliates to dispose of or hold separate all or any portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, but only if in each case such business or assets accounted for, individually or in the aggregate, a material portion of the revenues of the Company or Parent, as the case may be, for the year ended December 31, 1999;

          (b) the Company shall have performed in all material respects all of its covenants, obligations or agreements under this Agreement;

          (c) the representations and warranties of the Company set forth in this Agreement that are qualified as to Company Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date (including any extension thereof) (except to the extent expressly made as of an earlier date, in

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

     which case as of such date), or any of the representations and warranties set forth in this Agreement that are not so qualified by Company Material Adverse Effect shall be true and correct in any respect as of the date of this Agreement and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date); provided, however, that, notwithstanding anything herein to the contrary, this
     Section 8.2(c) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any such representations or warranties to be so true and correct, whether individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect; and

          (d) as of the Effective Time, holders of record of shares of Company Common Stock representing not more than 900,000 shares of Company Common Stock, have not (i) delivered to the Company, prior to the Company Stockholders Meeting, written notice of election of appraisal of their shares of Company Common Stock and (ii) submitted their proxy against or voted against the Merger, both in accordance with Delaware Law.

     Section 8.3 CONDITIONS TO THE OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligations of the Company to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver, at or prior to the Effective Time, of each of the following conditions:

          (a) Parent and Merger Subsidiary shall each have performed in all material respects all of their covenants, obligations or agreements under this Agreement; and

          (b) the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement that are qualified as to Parent Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date (including any extension thereof) (except to the extent expressly made as of an earlier date, in which case as of such date), or any of the representations and warranties set forth in this Agreement that are not so qualified by Parent Material Adverse Effect shall be true and correct in any respect as of the date of this Agreement and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date); provided, however, that, notwithstanding anything herein to the contrary, this Section 8.3 (b) shall be deemed to have been satisfied even if such representations or warranties, to be so true and correct, whether individually or in the aggregate, would have a Parent Material Adverse Effect.

                                   ARTICLE IX

              TERMINATION, AMENDMENT AND WAIVER, FEES AND EXPENSES

     Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by the holders of Company Common Stock and holders of Parent Common Stock as referred to in Section 8.1(a):

          (a) by mutual written consent duly authorized by the respective boards of directors of Parent and the Company;

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

          (b) by either Parent or the Company:

             (i) if the Merger shall not have been consummated on or before December 31, 2000, unless the failure to consummate the Merger is the result of a failure by the party seeking to terminate this Agreement to fulfill any of their respective obligations under this Agreement;

             (ii) if the approval of the holders of Company Common Stock required by Section 8.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof;

             (iii) if the approval of holders of Parent Common Stock required by
        Section 8.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof;

             (iv) if any statute, rule, regulation, injunction or decree having the effects set forth in Section 8.1(b) shall be in effect and shall have become final and nonappealable;

          (c) by Parent, (i) upon the occurrence of any Trigger Event (as hereinafter defined) described in clauses (i) through (iii) of Section 9.5(a); or (ii) if on August 7, 2000, the sum of (w) any amount of any settlement or judgment adversely determined against the Company after the date hereof in connection with the litigation matters set forth in Section 9.1(a) of the Company Disclosure Schedule (collectively, the "Company Litigation Matters"), minus (x) any amount of any settlement or judgment determined in favor of the Company after the date hereof in connection with the Company Litigation Matters, minus (y) any amount received or entitled to be received by the Company under any insurance policies in connection with any settlement or judgment referred to in clause (w); provided, however, if the Company has received a written objection, offset or other denial of coverage relating to such insurance, then the amount in dispute shall not be taken into account for purposes of this clause (y), minus (z) any amount received or entitled to be received by the Company or any monies made available to the Company pursuant to Section 9.1(b) of the Company Disclosure Schedule after the date hereof, exceeds $250,000.

          (d) by the Company, (i) in accordance with Section 5.4(a); provided that, in order for the termination of this Agreement pursuant to this clause (d) to be deemed effective, the Company shall have complied with all provisions of Section 5.4; (ii) the board of directors of Parent (or any committee thereof) shall have withdrawn or materially modified or amended in a manner adverse to the Company its approval or recommendation of the issuance of Parent Common Stock or the Merger, or shall have failed to make such favorable recommendation; or (iii) if Parent or Merger Subsidiary shall have breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being or has not been cured by Parent or Merger Subsidiary, as the case may be, within ten (10) calendar days after giving written notice to Parent or Merger Subsidiary, as the case may be, of such breach or failure to perform.

     Section 9.2 EFFECT OF TERMINATION. If this Agreement is terminated by either the Company or Parent as provided in Section 9.1, this Agreement shall become void and have no further effect, without any liability or obligation on the part of Parent, Merger

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

Subsidiary or the Company, other than (i) the provisions of Section 4.1(n),
Section 4.2(i), Section 7.4, this Section 9.2, Section 9.5 and Sections 10.5 and 10.6; (ii) nothing shall relieve Parent, Merger Subsidiary or any of their affiliates from liability or damages resulting from any breach of this Agreement and (iii) nothing herein shall relieve the Company or any of its affiliates from liability or damages resulting from any willful and material breach of this Agreement.

     Section 9.3 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties at any time before or after any required approval by this Agreement by holders of Company Common Stock and the holders of Parent Common Stock; provided, however, that, after any such approval, there shall not be made any amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     Section 9.4 EXTENSION; WAIVER. Subject to applicable law, at any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 9.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by each of the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.5 FEES AND EXPENSES.

     (a) The Company agrees to pay Parent a fee in immediately available funds equal to $600,000 promptly, but in no event later than three business days, after the termination of this Agreement (or such later date as may apply in the case of clause (i) below) as a result of the occurrence of any of the events set forth below (a "Trigger Event"):

             (i) at the time of termination, the Company shall have received an Acquisition Proposal (and such Acquisition Proposal has not been withdrawn prior to the time of such termination), and at any time prior to, or within fifteen months after (unless this Agreement is terminated pursuant to Section 9.1(a) or Section 9.1(b)(iv)), the termination of this Agreement, the Company shall have consummated a transaction with respect to any Acquisition Proposal;

             (ii) the Company shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, or any of the Company's representations and warranties shall have been false when made, which failure to perform or breach has or would be reasonably likely to have a Company Material Adverse Effect and is incapable of being or has not been cured by the Company within 20 calendar days after giving written notice to the Company of such breach or failure to perform; or

             (iii) (1) the Board of Directors of the Company (or any committee thereof) shall have withdrawn or materially modified or amended in a manner adverse to Parent or Merger Subsidiary its approval or recommendation of the

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

        Merger, or shall have failed to make such favorable recommendation, or
        (2) the Board of Directors of the Company (or any committee thereof) shall have recommended to the holders of Company Common Stock any Acquisition Proposal or shall have resolved to, or publicly announced an intention to, do so.

     (b) Except as set forth in this Section 9.5, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, that if this Agreement is terminated as a result of the occurrence of a Trigger Event, in addition to any amounts paid or payable by the Company to Parent pursuant to Section 9.5(a), the Company shall reimburse Parent for, all actual, documented and reasonable out-of-pocket expenses incurred by Parent (including the fees and expenses of its counsel) in connection with this Agreement and the transactions contemplated hereby, up to a maximum of $240,000.

                                   ARTICLE X

                               GENERAL PROVISIONS

     Section 10.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     Section 10.2 NOTICES. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or by telecopy (with copies by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent or Merger Subsidiary, to:

         BioShield Technologies, Inc.
         5655 Peachtree Parkway
         Norcross, Georgia 30093
         Telephone: (770) 246-2000
         Facsimile: (770) 368-0784

         with a copy (which shall not constitute notice) to:

         Sims Moss Kline & Davis LLP
         400 Northpark Town Center, Suite 310
         1000 Abernathy Road
         Atlanta, Georgia 30328
         Attention: Raymond L. Moss, Esq.
         Telephone: (770) 481-7201
         Facsimile: (770) 481-7210

     (b) if to the Company, to

         AHT Corporation
         555 White Plains Rd.
         5th floor
         Tarrytown, NY 10591
         Attention: General Counsel
         Tel: 914-524-4206
         Fax: 914 524-4704

         with a copy (which shall not constitute notice) to:

         Dominick P. DeChiara, Esq.
         O'Sullivan, Graev & Karabell
         30 Rockefeller Plaza,
         New York, NY 10112
         Tel: 212-408-2471
         Fax: 212-408-2420

     Section 10.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". References herein to the "knowledge of the Company" shall mean the knowledge of the executive officers of the Company after reasonable inquiry.

     Section 10.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 10.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the NDA (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Articles I, II and III and Section 6.2 is not intended to confer upon any person other than the parties any rights or remedies hereunder.

     Section 10.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in Atlanta, Georgia, with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

     Section 10.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties; any instrument purporting to make such assignment shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 10.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 10.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     Parent, Merger Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          BIOSHIELD TECHNOLOGIES, INC.

                                          By:      /s/ TIMOTHY C. MOSES
                                             -----------------------------------
                                              Name: Timothy C. Moses
                                             Title:

                                          AHT ACQUISITION CORP.

                                          By:      /s/ SCOTT PARLIAMENT
                                             -----------------------------------
                                              Name: Scott Parliament
                                             Title:

                                          AHT CORPORATION

                                          By:    /s/ JONATHAN T. EDELSON
                                             -----------------------------------
                                              Name: Jonathan T. Edelson
                                             Title:

                                   CHASE H&Q
                      A DIVISION OF CHASE SECURITIES INC.

                                230 Park Avenue
                               New York, NY 10169
                                Tel 212-207-1400

June 30, 2000

Confidential

The Board of Directors
AHT Corporation
555 White Plains Road
Tarrytown, New York 10591

Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock (the "AHT Common Stock") of AHT Corporation ("AHT") of the consideration to be received by such shareholders in connection with the merger (the "Proposed Transaction") of AHT Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Bioshield Technologies, Inc. ("BioShield"), pursuant to an Agreement and Plan of Merger among BioShield, Merger Sub and AHT, dated as of June 30, 2000 (together with the related Exhibits and Schedules, the "Agreement").

     We understand that the terms of the Agreement provide, among other things, that each issued and outstanding share of AHT Common Stock will be converted into the right to receive the number of shares of common stock of BioShield ("BioShield Common Stock") equal to $1.75 divided by the Average Closing Bid Price (as defined in the Agreement), but that in no event will the number of shares of BioShield Common Stock be less than 0.09722 or more than 0.29167, all as more fully set forth in the Agreement. For the purposes of our opinion, we have assumed with your permission that the Proposed Transaction will qualify as a tax-free reorganization under the U.S. Internal Revenue Code of 1986, as amended, and that the Proposed Transaction will be accounted for as a purchase transaction.

     Chase Securities Inc. ("Chase"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to you in connection with the Proposed Transaction, and we will receive a fee for our services, which include the rendering of this opinion. We will also receive a fee upon consummation of the Proposed Transaction.

     In the past, we have provided investment banking and other financial advisory services to AHT and have received fees for rendering these services. In the ordinary course of business, Chase may actively trade in the equity and derivative securities of AHT for its

The Board of Directors
AHT Corporation
Page  2

own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Chase may in the future provide additional investment banking or other financial advisory services to AHT.

     In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

          (i) reviewed the publicly available financial statements of BioShield for recent years and interim periods to date and certain other relevant financial and operating data of BioShield (including its capital structure) made available to us from published sources and from the internal records of BioShield;

          (ii) reviewed certain internal financial and operating information, including certain projections, relating to BioShield prepared by the management of BioShield;

          (iii) discussed the business, financial condition and prospects of BioShield with certain members of its senior management;

          (iv) reviewed the publicly available financial statements of AHT for recent years and interim periods to date and certain other relevant financial and operating data of AHT made available to us from published sources and from the internal records of AHT;

          (v) reviewed certain internal financial and operating information, including certain projections, relating to AHT prepared by the senior management of AHT;

          (vi) discussed the business, financial condition and prospects of AHT with certain members of senior management;

          (vii) reviewed the recent reported prices and trading activity for the common stocks of BioShield and AHT and compared such information and certain financial information for BioShield and AHT with similar information for certain other companies engaged in businesses we consider comparable;

          (viii) reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions;

          (ix) reviewed the Agreement; and

          (x) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

     In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning BioShield or AHT considered in

The Board of Directors
AHT Corporation
Page  3

connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of, and did not independently verify, such information. We have not undertaken any independent valuation or appraisal of any of the assets or liabilities of BioShield or AHT, nor have we conducted a physical inspection of the properties, facilities or other assets of either company. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they reflect the best currently available estimates and judgments of the managements of BioShield and AHT of the expected future financial performances of BioShield and AHT. In rendering our opinion, we express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. We have assumed with your consent for purposes of our analysis that the value of the BioShield Common Stock offered to stockholders of AHT in the Proposed Transaction is equal to the closing trading price of BioShield Common Stock as of June 29, 2000. For purposes of this opinion, we have assumed that neither BioShield nor AHT is a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction and those activities undertaken in the ordinary course of conducting their respective businesses; provided, however, Bioshield management has described to us a potential acquisition that may be consummated in the near term, and we have assumed, with your consent, that such transaction will be completed on reasonable commercial terms. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which AHT Common Stock or BioShield Common Stock will trade subsequent to the date hereof. In rendering this opinion, we have assumed that the Proposed Transaction will be consummated substantially on the terms discussed in the Agreement, without any waiver of any material terms or conditions by any party thereto.

     It is understood that this letter is for the information of the Board of Directors of AHT only and may not be used for any other purpose without our prior written consent; provided, however, that this letter may be reproduced in full in any proxy statement filed by the Company in connection with the Proposed Transaction and that we consent to any description of or reference to this opinion therein in form and substance reasonably acceptable to us and our legal counsel. This letter does not constitute a recommendation to any stockholder of AHT Common Stock as to whether such stockholder should vote in favor of the Proposed Transaction.

The Board of Directors
AHT Corporation
Page  4

     Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the consideration to be received by the holders of the Common Stock in the Proposed Transaction is fair to such holders from a financial point of view. We express no opinion, however, as to the adequacy of any consideration received in the Proposed Transaction by BioShield or any of its affiliates.

                                          Very truly yours,

                                          CHASE SECURITIES INC.

                                          By:     /s/ PAUL B. CLEVELAND
                                             -----------------------------------
                                                      Paul B. Cleveland
                                                      Managing Director

                                                                   June 30, 2000

The Board of Directors
BioShield Technologies, Inc.
5655 Peachtree Parkway
Norcross, GA 30093

Members of the Board:

     We understand that BioShield Technologies, Inc., a Georgia corporation ("Bioshield") and AHT Corporation, a Delaware Corporation ("AHT") have entered into an Agreement and Plan of Merger dated June 30, 2000 (the "Agreement") pursuant to which a wholly owned subsidiary of BioShield will merge with AHT, with AHT as the surviving corporation in the merger (resulting in AHT becoming a wholly owned subsidiary of BioShield) (the "Merger"). In the Merger, each share of AHT common stock (other than shares held in treasury and shares held by BioShield) issued and outstanding immediately prior to the Merger shall be converted into the right to receive such number of shares of BioShield common stock (the "Exchange Ratio") as shall be determined by dividing $1.75 by the average closing bid price of BioShield common stock for the ten consecutive trading days ending on the third trading day prior to the date which is the later of (i) the date of the meeting of holders of AHT common stock to approve the Merger, and (ii) the date of the meeting of holders of BioShield common stock to approve certain matters relating to the Merger, provided, however, that such Exchange Ratio shall not exceed .29167 nor be less than .09722. The terms and conditions of the Merger are more fully set forth in the Agreement.

     You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of BioShield common stock of the consideration to be paid to the holders of AHT common stock (the "Consideration") in the Merger. Our opinion addresses only the fairness, from a financial point of view, of the Consideration, and we do not express any views on any other terms of the Merger. Specifically, we have not been requested to opine as to, and our opinion does not in any manner address, BioShield's underlying business decision to proceed with or effect the Merger.

     In arriving at our opinion we have:

          (i) reviewed the Agreement dated June 30, 2000;

          (ii) held discussions with members of senior management of BioShield and AHT regarding their respective past and current business operations and their financial conditions and future prospects;

          (iii) reviewed historical financial and business information provided to us by the management of BioShield and the management of AHT;

          (iv) reviewed internally prepared financial projections of BioShield and AHT furnished to us by the managements of BioShield and AHT, respectively;

          (v) reviewed the historical stock prices and trading volumes of BioShield's and AHT's common stock;

          (vi) compared the respective financial performance of AHT and BioShield with that of certain other publicly traded companies comparable to that of each of BioShield and AHT respectively;

The Board of Directors
BioShield Technologies, Inc.
5655 Peachtree Parkway
Norcross, GA 30093

          (vii) reviewed the financial terms, to the extent publicly available, of certain transactions which we considered comparable to the Merger; and

          (viii) conducted such other analyses and reviewed such other information as we deemed appropriate for the purpose of our opinion.

     Gruntal, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, distributions of listed and unlisted securities, private placements and financial valuations for corporate purposes. We have acted as financial advisor to BioShield in connection with the Merger and will receive fees and other compensation for our services. In the past, Gruntal has provided financial advice to both BioShield and AHT and has received fees for rendering these services. In addition, in the ordinary course of our business, Gruntal may actively trade BioShield's and AHT's common stock for Gruntal's account and for the accounts of customers, and accordingly, may at any time hold a long or short position in such security.

     In the course of our review, we have relied upon and assumed with your consent, the accuracy and completeness of all the information furnished to us by BioShield and AHT and have not attempted an independent verification thereof. We have not made nor obtained any independent evaluations or appraisals of the assets or liabilities of AHT or BioShield, including, but not limited to, liabilities arising from or connected with any pending or future litigation to which BioShield or AHT is or may become a party. With respect to the financial projections furnished to us or discussed by us with the management of BioShield and AHT respectively, we have assumed that they have been reasonably prepared and reflect the best currently available respective estimates and judgements of BioShield's and AHT's management as to the expected future results of operations, synergies and financial condition of BioShield and AHT respectively to which such analyses and forecasts relate, and we have assumed that such expected future results of operations, synergies and strategic benefits will be realized as described by such management. The inability of BioShield and AHT to realize such expected future results of operations, synergies and strategic benefits could affect the opinion herein, and we express no view as to whether such future results of operations, synergies and strategic benefits will actually be realized. We have also assumed that the transaction will have the tax consequences described in the Agreement and in discussions with BioShield.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments including, without limitation, any changes to the terms or conditions of the Merger may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the price at which BioShield common stock will trade at any future date. We have also assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no material restrictions, including any divestiture requirements or amendments or modifications to the Merger, will be imposed.

The Board of Directors
BioShield Technologies, Inc.
5655 Peachtree Parkway
Norcross, GA 30093

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the holders of BioShield common stock.

     This opinion is for the use and benefit of the Board of Directors of BioShield in connection with and for the purpose of its evaluation of the Merger. This opinion does not constitute a recommendation to engage in the Merger or a recommendation to any shareholder of BioShield as to how such shareholder should vote on the Merger or any matter related thereto.

                                          Very truly yours,

                                          GRUNTAL & CO., L.L.C.

                                                                      APPENDIX D

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                          BIOSHIELD TECHNOLOGIES, INC.

                                       I.

     The name of the Corporation is BioShield Technologies, Inc.

                                      II.

     (a) The Corporation hereby designates that the total number of shares of capital stock which the Corporation has authority to issue is 50,000,000, divided into 40,000,000 shares of "Common Stock," no par value, and 10,000,000 shares of capital stock, no par value, to be designated as "Preferred Stock."

     (b) Subject to any preferences of any Preferred Stock then outstanding, the shares of Common Stock shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon dissolution.

     (c) Subject to the provisions of these Articles of Incorporation and to the provisions of the Georgia Business Corporation Code (the "Corporation Code"), the Board of Directors may determine (i) the number, designation, preferences, limitations and relative rights of any class of shares of Preferred Stock and
(ii) the number, preferences, limitations and relative rights of one or more series of Preferred Stock within a class, prior to the issuance of any shares of such class or series. Any of the voting powers, preferences, rights, qualifications, limitations or restrictions of a class or series of Preferred Stock, or the holders thereof, may be made dependent upon facts ascertainable outside these Articles of Incorporation.

                                      III.

     (a) In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this paragraph shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

     (b) The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of the Board of Directors and shareholders:

          (i) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors;

          (ii) The Board of Directors shall consist of not less than three nor more than twenty-one directors. The exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The first member of Class I shall be Michel M. Azran, the first member of Class II shall be Carl T. Garner, and the first member of Class III shall be Timothy
     C. Moses and Jacques Elfersy. The first directors serving as members of Class I shall hold office until the annual meeting of shareholders to be held in 1998, the first director serving as members of Class II shall hold office until the annual meeting of shareholders to be held in 1999, and the first directors serving as members of Class III shall hold office until the annual meeting of shareholders to be held in 2000. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Directors shall serve until the expiration of their terms and until their successors have been elected and qualify, subject to the director's prior death, resignation, disqualification or removal from office. If the number of directors is changed in accordance with the terms of these Articles of Incorporation, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any vacancy on the Board of Directors that results from a newly created directorship, and any other vacancy occurring on the Board of Directors, shall be filled by the affirmative vote of a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. A director of any class elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of shareholders. A director of any class elected by the shareholders to fill a vacancy shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. The election of directors need not be by written ballot unless the Corporation's Bylaws so require.

     (c) The shareholders shall not have the right to remove any one or all of the directors except for cause and by the affirmative vote of the holders of at least 66 and 2/3% of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock") that are not beneficially owned (as defined in (h)(x) below) by any Interested Shareholder (as defined in (h)(iii) below). Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock that may be authorized in the future and issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of that class or series ("Preferred Stock Designation") as determined by the shareholders or by the Board of Directors, and such directors so elected shall serve annual terms and shall not be divided into classes except as expressly provided by the Preferred Stock Designation for that class or series.

     (d) In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Corporation Code, these Articles of Incorporation and any Bylaws adopted by the shareholders; provided, however, that no Bylaws hereafter adopted by the shareholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

     (e) No action shall be taken by shareholders of the Corporation except at an annual or special meeting of shareholders of the Corporation or by unanimous written consent and the right of shareholders to act by less than unanimous written consent in lieu of a meeting is specifically denied. Unless otherwise prescribed by law, special meetings of shareholders, for any purpose or purposes, may be called only by (i) the Chairman of the Board of Directors of the Corporation, (ii) the President of the Corporation, (iii) the Secretary of the Corporation at the request in writing of a majority of the Board of Directors, or (iv) the Secretary of the Corporation at the request in writing of the holders of at least ten percent (10%) of the outstanding shares of Voting Stock.

     (f) The Board of Directors shall have concurrent power with the shareholders as set forth in these Articles of Incorporation to make, alter, amend, change, add to or repeal the Bylaws of the Corporation. The Board of Directors may amend the Bylaws of the Corporation upon the affirmative vote of the number of directors required, under the terms of the Bylaws, to take action of the Board of Directors; provided, however, that any amendment, addition or repeal of any provision of the Bylaws regarding indemnification of the directors, officers, employees or agents of the Corporation shall require the affirmative vote of a majority of the Disinterested Directors. Shareholders may not amend the Bylaws of the Corporation except upon the affirmative vote of the holders of at least 66 and 2/3% of the outstanding shares of Voting Stock that are not beneficially owned by any Interested Shareholder, except that the affirmative vote of the holders of only a majority of the outstanding Voting Stock shall be required to approve any amendment to the Bylaws approved by the Board of Directors if at least two-thirds ( 2/3) of the directors then in office are Disinterested Directors.

     (g) For purposes of this Article III:

          (i) The term "person" shall mean any individual, firm, group, corporation, partnership, association, trust or other entity (as such terms were used on July 15, 1997 for purposes of Regulation 13D-G under the 1934
     Act).

          (ii) The term "Interested Shareholder" shall mean:

             (A) any person (other than the Corporation, any Subsidiary or any employee benefit plan of the Corporation or any Subsidiary) who or which, together with its "Affiliates" and "Associates" (as such terms were defined on July 15, 1997 in Rule 12b-2 promulgated under the 1934
        Act) and any persons acting in concert with them, is the beneficial owner of fifteen percent (15%) or more of the outstanding shares of the Voting Stock;

             (B) any Affiliate, Associate, representative or person acting in concert with any person described in the foregoing subparagraph (iii)(A) of this Section (h);

             (C) any Affiliate of the Corporation that, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the Voting Stock; and

             (D) any person who is an assignee of, or has otherwise succeeded to, any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question, beneficially owned by any Interested Shareholder, if such assignment or succession occurred in the course of a transaction or series of transactions not involving a "public offering," within the meaning of the Securities Act of 1933, as amended. Without limitation, any person that has the right to acquire any shares of Voting Stock pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise, shall be deemed a beneficial owner of such shares for purposes of determining whether such person or group, individually or together with its Affiliates and Associates, is an Interested Shareholder, but the number of shares deemed to be outstanding pursuant to this Paragraph (iii) of Section (h) shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise; provided, however, that the term "Interested Shareholder" shall not include any person who has beneficially owned, together with its Affiliates and Associates and any persons acting in concert with them, at least fifteen percent (15%) or more of the outstanding shares of the Voting Stock at all times since July 15, 1997.

          (iii) The term "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of an Interested Shareholder set forth in Paragraph (c) of this
     Section 6.2, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          (iv) The term "Disinterested Director" shall mean any person who:

             (A) is not affiliated, associated or otherwise a representative of or acting in concert with an Interested Shareholder and who was a member of the Corporation's Board of Directors prior to the time the Interested Shareholder became an Interested Shareholder; or

             (B) any successor to a Disinterested Director who is not affiliated with an Interested Shareholder and who was (1) elected as a director or
        (11) recommended (and continued to be recommended at all times before such person's initial election as a director) for election as a director by the shareholders by a majority of the Board of Directors, if at least two-thirds ( 2/3) of the directors were Disinterested Directors at the time of such election or recommendation.

          (v) The term "beneficial owner" shall have the meaning set forth as of July 15, 1997 in Rule 13d-3 promulgated under the 1934 Act and a person shall "beneficially own" securities of which it is the beneficial owner;

     (h) In the event any paragraph (or portions thereof) of this Article III shall be found to be invalid, prohibited, or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article III shall be deemed to remain in full force and effect and shall be construed as if such invalid, prohibited, or unenforceable provisions had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its shareholders that each remaining provision (or portion thereof) of this Article III remain to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including Interested Shareholders, notwithstanding any such finding.

     (i) A majority of the Board of Directors, if at least two-thirds ( 2/3) are Disinterested Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article III, including, without limitation,
(i) whether a person is an Interested Shareholder; (ii) the number of shares of Voting Stock beneficially owned by any person, and (iii) whether a person is affiliated, associated, a representative of or otherwise acting in concert with, another person.

     (j) Nothing contained in this Article III shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

                                      IV.

     (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) of the types set forth in Section 14-2-832 of the Corporation Code; or (iv) for any transaction from which the director has derived an improper personal benefit. The provisions of this Article shall not apply with respect to acts or omissions occurring prior to the effective date of this Article.

     (b) Any repeal or modification of the provisions of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

     (c) If the Corporation Code hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Corporation Code.

     (d) In the event that any of the provisions of this Article (including any provisions within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

                                       V.

     The Corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation. Amendments, alterations or repeals of any provision of these Articles of Incorporation other than Article III or this Article V shall be effected only by the affirmative vote of the holders of a majority of the shares entitled to vote thereon and of a majority of the shares of each class entitled to vote as a class thereon, as prescribed in the Corporation Code. Notwithstanding any other provisions of these Articles of Incorporation or the Corporation's Bylaws or any provision of law that otherwise might permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, by these Articles of Incorporation or by any Preferred Stock Designation, the provisions set forth in Article III or this Article V may not be amended, altered or repealed in any respect, and no provision may be added to these Articles of Incorporation limiting the effect of Article III or this
Article V, unless such action is approved by the affirmative vote of the holders of at least 66 and 2/3% of the outstanding Voting Stock, excluding from the number of shares deemed to be outstanding and from such vote on such amendment, alteration or repeal all shares owned beneficially by any Interested Shareholder; provided, however, that such special voting requirements shall not apply to, and such special votes shall not be required for, any amendment, alteration or repeal recommended by the Board of Directors if two-thirds ( 2/3) of the directors then in office are Disinterested Directors.

     IN WITNESS WHEREOF, the undersigned execute these Amended and Restated Articles of Incorporation.

                                            President

Attest:

Secretary

[SEAL]

                                                                      APPENDIX E

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                          BIOSHIELD TECHNOLOGIES, INC.

                        ADOPTED AS OF             , 2000

                                     BYLAWS
                                       OF
                          BIOSHIELD TECHNOLOGIES, INC.

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
ARTICLE I      OFFICES AND AGENT......................................   E-1
               Section 1.1    Registered Office and Agent.............   E-1
               Section 1.2    Other Offices...........................   E-1
ARTICLE II     SHAREHOLDERS' MEETINGS.................................   E-1
               Section 2.1    Place of Meetings.......................   E-1
               Section 2.2    Annual Meetings.........................   E-1
               Section 2.3    Special Meetings........................   E-1
               Section 2.4    Notice of Meetings......................   E-1
               Section 2.5    Voting Group............................   E-1
               Section 2.6    Quorum..................................   E-2
               Section 2.7    Vote Required for Action................   E-2
               Section 2.8    Voting of Shares........................   E-2
               Section 2.9    Proper Business at Annual Meetings......   E-2
               Section 2.10   Proxies.................................   E-3
               Section 2.11   Presiding Officer.......................   E-3
               Section 2.12   Adjournments............................   E-3
               Section 2.13   Action of Shareholders Without a
                              Meeting.................................   E-3
ARTICLE III    THE BOARD OF DIRECTORS.................................   E-4
               Section 3.1    General Powers..........................   E-4
               Section 3.2    Number, Election, Classification and
                              Term of Office..........................   E-4
               Section 3.3    Nomination Procedures...................   E-4
               Section 3.4    Removal.................................   E-5
               Section 3.5    Vacancies...............................   E-5
               Section 3.6    Compensation............................   E-5
ARTICLE IV     MEETINGS OF THE BOARD OF DIRECTORS.....................   E-5
               Section 4.1    Regular Meetings........................   E-5
               Section 4.2    Special Meetings........................   E-5
               Section 4.3    Place of Meetings.......................   E-5
               Section 4.4    Notice of Meetings......................   E-6
               Section 4.5    Quorum..................................   E-6
               Section 4.6    Vote Required for Action................   E-6
               Section 4.7    Participation by Conference Telephone...   E-6
               Section 4.8    Action by Directors Without a Meeting...   E-6
               Section 4.9    Adjournments............................   E-6
               Section 4.10   Committees of the Board of Directors....   E-7
ARTICLE V      MANNER OF NOTICE AND WAIVER AS TO SHAREHOLDERS AND
               DIRECTORS..............................................   E-7
               Section 5.1    Procedure...............................   E-7
               Section 5.2    Waiver..................................   E-7
ARTICLE VI     OFFICERS...............................................   E-8
               Section 6.1    Number..................................   E-8

                                                                        PAGE
                                                                        ----
               Section 6.2    Election and Term.......................   E-8
               Section 6.3    Compensation............................   E-8
               Section 6.4    Chairman of the Board...................   E-8
               Section 6.5    President...............................   E-8
               Section 6.6    Vice Presidents.........................   E-9
               Section 6.7    Secretary...............................   E-9
               Section 6.8    Treasurer...............................   E-9
ARTICLE VII    DISTRIBUTIONS AND SHARE DIVIDENDS......................   E-9
               Section 7.1    Authorization or Declaration............   E-9
               Section 7.2    Record Date with Regard to Distributions
                              and Share Dividends.....................   E-9
ARTICLE VIII   SHARES.................................................   E-9
               Section 8.1    Authorization and Issuance of Shares....   E-9
               Section 8.2    Share Certificates......................  E-10
               Section 8.3    Rights of Corporation with Respect to
                              Registered Owners.......................  E-10
               Section 8.4    Transfers of Shares.....................  E-10
               Section 8.5    Duty of Corporation to Register
                              Transfer................................  E-10
               Section 8.6    Lost, Stolen or Destroyed
                              Certificates............................  E-10
               Section 8.7    Fixing of Record Date with Regard to
                              Shareholder Action......................  E-10
ARTICLE IX     INDEMNIFICATION........................................  E-11
               Section 9.1    Certain Definitions.....................  E-11
               Section 9.2    Basic Indemnification Arrangement.......  E-12
               Section 9.3    Advances for Expenses...................  E-13
               Section 9.4    Authorization of and Determination of
                              Entitlement to Indemnification..........  E-13
               Section 9.5    Court-Ordered Indemnification and
                              Advances for Expenses...................  E-14
               Section 9.6    Indemnification of Employees and
                              Agents..................................  E-15
               Section 9.7    Shareholder Approved Indemnification....  E-15
               Section 9.8    Liability Insurance.....................  E-15
               Section 9.9    Witness Fees............................  E-16
               Section 9.10   Report to Shareholders..................  E-16
               Section 9.11   Security for Indemnification
                              Obligations.............................  E-16
               Section 9.12   No Duplication of Payments..............  E-16
               Section 9.13   Subrogation.............................  E-16
               Section 9.14   Contract Rights.........................  E-16
               Section 9.15   Non-exclusivity, Etc....................  E-16
               Section 9.16   Severability............................  E-16
ARTICLE X      MISCELLANEOUS..........................................  E-17
               Section 10.1   Inspection of Books and Records.........  E-17
               Section 10.2   Fiscal Year.............................  E-17
               Section 10.3   Corporate Seal..........................  E-17
               Section 10.4   Annual Financial Statements.............  E-17
               Section 10.5   Conflict with Articles of
                              Incorporation...........................  E-17

                                                                        PAGE
                                                                        ----
ARTICLE XI     AMENDMENTS.............................................  E-17
               Section 11.1   Power to Amend Bylaws...................  E-17

                                  ARTICLE ONE

                               OFFICES AND AGENT

     Section 1.1 REGISTERED OFFICE AND AGENT. The Corporation shall maintain a registered office in the State of Georgia and shall have a registered agent whose business office is identical to the registered office.

     Section 1.2 OTHER OFFICES. In addition to its registered office, the Corporation may have offices at any other place or places, within or without the State of Georgia, as the Board of Directors may from time to time select or as the business of the Corporation may require or make desirable.

                                  ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

     Section 2.1 PLACE OF MEETINGS. Meetings of shareholders may be held at any place within or without the State of Georgia as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or if no place is so specified, at the principal office of the Corporation.

     Section 2.2 ANNUAL MEETINGS. The annual meeting of shareholders shall be held on a date and at a time to be determined by the Board of Directors, such date to be no later than April 30 of each year for the purpose of electing directors and transacting any and all business that may properly come before the meeting. If the annual meeting of shareholders is not held within the period specified in this Section 2.2, any business, including the election of directors, that might properly have been acted upon at that meeting may be acted upon at a special meeting in lieu of the annual meeting held pursuant to these bylaws or held pursuant to a court order.

     Section 2.3 SPECIAL MEETINGS. As provided in the articles of incorporation, unless otherwise prescribed by law, special meetings of shareholders, for any purpose or purposes, may be called only by (i) the Chairman of the Board of Directors of the Corporation, (ii) the President of the Corporation, (iii) the Secretary of the Corporation at the request in writing of a majority of the Board of Directors, or (iv) the Secretary of the Corporation at the request in writing of the holders of at least ten percent (10%) of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock").

     Section 2.4 NOTICE OF MEETINGS. Unless waived as contemplated in Section 5.2, a notice of each meeting of shareholders stating the date, time and place of the meeting shall be given not less than ten (10) days nor more than sixty
(60) days before the date thereof, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at that meeting. In the case of an annual meeting, the notice need not state the purpose or purposes of the meeting unless the articles of incorporation or the Georgia Business Corporation Code (the "Corporation Code") requires the purpose or purposes to be stated in the notice of the meeting. In the case of a special meeting, including a special meeting in lieu of an annual meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

     Section 2.5 VOTING GROUP. Voting group means all shares of one or more classes or series that are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled to vote generally on the matter are for that purpose a single voting group.

     Section 2.6 QUORUM. With respect to shares entitled to vote as a separate voting group on a matter at a meeting of shareholders, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter unless the articles of incorporation or the Corporation Code provides otherwise. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting pursuant to Section 8.7 of these bylaws.

     Section 2.7 VOTE REQUIRED FOR ACTION. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, provisions of these bylaws validly adopted by the shareholders, or the Corporation Code requires a greater number of affirmative votes. If the articles of incorporation or the Corporation Code provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter. With regard to the election of directors, unless otherwise provided in the articles of incorporation, if a quorum exists, action on the election of directors is taken by a plurality of the votes cast by the shares entitled to vote in the election.

     Section 2.8 VOTING OF SHARES. Unless the articles of incorporation or the Corporation Code provides otherwise, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if the ballot be cast by proxy, it shall also state the name of the proxy.

     Section 2.9 PROPER BUSINESS AT ANNUAL MEETINGS. At any annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 45 days prior to the month and day of that year corresponding to the month and day of the previous year on which the annual meeting of shareholders was held (or at least 45 days prior to the date of the annual meeting for that year if the date of such meeting has been publicly announced by the Corporation at least 60 days in advance of such meeting date). A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with these provisions, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 2.10 PROXIES.  A shareholder entitled to vote pursuant to Section
2.8 may vote in person or by proxy pursuant to an appointment of proxy executed in writing by the shareholder or by his attorney in fact. An appointment of proxy shall be valid for only one meeting to be specified therein, and any adjournments of such meeting, but shall not be valid for more than eleven months unless expressly provided therein. Appointments of proxy shall be dated and filed with the records of the meeting to which they relate. If the validity of any appointment of proxy is questioned, it must be submitted to the secretary of the meeting of shareholders for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any appointment of proxy submitted and reference by the secretary in the minutes of the meeting to the regularity of an appointment of proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at the meeting and for all other purposes.

     Section 2.11 PRESIDING OFFICER. The Chairman shall serve as the chairman of every meeting of shareholders unless another person is elected by shareholders to serve as chairman at the meeting. The chairman shall appoint any persons he deems required to assist with the meeting.

     Section 2.12 ADJOURNMENTS. Whether or not a quorum is present to organize a meeting, any meeting of shareholders (including an adjourned meeting) may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place, but no later than 120 days after the date fixed for the original meeting unless the requirements of the Corporation Code concerning the selection of a new record date have been met. At any reconvened meeting within that time period, any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned and before adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to persons who are shareholders as of the new record date.

     Section 2.13 ACTION OF SHAREHOLDERS WITHOUT A MEETING. As provided in the articles of incorporation, no action shall be taken by shareholders of the Corporation except at an annual or special meeting of shareholders of the Corporation and the right of shareholders to act by written consent in lieu of a meeting is specifically denied.

                                 ARTICLE THREE

                             THE BOARD OF DIRECTORS

     Section 3.1 GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all powers of the Corporation and do all lawful acts and things that are not prohibited by law, by any legal agreement among shareholders, by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

     Section 3.2 NUMBER, ELECTION, CLASSIFICATION AND TERM OF OFFICE. As provided in the articles of incorporation, the Board of Directors shall consist of not less than three nor more than twenty-one directors. The exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial directors designated in the articles of incorporation as members of Class I shall hold office until the annual meeting of shareholders to be held in 1998, the initial directors designated in the articles of incorporation as members of Class II shall hold office until the annual meeting of shareholders to be held in 1999, and the initial directors designated in the articles of incorporation as members of Class III shall hold office until the annual meeting of shareholders to be held in 2000. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Directors shall serve until the expiration of their terms and until their successors have been elected and qualify, subject to the director's prior death, resignation, disqualification or removal from office.

     Section 3.3 NOMINATION PROCEDURES. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 45 days prior to the month and day of that year corresponding to the month and day of the previous year on which the annual meeting of shareholders was held (or at least 45 days prior to the date of the annual meeting for that year if the date of such meeting has been publicly announced by the Corporation at least 60 days in advance of such meeting date). Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Section 14(a) under the Securities Exchange Act of 1934, as amended (the "Act"), and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the corporation are traded, and (b) as to the shareholder giving the notice (i) the name and record address of shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by the shareholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 3.4 REMOVAL. As provided in the articles of incorporation, the shareholders shall not have the right to remove any one or all of the directors except for cause and by the affirmative vote of the holders of at least 66 and 2/3% of the outstanding shares of the Voting Stock that are not beneficially owned (as defined in the articles of incorporation) by any Interested Shareholder (as defined in the articles of incorporation).

     Section 3.5 VACANCIES. As provided in the articles of incorporation, if the number of directors is changed in accordance with the terms of the articles of incorporation, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any vacancy on the Board of Directors that results from a newly created directorship, and any other vacancy occurring on the Board of Directors, shall be filled by the affirmative vote of a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. A director of any class elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of shareholders. A director of any class elected by the shareholders to fill a vacancy shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. The election of directors need not be by written ballot unless the Corporation's Bylaws so require.

     Section 3.6 COMPENSATION. Unless the articles of incorporation provide otherwise, the Board of Directors may determine from time to time the compensation, if any, directors may receive for their services as directors. A director may also serve the Corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in any other capacity.

                                  ARTICLE FOUR

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 4.1 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held immediately after the annual meeting of shareholders or a special meeting in lieu of the annual meeting. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.

     Section 4.2 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the President or by any two directors in office at that time.

     Section 4.3 PLACE OF MEETINGS. Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time

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establish for regular meetings or as set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

     Section 4.4 NOTICE OF MEETINGS. No notice shall be required for any regularly scheduled meeting of the directors. Unless waived as contemplated in
Section 5.2, each director shall be given at least one day's notice (as set forth in Section 5.1) of each special meeting stating the date, time, and place of the meeting.

     Section 4.5 QUORUM. Unless a greater number is required by the articles of incorporation, these bylaws, or the Corporation Code, a quorum of the Board of Directors consists of a majority of the total number of directors that has been prescribed by resolution of shareholders or of the Board of Directors pursuant to Section 3.2.

     Section 4.6 VOTE REQUIRED FOR ACTION.

     (a) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Corporation Code, the articles of incorporation, or these bylaws require the vote of a greater number of directors.

     (b) A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

          (1) He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting;

          (2) His dissent or abstention from the action taken is entered in the minutes of the meeting; or

          (3) He delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     Section 4.7 PARTICIPATION BY CONFERENCE TELEPHONE. Any or all directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting.

     Section 4.8 ACTION BY DIRECTORS WITHOUT A MEETING. Unless the articles of incorporation or these bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors or any action that may be taken at a meeting of a committee of the Board of Directors may be taken without a meeting if the action is taken by all the members of the Board of Directors (or of the committee as the case may be). The action must be evidenced by one or more written consents describing the action taken, signed by each director (or each director serving on the committee, as the case may be), and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

     Section 4.9 ADJOURNMENTS. Whether or not a quorum is present to organize a meeting, any meeting of directors (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. At any reconvened meeting any business may be transacted that could have been transacted at the

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meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned.

     Section 4.10 COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors by resolution may designate from among its members an executive committee and one or more other committees, each consisting of one or more directors all of whom serve at the pleasure of the Board of Directors. Except as limited by the Corporation Code, each committee shall have the authority set forth in the resolution establishing the committee. The provisions of this Article Four as to the Board of Directors and its deliberations shall be applicable to any committee of the Board of Directors.

                                  ARTICLE FIVE

          MANNER OF NOTICE AND WAIVER AS TO SHAREHOLDERS AND DIRECTORS

     Section 5.1 PROCEDURE. Whenever these bylaws require notice to be given to any shareholder or director, the notice shall be given in accordance with this
Section 5.1. Notice under these bylaws shall be in writing unless oral notice is reasonable under the circumstances. Any notice to directors may be written or oral. Notice may be communicated in person; by telephone, telegraph, teletype, telecopy, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Written notice to the shareholders, if in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Except as provided above, written notice, if in a comprehensible form, is effective at the earliest of the following:

          (a) When received or when delivered, properly addressed, to the addressee's last known principal place of business or residence;

          (b) Five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed; or

          (c) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

     Oral notice is effective when communicated if communicated in a comprehensible manner. In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

     Section 5.2 WAIVER.

     (a) A shareholder may waive any notice before or after the date and time stated in the notice. Except as provided below in (b), the waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

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

     (b) A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     (c) Unless required by the Corporation Code, neither the business transacted nor the purpose of the meeting need be specified in the waiver.

     (d) A director may waive any notice before or after the date and time stated in the notice. Except as provided below in (e), the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

     (e) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                  ARTICLE SIX

                                    OFFICERS

     Section 6.1 NUMBER. The officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer and any other officers as may be appointed by the Board of Directors or appointed by a duly appointed officer pursuant to this Article Six. The Board of Directors shall from time to time create and establish the duties of the other officers. Any two or more offices may be held by the same person.

     Section 6.2 ELECTION AND TERM. All officers shall be appointed by the Board of Directors or by a duly appointed officer pursuant to this Article Six and shall serve at the pleasure of the Board of Directors or the appointing officers as the case may be. All officers, however appointed, may be removed with or without cause by the Board of Directors and any officer appointed by another officer may also be removed by the appointing officer with or without cause.

     Section 6.3 COMPENSATION. The compensation of all officers of the Corporation appointed by the Board of Directors shall be fixed by the Board of Directors.

     Section 6.4 CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall call to order meetings of the shareholders, the Board of Directors and the Executive Committee and shall act as chairman of such meetings. The Chairman of the Board shall perform such other duties as the directors may direct from time to time.

     Section 6.5 PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall perform such other duties as may from time to time be delegated to him by the Board of Directors.

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

     Section 6.6 VICE PRESIDENTS. In the absence or disability of the President, or at the direction of the President, the Vice President, if any, shall perform the duties and exercise the powers of the President. If the Corporation has more than one Vice President the one designated by the Board of Directors shall act in lieu of the President. Vice Presidents shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.

     Section 6.7 SECRETARY. The Secretary shall be responsible for preparing minutes of the acts and proceedings of all meetings of shareholders and, unless a secretary has been designated for such purpose, of the Board of Directors and any committees thereof. He shall have authority to give all notices required by law or these bylaws. He shall be responsible for the custody of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents and shall sign any instruments as may require his signature. The Secretary shall authenticate records of the Corporation. The Secretary shall perform whatever additional duties and have whatever additional powers the Board of Directors may from time to time assign him. In the absence or disability of the Secretary or at the direction of the President, any assistant secretary may perform the duties and exercise the powers of the Secretary.

     Section 6.8 TREASURER. The Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit or disbursement of funds and securities under the direction of the Board of Directors. The Treasurer shall cause to be maintained full and true accounts of all receipts and disbursements and shall make reports of the same to the Board of Directors and the President upon request. The Treasurer shall perform all duties as may be assigned to him from time to time by the Board of Directors.

                                 ARTICLE SEVEN

                       DISTRIBUTIONS AND SHARE DIVIDENDS

     Section 7.1 AUTHORIZATION OR DECLARATION. Unless the articles of incorporation provide otherwise, the Board of Directors from time to time in its discretion may authorize or declare distributions or share dividends in accordance with the Corporation Code.

     Section 7.2 RECORD DATE WITH REGARD TO DISTRIBUTIONS AND SHARE
DIVIDENDS. For the purpose of determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the Corporation's shares) or a share dividend the Board of Directors may fix a date as the record date. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Corporation Code.

                                 ARTICLE EIGHT

                                     SHARES

     Section 8.1 AUTHORIZATION AND ISSUANCE OF SHARES. In accordance with the Corporation Code, the Board of Directors may authorize shares of any class or series provided for in the articles of incorporation to be issued for any consideration valid under the provisions of the Corporation Code. To the extent provided in the articles of incorporation, the Board of Directors shall determine the preferences, limitations, and relative rights of the shares.

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

     Section 8.2 SHARE CERTIFICATES. The interest of each shareholder in the Corporation shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors from time to time may adopt. Share certificates shall be numbered consecutively, shall be in registered form, shall indicate the date of issuance, the name of the Corporation and that it is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. Each certificate shall be signed by any one of the Chairman of the Board, the President, a Vice President, the Secretary, or the Treasurer. The corporate seal need not be affixed.

     Section 8.3 RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote the shares, to receive any share dividend or distribution with respect to the shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     Section 8.4 TRANSFERS OF SHARES. Transfers of shares shall be made upon the transfer books of the Corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the requirements of Section 8.6 of these bylaws shall have been met.

     Section 8.5 DUTY OF CORPORATION TO REGISTER TRANSFER. Notwithstanding any of the provisions of Section 8.4 of these bylaws, the Corporation is under a duty to register the transfer of its shares only if:

          (a) the certificate is endorsed by the appropriate person or persons; and

          (b) reasonable assurance is given that the endorsement or affidavit is genuine and effective; and

          (c) the Corporation either has no duty to inquire into adverse claims or has discharged that duty; and

          (d) the requirements of any applicable law relating to the collection of taxes have been met; and

          (e) the transfer in fact is rightful or is to a bona fide purchaser.

     Section 8.6 LOST, STOLEN OR DESTROYED CERTIFICATES. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in the manner required by the Board of Directors and, if the Board of Directors requires, shall give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

     Section 8.7 FIXING OF RECORD DATE WITH REGARD TO SHAREHOLDER ACTION. For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may

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

fix a future date as the record date, which date shall be not more than seventy
(70) days prior to the date on which the particular action, requiring a determination of shareholders, is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Corporation Code.

                                  ARTICLE NINE

                                INDEMNIFICATION

     Section 9.1 CERTAIN DEFINITIONS.  As used in this Article, the term:

          (a) "Corporation" includes any domestic or foreign predecessor entity of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (b) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. Directors of the Corporation who are serving as directors, officers, employees or agents of any subsidiary of the Corporation shall be considered to be serving at the Corporation's request and shall be considered a "director" for the purposes of this Article. A director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

          (c) "Expenses" includes attorneys' fees.

          (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

          (e) "Officer" means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. Officers of the Corporation who are serving as directors, officers, employees or agents of any subsidiary of the Corporation shall be considered to be serving at the Corporation's request and shall be considered an "officer" for the purposes of this Article. An officer is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

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

          (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

          (h) "Reviewing Party" shall mean the person or persons making the entitlement determination pursuant to Section 9.4 of this Article, and shall not include a court making any determination under this Article or otherwise.

     Section 9.2 BASIC INDEMNIFICATION ARRANGEMENT.

     (a) To the extent that a director or officer has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director or officer, the Corporation shall indemnify the director or officer against reasonable expenses incurred in connection therewith. Except as provided in subsections 9.2(d) and 9.2(e) below, the Corporation shall in addition indemnify an individual who is made a party to a proceeding because he is or was a director or officer against liability incurred by him in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     (b) A person's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 9.2(a).

     (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the proposed indemnified person did not meet the standard of conduct set forth in subsection 9.2(a).

     (d) The Corporation shall not indemnify a person under this Article in connection with (i) a proceeding by or in the right of the Corporation in which such person was adjudged liable to the Corporation, or (ii) any proceeding in which such person was adjudged liable on the basis that he improperly received a personal benefit; unless in either case, and then only to the extent that, a court of competent jurisdiction acting pursuant to Section 9.5 of this Article or Section 14-2-854 of the Georgia Business Corporation Code, determines that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

     (e) Indemnification permitted under this Article in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

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

     Section 9.3 ADVANCES FOR EXPENSES.

     (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer as a party to a proceeding in advance of final disposition of the proceeding if:

          (i) Such person furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection 9.2(a) above; and

          (ii) Such person furnishes the Corporation a written undertaking (meeting the qualifications set forth below in subsection 9.3(b)), executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Article or otherwise.

     (b) The undertaking required by subsection 9.3(a)(ii) above must be an unlimited general obligation of the proposed indemnified person but need not be secured and shall be accepted without reference to financial ability to make repayment.

     Section 9.4 AUTHORIZATION OF AND DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

     (a) The Corporation acknowledges that indemnification of a director or officer under Section 9.2 has been pre-authorized by the Corporation in the manner described in subsection 9.4(b) below. Nevertheless, the Corporation shall not indemnify a director or officer under Section 9.2 unless a separate determination has been made in the specific case that indemnification of such person is permissible in the circumstances because he has met the standard of conduct set forth in subsection 9.2(a); provided, however, that regardless of the result or absence of any such determination, and unless limited by the articles of incorporation of the Corporation, to the extent that a director or officer has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a director or officer, the Corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.

     (b) The determination referred to in subsection 9.4(a) above shall be made, at the election of the board of directors:

          (i) by the board of directors of the Corporation by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

          (ii) if a quorum cannot be obtained under subdivision (i), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

          (iii) by special legal counsel:

             (1) selected by the board of directors or its committee in the manner prescribed in subdivision (i) or (ii); or

             (2) if a quorum of the board of directors cannot be obtained under subdivision (i) and a committee cannot be designated under subdivision
        (ii), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or

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

          (iv) by the shareholders; provided that shares owned by or voted under the control of directors or officers who are at the time parties to the proceeding may not be voted on the determination.

     (c) As acknowledged above, the Corporation has pre-authorized the indemnification of directors and officers hereunder, subject to a case-by-case determination that the proposed indemnified person met the applicable standard of conduct under subsection 9.2(a). Consequently, no further decision need or shall be made on a case-by-case basis as to the authorization of the Corporation's indemnification of directors and officers hereunder. Nevertheless, evaluation as to reasonableness of expenses of a director or officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 9.4(b) above, except that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 9.4(b)(iii) to select counsel.

     (d) The Reviewing Party acting pursuant to subsections 9.4(b) or 9.4(c) above shall act expeditiously and reasonably upon an application for indemnification or advancement of expenses, and shall cooperate in the procedural steps required to obtain court-ordered indemnification or advancement of expenses under Section 9.5 below.

     Section 9.5 COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR
EXPENSES. Unless this Corporation's articles of incorporation provide otherwise, a director or officer who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. For purposes of this Article, the Corporation hereby consents to personal jurisdiction and venue in any court in which is pending a proceeding to which a director or officer is a party. Regardless of any determination by the Reviewing Party that the proposed indemnified person is not entitled to indemnification or advancement of expenses or as to the reasonableness of expenses, and regardless of any failure by the Reviewing Party to make a determination as to such entitlement or the reasonableness of expenses, such court's review shall be a de novo review, and its determination shall be binding, on the questions of whether:

          (a) The applicant is entitled to mandatory indemnification under the final clause of subsection 9.4(a) above (in which case the Corporation shall pay the indemnified person's reasonable expenses incurred to obtain court-ordered indemnification);

          (b) The applicant is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection 9.2(a) above or was adjudged liable as described in subsection 9.2(d) above (but if he was adjudged so liable, any court-ordered indemnification shall be limited to reasonable expenses incurred by the indemnified person, including reasonable expenses incurred to obtain court-ordered indemnification, unless the articles of incorporation of this Corporation or a bylaw, contract or resolution approved or ratified by the shareholders pursuant to Section 9.7 provides otherwise); or

          (c) In the case of advances for expenses, the applicant is entitled pursuant to the articles of incorporation, bylaws or applicable resolution or agreement to payment for or reimbursement of his reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding (in which case the Corporation shall pay the applicant's reasonable expenses incurred to obtain court-ordered advancement of expenses).

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     In any claim brought by the proposed indemnified person seeking court-ordered indemnification or advancement of expenses, the failure of the Reviewing Party to act in accordance with Section 9.4(d) may properly be considered by the court in assessing the expenses of the proposed indemnified person.

     Section 9.6 INDEMNIFICATION OF EMPLOYEES AND AGENTS. Unless this Corporation's articles of incorporation provide otherwise, the Corporation may indemnify and advance expenses under this Article to an employee or agent of the Corporation or any subsidiary of the Corporation who is not a director or officer to the same extent as to a director or officer, or to any lesser extent (or greater extent if permitted by law), determined by the board of directors.

     Section 9.7 SHAREHOLDER APPROVED INDEMNIFICATION.

     (a) If authorized by the articles of incorporation or a bylaw, contract or resolution approved or ratified by the shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other sections of this Article. The Corporation shall not indemnify a person under this Section 9.7 for any liability incurred in a proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

          (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

          (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

          (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

          (iv) for any transaction from which he received an improper personal benefit.

     (b) Where approved or authorized in the manner described in subsection 9.7(a) above, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

          (i) the proposed indemnified person furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 9.7(a)(i)-(iv) above; and

          (ii) the proposed indemnified person furnishes the Corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

     Section 9.8 LIABILITY INSURANCE. The Corporation may purchase and maintain insurance on behalf of a director or officer or an individual who is or was an employee or agent of the Corporation or who, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not

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the Corporation would have power to indemnify him against the same liability under Section 9.2, Section 9.3 or Section 9.4 above.

     Section 9.9 WITNESS FEES. Nothing in this Article shall limit the Corporation's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

     Section 9.10 REPORT TO SHAREHOLDERS. If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance, in writing, to the shareholders with or before the notice of the next shareholders' meeting.

     Section 9.11 SECURITY FOR INDEMNIFICATION OBLIGATIONS. The Corporation may at any time and in any manner, at the discretion of the board of directors, secure the Corporation's obligations to indemnify or advance expenses to a person pursuant to this Article.

     Section 9.12 NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder.

     Section 9.13 SUBROGATION. In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

     Section 9.14 CONTRACT RIGHTS. The right to indemnification and advancement of expenses conferred hereunder to directors and officers shall be a contract right and shall not be affected adversely to any director or officer by any amendment of these bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnified person or potential indemnified person (in his capacity as such) the right to consent or object to any subsequent amendment of these bylaws.

     Section 9.15 NON-EXCLUSIVITY, ETC. The rights of a director or officer hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that he may have under contract or the Georgia Business Corporation Code or otherwise.

     Section 9.16 SEVERABILITY. To the extent that the provisions of this Article are held to be inconsistent with the provisions of Part 5 of Article 8 of the Georgia Business Corporation Code, such provisions of such Code shall govern. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted bylaw.

                                      E-16
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                                  ARTICLE TEN

                                 MISCELLANEOUS

     Section 10.1 INSPECTION OF BOOKS AND RECORDS. The Board of Directors shall have power to determine which accounts, books and records of the Corporation shall be opened to the inspection of shareholders, except those as may by law specifically be made open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection. Without the prior approval of the Board of Directors in their discretion, the right of inspection set forth in Section 14-2-1602(c) of the Corporation Code shall not be available to any shareholder owning two (2%) percent or less of the shares outstanding.

     Section 10.2 FISCAL YEAR. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the same from time to time as it deems appropriate.

     Section 10.3 CORPORATE SEAL. If the Board of Directors determines that there should be a corporate seal for the Corporation, it shall be in the form as the Board of Directors may from time to time determine.

     Section 10.4 ANNUAL FINANCIAL STATEMENTS. In accordance with the Corporation Code, the Corporation shall prepare and provide to shareholders such financial statements as may be required by the Corporation Code.

     Section 10.5 CONFLICT WITH ARTICLES OF INCORPORATION. In the event that any provision of these bylaws conflicts with any provision of the articles of incorporation, the articles of incorporation shall govern.

                                 ARTICLE ELEVEN

                                   AMENDMENTS

     Section 11.1 POWER TO AMEND BYLAWS. The Board of Directors shall have concurrent power with the shareholders as set forth in the articles of incorporation to make, alter, amend, change, add to or repeal the bylaws of the Corporation. The Board of Directors may amend the bylaws of the Corporation upon the affirmative vote of the number of directors required, under the terms of the bylaws, to take action of the Board of Directors; provided, however, that any amendment, addition or repeal of any provision of the bylaws regarding indemnification of the directors, officers, employees or agents of the Corporation shall require the affirmative vote of a majority of the Disinterested Directors (as defined in the articles of incorporation). Shareholders may not amend the bylaws of the Corporation except upon the affirmative vote of the holders of at least 66 and 2/3% of the outstanding shares of Voting Stock that are not beneficially owned (as defined in the articles of incorporation) by any Interested Shareholder (as defined in the articles of incorporation), except that the affirmative vote of the holders of only a majority of the outstanding shares entitled to vote generally in the election of directors shall be required to approve any amendment to the bylaws approved by the Board of Directors if two-thirds ( 2/3) of the directors then in office are Disinterested Directors (as defined in the articles of incorporation).

                                                                      APPENDIX F

                         SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of June 30, 1999, by and among Allergy Superstore.com, Inc., a Delaware corporation, with headquarters located at 4405 International Blvd., Norcross, Georgia (the "COMPANY"), BioShield Technologies, Inc, a Georgia corporation located at 4405 International Blvd., Norcross, Georgia ("BSTI") and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" or collectively "BUYERS").

     WHEREAS:

          A. The Company, BSTI, and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration pursuant to Section 4(2) and/or Regulation D ("REGULATION D") as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

          B. The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, an aggregate amount of up to 3,218,884 shares of common stock of the Company, par value $0.001 per share (such shares referred to herein as the "COMMON STOCK"), in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers;

          C. Contemporaneously with the execution and delivery of this Agreement, BSTI and the Buyers hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit "A" (the "BSTI REGISTRATION RIGHTS AGREEMENT") pursuant to which BSTI has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

          D. Contemporaneously with the execution and delivery of this Agreement, the Company and Buyers hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit "B" (the "COMPANY REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and rules and regulations promulgated thereunder and applicable state securities laws; and

          E. The holders of the Common Stock will receive stock purchase warrants (the "WARRANTS") to acquire the Common Stock substantially in the form attached as Exhibit "C."

     NOW THEREFORE, the Company, the Buyer, and BSTI hereby agree as follows:

     1. PURCHASE AND SALE OF COMMON STOCK.

          a. PURCHASE OF COMMON STOCK. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company an aggregate principal amount of 3,218,884 shares of Common Stock and Warrants for an aggregate purchase price of $15,000,000 (the "PURCHASE PRICE"), in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers (the "CLOSING").

          b. CLOSING DATE. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m. Eastern Standard Time, within five (5) business days following the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such later date as is mutually agreed to by the Company and the Buyer). The Closing shall occur on the Closing Date at the offices of Sims Moss Kline & Davis LLP, 400 Northpark Town Center, Suite 310, 1000 Abernathy Road, N.E., Atlanta, Georgia 30328.

          c. FORM OF PAYMENT. On the Closing Date, (i) each Buyer shall pay his portion of the Purchase Price to the Company for the Common Stock to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer certificates representing such Common Stock and Warrants that such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers), duly executed on behalf of the Company and registered in the name of such Buyer or its designee (the "CERTIFICATES").

     2. BUYER'S REPRESENTATIONS AND WARRANTIES.

     Each Buyer represents and warrants with respect to only itself that:

          a. INVESTMENT PURPOSE. Such Buyer is acquiring the Common Stock and Warrants and any shares of Common Stock issuable upon exercise thereof ("WARRANT SHARES"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any Common Stock, Conversion Shares (as defined in Section 8 hereof), Warrants, or Warrant Shares for any minimum or other specific term and reserves the right to dispose of Common Stock or Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Notwithstanding anything contained herein to the contrary, each Buyer agrees to enter into any contractual lock-up agreements with respect to the Common Stock, Warrants, Warrant Shares, or Conversion Shares that may be required by the Company's underwriters in connection with an underwritten public offering of the Company's common stock or other securities or any public offering of the Conversion Shares or other securities of BSTI.

          b. ACCREDITED INVESTOR STATUS. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

          c. RELIANCE ON EXEMPTIONS. Such Buyer understands that the Common Stock, Conversion Shares, Warrants, and Warrant Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

          d. INFORMATION. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and BSTI and materials relating to the offer and sale of the Common Stock which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and BSTI. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's or BSTI's representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Common Stock, Conversion Shares, Warrants, and Warrant Shares involve a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Stock, Conversion Shares, Warrants, and Warrant Shares.

          e. NO GOVERNMENTAL REVIEW. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Stock, Conversion Shares, Warrants, and Warrant Shares, or the fairness or suitability of the investment in the Common Stock, nor have such authorities passed upon or endorsed the merits of the offering of the Common Stock and Warrants.

          f. TRANSFER OR RESALE. Such Buyer understands that: (i) the Common Stock and Warrants have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, (b) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (c) such Buyer provides the Company with reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act (or a successor rule thereto) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and
     (iii) other than the Company Registration Rights Agreement and the BSTI Registration Rights Agreement (collectively, the "REGISTRATION RIGHTS AGREEMENTS"), neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

          g. LEGENDS. Such Buyer understands that the certificates or other instruments representing the Common Stock, Conversion Shares, Warrants, and Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN

        OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

     The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Common Stock, Conversion Shares, Warrants and Warrant Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of the Common Stock, Conversion Shares, or Warrant Shares is registered under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Common Stock, Conversion Shares, Warrants, or Warrant Shares may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Common Stock, Conversion Shares, Warrants, or Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

          h. AUTHORIZATION, ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, subject as enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND BSTI.

     The Company represents and warrants to each of the Buyers that:

          a. ORGANIZATION AND QUALIFICATION. The Company, BSTI, and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company, BSTI and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company, BSTI and its subsidiaries taken as a whole.

          b. AUTHORIZATION, ENFORCEMENT, COMPLIANCE WITH OTHER INSTRUMENTS. (i) The Company and BSTI each have the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and any related agreements, and to issue the Common Stock, Conversion Shares, Warrants, and Warrant Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreements and any related agreements by the Company and BSTI and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Common Stock and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or exercise thereof as provided in Section 8 hereof, have been duly authorized by each of the Company's and BSTI's Board of Directors and no further consent or authorization is required by each of the Company, BSTI, its respective Board of Directors, or its respective stockholders,

     (iii) this Agreement and the Registration Rights Agreements and any related agreements have been duly executed and delivered by the Company and BSTI, and (iv) this Agreement, the Registration Rights Agreements and any related agreements constitute the valid and binding obligations of the Company and BSTI enforceable against the Company and BSTI in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

          c. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which as of the date hereof 30,000,000 shares were issued and outstanding, and no series of preferred stock or debentures or notes were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), no shares of Common Stock or preferred stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Company Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Stock or the Conversion Shares as described in this Agreement. The Company has furnished to or made available to Buyer, via the SEC Edgar site, true and correct copies of BSTI's filings with the U.S. Securities and Exchange Commission (the "SEC DOCUMENTS"), the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

          d. ISSUANCE OF SECURITIES. The Common Stock are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof and are entitled to the rights and preferences set forth in the Common Stock. The Conversion Shares issuable upon conversion of the Common Stock have been duly authorized and reserved for issuance by BSTI. The Warrants and Warrant Shares, and upon exchange of the Common Stock into Conversion Shares as provided in Section 8 of this Agreement, the Warrant Shares and the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of common stock of BSTI and the Company, respectively.

          e. NO CONFLICTS. Except as disclosed in Schedule 3(e), the execution, delivery and performance of this Agreement by the Company and BSTI and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations, preferences, and rights of any outstanding series of preferred stock of the Company or BSTI or by-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company, BSTI, or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company, BSTI, or any of its subsidiaries or by which any property or asset of the Company, BSTI, or any of its subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company, BSTI nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company, BSTI, or its subsidiaries. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Company Registration Rights Agreement in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company and BSTI is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company, BSTI, and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

          f. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, BSTI, or any of its subsidiaries, threatened against or affecting the Company, the Common Stock, BSTI, or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company or BSTI to perform its obligations under, this Agreement or any of the documents contemplated herein or (iii), except as expressly set forth in Schedule 3(h), have a material adverse effect on the business, operations, properties, financial condition or results of operation of the Company, BSTI, and its subsidiaries taken as a whole.

          g. ACKNOWLEDGMENT REGARDING BUYER'S PURCHASE OF COMMON STOCK. The Company and BSTI acknowledge and agree that the Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or BSTI (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Common Stock. The Company and BSTI further represent to the Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company, BSTI, and its representatives.

          h. NO GENERAL SOLICITATION. Neither the Company, BSTI, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Common Stock, Conversion Shares, Warrants, or Warrant Shares.

          j. NO INTEGRATED OFFERING. Neither the Company, BSTI , nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Common Stock, the Conversion Shares, the Warrants or Warrant Shares under the 1933 Act or cause this offering of Common Stock or the Conversion Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions.

          k. EMPLOYEE RELATIONS. Neither the Company, BSTI, nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, BSTI, or any of its subsidiaries, is any such dispute threatened. None of the Company's, BSTI's or its subsidiaries' employees is a member of a union and the Company, BSTI, and its subsidiaries believe that their relations with their employees are good.

          l. INTELLECTUAL PROPERTY RIGHTS. The Company, BSTI, and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on
     Schedule 3(n), none of the Company's or BSTI's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets, or other intellectual property rights have expired or terminated, or are expected to expire or terminate, in the near future. The Company, BSTI and its subsidiaries do not have any knowledge of any infringement by the Company, BSTI or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(n), there is no claim, action or proceeding being made or brought against, or to the Company's or BSTI's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company, BSTI and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

          m. ENVIRONMENTAL LAWS.  The Company, BSTI, and its subsidiaries are
     (i) in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval.

          n. TITLE. The Company, BSTI and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, BSTI, and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(p) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, BSTI, and its subsidiaries. Any real property and facilities held under lease by the Company, BSTI, and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, BSTI, and its subsidiaries.

          o. INSURANCE. The Company, BSTI, and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company and believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor BSTI any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor BSTI or any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, BSTI and its subsidiaries, taken as a whole.

          p. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company, BSTI, nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's or BSTI's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company, BSTI, or its subsidiaries. Neither the Company nor BSTI or any of its subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company, BSTI, or its subsidiaries.

          q. TAX STATUS. Except as set forth on Schedule 3(u), the Company, BSTI, and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company, BSTI, and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and BSTI know of no basis for any such claim.

          r. CERTAIN TRANSACTIONS. Except as set forth on Schedule 3(v) and in BSTI's SEC Documents and except for arm's length transactions pursuant to which the Company and BSTI make payments in the ordinary course of business upon terms no less favorable than the Company or BSTI could obtain from third parties and other than the grant of stock options disclosed on
     Schedule 3(c), none of the officers, directors, or employees of the Company or BSTI is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company or BSTI, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          s. DILUTIVE EFFECT. BSTI understands and acknowledges that the number of Conversion Shares issuable upon exchange of the Common Stock will increase in certain circumstances. BSTI further acknowledges that its obligation to issue Conversion Shares upon exchange of the Common Stock in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of BSTI.

          t. FEES AND RIGHTS OF FIRST REFUSAL. Neither the Company nor BSTI is obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

          u. SHAREHOLDER APPROVAL. BSTI covenants to submit to its, shareholders at its next shareholder meeting a proposal for ratification of the issuance of the Conversion Shares, if and as required by the rules of the National Association of Securities Dealers, Inc. (the "NASD") applicable to the transaction.

     4. COVENANTS.

          a. BEST EFFORTS. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

          b. FORM D. The Company agrees to file a Form D with respect to the Common Stock and the Conversion Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Common Stock and the Conversion Shares for, or obtain exemption for the Common Stock and the Conversion Shares for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

          c. REPORTING STATUS. Until the earlier of (i) the date as of which the Investors (as that term is defined in the Company Registration Rights Agreement) may sell all of the Common Stock without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and (B) none of the Common Stock is outstanding (the "REGISTRATION PERIOD"), the Company, once it becomes a reporting company pursuant to the Securities Exchange Act of 1934, as amended, shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

          d. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Common Stock for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

          e. FINANCIAL INFORMATION. The Company agrees to send the following to each Buyer once it becomes a reporting company pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, upon the effective date of its filing on Form 10 or S-1, during the Registration Period: (i) within five (5) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) within one (1) day after release thereof, copies of all press releases issued by the Company or any of its subsidiaries and (ii) copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

          f. RESERVATION OF SHARES. BSTI shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of common stock needed to provide for the issuance of the Conversion Shares. The Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the Warrant Shares.

          g. LISTINGS. Once the Company becomes a reporting company pursuant to the 1934 Act, the Company shall use its best efforts promptly secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of this Agreement and the Company Registration Rights Agreement. The Company shall maintain the Common Stock's authorization for quotation in the over-the counter market. The Company shall promptly provide to each Buyer copies of any notices it receives regarding the continued eligibility of the Common Stock for trading in the over-the-counter market.

          h. EXPENSES. Each of the Company and the Buyer shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement and the Registration Rights Agreements. The placement fees of J.P. Carey Securities, Inc. and Greenfield Capital Partners, LLC shall be paid for by the Company at Closing.

          i. CORPORATE EXISTENCE. So long as any Common Stock remain outstanding, the BSTI shall not directly or indirectly consummate any merger, reorganization, restructuring, consolidation, sale of all or substantially all of BSTI's assets or any similar transaction or related transactions (each such transaction, a "SALE OF BSTI") except if the surviving or successor entity in such transaction
     (i) expressly assumes, in writing, BSTI's obligations hereunder and under the BSTI Registration Rights Agreement, and any other agreements and instruments entered into or delivered by the Company in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the New York Stock Exchange, Inc., the American Stock Exchange, or the NASDAQ Small Cap, National Market or Electronic Bulletin Board.

          j. NO SHORT SALES OF THE COMMON STOCK. So long as a Buyer or any of its affiliates beneficially owns any Common Stock, each Buyer and its affiliates shall not directly or indirectly engage in any short sales or third party short sales of the Common Shares or hold a "put equivalent position" with respect to the Common Stock (as defined in Rule 16a-1 under the 1934 Act).

          k. LIMITATION ON SHORT SALES OF CONVERSION SHARES. Buyer and its affiliates shall not engage in short sales of the Conversion Shares; provided, however, that any holder may enter into any short sale or other hedging or similar arrangement it deems appropriate with respect to Conversion Shares to be issued pursuant to an Exchange Notice after it delivers an Exchange Notice with respect to such Conversion Shares to be issued pursuant to an Exchange Notice so long as such sales or arrangements do not involve more than the number of such Conversion Shares to be issued pursuant to an Exchange Notice (determined as of the date of such Exchange Notice). Buyer and its affiliates agree to provide to BSTI upon written request from time to time its securities trading records in order to demonstrate that it has complied with this Section 4(k).

     5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The obligation of the Company hereunder to issue and sell the Common Stock to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

          a. The Buyer shall have executed this Agreement and the Registration Rights Agreements and delivered the same to the Company.

          b. The Buyer shall have delivered to the Company the Purchase Price for the Common Stock being purchased by the Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

          c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

     6. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

     The obligation of the Buyer hereunder to purchase the Common Stock at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

          a. The Company and BSTI shall have executed this Agreement, the Company shall have executed the Company Registration Rights Agreement and BSTI shall have executed the BSTI Registration Rights Agreement, and delivered the same to the Buyer.

          b. The representations and warranties of the Company and BSTI shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company and BSTI shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of each of the Company and BSTI, each dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the Closing Date regarding the representation contained in Section 3(c) above.

          c. The Buyer shall have received the opinion of the Company's and BSTI's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the form of Exhibit "D" attached hereto.

          d. The Company and BSTI shall have executed and delivered to the Buyer the Certificates (in such denominations as the Buyer shall request) for the Common Stock and Warrants being purchased by the Buyer at the Closing.

          e. The Board of Directors of the Company and BSTI shall have adopted the resolutions in substantially the form of Exhibit "E" attached hereto.

          f. As of the Closing Date, BSTI shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exchange of the Common Stock for the Conversion Shares as provided in
     Section 8 herein, such number of Conversion Shares equal to or greater than 100% of the number of shares which are issuable upon conversion of all of the Common Stock which could be issued under this Agreement.

          g. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered and acknowledged in writing by the BSTI's transfer agent.

          h. Timothy C. Moses and Jacques Elfersy shall have delivered the voting proxies substantially in the form attached hereto as Exhibit "F."

     7. INDEMNIFICATION.

     In consideration of the Buyer's execution and delivery of this Agreement and acquiring the Common Stock, the Conversion Shares, the Warrants and the Warrant Shares hereunder and in addition to all of the Company's other obligations under this Agreement, the Company and BSTI jointly and severally shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Common Stock, the Conversion Shares, the Warrants and the Warrant Shares and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or BSTI in this Agreement, the Common Stock, the Conversion Shares, the Warrants and the Warrant Shares or the Registration Rights Agreements or any other certificate, instrument or document contemplated hereby or thereby, (b) any material breach of any covenant, agreement or obligation of the Company or BSTI contained in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Common Stock and Warrants or the status of the Buyer or holder of the Common Stock, the Conversion Shares, the Warrants and the Warrant Shares, as an investor in the Company or BSTI. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company and BSTI shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     8. EXCHANGE OF COMMON STOCK INTO CONVERSION SHARES

          (a) EXCHANGE RIGHT. Subject to the provisions of Sections 9, 10, 12, and 13 herein, in the event that the Company has not consummated an initial public offering of its Common Stock, at any time or times after June 30, 2000, (the "EXCHANGE COMMENCEMENT DATE"), any holder of Common Stock shall be entitled to exchange any Common Stock into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 8(f) below) of Conversion Shares (the "EXCHANGE RIGHT"), at the Exchange Rate (as defined below); provided, however, that in no event shall any holder be entitled to (i) exchange Common Stock into Conversion Shares in excess of that number of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of Conversion Shares beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such conversion or (ii) exchange more than 10% of the total number of Conversion Shares issued to such holder into Conversion Shares (or any successor or assign) pursuant to this transaction in any thirty (30) day period commencing on the Exchange Commencement Date and any succeeding thirty (30) day period thereafter. For purposes of the foregoing proviso, the aggregate number of shares of Conversion Shares beneficially owned by the holder and its affiliates shall include the number of shares of Conversion Shares issuable upon exchange of the Common Stock with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Conversion Shares which would be issuable upon (i) exchange of the remaining, non-exchanged Common Stock beneficially owned by the holder and its affiliates beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with
     Section 13(d) of the Securities Exchange Act of 1934, as amended.

          (b) EXCHANGE RATE. The number of shares of Conversion Shares issuable after the Exchange Commencement Date upon exchange of each share of the Common Stock pursuant to Section 8(a) shall be determined according to the following formula (the "EXCHANGE RATE"):

                         (ISSUE PRICE PER SHARE)(1.25)
                       ----------------------------------
                                 EXCHANGE PRICE

          Notwithstanding anything contained herein to the contrary, unless this transaction has been approved by the shareholders of BSTI in accordance with Georgia law, then as long as the Common Stock of BSTI is listed on the NASDAQ National Market or the NASDAQ Small Cap Market, BSTI shall not issue Conversion Shares upon exchange of Common Stock which would equal or exceed twenty percent (20%) of the issued and outstanding Common Stock of BSTI on the date of issuance of the Common Stock or such lesser amount as determined on a pro-rata basis based upon the number of Common Stock issued.

          For purposes of this Section 8, the following terms shall have the following meanings:

             (i) "EXCHANGE DATE" shall mean the Trading Day that an Exchange Notice is deemed delivered pursuant to Section 8(e);

             (ii) "EXCHANGE PRICE" means the Average Market Price for the Conversion Shares for the twenty (20) consecutive Trading Days immediately following the Exchange Date;

             (iii) "AVERAGE MARKET PRICE" means, with respect to any security for any period, that price which shall be computed as the arithmetic average of the Closing Bid Prices (as defined below) for such security for each trading day in such period;

             (iv) "CLOSING" shall mean one of the closing of an exchange of Common Stock for Conversion Shares pursuant to Section 8.

             (v) "CLOSING DATE" shall mean with respect to a closing, the twentieth Trading Day following the Exchange Date related to such closings or such earlier date as BSTI and the holder shall agree.

             (vi) "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price on the Nasdaq National Market System (the "NASDAQ-NM") as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Nasdaq-NM is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period); and

             (vii) "CONVERSION SHARES" shall mean those shares of common stock of BSTI, no par value, issuable pursuant to an exchange of Common Stock pursuant to Section 8 of this Agreement.

             (viii) "ISSUANCE DATE" means the date of issuance of the Common Stock as described herein.

             (ix) "ISSUE PRICE PER SHARE" shall mean $4.67 (as adjusted for stock splits and similar events of the Company).

             (x) "PRINCIPAL MARKET" shall mean the Nasdaq National market, the NASDAQ SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever at the time is the principal trading exchange or market for the Conversion Shares.

             (xi) "TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

          (c) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Average Market Price or the arithmetic calculation of the Exchange Rate, BSTI shall promptly issue to the holder the number of Conversion Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within three (3) business days of the Closing Date. If such holder and BSTI are unable to agree upon the determination of the Average Market Price or arithmetic calculation of the Conversion Rate within three (3) business days of such disputed determination or arithmetic calculation being submitted to the holder, then BSTI shall within one (1) business day submit via facsimile (A) the disputed determination of the Average Market Price to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the Exchange Rate to its independent, outside accountant. BSTI shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify BSTI and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. The person or persons entitled to receive Conversion Shares issuable upon a conversion of Common Stock shall be treated for all purposes as the record holder or holders of such Conversion Shares on the Conversion Date.

          (d) ADJUSTMENT TO EXCHANGE PRICE -- DILUTION AND OTHER EVENTS. In order to prevent dilution of the rights granted herein, the Exchange Price will be subject to adjustment from time to time as provided in this Section 8(d).

             (i) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER, OR SALE. Any recapitalization, reorganization reclassification, consolidation. merger, sale of all or substantially all of BSTI's assets to another Person (as defined below) or other similar transaction which is effected in such a way that holders of Conversion Shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Conversion Shares is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, BSTI will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Common Stock issued in connection with this transaction then outstanding) to insure that each of the holders of the Common Stock issued in connection with this transaction will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Conversion Shares immediately theretofore acquirable and receivable upon the conversion of such holder's Common Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Conversion Shares immediately theretofore acquirable and receivable upon the exchange of such holder's Common Stock had such Organic Change not taken place. In any such case, BSTI will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Common Stock issued in connection with this transaction then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 8(d) and Section 8(e) below will thereafter be applicable to the Common Stock. BSTI will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than BSTI) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Common Stock issued in connection with this transaction then outstanding), the obligation to deliver to each holder of Common Stock issued in connection with this transaction such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. For purposes of this Agreement, "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

             (ii) NOTICES.

                  (A) Immediately upon any adjustment of the Exchange Price,
             BSTI will give written notice thereof to each holder of Common Stock issued in connection with this transaction, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (B) BSTI will give written notice to each holder of Common
             Stock issued in connection with this transaction at least twenty
             (20) days prior to the date on which BSTI closes its books or takes a record (I) with respect to any dividend or distribution upon the Conversion Shares, (II) with respect to any pro rata subscription offer to holders of Conversion Shares, or

             (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (C) BSTI will also give written notice to each holder of
             Common Stock issued in connection with this transaction at least twenty (20) days prior to the date on which any Organic Change, dissolution, or liquidation will take place.

          (e) MECHANICS OF EXCHANGE OF COMMON STOCK INTO CONVERSION SHARES.

             (i) Holder's Delivery Requirements. Such notice exchanging Common Stock into Conversion Shares in accordance with this Section 8 by the holder (the "EXCHANGE NOTICE") shall (A) be delivered by facsimile to the Company and BSTI for receipt on or prior to 12:00 noon Eastern Standard Time or (B) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Standard Time on a Trading Day (the "EXCHANGE DATE") and (B) the holder shall surrender to a common carrier for delivery to BSTI as soon as practicable following such date, but in no event later than four (4) Trading Days prior to a Closing Date, the original certificates representing the Common Stock being exchanged (or an indemnification undertaking with respect to such shares in the case of their loss, theft, or destruction) and the originally executed conversion notice.

             (ii) The Company and BSTI Response. Upon receipt by the Company and BSTI of a facsimile copy of the Exchange Notice, the Company and BSTI shall send via facsimile, a confirmation of receipt of such Exchange Notice to such holder. Upon receipt by the Company of the Common Stock Certificates to be exchanged pursuant to an Exchange Notice, together with the originally executed Exchange Notice, BSTI or the transfer agent (as applicable) shall, within three (3) business days of each Closing Date (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Exchange Notice, a certificate, registered in the name of the holder or its designee, for the number of Conversion Shares to which the holder shall be entitled. In lieu of delivering physical certificates representing the Conversion Shares issuable in accordance with this Section 8(e) and provided that the transfer agent then is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of a holder, BSTI shall use its commercially reasonable efforts to cause the transfer agent to electronically transmit the applicable number of Conversion Shares by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. In addition, on or prior to such Closing Date, each of BSTI, the Company, and the holder shall deliver to the others all documents, instruments, and writings required to be delivered or reasonably requested by any of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

             (iii) RECORD HOLDER. The person or persons entitled to receive the Conversion Shares issuable upon an exchange of Common Stock shall be treated for all purposes as the record holder or holders of such shares of Conversion Shares on the Exchange Date.

             (iv) BSTI'S FAILURE TO TIMELY EXCHANGE. If BSTI shall fail to issue to a holder on a Closing Date, a certificate for the number of shares of Conversion Shares to which such holder is entitled upon such holder's exchange of Common Stock, in addition to all other available remedies which such holder may pursue hereunder (including indemnification pursuant to Section 7 hereof), the Company shall pay additional damages to such holder on each day after the fifth (5th) Trading Day following the applicable Closing Date for which such exchange is not timely effected, an amount equal to 1.0% of the product of number of Conversion Shares not issued to such holder to which such holder is entitled by the Exchange Price for each calendar month until such exchange is made unless Buyer elects to enforce the terms of
        Section 11 herein.

          (f) FRACTIONAL SHARES. BSTI shall not issue any fraction of a Conversion Share upon any exchange. All Conversion Shares (including fractions thereof) issuable upon conversion of more than one share of Common Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a Conversion Share. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of its Conversion Share, BSTI shall round such fraction of a Conversion Share up or down to the nearest whole share.

     (9) CASH PAYMENT OPTION BY BSTI.

     In lieu of issuing the Conversion Shares in accordance with an Exchange Notice, BSTI shall have the right, in its sole discretion, to pay to the holder of the Common Stock an amount equal to $5.825 for each share of Common Stock so exchanged (as adjusted for stock splits and similar events of the Company) ("CASH OUT PRICE"). The Company shall pay the Cash Out Price to that Holder within seven (7) Trading Days following the receipt by the Company and BSTI of an Exchange Notice.

     (10) COMPANY'S RIGHT TO REDEEM AT ITS ELECTION.

          (a) At any time, the Company shall have the right, in its sole discretion, to redeem ("REDEMPTION AT COMPANY'S ELECTION"), from time to time, any or all of the Common Stock; provided (i) the Company shall first provide no more than seven (7) Trading Days and no less than one (1) Trading Day advance written notice as provided in subparagraph 10(a)(ii) below, and (ii) that the Company shall only be entitled to redeem Common Stock having an aggregate Stated Value (as defined above) of at least Five Hundred Thousand Dollars ($500,000). If the Company elects to redeem some, but not all, of the Common Stock, the Company shall redeem a pro-rata amount from each Holder of the Common Stock.

             (i) REDEMPTION PRICE AT COMPANY'S ELECTION. The "REDEMPTION PRICE AT COMPANY'S ELECTION" shall be calculated as $5.825 (as adjusted for stock splits and similar events of the Company).

             (ii) MECHANICS OF REDEMPTION AT COMPANY'S ELECTION. The Company shall effect each such redemption by giving no more than seven (7) Trading Days and no less than one (1) Trading Day prior written notice ("NOTICE OF REDEMPTION AT COMPANY'S ELECTION") to (A) the Holders of the Common Stock selected for redemption at the address and facsimile number of such Holder appearing in the Company's Common Stock register and (B) the Transfer Agent, which Notice of Redemption At Company's Election shall be deemed to have been delivered three (3) Trading Days after the Company's mailing (by overnight or two
        (2) day courier, with a copy by facsimile) of such Notice of Redemption at Company's Election. Such Notice of Redemption At Company's Election shall indicate (i) the number of shares of Common Stock that have been selected for redemption, (ii) the date which such redemption is to become effective (the "DATE OF REDEMPTION AT COMPANY'S ELECTION"), and
        (iii) the applicable Redemption Price At Company's Election, as defined in subsection (a)(i) above.

          (b) Company Must Have Immediately Available Funds or Credit Facilities. The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure under Sections 10(a) unless it has:

             (i) the full amount of the redemption price in cash, available in a demand or other immediately available account in a bank or similar financial institution; or

             (ii) immediately available credit facilities, in the full amount of the redemption price with a bank or similar financial institution, or

             (iii) an agreement with a standby underwriter willing to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to redemptions; or

             (iv) a combination of the items set forth in (i), (ii), and (iii) above, aggregating the full amount of the redemption price.

          (c) PAYMENT OF REDEMPTION PRICE. Each Holder submitting Common Stock being redeemed under this Section 10 shall send their Common Stock Certificates to be redeemed to the Company or its Transfer Agent, and the Company shall pay the applicable redemption price to that Holder within five (5) business days of the Date of Redemption at Company's Election.

     (11) INABILITY TO FULLY EXCHANGE.

          (a) HOLDER'S OPTION IF BSTI CANNOT FULLY EXCHANGE. If at any time after the Exchange Commencement Date, upon the Company's and BSTI's receipt of an Exchange Notice, BSTI does not issue shares which are registered for resale under the BSTI Registration Statement within five (5) business days of the time required for any reason or for no reason, including, without limitation, because BSTI (x) does not have a sufficient number of Conversion Shares authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over BSTI or its securities, including without limitation The Nasdaq Stock Market, Inc. from issuing all of the Conversion Shares which is to be issued to a holder of Common Stock pursuant to an Exchange Notice or (z) fails to have a sufficient number of Conversion Shares registered and eligible for resale under the BSTI Registration Statement, then BSTI shall issue as many Conversion Shares as it is able to issue in accordance with such holder's Exchange Notice and pursuant to Section 8(e) above and, with respect to the unconverted Common Stock, the holder, solely at such holder's option, can, in addition to any other remedies such holder may have hereunder, under this Agreement (including indemnification under Section 7 thereof), under the BSTI Registration Rights Agreement, at law or in equity, elect to:

             (i) require BSTI to redeem from such holder those shares of Conversion Stock for which BSTI is unable to issue Conversion Shares in accordance with such holder's Exchange Notice ("MANDATORY REDEMPTION") at a price per share of Common Stock (the "MANDATORY REDEMPTION PRICE") equal to $5.825 (as adjusted for stock splits or similar events of the Company;

             (ii) require BSTI to issue restricted shares of Common Stock in accordance with such holder's Exchange Notice and pursuant to Section 8(e) above, if BSTI's inability to fully exchange Common Stock is pursuant to its inability to deliver Conversion Shares registered pursuant to the 1933 Act; or

             (iii) void its Exchange Notice and retain or have returned, as the case may be, the unexchanged Common Stock that were to be exchanged pursuant to such holder's Exchange Notice.

          (b) MECHANICS OF FULFILLING HOLDER'S ELECTION. BSTI shall send via facsimile to a holder of Common Stock, upon receipt of a facsimile copy of an Exchange Notice from such holder which cannot be fully satisfied as described in Section 11(a) above, a notice of BSTI's inability to fully satisfy such holder's Exchange Notice (the "INABILITY TO FULLY EXCHANGE NOTICE"). Such Inability to Fully Exchange Notice shall indicate (i) the reason why BSTI is unable to fully satisfy such holder's Exchange Notice,
     (ii) the number of shares of Common Stock which cannot be exchanged, and
     (iii) the Mandatory Redemption Price. Such holder must, within five (5) Trading Days of receipt of such Inability to Fully Exchange Notice, deliver written notice via facsimile to BSTI ("NOTICE IN RESPONSE TO INABILITY TO EXCHANGE") of its election pursuant to Section 11(a) above.

          (c) PAYMENT OF REDEMPTION PRICE. If such holder shall elect to have its shares redeemed pursuant to Section 11(a) above, BSTI shall pay the Mandatory Redemption Price in cash to such holder within thirty (30) days of BSTI's receipt of the holder's Notice in Response to Inability to Exchange (the "MANDATORY REDEMPTION PRICE DEADLINE"). If BSTI shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 11(c) (other than pursuant to a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Rate), such unpaid amount shall bear interest at the rate of 1% for the first month and a rate of 2.0% per month thereafter (prorated for partial months) until paid in full. Following the Mandatory Redemption Price Deadline, until the full Mandatory Redemption Price is paid in full to such holder, such holder may void the Mandatory Redemption with respect to those shares of Common Stock for which the full Mandatory Redemption Price has not been paid and receive back such shares of Common Stock.

          (d) PRO-RATA EXCHANGE AND REDEMPTION. In the event the Company and BSTI each receives an Exchange Notice from more than one holder of Common Stock on the same day and BSTI can exchange and redeem some, but not all, of the Common Stock pursuant to this Section 11, BSTI shall exchange and redeem from each holder of Common Stock electing to have Common Stock exchanged and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number of shares of Common Stock held by such holder relative to the number of shares of Common Stock outstanding, pursuant to this Agreement) of all Common Stock being exchanged and redeemed at such time.

     12. ONE-TIME RIGHT TO SUSPEND EXCHANGE RIGHT OR EXCHANGE COMMON STOCK INTO CONVERSION SHARES.

     Notwithstanding anything contained herein to the contrary, BSTI shall have the one-time right, without payment or penalty of any kind, for a period of thirty (30) days from the date written notice is given to the holders of Common Stock, to suspend the Exchange Right in the event that the Company has received a letter of intent by the Exchange Commencement Date from a reputable investment banking firm to underwrite the public offering of the Company's common stock or other securities ("PUBLIC OFFERING"), and the Public Offering has not occurred by the Exchange Commencement Date due to market conditions as determined by such underwriter.

     13. SUSPENSION OF EXCHANGE RIGHT UPON REGISTRATION OF COMMON STOCK OF THE COMPANY UNDER THE 1934 ACT.

     Notwithstanding anything contained herein to the contrary, so long as (i) the Company becomes and remains a reporting company under the 1934 Act, (ii) the Company has its Form 8A declared effective by the SEC, and (iii) the trading price of the Common Stock as reported by Bloomberg on its principal exchange or trading market remains equal to or greater than $6.19 per share, the holders of the Common Stock shall have no Exchange Right.

     14. REISSUANCE OF CERTIFICATES.

     In the event of an exchange or redemption pursuant to this Agreement of less than all of the Common Stock represented by a particular Common Stock certificate, the Company shall promptly cause to be issued and delivered, to the holder of such Common Stock, a Common Stock certificate representing the remaining shares of Common Stock which have not been so exchanged or redeemed.

     15. TRANSFER AGENT INSTRUCTIONS.

     BSTI shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by the Buyer to the Company upon conversion of the Common Stock (the "Irrevocable Transfer Agent Instructions"), except as provided in Sections 9, 10, 11, 12, and 15 herein. Prior to registration of the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company and BSTI warrant that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 15, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares, prior to registration of such shares under the 1933 Act) will be given by the Company or BSTI to its transfer agent and that the Common Stock and the Conversion Shares shall otherwise be freely transferable on the books and records of the Company and BSTI as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 15 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Common Stock or Conversion Shares. If the Buyer provides the Company and BSTI with an opinion of counsel, reasonably satisfactory in form, and substance to the Company, that registration of a resale by the Buyer of any of the Common Stock or Conversion Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares, BSTI shall promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer. The

Company and BSTI acknowledge that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company and BSTI acknowledge that the remedy at law for a breach of its obligations under this
Section 15 will be inadequate and agrees, in the event of a breach or threatened breach by the Company or BSTI of the provisions of this Section 15, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     16. CONFIDENTIALITY.

          a. NONDISCLOSURE. As much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof) as constitutes or contains confidential business, financial or other information of the Company, BSTI or its subsidiaries, each Buyer covenants for itself, and, as applicable, for its directors, officers, affiliates and partners, that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to persons other than their respective authorized employees, counsel, accountants, shareholders, partners, limited partners and other authorized representatives. Notwithstanding the foregoing, if a Buyer is advised by such counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order, then they may disclose or deliver such information or other after giving written notice to the Company and BSTI of such requirements. For purposes of this Section 10a., "due care" means at least the same level of care that a Buyer would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

          b. POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION. To the extent that any of the information furnished by the Company or BSTI to the Buyers hereof would constitute material, nonpublic information for purposes of the Exchange Act, Buyers agree not to engage in any purchase or sale of securities while in possession of such information and prior to the time that such information is made generally known to the public and Buyers agree to use due care to prevent their officers, directors, partners, employees, counsel and other representatives, who have been given access to such material, nonpublic information, from engaging in any such purchase or sale during such period.

     17. GOVERNING LAW: MISCELLANEOUS.

          a. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflict of laws. Buyer may at any time and at its option, whether or not an arbitration action is then pending, initiate a civil action for temporary and permanent injunctive and other equitable relief against Company and BSTI. Company and BSTI acknowledges that upon any breach of Buyer's conversion rights hereunder, Buyer's resulting injury may not be adequately compensated by a remedy at law. Accordingly, upon such breach, Buyer, at its election and without limitation of its other remedies, shall be entitled to pursue a claim for specific performance of this Agreement, and Company and BSTI hereby waive the right to assert any defense thereto that Purchaser has an adequate remedy at law. The parties further agree that any action between them shall be heard in Atlanta, Georgia, and expressly consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and the United States District Court for the Northern District of Georgia, Atlanta Division for the adjudication of any civil action asserted pursuant to this Paragraph.

          b. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

          c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          e. ENTIRE AGREEMENT, AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

          f. NOTICES. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (I) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

        If to the Company:

        4405 International Blvd.
        Suite B-109
        Norcross, Georgia 30093

        Telephone: (770) 925-3432
        Facsimile: (410) 921-1062

        With a copy to:

        Sims Moss Kline & Davis LLP
        400 Northpark Town Center, Suite 310
        1000 Abernathy Road
        Atlanta, Georgia 30328
        Attn: Raymond L. Moss, Esq.

        Telephone: (770) 481-7201
        Facsimile: (770) 481-7210

     If to the Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to the Buyer's counsel as set forth on the Schedule of Buyers. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

          g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. The Buyer may assign its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release the Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

          h. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          i. SURVIVAL. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyer contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, the indemnification provisions set forth in Section 8, shall survive the Closing. The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          j. PUBLICITY. The Company, BSTI, and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

          k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          l. TERMINATION. In the event that the Closing shall not have occurred with respect to the Buyer on or before five (5) business days from the date hereof due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party-provided.

          m. INDEPENDENT COUNSEL. The parties to this Agreement acknowledge that Company and BSTI have received independent counsel from the law firm of Sims Moss Kline & Davis LLP which is acting as their counsel. Buyers have been advised by Sims Moss Kline & Davis LLP to seek independent advice with respect to the terms and conditions of this Agreement and any related agreements before signing them.

          n. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                          "COMPANY"
                                          ALLERGY SUPERSTORE.COM., INC.

                                          By:      /s/ TIMOTHY C. MOSES
                                             -----------------------------------
                                              Name: Timothy C. Moses
                                              Its: President

                                          BIOSHIELD TECHNOLOGIES, INC.

                                          By:      /s/ TIMOTHY C. MOSES
                                             -----------------------------------
                                              Name: Timothy C. Moses
                                              Title: CEO

                                          "BUYER"

                                                       JACKSON, LLC
                                          --------------------------------------

                                          By:       /s/ L. FARRINGTON
                                             -----------------------------------
                                              Name: CTC Corporation
                                              Title: Director

                               SCHEDULE OF BUYERS

                                                       NUMBER OF SHARES   NUMBER OF
BUYER'S NAME  ADDRESS AND FACSIMILE NUMBER OF BUYER    OF COMMON STOCK    WARRANTS
------------  -------------------------------------    ----------------   ---------
Jackson LLC   c/o Citco Trustees (Cayman) Ltd.            1,070,664        100,000
              Corporate Centre, Windwood One
              West Bay Road
              P.O. Box 31106 SMB
              Grand Cayman, Cayman Islands
              facsimile: 345-945-7566

                                                                   SCHEDULE 3(C)

                                 CAPITALIZATION

     1. Options to purchase a total of 2,250,000 shares of Common Stock to each of Timothy Moses and Jacques Elfersy at $2.00 per share.

     2. Options to purchase thirty thousand shares of common stock at $2.00 each have been issued to five of the Board Members and four of the Medical Advisory Board Members of the Company, plus an option to purchase an additional 5,000 shares for each year of service thereafter.

                                                                   SCHEDULE 3(E)

                                   CONFLICTS

     None.

                                                                   SCHEDULE 3(H)

                                   LITIGATION

     None.

                                                                   SCHEDULE 3(I)

                             INTELLECTUAL PROPERTY

     None.

                                                                   SCHEDULE 3(N)

                                     LIENS

     None.

                                                                   SCHEDULE 3(U)

                                   TAX STATUS

     None.

                                                                   SCHEDULE 4(D)

                                USE OF PROCEEDS

1.   Intercompany Debt Repayment................................  $   250,000.00
2.   Design, development of Allergy Superstore..................  $ 2,250,000.00
3.   Increase staffing & costs related to new building..........  $ 1,150,000.00
4.   General & Administrative Expenses..........................  $ 2,500,000.00
5.   Marketing & Sales (advertising/promo)......................  $ 2,500,000.00
6.   Branding Campaign..........................................  $  1,500,00.00
7.   Web Server & Web Serving Tech..............................  $   550,000.00
8.   State-of-the-art distribution center.......................  $ 2,500,000.00
9.   State-of-the-art e-commerce platform.......................  $   450,000.00
10.  Lease & Commissions........................................  $ 1,350,000.00
                                                                  --------------
     Total......................................................  $15,000,000.00
                                                                  ==============

                                                                     EXHIBIT "A"

                      (BSTI REGISTRATION RIGHTS AGREEMENT)

     (See tab 1B for executed document.)

                                                                     EXHIBIT "B"

                    (COMPANY REGISTRATION RIGHTS AGREEMENT)

     (See tab 1C for executed document.)

                                                                     EXHIBIT "C"

                              (WARRANT AGREEMENT)

     (See tab 1D for executed document.)

                                                                     EXHIBIT "D"

                      (BSTI AND COMPANY COUNSEL'S OPINION)

     (See tab 5 for executed document.)

                                                                     EXHIBIT "E"

                    (BSTI'S AND COMPANY'S BOARD RESOLUTIONS)

     (See tabs 6 and 7 for executed documents.)

                                                                     EXHIBIT "F"

                                (VOTING PROXIES)

     (See tab 8 for executed documents.)

                                                                      APPENDIX G

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of June 30, 1999, by and among BioShield Technologies, Inc., a Georgia corporation, with headquarters at 4405 International Blvd., Norcross, Georgia 30093 (the "COMPANY"), and the undersigned buyers (the "BUYER").

     WHEREAS:

     A. In connection with the Securities Purchase Agreement by and among the parties of even date herewith (the "SECURITIES PURCHASE AGREEMENT"), Allergy Superstore.com, Inc ("ASC"), a subsidiary of the Company, has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, (i) to issue and sell to the Buyers shares of ASC's common stock, par value $0.001 per share (the "COMMON STOCK"), which, subject to certain terms and conditions, will be exchangeable after June 30, 2000 (the "EXCHANGE COMMENCEMENT DATE")
into          shares of the Company's common stock, no par value per share (as converted, the "CONVERSION SHARES") in accordance with the terms of the Securities Purchase Agreement; and

     B. To induce the Buyer to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT"), and applicable state securities laws:

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

     1. DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

          a. "INVESTOR" means the Buyer and any transferee or assignee thereof to whom the Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

          b. "PERSON" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

          c. "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

          d. REGISTRABLE SECURITIES" means exclusively the Conversion Shares issued or issuable upon conversion of the Common Stock and any shares of capital stock issued or issuable with respect to the Conversion Shares or the Common Stock as a result of any stock split, stock dividend, recapitalization, exchange or similar event.

          e. "REGISTRATION STATEMENT" means a registration statement of the Company filed under the 1933 Act.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set for-the in the Securities Purchase Agreement.

     2. REGISTRATION.

          a. MANDATORY REGISTRATION. No later than December 31, 1999, (the "FILING DEADLINE"), the Company shall prepare and file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration, subject to the consent of each Buyer and the provisions of Section 2(e), which consent will not be unreasonably withheld), covering the resale of all of the Registrable Securities and no other Securities of any kind by any person or entity, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement(s) also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions. Such Registration Statement shall initially register for resale 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 3(b), and such registered shares of Common Stock shall be allocated among the Investors pro rata based on the total number of Registrable Securities issued or issuable as of each date that a Registration Statement, as amended, relating to the resale of the Registrable Securities is declared effective by the SEC. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC within one hundred and twenty (120) days after the Filing Deadline (the "REGISTRATION DEADLINE"). The Company shall permit the registration statement to become effective within five (5) business days after receipt of a "no review" notice from the SEC. In the event that the Registration Statement is not declared effective by the SEC by the Registration Deadline then the Company shall pay a penalty to each Buyer equal to 2% of the purchase price for Common Stock purchased by each Investor and still held by each Buyer for each thirty (30) day period beyond the Registration Deadline that the Registration Statement is not declared effective by the SEC (the "REGISTRATION DEADLINE PENALTY"). The Registration Deadline Penalty shall be immediately payable by the Company on demand by the Investor in either cash or Common Stock of the Company at the election of the Company upon delivery to the Company of a notice of such default by the Investor.

          b. UNDERWRITTEN OFFERING. If any offering pursuant to a Registration Statement pursuant to Section 2(a) involves an underwritten offering, the Buyers shall have the right to select one legal counsel to represent their interests in the offering, the costs of which shall be borne by the Investors.

          c. PIGGY-BACK REGISTRATIONS. If at any time after the Exchange Commencement Date and prior to the expiration of the Registration Period (as hereinafter defined) the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its securities (other than on Form S-4 or Form S-8 or their then equivalents relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to each Investor who is entitled to registration rights under this Section 2(c) written notice of the Company's intention to file a Registration Statement and of such Investor's rights under this Section 2(c) and, if within twenty (20) days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, subject to the priorities set forth in Section 2(d) below. No right to registration of Registrable Securities under this
     Section 2(c) shall be construed to limit any registration required under
     Section 2(a). The obligations of the Company under this Section 2(c) may be waived by Investors holding a majority of the Registrable Securities. If an offering in connection with which an Investor is entitled to registration under this Section 2(c) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

          d. PRIORITY IN PIGGY-BACK REGISTRATION RIGHTS IN CONNECTION WITH REGISTRATIONS OR COMPANY ACCOUNT. If the registration referred to in
     Section 2(c) is to be an underwritten public offering for the account of the Company and the managing underwriter(s) advise the Company in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the Registration Statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (3) third, the securities requested to be registered by the Investors and other holders of securities entitled to participate in the registration, drawn from them pro rata based on the number each has requested to be included in such registration.

     3. RELATED OBLIGATIONS.

     Whenever an Investor has requested that any Registrable Securities be registered pursuant to Section 2(c) or at such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

          a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (on or prior to the Filing Deadline) for the registration of Registrable Securities pursuant to Section 2(a)) and use its best efforts to cause such Registration Statement(s) relating to Registrable Securities to become effective as soon as possible after such filing (by the one hundred and twentieth (120th) day following the issuance of the relevant for the registration of Registrable Securities pursuant to Section 2(a), and keep the Registration Statement(s) effective pursuant to Rule 415 at all times until the later of

     (i) the date as of which the Investors may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which the Investors shall have sold all the Registrable Securities (the "REGISTRATION PERIOD"), which Registration Statement(s) (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement(s) and the prospectus(es) used in connection with the Registration Statement(s), which prospectus(es) are to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep the Registration Statement(s) effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement(s) until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement(s). In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within thirty (30) days after the necessity therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities issued or issuable upon conversion of the Common Stock is greater than the quotient determined by dividing (i) the number of Conversion Shares available for resale under such Registration Statement by (ii) 1.0; provided that in the case of the initial registration of the Registrable Securities pursuant to Section 2(a), the Company shall be required to register for resale 1,000,000 shares of Common Stock.

          c. The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement(s) and its legal counsel without charge (i) promptly after the same is prepared and filed with the SEC at least one copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus(es) included in such Registration Statement(s) (including each preliminary prospectus ) and, with regards to the Registration Statement, any correspondence by or on behalf of the Company to the SEC or the staff of the SEC and any correspondence from the SEC or the staff of the SEC to the Company or its representatives, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including any preliminary prospectus, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

          d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement(s) under the securities or "blue sky" laws of such jurisdictions in the United States as any Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to quality the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, or (c) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

     e. [LEFT INTENTIONALLY BLANK]

          f. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor in writing of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Investor (or such other number of copies as such Investor may reasonably request). The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness and by overnight mail) (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

          h. The Company shall permit each Investor at such Investors expense a single firm of counsel or such other counsel as thereafter designated as selling stockholders' counsel by the Investors who hold a majority of the Registrable Securities being sold, to review and comment upon the Registration Statement(s) and all amendments and supplements thereto at least seven (7) days prior to their filing with the SEC.

          i. At the request of the Investors who hold a majority of the Registrable Securities being sold, the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement (i) if required by an underwriter, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors.

          j. The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "INSPECTORS") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. All fees, costs and expenses of the foregoing shall be borne by the Investors.

          k. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement,
     (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

          l. The Company shall use reasonable efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, (ii) to secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market System, (iii) if, despite the Company's reasonable efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii) to secure the inclusion for quotation on the Nasdaq SmallCap Market for such Registrable Securities or,
     (iv) if, despite the Company's reasonable efforts to satisfy the preceding clause (iii), the Company is unsuccessful in satisfying the preceding clause (iii), to secure the inclusion for quotation on the over-the-counter market for such Registrable Securities, and, without limiting the generality of the foregoing, in the case of clause (iii) or (iv), to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(l).

          m. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, any managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or, if there is no managing underwriter or underwriters, the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request. Not later than the date on which any Registration Statement registering the resale of Registrable Securities is declared effective, the Company shall deliver to its transfer agent instructions, accompanied by any reasonably required opinion of counsel, that permit sales of unlegended securities in a timely fashion that complies with then mandated securities settlement procedures for regular way market transactions.

          n. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

          o. The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of such Registration Statement.

          p. If requested by the managing underwriters of an Investor, the Company shall immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Investors agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by a shareholder or any underwriter of such Registrable Securities. The costs of preparation and filing of any such post-effective amendments and supplements shall be borne by the Investors.

          q. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

          r. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

     4. OBLIGATIONS OF THE INVESTORS.

          a. At least seven (7) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

          b. Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement(s) hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

          c. Each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor notifies the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement(s).

          d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of Registrable

     Securities pursuant to the Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          e. No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and
     (iii) agrees to pay its pro rata share of all underwriting discounts and commissions.

     5. EXPENSES OF REGISTRATION.

     All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company except as otherwise specifically provided herein.

     6. INDEMNIFICATION

     In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor who holds such Registrable Securities, the directors, officers, partners, employees, agents and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and any underwriter (as defined in the 1933 Act) for the Investors, and the directors and officers of, and each Person, if any, who controls, any such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "INDEMNIFIED PERSON"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "CLAIMS") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("INDEMNIFIED DAMAGES"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("BLUE SKY FILING"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in
     Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
     Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or mission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company; and
     (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 for a period of three (3) years from the Filing Deadline.

          b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and
     Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

          d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
     Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Investors, and such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

          e. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

          f. The indemnity agreements contained herein shall be in addition to
     (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

     7. CONTRIBUTION.

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8. REPORTS UNDER THE 1934 ACT.

     With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees, to:

          a. make and keep public information available, as those terms are understood and defined in Rule 144;

          b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under
     Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

          c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration.

     9. ASSIGNMENT OF REGISTRATION RIGHTS.

     The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement; (vi) such transferee shall be an "ACCREDITED INVESTOR" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act; and (vii) in the event the assignment occurs subsequent to the date of effectiveness of the Registration Statement required to be filed pursuant to Section 2(a), the transferee agrees to pay all reasonable expenses of amending or supplementing such Registration Statement to reflect such assignment.

     10. AMENDMENT OF REGISTRATION RIGHTS.

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold two-thirds of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

     11. MISCELLANEOUS.

          a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

          b. Any notices consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company:

        BioShield Technologies, Inc.
        Suite B109
        4405 International Blvd.
        Norcross, Georgia 30093
        Telephone: (770) 925-3432
        Facsimile: (770) 921-1065

     with a copy (which shall not constitute notice) to:

        Sims Moss Kline & Davis LLP
        1000 Abernathy Road
        Atlanta, Georgia 30328
        Attention: Raymond L. Moss, Esq.

     If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's counsel as set forth on the Schedule of Buyers. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

          c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          d. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflict of laws. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          e. This Agreement and the Securities Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

          f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit and of and be binding upon the permitted successors and assigns of each of the parties hereto.

          g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          h. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:                                          BUYERS:

BIOSHIELD TECHNOLOGIES, INC.                      JACKSON, LLC

            By: /s/ TIMOTHY C. MOSES                           By: /s/ L. FARRINGTON
  -------------------------------------------       -------------------------------------------
             Name: Timothy C. Moses                          Name: CTC Corporation Ltd.
                    Its: CEO                                       Its: Director

                               SCHEDULE OF BUYERS

                                                               NUMBER OF SHARES    NUMBER OF
BUYER'S NAME       ADDRESS AND FACSIMILE NUMBER OF BUYER       OF COMMON STOCK     WARRANTS
------------       -------------------------------------       ----------------    ---------
Jackson LLC        c/o Citco Trustees (Cayman) Ltd.               1,070,664         100,000
                   Corporate Centre, Windwood One
                   West Bay Road
                   P.O. Box 31106 SMB
                   Grand Cayman, Cayman Islands
                   facsimile: 345-945-7566

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of June 30, 1999, by and among Allergy Superstore.com, Inc., a Delaware corporation, with headquarters at Suite B109, 4405 International Boulevard, Norcross, Georgia 30083 (the "COMPANY"), and the undersigned buyer (the "BUYER").

     WHEREAS:

          A. In connection with the Securities Purchase Agreement by and among BioShield Technologies, Inc. ("BSTI") and the parties hereto of even date herewith (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, (i) to issue and sell to the Buyer's shares of its common stock, par value $0.0001 per share (the "COMMON STOCK"), which, under certain terms and conditions, will be convertible into shares of BSTI's common stock, no par value per share (as converted, the "CONVERSION SHARES") in accordance with the terms of the Securities Purchase Agreement; and

          B. To induce the Buyer to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT"), and applicable state securities laws once the Company becomes a reporting company under the Securities and Exchange Act of 1934, as amended (the "1934 ACT"), by making the appropriate filings with the U.S. Securities and Exchange Commission (the "SEC"):

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

     1. DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

          a. "INVESTOR" means the Buyer and any transferee or assignee thereof to whom the Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

          b. "PERSON" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

          c. "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

          d. "REGISTRABLE SECURITIES" means exclusively the Common Stock and any shares of capital stock issued or issuable as a result of any stock split, stock dividend, recapitalization, exchange, or similar event of the Company.

          e. "REGISTRATION STATEMENT" means a registration statement of the Company filed under the 1933 Act.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set for the in the Securities Purchase Agreement.

     2. REGISTRATION.

          a. PIGGY-BACK REGISTRATIONS. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its securities (other than pursuant to an initial public offering of any securities of the Company or a filing on Form S-4 or Form S-8 or their then equivalents relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to each Investor who is entitled to registration rights under this Section 2(c) written notice of the Company's intention to file a Registration Statement and of such Investor's rights under this Section 2(c) and, if within twenty (20) days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, subject to the priorities set forth in
     Section 2(d) below. No right to registration of Registrable Securities under this Section 2(c) shall be construed to limit any registration required under Section 2(a). The obligations of the Company under this
     Section 2(c) may be waived by Investors holding a majority of the Registrable Securities. If an offering in connection with which an Investor is entitled to registration under this Section 2(c) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. As used herein, "REGISTRATION PERIOD" shall mean the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which (A) the Investors shall have sold all the Registrable Securities.

          b. PRIORITY IN PIGGY-BACK REGISTRATION RIGHTS IN CONNECTION WITH REGISTRATIONS OR COMPANY ACCOUNT. If the registration referred to in
     Section 2(c) is to be an underwritten public offering for the account of the Company and the managing underwriter(s) advise the Company in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the Registration Statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (3) third, the securities requested to be registered by the Investors and other holders of securities entitled to participate in the registration, drawn from them pro rata based on the number each has requested to be included in such registration.

     3. RELATED OBLIGATIONS.

     Whenever an Investor has requested that any Registrable Securities be registered pursuant to Section 2(c) or at such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

          a. The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement(s) and its legal counsel without charge (i) promptly after the same is prepared and filed with the SEC at least one copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus(es) included in such Registration Statement(s) (including each preliminary prospectus ) and, with regards to the Registration Statement, any correspondence by or on behalf of the Company to the SEC or the staff of the SEC and any correspondence from the SEC or the staff of the SEC to the Company or its representatives, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including any preliminary prospectus, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

          b. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement(s) under the securities or "blue sky" laws of such jurisdictions in the United States as any Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to quality the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, or (c) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

          c. In the event Investors who hold a majority of the Registrable Securities being offered in the offering select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering. The cost of such underwriters shall be borne by the Investors.

          d. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor in writing of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Investor (or such other number of copies as such Investor may reasonably request). The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness and by overnight mail) (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          e. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

          f. The Company shall permit each Investor at such Investors expense a single firm of counsel or such other counsel as thereafter designated as selling stockholders' counsel by the Investors who hold a majority of the Registrable Securities being sold, to review and comment upon the Registration Statement(s) and all amendments and supplements thereto at least seven (7) days prior to their filing with the SEC.

          g. At the request of the Investors who hold a majority of the Registrable Securities being sold, the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement (i) if required by an underwriter, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors.

          h. The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "INSPECTORS") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as

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     shall be reasonably deemed necessary by each Inspector to enable each
     Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. All fees, costs and expenses of the foregoing shall be borne by the Investors.

          i. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement,
     (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

          j. The Company shall use reasonable efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, (ii) to secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market System, (iii) if, despite the Company's reasonable efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii) to secure the inclusion for quotation on the Nasdaq SmallCap Market for such Registrable Securities or,
     (iv) if, despite the Company's reasonable efforts to satisfy the preceding clause (iii), the Company is unsuccessful in satisfying the preceding clause (iii), to secure the inclusion for quotation on the over-the-counter market for such Registrable Securities, and, without limiting the generality of the foregoing, in the case of clause (iii) or (iv), to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. The

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     Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

          k. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, any managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or, if there is no managing underwriter or underwriters, the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request. Not later than the date on which any Registration Statement registering the resale of Registrable Securities is declared effective, the Company shall deliver to its transfer agent instructions, accompanied by any reasonably required opinion of counsel, that permit sales of unlegended securities in a timely fashion that complies with then mandated securities settlement procedures for regular way market transactions.

          l. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

          m. The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of such Registration Statement.

          n. If reasonably requested by the managing underwriters, the Company shall immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Investors agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by a shareholder or any underwriter of such Registrable Securities. The costs of preparation and filing of any such post-effective amendments and supplements shall be borne by the Investors.

          o. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

          p. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

     4. OBLIGATIONS OF THE INVESTORS.

          a. At least seven (7) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to

                                      G-22
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     have any of such Investor's Registrable Securities included in the
     Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

          b. Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement(s) hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

          c. Each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor notifies the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement(s). Each Investor agrees to enter into any contractual lock-up agreements with respect to the Common Stock or other securities held by each Investor in connection with an underwritten public offering of the Company's common stock or other securities.

          d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(h) or the first sentence of 3(d), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or the first sentence of 3(d) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          e. No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and
     (iii) agrees to pay its pro rata share of all underwriting discounts and commissions.

     5. EXPENSES OF REGISTRATION.

     All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company except as otherwise specifically proved herein.

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     6. INDEMNIFICATION

     In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor who holds such Registrable Securities, the directors, officers, partners, employees, agents and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and any underwriter (as defined in the 1933 Act) for the Investors, and the directors and officers of, and each Person, if any, who controls, any such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "INDEMNIFIED PERSON"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "CLAIMS") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("INDEMNIFIED DAMAGES"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("BLUE SKY FILING"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in
     Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
     Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company

                                      G-24
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     pursuant to Section 3(c); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or mission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company (i) and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 for a period of three (3) years from the Filing Deadline.

          b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this
     Section 6(b) and Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this
     Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to

                                      G-25
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     information such persons so furnished in writing expressly for inclusion in the Registration Statement.

          d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
     Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Investors, and such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

          e. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

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          f. The indemnity agreements contained herein shall be in addition to
     (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

     7. CONTRIBUTION.

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 and (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation.

     8. REPORTS UNDER THE 1934 ACT.

     With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees, once the Company becomes a reporting company under the 1934 Act upon the effective date of its Form 10 to be filed with the SEC, to:

          a. make and keep public information available, as those terms are understood and defined in Rule 144;

          b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

          c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration.

     9. ASSIGNMENT OF REGISTRATION RIGHTS.

     The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state

                                      G-27
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securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement; (vi) such transferee shall be an "ACCREDITED INVESTOR" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act; and (vii) in the event the assignment occurs subsequent to the date of effectiveness of the Registration Statement required to be filed pursuant to Section 2(a), the transferee agrees to pay all reasonable expenses of amending or supplementing such Registration Statement to reflect such assignment.

     10. AMENDMENT OF REGISTRATION RIGHTS.

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold two-thirds of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

     11. MISCELLANEOUS.

          a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

          b. Any notices consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or
     (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company:

        Allergy Superstore.com, Inc.
        Suite B109
        4405 International Blvd.
        Norcross, Georgia 30093
        Attention: President
        Facsimile: (770) 921-1065

     With a copy to:

        Sims Moss Kline & Davis LLP
        1000 Abernathy Road
        Atlanta, Georgia 30328
        Attention: Raymond L. Moss, Esq.
        Facsimile: (770) 481-7200

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

     If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's counsel as set forth on the Schedule of Buyers. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

          c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          d. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflict of laws. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          e. This Agreement and the Securities Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

          f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit and of and be binding upon the permitted successors and assigns of each of the parties hereto.

          g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          h. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:                                          BUYERS:

ALLERGY SUPERSTORE.COM, INC                       JACKSON, LLC

            By: /s/ TIMOTHY C. MOSES                           By: /s/ L. FARRINGTON
  -------------------------------------------       -------------------------------------------
             Name: Timothy C. Moses                          Name: CTC Corporation Ltd.
                    Its: CEO                                       Its: Director

                               SCHEDULE OF BUYERS

                                                       NUMBER OF SHARES   NUMBER OF
BUYER'S NAME  ADDRESS AND FACSIMILE NUMBER OF BUYER    OF COMMON STOCK     WARRANTS
------------  -------------------------------------    ----------------   ----------
Jackson LLC   c/o Citco Trustees (Cayman) Ltd.            1,070,664        100,000
              Corporate Centre, Windwood One
              West Bay Road
              P.O. Box 31106 SMB
              Grand Cayman, Cayman Islands
              facsimile: 345-945-7566

                                                                      APPENDIX H

                               WARRANT AGREEMENT

     WARRANT AGREEMENT dated as of June 30, 1999, between Allergy
Superstore.com, Inc., a Delaware corporation (the "COMPANY"), and Jackson LLC, a Cayman Island limited liability company (hereinafter referred to as "INVESTOR").

                              W I T N E S S E T H:

     WHEREAS, Investor has participated as an Investor in connection with the Company's offering (the "OFFERING") of up to $15,000,000 in aggregate amount of common stock, par value $0.001 per share (the "COMMON STOCK") for an aggregate purchase price of $15,000,000; and

     WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to Investor and/or its designees, in consideration for, and as part of the investment by Investor in connection with the Offering;

     NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. GRANT.

     Investor and/or its designees are hereby granted the right to purchase, at any time from the date of issuance of the aforementioned Preferred Stock until 5:00 P.M., Eastern Standard Time, on June 29, 2004 (the "WARRANT EXERCISE TERM"), 100,000 Shares at an exercise price (subject to adjustment as provided in Article 7 hereof) of $5.126 per share (the "INITIAL EXERCISE PRICE").

2. WARRANT CERTIFICATES.

     The warrant certificates (the "WARRANT CERTIFICATES") delivered and to be delivered pursuant to this Agreement shall be in the form set forth as Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

3. EXERCISE OF WARRANTS.

     3.1 CASH EXERCISE. The Exercise Price may be paid in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Article 7 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's executive offices currently located at 4405 International Blvd., Norcross Georgia 30093, the registered holder of a Warrant Certificate ("HOLDER" or "HOLDERS") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock). In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

     3.2 CASHLESS EXERCISE. At any time during the Warrant Exercise Term, the Holder may, at its option, exchange this Warrant, in whole or in part (a "WARRANT EXCHANGE"), into the number of Shares determined in accordance with this Section 3.2, by surrendering this Warrant at the principal office of the company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "NOTICE OF EXCHANGE"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "EXCHANGE DATE"). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) business days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Shares (rounded to the next highest integer) equal to
(i) the number of Shares specified by the Holder in its Notice of Exchange (the "TOTAL NUMBER") less (ii) the number of Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the then existing Exercise Price by (B) the current market value of a share of Common Stock.

4. ISSUANCE OF CERTIFICATES.

     Upon the exercise of the Warrants, the issuance of certificates for the Shares shall be made forthwith (and in any event within five business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to satisfaction of the Company that such tax has been paid.

     The Warrant Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors, Chief Executive officer or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     The Warrant Certificates and, upon exercise of the Warrants, in part or in whole, certificates representing the Shares shall bear a legend substantially similar to the following:

        The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "ACT"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available.

5. PRICE.

     5.1 ADJUSTED EXERCISE PRICE. The adjusted Exercise Price shall be the price which shall result from time to time from any and all adjustments of the Initial Exercise Price in accordance with the provisions of Article 7 hereof.

     5.2 EXERCISE PRICE. The term "EXERCISE PRICE" herein shall mean the Initial Exercise Price or the adjusted Exercise Price, depending upon the context.

6. REGISTRATION RIGHTS.

     6.1 REGISTRATION UNDER THE SECURITIES ACT OF 1993. The Warrants and the Shares have not been registered for purposes of public distribution under the Securities Act of 1933, as amended ("THE ACT").

     6.2 REGISTRABLE SECURITIES. As used herein the term "REGISTRABLE SECURITY" means each of the Warrants, the Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination,
(i) it has been effectively registered under the Securities Act and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security or (iii) it has ceased to be outstanding. The term "REGISTRABLE SECURITIES" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 6.

     6.3 PIGGYBACK REGISTRATION. If, at any time during the five years following the date of this Agreement, the Company proposes to prepare and file any registration statement or post-effective amendments (other than in connection with an underwritten initial public offering or initial registration of the Company or the Company's securities with the U.S. Securities & Exchange Commission) thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form), (for purposes of this Article 6, collectively, a "REGISTRATION STATEMENT"), it will give written notice of its intention to do so by registered mail ("NOTICE"), at ten (10) business days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "REQUESTING HOLDER"), made within ten (10) business days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Securities Act of the Registrable Securities which it has been so requested to register ("PIGGYBACK REGISTRATION"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders. Notwithstanding the provisions of this Section 6.3, the Company shall have the right at any time after it shall have given written notice pursuant to this
Section 6.3 (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

7. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES.

     7.1 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     7.2 ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 7, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     7.3 RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrants.

     7.4 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall for example be made:

          (a) Upon the issuance or sale of shares of Common Stock upon the exercise of the Warrants; or

          (b) Upon (i) the issuance of options pursuant to the Company's employee stock option plans in effect or the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any such options, or (ii) the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any options or warrants; or

          (c) Upon the issuance of shares of Common Stock pursuant to contractual obligations; or

          (d) If the amount of said adjustment shall be less than 2 cents (2c) per Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 2 cents (2c) per Share.

     7.5 DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO OUTSTANDING SECURITIES. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder or Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 7.5.

8. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES.

     Each Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

9. ELIMINATION OF FRACTIONAL INTERESTS.

     The Company shall not be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

10. RESERVATION AND LISTING OF SECURITIES.

     The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts, once it has become a public company, to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on or quoted on the electronic bulletin board, by NASDAQ or listed on such national securities exchanges.

11. NOTICES TO WARRANT HOLDERS.

     Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

          (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

          (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or any proposed dissolution, liquidation, winding up or sale.

12. NOTICES.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

          (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

          (b) If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

13. SUPPLEMENTS AND AMENDMENTS.

     The Company may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which the Company deems not to adversely affect the interests of the Holders of Warrant Certificates.

14. SUCCESSORS.

     All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

15. TERMINATION.

     This Agreement shall terminate at the close of business on June 29, 2004. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised and all the Shares issuable upon exercise of the Warrants have been resold to the public; provided, however, that the provisions of Article 6 shall survive such termination until the close of business on June 29, 2004.

16. GOVERNING LAW.

     This Agreement and each Warrant Certificate hereunder shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Atlanta, Georgia, and expressly consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and the United States District Court for the Northern District of Georgia, Atlanta Division for the adjudication of any civil action asserted pursuant to this Paragraph.

17. BENEFITS OF THIS AGREEMENT.

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Investor and any other registered holder or holders of the Warrant Certificates, Warrants or the Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Investor and any other holder or holders of the Warrant Certificates, Warrants or the Shares.

18. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                             ALLERGY SUPERSTORE.COM, INC.
                                             By:            /s/  Timothy C. Moses
                                                   ---------------------------------------
                                             Name: Timothy C. Moses
                                             Title: Chairman of the Board and Chief
                                                   Executive Officer
Attest:
      ------------------------------------
Name:
      ------------------------------------
Title:
      ------------------------------------
                                             INVESTOR
                                             By:              /s/  Jackson LLC
                                                   ---------------------------------------
                                             Name: CTC Corporation Ltd
                                             Title: Director
Attest:
      ------------------------------------
Name:
      ------------------------------------
Title:
      ------------------------------------

                                                                       EXHIBIT A

     THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                5:00 P.M., EASTERN STANDARD TIME, JUNE 29, 2004

No.1999-1                                                         100,000 Shares

                              WARRANT CERTIFICATE

     This Warrant Certificate certifies that Jackson LLC ("INVESTOR") or registered assigns, is the registered holder of 100,000 Warrants to purchase, at any time from June 30, 1999, until 5:00 P.M. Eastern Standard Time on June 29, 2004 ("EXPIRATION DATE"), up to 100,000 shares ("SHARES") of fully-paid and non-assessable common stock, no par value ("COMMON STOCK"), of Allergy Superstore.com, Inc., a Delaware corporation (the "COMPANY"), at the Initial Exercise Price, subject to adjustment in certain events (the "EXERCISE PRICE"), of $5.126 per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of June 30, 1999, between the Company and Investor (the "WARRANT AGREEMENT"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check.

     No Warrant may be exercised after 5:00 P.M., Eastern Standard Time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the, request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferees) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: As of June 30, 1999
                                             ALLERGY SUPERSTORE.COM, INC.
                                             By:            /s/  Timothy C. Moses
                                                   ---------------------------------------
                                             Name: Timothy C. Moses
                                             Title: Chairman of the Board and Chief
                                                   Executive Officer
Attest:
      ------------------------------------
Name:
      ------------------------------------
Title:
      ------------------------------------

                         [FORM OF ELECTION TO PURCHASE]

     The undersigned hereby irrevocably elects to exercise the right,
represented by this Warrant Certificate, to purchase                Shares and
herewith tenders in payment for such Shares cash or a certified or official bank
check payable in New York Clearing House Funds to the order of                in
the amount of $          , all in accordance with the terms hereof. The
undersigned requests that a certificate for such Shares be registered in the
name of                           whose address is                          ,
and that such Certificate be delivered to
                                       , whose address is
                                       .

Dated: ---------------------------------------    Signature: -----------------------------------
                                                  (Signature must conform in all respects to
                                                  name of holder as specified on the face of
                                                  the Warrant Certificate.)

------------------------------------------------
------------------------------------------------
(Insert Social Security or Other
Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

            (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER
                 DESIRES TO TRANSFER THE WARRANT CERTIFICATE.)

     FOR VALUE RECEIVED                 hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                 (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
                               , Attorney, to transfer the within Warrant
Certificate on the books of the within-named Company, with full power of substitution.

Dated: ---------------------------------------    Signature: -----------------------------------
                                                  (Signature must conform in all respects to
                                                  name of holder as specified on the face of
                                                  the Warrant Certificate.)

------------------------------------------------
------------------------------------------------
(Insert Social Security or Other
Identifying Number of Holder)

                                                                      APPENDIX I

                        PRIVATE EQUITY CREDIT AGREEMENT

                                 BY AND BETWEEN

                                  JACKSON LLC

                                      AND

                          BIOSHIELD TECHNOLOGIES, INC.

                           DATED AS OF JUNE 30, 1999

                                                                          PAGE
                                                                          ----
ARTICLE I     CERTAIN DEFINITIONS.......................................   I-1
              Section 1.1    Defined Terms..............................   I-1
ARTICLE II    PURCHASE AND SALE OF COMMON STOCK.........................   I-6
              Section 2.1    Investments................................   I-6
              Section 2.2    Mechanics..................................   I-7
              Section 2.3    Closings...................................   I-7
              Section 2.4    Special Circumstances; Adjustment Period...   I-7
              Section 2.5    Termination of Investment Obligation.......   I-8
              Section 2.6    Blackout Shares............................   I-8
              Section 2.7    Liquidated Damages.........................   I-8
ARTICLE III   REPRESENTATIONS AND WARRANTIES OF
              INVESTOR..................................................   I-9
              Section 3.1    Intent.....................................   I-9
              Section 3.2    Sophisticated Investor.....................   I-9
              Section 3.3    Authority..................................   I-9
              Section 3.4    Not an Affiliate...........................   I-9
              Section 3.5    Organization and Standing..................   I-9
              Section 3.6    Absence of Conflicts.......................   I-9
              Section 3.7    Disclosure; Access to Information..........  I-10
              Section 3.8    Manner of Sale.............................  I-10
              Section 3.9    Financial Capacity.........................  I-10
              Section 3.10   No SEC or NASD Proceedings.................  I-10
ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE
              COMPANY...................................................  I-10
              Section 4.1    Organization of the Company................  I-10
              Section 4.2    Authority..................................  I-10
              Section 4.3    Capitalization.............................  I-11
              Section 4.4    Common Stock...............................  I-11
              Section 4.5    SEC Documents..............................  I-11
              Section 4.6    Exemption from Registration; Valid
                             Issuances..................................  I-11
              Section 4.7    No General Solicitation or Advertising in
                             Regard to this Transaction.................  I-12
              Section 4.8    Corporate Documents........................  I-12
              Section 4.9    No Conflicts...............................  I-12
              Section 4.10   No Material Adverse Change.................  I-12
              Section 4.11   No Undisclosed Liabilities.................  I-13
              Section 4.12   No Undisclosed Events or Circumstances.....  I-13
              Section 4.13   No Integrated Offering.....................  I-13
              Section 4.14   Litigation and Other Proceedings...........  I-13
              Section 4.15   No Misleading or Untrue Communication......  I-13
              Section 4.16   Material Non-Public Information............  I-13
ARTICLE V     COVENANTS OF INVESTOR.....................................  I-13
              Section 5.1    Compliance with Law........................  I-13
              Section 5.2    Limitation on Short Sales..................  I-14
ARTICLE VI    COVENANTS OF THE COMPANY..................................  I-14
              Section 6.1    Registration Rights........................  I-14

                                                                          PAGE
                                                                          ----
              Section 6.2    Reservation of Common Stock................  I-14
              Section 6.3    Listing of Common Stock....................  I-14
              Section 6.4    Exchange Act Registration..................  I-14
              Section 6.5    Legends....................................  I-14
              Section 6.6    Corporate Existence........................  I-14
              Section 6.7    Additional SEC Documents...................  I-15
              Section 6.8    Notice of Certain Events Affecting
                             Registration; Suspension of Right to Make a
                             Put........................................  I-15
              Section 6.9    Expectations Regarding Put Notices.........  I-15
              Section 6.10   Consolidation; Merger......................  I-15
              Section 6.11   Issuance of Put Shares and Blackout
                             Shares.....................................  I-15
              Section 6.12   Legal Opinion on Subscription Date.........  I-16
ARTICLE VII   CONDITIONS TO DELIVERY OF PUT NOTICES AND CONDITIONS TO
              CLOSING...................................................  I-16
              Section 7.1    Conditions Precedent to the Obligation of
                             the Company to Issue and Sell Common
                             Stock......................................  I-16
              Section 7.2    Conditions Precedent to the Right of the
                             Company to Deliver a Put Notice and the
                             Obligation of Investor to Purchase Put
                             Shares.....................................  I-16
              Section 7.3    Due Diligence Review; Non-Disclosure of
                             Non-Public Information.....................  I-18
ARTICLE VIII  LEGENDS...................................................  I-19
              Section 8.1    Legends....................................  I-19
              Section 8.2    No Other Legend or Stock Transfer
                             Restrictions...............................  I-20
              Section 8.3    Investor's Compliance......................  I-20
ARTICLE IX    NOTICES; INDEMNIFICATION..................................  I-20
              Section 9.1    Notices....................................  I-20
              Section 9.2    Indemnification............................  I-21
              Section 9.3    Method of Asserting Indemnification
                             Claims.....................................  I-22
ARTICLE X     MISCELLANEOUS.............................................  I-24
              Section 10.1   Governing Law; Jurisdiction................  I-24
              Section 10.2   Assignment.................................  I-24
              Section 10.3   Third Party Beneficiaries..................  I-24
              Section 10.4   Termination................................  I-25
              Section 10.5   Entire Agreement, Amendment; No Waiver.....  I-25
              Section 10.6   Fees and Expenses..........................  I-25
              Section 10.7   No Brokers.................................  I-25
              Section 10.8   Counterparts...............................  I-25
              Section 10.9   Survival; Severability.....................  I-25
              Section 10.10  Further Assurances.........................  I-25
              Section 10.11  No Strict Construction.....................  I-25
              Section 10.12  Equitable Relief...........................  I-26
              Section 10.13  Title and Subtitles........................  I-26
              Section 10.14  Reporting Entity for the Common Stock......  I-26

     PRIVATE EQUITY CREDIT AGREEMENT is entered into as of the 30th day of June, 1999 (this "Agreement"), by and between JACKSON, LLC, an entity organized and existing under the laws of the Cayman Islands ("Investor"), and BioShield Technologies, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Company").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Investor, from time to time as provided herein, and Investor shall purchase, up to six million two hundred and fifty thousand dollars ($6,250,000) of the Common Stock (as defined below); and

     WHEREAS, such investments will be made in reliance upon the provisions of
Section 4(2) ("Section 4(2)") of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined)

     "Adjustment Period" shall have the meaning specified in Section 2.4(b).

     "Adjustment Period Notice" shall have the meaning specified in Section 2.4(a).

     "Agreement" shall have the meaning specified in the preamble hereof.

     "Bid Price" shall mean the closing bid price of the Common Stock on the Principal Market.

     "Blackout Notice" shall have the meaning specified in the Registration Rights Agreement.

     "Blackout Shares" shall have the meaning specified in Section 2.6.

     "By-Laws" shall have the meaning specified in Section 4.8.

     "Certificate" shall have the meaning specified in Section 4.8.

     "Claim Notice" shall have the meaning specified in Section 9.3(a).

     "Closing" shall mean one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.1.

     "Closing Date" shall mean, with respect to a Closing, the twentieth (20th) Trading Day following the Put Date related to such Closing, or such earlier date as the Company and Investor shall agree, provided all conditions to such Closing have been satisfied on or before such Trading Day.

     "Commitment Period" shall mean the period commencing on the earlier to occur of (a) the Effective Date or (b) such earlier date as the Company and Investor shall agree, and expiring on the earlier to occur of (i) the date on which Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount, (ii) the date this Agreement is terminated pursuant to Section 2.5, or (iii) the date occurring twenty-four (24) months from the date of commencement of the Commitment Period.

     "Common Stock" shall mean the Company's common stock, no par value, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

     "Common Stock Equivalents" shall mean any securities that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

     "Company" shall have the meaning specified in the preamble to this Agreement.

     "Condition Satisfaction Date" shall have the meaning specified in Section 7.2.

     "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

     "Discount" shall mean twenty percent (20%).

     "Dispute Period" shall have the meaning specified in Section 9.3(a).

     "DTC" shall the meaning specified in Section 2.3.

     "DWAC" shall the meaning specified in Section 2.3.

     "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering resale of the Registrable Securities as set forth in Section 7.2(a).

     "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

     "FAST" shall the meaning specified in Section 2.3.

     "Indemnified Party" shall have the meaning specified in Section 9.3(a).

     "Indemnifying Party" shall have the meaning specified in Section 9.3(a).

     "Indemnity Notice" shall have the meaning specified in Section 9.3(b).

     "Initial Registrable Securities" shall have the meaning specified in the Registration Rights Agreement.

     "Initial Registration Statement" shall have the meaning specified in the Registration Rights Agreement.

     "Investment Amount" shall mean the dollar amount (within the range specified in Section 2.2) to be invested by Investor to purchase Put Shares with respect to any Put Date as notified by the Company to Investor in accordance with Section 2.2.

     "Investor" shall have the meaning specified in the preamble to this Agreement.

     "Legend" shall have the meaning specified in Section 8.1.

     "Market Price" on any given date shall mean the average of the Bid Prices for the twenty (20) Trading Days immediately following the Put Date.

     "Maximum Commitment Amount" shall mean six million two hundred and fifty thousand dollars ($6,250,000), subject to increase as agreed to by the Company and Investor.

     "Minimum Commitment Amount" shall mean two hundred fifty thousand dollars ($250,000).

     "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any of (a) this Agreement and (b) the Registration Rights Agreement.

     "Maximum Put Amount" shall mean, with respect to any Put, one million five hundred thousand dollars ($1,500,000), subject to increase as agreed to by the Company and Investor.

     "Minimum Put Amount" shall mean, with respect to any Put, two hundred fifty thousand dollars ($250,000), subject to decrease as agreed to by the Company and Investor.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

     "New Bid Price" shall have the meaning specified in Section 2.6.

     "Old Bid Price" shall have the meaning specified in Section 2.6.

     "Outstanding" shall mean, with respect to the Common Stock, at any date as of which the number of shares of Common Stock is to be determined, all issued and outstanding shares of Common Stock, including all shares of Common Stock issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock; provided, however, that Outstanding shall not include any shares of Common Stock then directly or indirectly owned or held by or for the account of the Company.

     "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Preferred Stock" shall mean the Company's preferred stock, no par value.

     "Principal Market" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

     "Purchase Price" shall mean, with respect to a Put, the Market Price on the applicable Put Date (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement) less the product of the Discount and the Market Price.

     "Put" shall mean each occasion that the Company elects to exercise its right to tender a Put Notice requiring Investor to purchase shares of Common Stock, subject to the terms and conditions of this Agreement.

     "Put Date" shall mean the Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2(b).

     "Put Notice" shall mean a written notice to Investor setting forth the Investment Amount with respect to which the Company intends to require Investor to purchase shares of Common Stock pursuant to the terms of this Agreement.

     "Put Shares" shall mean all shares of Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement.

     "Registrable Securities" shall mean the (a) Put Shares, (b) the Blackout Shares and (c) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to a Registration Statement, (ii) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 are met, (iii) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to Investor, such Registrable Securities may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

     "Registration Rights Agreement" shall mean the registration rights agreement in the form of Exhibit A hereto.

     "Registration Statement" shall mean a registration statement on Form SB-2 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by Investor of the Registrable Securities under the Securities Act.

     "Regulation D" shall have the meaning specified in the recitals of this Agreement.

     "Remaining Put Shares" shall have the meaning specified in Section 2.6.

     "Rule 144" shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

     "SEC" shall mean the Securities and Exchange Commission.

     "Section 4(2)" shall have the meaning specified in the recitals of this Agreement.

     "Securities Act" shall have the meaning specified in the recitals of this Agreement.

     "SEC Documents" shall mean, as of a particular date, all reports and other documents file by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the beginning of the Company's then most recently completed fiscal year as of the time in question (provided that if the date in question is within ninety days of the beginning of the Company's fiscal year, the term shall include all documents filed since the beginning of the second preceding fiscal year).

     "Subscription Date" shall mean the date on which this Agreement is executed and delivered by the Company and Investor.

     "Third Party Claim" shall have the meaning specified in Section 9.3(a).

     "Trading Cushion" shall mean a minimum of twenty (20) Trading Days between Put Dates, unless a shorter period is agreed to by the Company and Investor.

     "Trading Day" shall mean any day during which the Principal Market shall be open for business.

     "Transfer Agent" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company's appointment of any such substitute or replacement transfer agent).

     "Underwriter" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of Investor pursuant to a Registration Statement.

     "Valuation Event" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

          (a) subdivides or combines the Common Stock;

          (b) pays a dividend in shares of Common Stock or makes any other distribution of shares of Common Stock, except for dividends paid with respect to the Preferred Stock;

          (c) issues any warrants, options or other rights to subscribe for or purchase shares of Common Stock and the price per share for which shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;

          (d) issues any securities convertible into or exchangeable for shares of Common Stock and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

          (e) issues shares of Common Stock otherwise than as provided in the foregoing subsections (a) through (d), at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;

          (f) makes a distribution of its assets or evidences of indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e); or

          (g) takes any action affecting the number of Outstanding Common Stock, other than an action described in any of the foregoing subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of Investor at the time of a Put.

     "Valuation Period" shall mean the period of twenty (20) Trading Days immediately following the date on which the applicable Put Notice is deemed to be delivered and during which the Purchase Price of the Common Stock is valued; provided, however, that if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the twentieth Trading Day thereafter.

                                   ARTICLE II

                       PURCHASE AND SALE OF COMMON STOCK

     Section 2.1 INVESTMENTS.

     (a) PUTS. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), on any Put Date the Company may exercise a Put by the delivery of a Put Notice. The number of Put Shares that Investor shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price with respect to such Put Date.

     (b) MINIMUM AMOUNT OF PUTS. The Company shall, in accordance with Section 2.2(a), deliver to Investor during the Commitment Period, Put Notices with an aggregate Investment Amount at least equal to the Minimum Commitment Amount. If the Company for any reason fails to issue and deliver such Put Shares during the Commitment Period, on the first Trading Day after the expiration of the Commitment Period, the Company shall wire to Investor a sum in immediately available funds equal to the product of (i) the Minimum Commitment Amount minus the aggregate Investment Amounts of the Put Notices delivered to Investor hereunder and (ii) the Discount.

     (c) MAXIMUM AMOUNT OF PUTS. Unless the Company obtains the requisite approval of its shareholders in accordance with the corporate laws of the State of Georgia and the applicable rules of the Principal Market, no more than 1,263,831 shares of Common Stock (representing approximately 19.99% of the Outstanding Common Stock on the date hereof) may be issued and sold to Investor pursuant to this Agreement.

     Section 2.2 MECHANICS.

     (a) PUT NOTICE. At any time during the Commitment Period, the Company may deliver a Put Notice to Investor, subject to the conditions set forth in Section 7.2; provided, however, the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than the Minimum Put Amount nor more than the Maximum Put Amount.

     (b) DATE OF DELIVERY OF PUT NOTICE. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by Investor if such notice is received on or prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day.

     Section 2.3 CLOSINGS. On each Closing Date for a Put, (a) the Company shall deliver to Investor one or more certificates, at Investor's option, representing the Put Shares to be purchased by Investor pursuant to Section 2.1 herein, registered in the name of Investor and (b) Investor shall deliver to the Company the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to an account designated by the Company on or before the Closing Date. In lieu of delivering physical certificates representing the Common Stock issuable in accordance with clause (a) of this Section 2.3, and provided that the Transfer Agent then is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of Investor, the Company shall use its commercially reasonable efforts to cause the Transfer Agent to electronically transmit the Put Shares by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. In addition, on or prior to such Closing Date, each of the Company and Investor shall deliver to the other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

     Section 2.4 SPECIAL CIRCUMSTANCES; ADJUSTMENT PERIOD.

     (a) ADJUSTMENT PERIOD NOTICE. In the event that the Company shall in good faith anticipate executing an agreement of acquisition, merger or consolidation within ninety (90) days after giving Investor Adjustment Period Notice (as defined below), the Company may, in its sole discretion, give Investor at least twenty-one (21) days irrevocable advance notice, in the form of Exhibit B hereto ("Adjustment Period Notice"), that the Company shall initiate an Adjustment Period (as defined below). The Company shall not give such Adjustment Period Notice if it constitutes the disclosure of material non-public information to Investor.

     (b) ACTIONS DURING THE ADJUSTMENT PERIOD. During the Adjustment Period:

          (i) the Discount shall be increased to twenty-one percent (21%);

          (ii) the duration of the Trading Cushion shall be shortened to ten
     (10) Trading Days until the expiration of five (5) consecutive weeks after the date on which the Adjustment Period Notice was given (the "Adjustment Period"); and

          (iii) the Company may not deliver a Put Notice such that the number of Put Shares to be purchased by Investor upon the applicable Closing, when aggregated with all other shares of Common Stock then owned by Investor beneficially or deemed beneficially owned by Investor, would result in Investor owning more than

     4.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 13(d) of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 2.4(b)(iii), in the event that the amount of Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement would own more than 4.9% of the Common Stock following such Closing Date.

     Section 2.5 TERMINATION OF INVESTMENT OBLIGATION. The obligation of Investor to purchase shares of Common Stock shall terminate permanently without penalty (including with respect to a Closing Date that has not yet occurred) in the event that (a) there shall occur any stop order or suspension of the effectiveness of any Registration Statement for an aggregate of thirty (30) Trading Days during the Commitment Period, for any reason other than deferrals or suspension during a Blackout Period in accordance with the Registration Rights Agreement, as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act, (b) the Company shall at any time fail to comply with the requirements of Section 6.3, 6.4, 6.5 or 6.6 and such failure shall continue for more than thirty (30) days, or (c) the Company shall provide thirty (30) days notice of termination to Investor.

     Section 2.6 BLACKOUT SHARES. In the event that, (a) within five Trading Days following any Closing Date, the Company gives a Blackout Notice to Investor of a Blackout Period in accordance with the Registration Rights Agreement, and
(b) the Bid Price on the Trading Day immediately preceding such Blackout Period ("Old Bid Price") is greater than the Bid Price on the first Trading Day following such Blackout Period that Investor may sell its Registrable Securities pursuant to an effective Registration Statement ("New Bid Price"), then the Company shall issue to Investor the number of additional shares of Registrable Securities (the "Blackout Shares") equal to the difference between (i) the product of the number of Put Shares held by Investor immediately prior to the Blackout Period that were issued on the most recent Closing Date (the "Remaining Put Shares") multiplied by the Old Bid Price, divided by the New Bid Price, and
(ii) the Remaining Put Shares.

     Section 2.7 LIQUIDATED DAMAGES. Each of the Company and Investor acknowledge and agree that the sum payable under Section 2.1(b) and the requirement to issue Blackout Shares under Section 2.6 shall give rise to liquidated damages and not penalties. Each of the Company and Investor further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by Investor in connection with the failure by the Company to make Puts with aggregate Purchase Prices totaling at least the Minimum Commitment Amount or in connection with a Blackout Period under the Registration Rights Agreement, and (c) each of the Company and Investor are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Investor represents and warrants to the Company that:

     Section 3.1 INTENT. Investor is entering into this Agreement for its own account and Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

     Section 3.2 SOPHISTICATED INVESTOR. Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

     Section 3.3 AUTHORITY. (a) Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby in accordance with its terms; (b) the execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of Investor or its partners is required; and (c) this Agreement has been duly authorized and validly executed and delivered by Investor and is a valid and binding agreement of Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     Section 3.4 NOT AN AFFILIATE. Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

     Section 3.5 ORGANIZATION AND STANDING. Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Investor is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on Investor.

     Section 3.6 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, or conflict with or constitute a material default thereunder,
(c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

     Section 3.7 DISCLOSURE; ACCESS TO INFORMATION. Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. Investor has reviewed or received copies of the SEC Documents.

     Section 3.8 MANNER OF SALE. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

     Section 3.9 FINANCIAL CAPABILITY. Investor presently has the financial capacity and the necessary capital to perform its obligations hereunder and shall and has provided to the Company such financial and other information that the Company has requested to demonstrate such capacity.

     Section 3.10 NO SEC OR NASD PROCEEDINGS. To the knowledge of Investor, there are no disciplinary proceedings involving Investor or any of its employees pending before the NASD, the SEC or any other regulatory authority to which Investor is subject.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Investor that:

     Section 4.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Georgia and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity other than Allergy Superstore.Com, Inc. ("ASC"). The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

     Section 4.2 AUTHORITY. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to issue the Put Shares and the Blackout Shares, if any; (b) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (c) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     Section 4.3 CAPITALIZATION. As of March 31, 1999, the authorized capital stock of the Company consisted of 50,000,000 shares of Common Stock, of which 6,144,125 shares were issued and outstanding, and no shares of preferred stock were issued and outstanding. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

     Section 4.4 COMMON STOCK. The Company has registered the Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of the Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date of this Agreement, the Principal Market is the Nasdaq SmallCap Market.

     Section 4.5 SEC DOCUMENTS. The Company has delivered or made available to Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     Section 4.6 EXEMPTION FROM REGISTRATION; VALID ISSUANCES. The sale and issuance of the Put Shares and the Blackout Shares, if any in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued by the Company to Investor pursuant to Section 4(2), Regulation D and/or any applicable state law. When issued and paid for as herein provided, the Put Shares, and the Blackout Shares, if any, shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Put Shares or the Blackout Shares, if any, pursuant to, nor the Company's performance of its obligations under, this Agreement or the Registration Rights Agreement shall (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares or the Blackout Shares, if any, or any of the assets of the Company, or (b) entitle the holders of Outstanding Common Stock to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The Put Shares and the Blackout Shares, if any, shall not subject Investor to personal liability by reason of the ownership thereof.

     Section 4.7 NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (a) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares or the Blackout Shares, if any, or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

     Section 4.8 CORPORATE DOCUMENTS. The Company has furnished or made available to Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

     Section 4.9 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares and the Blackout Shares, if any, do not and will not (a) result in a violation of the Certificate or By-Laws or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided, however, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (c), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Nasdaq National Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

     Section 4.10 NO MATERIAL ADVERSE CHANGE. Since January 1, 1999, no event has occurred that would have a Material Adverse Effect on the Company, except as disclosed in the SEC Documents.

     Section 4.11 NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since March 1, 1998 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

     Section 4.12 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since January 1, 1999, no event or circumstance has occurred or exists with respect to the or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

     Section 4.13 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

     Section 4.14 LITIGATION AND OTHER PROCEEDINGS. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.

     Section 4.15 NO MISLEADING OR UNTRUE COMMUNICATION. The Company, any Person representing the Company, and, to the knowledge of the Company, any other Person selling or offering to sell the Put Shares or the Blackout Shares, if any, in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

     Section 4.16 MATERIAL NON-PUBLIC INFORMATION. The Company is not in possession of, nor has the Company or its agents disclosed to Investor, any material non-public information that (a) if disclosed, would reasonably be expected to have a materially adverse effect on the price of the Common Stock or
(b) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

                                   ARTICLE V

                             COVENANTS OF INVESTOR

     Section 5.1 COMPLIANCE WITH LAW. Investor's trading activities with respect to shares of the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NASD and the Principal Market on which the Common Stock is listed.

     Section 5.2 LIMITATION ON SHORT SALES. Investor and its Affiliates shall not engage in short sales of the Common Stock; provided, however, that Investor may enter into any short sale or other hedging or similar arrangement it deems appropriate with respect to Put Shares after it receives a Put Notice with respect to such Put Shares so long as such sales or arrangements do not involve more than the number of such Put Shares (determined as of the date of such Put Notice). Investor and its Affiliates agree to provide to the Company upon written request from time to time its securities trading records in order to demonstrate that it has complied with this Section 5.2.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

     Section 6.1 REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

     Section 6.2 RESERVATION OF COMMON STOCK. As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares and the Blackout Shares, if any. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

     Section 6.3 LISTING OF COMMON STOCK. The Company shall maintain the listing of the Common Stock on a Principal Market, and will cause the Put Shares and the Blackout Shares, if any, to be listed on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares and the Blackout Shares, if any, and shall take such other action as is necessary or desirable in the reasonable opinion of Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall use its commercially reasonable efforts to continue the listing and trading of the Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

     Section 6.4 EXCHANGE ACT REGISTRATION. The Company shall take all commercially reasonable steps to cause the Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will use its commercially reasonable efforts to comply in all material respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

     Section 6.5 LEGENDS. The certificates evidencing the Put Shares and the Blackout Shares, if any, shall be free of legends, except as provided for in
Article VIII.

     Section 6.6 CORPORATE EXISTENCE. The Company shall take all commercially reasonable steps necessary to preserve and continue the corporate existence of the Company.

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     Section 6.7 ADDITIONAL SEC DOCUMENTS.  The Company shall deliver to
Investor, promptly after the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

     Section 6.8 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT. The Company shall promptly notify Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (a) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (d) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (e) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events.

     Section 6.9 EXPECTATIONS REGARDING PUT NOTICES. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company undertakes to notify Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Put Notices during such calendar quarter. The failure by the Company to comply with this provision can be cured by the Company's notifying Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

     Section 6.10 CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to Investor such shares of stock and/or securities as Investor is entitled to receive pursuant to this Agreement.

     Section 6.11 ISSUANCE OF PUT SHARES AND BLACKOUT SHARES. The sale of the Put Shares, the issuance of the Blackout Shares, if any, shall be made in accordance with the provisions and requirements of Regulation D and any applicable state law.

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     Section 6.12 LEGAL OPINION ON SUBSCRIPTION DATE.  The Company's legal counsel shall deliver to Investor upon execution of this Agreement an opinion in the form of Exhibit C, except for paragraph 7 thereof.

                                  ARTICLE VII

                           CONDITIONS TO DELIVERY OF
                     PUT NOTICES AND CONDITIONS TO CLOSING

     Section 7.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL COMMON STOCK. The obligation hereunder of the Company to issue and sell the Put Shares to Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

     (a) Accuracy of Investor's Representation and Warranties. The representations and warranties of Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time, except for changes which have not had a Material Adverse Effect.

     (b) Performance by Investor. Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to such Closing.

     Section 7.2 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A PUT NOTICE AND THE OBLIGATION OF INVESTOR TO PURCHASE PUT SHARES. The right of the Company to deliver a Put Notice and the obligation of Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (a) the date of delivery of such Put Notice and (b) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

     (a) Registration of Registrable Securities with the SEC. As set forth in the Registration Rights Agreement, the Company shall have filed with the SEC the Initial Registration Statement with respect to the resale of the Initial Registrable Securities by Investor and such Registration Statement shall have been declared effective by the SEC prior to the first Put Date, and in any event no later than ninety (90) days after filing of the Initial Registration Statement. For the purposes of any Put Notice with respect to the Registrable Securities other than the Initial Registrable Securities, the Company shall have filed with the SEC a Registration Statement with respect to the resale of such Registrable Securities by Investor which shall have been declared effective by the SEC prior to the Put Date therefor.

     (b) Effective Registration Statement. As set forth in the Registration Rights Agreement, a Registration Statement shall have previously become effective for the resale by Investor of the Registrable Securities subject to such Put Notice and such Registration Statement shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

     (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or Investor.

     (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

     (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

     (f) Adverse Changes. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

     (g) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.

     (h) Legal Opinion. The Company shall have caused to be delivered to Investor, within five (5) Trading Days of the effective date of the Initial Registration Statement and each subsequent Registration Statement, an opinion of the Company's legal counsel in the form of Exhibit C hereto, addressed to Investor.

     (i) Due Diligence. No dispute between the Company and Investor shall exist pursuant to Section 7.3 as to the adequacy of the disclosure contained in any Registration Statement.

     (j) Ten Percent Limitation. On each Closing Date, the number of Put Shares then to be purchased by Investor shall not exceed the number of such shares that, when aggregated with all other shares of Registrable Securities then owned by Investor beneficially or deemed beneficially owned by Investor, would result in Investor owning no more than 9.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 7.2(j), in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and Blackout Shares, if any, would own more than 9.9% of the Common Stock following such Closing Date.

     (k) Minimum Bid Price. The average of the Bid Prices for the twenty (20) Trading Days immediately preceding the Put Notice shall have equaled or exceeded $1.00 (as adjusted for stock splits, stock dividends, reverse stock splits, and similar events).

     (l) No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading Days following the Trading Day on which such Notice is deemed delivered).

     (m) Trading Cushion. The Trading Cushion shall have elapsed since the immediately preceding Put Date.

     (n) Shareholder Vote. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

     (o) Other. On each Condition Satisfaction Date, Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by Investor in order for Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit D hereto, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

     Section 7.3 DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

     (a) The Company shall make available for inspection and review by Investor, advisors to and representatives of Investor (who may or may not be affiliated with Investor and who are reasonably acceptable to the Company), any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by Investor or any such representative, advisor or Underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling Investor and such representatives, advisors and Underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

     (b) Each of the Company, its officers, directors, employees and agents shall in no event disclose non-public information to Investor, advisors to or representatives of Investor (including, without limitation, in connection with the giving of the Adjustment Period Notice pursuant to Section 2.4) unless prior to disclosure of such information the Company identifies such information as being non-public information and provides Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require Investor's advisors and representatives to enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and Investor.

     (c) Nothing herein shall require the Company to disclose non-public information to Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as hereinabove provided, immediately notify the advisors and representatives of Investor and any Underwriters of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in a Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than Investor (without the written consent of Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms and conditions of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, any Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in such Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII

                                    LEGENDS

     Section 8.1 LEGENDS. Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend (the "Legend"):

          The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Securities Act") or qualified under applicable state securities laws. These securities may not be offered, sold, pledged, hypothecated, transferred or otherwise disposed of except pursuant to (i) an effective registration statement and qualification in effect with respect thereto under the Securities Act and under any applicable state securities law, (ii) to the extent applicable, Rule 144 under the Securities Act, or (iii) an opinion of counsel reasonably acceptable to BioShield Technologies, Inc. that such registration and qualification is not required under applicable federal and state securities laws.

     As soon as practicable after the execution and delivery hereof, the Company shall issue to the Transfer Agent instructions in substantially the form of Exhibit E hereto. Such instructions shall be irrevocable by the Company from and after the date thereof or from and after the issuance thereof except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the Transfer Agent to issue to Investor certificates evidencing shares of Common

Stock incident to a Closing, free of the Legend, without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the Transfer Agent by or from the Company or its counsel or Investor; provided that (a) a Registration Statement shall then be effective, (b) Investor confirms to the Transfer Agent and the Company that it has or intends to sell such Common Stock to a third party which is not an affiliate of Investor or the Company and Investor agrees to redeliver the certificate representing such shares of Common Stock to the Transfer Agent to add the Legend in the event the Common Stock is not sold, and
(c) if reasonably requested by the transfer agent or the Company, Investor confirms to the transfer agent and the Company that Investor has complied with the prospectus delivery requirement under the Securities Act. At any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered

     Section 8.2 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfers orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

     Section 8.3 INVESTOR'S COMPLIANCE. Nothing in this Article VIII shall affect in any way Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                                   ARTICLE IX

                            NOTICES; INDEMNIFICATION

     Section 9.1 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     If to the Company:

          BioShield Technologies, Inc.
          Suite B109
          4405 International Blvd.
          Norcross, Georgia 30093
          Attention: Timothy C. Moses
          Telephone: (770) 925-3432
          Facsimile: (770) 921-1065

     with a copy (which shall not constitute notice) to:

          Sims Moss Kline & Davis LLP
          1000 Abernathy Road
          Atlanta, Georgia 30328
          Attention: Raymond L. Moss, Esq.
          Telephone: (770) 481-7201
          Facsimile: (770) 481-7210

     if to Investor:

          Jackson, LLC
          Executive Pavilion
          90 Grove Street
          Ridgefield, Connecticut 06877
          Attn: Steve Hicks
          Telephone: (203) 431-8300
          Facsimile: (203) 431-8301

     Either party hereto may from time to time change its address or facsimile number for notices under this Section 9.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

     Section 9.2 INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless Investor and its officers, directors, employees, and agents, and each Person or entity, if any, who controls Investor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Investor's failure to perform any covenant or agreement contained in this Agreement or Investor's or its officers, directors, employees, agents or Controlling Persons negligence, recklessness or bad faith in performing its obligations under this Agreement.

     (b) Investor agrees to indemnify and hold harmless the Company and its officers, directors, employees, and agents, and each Person or entity, if any, who controls Investor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, together with the Controlling Persons from and against any Damages, joint or several, and any action in respect thereof to which Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from the Company's failure to perform any covenant or agreement contained in this Agreement or the Company's or its officers, directors, employees, agents or Controlling Persons negligence, recklessness or bad faith in performing its obligations under this Agreement.

     Section 9.3 METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party (as defined below) under Section 9.2 shall be asserted and resolved as follows:

     (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 9.2 (an "Indemnified Party") might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a person other than a party hereto or an affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 9.2 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

     (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.2 with respect to such Third Party Claim.

     (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

     (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the

Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be enlisted to institute such legal action as it deems appropriate.

     (b) In the event any Indemnified Party should have a claim under Section
9.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be enlisted to institute such legal action as it deems appropriate.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflicts of law. Each of the Company and Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in Atlanta, Georgia with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

     Section 10.2 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and Investor and their respective successors and permitted assigns. Neither this Agreement nor any rights of Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased or acquired by Investor hereunder with respect to the Common Stock held by such person, and (b) Investor's interest in this Agreement may be assigned at any time, in whole but not in part, to any affiliate of Investor.

     Section 10.3 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and Investor and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 10.4 TERMINATION. This Agreement shall terminate twelve (12) months after the commencement of the Commitment Period (unless extended by the agreement of the Company and Investor); provided, however, that the provisions of Article VI, VIII, and Sections 10.1, 10.2, and 10.4 shall survive the termination of this Agreement.

     Section 10.5 ENTIRE AGREEMENT, AMENDMENT; NO WAIVER. This Agreement and the instruments referenced herein contain the entire understanding of the Company and Investor with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

     Section 10.6 FEES AND EXPENSES. Each of the Company and Investor agrees to pay its own expenses in connection with the preparation of this Agreement and performance of its obligations hereunder.

     Section 10.7 NO BROKERS. Each of the Company and Investor represents that other than J.P. Carey Securities, Inc. and Greenfield Capital Partners, LLC (for which the Company shall be responsible for the fees of such entities) it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

     Section 10.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the Company and Investor and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

     Section 10.9 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder for a period of one year. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 10.10 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Section 10.11 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     Section 10.12 EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Investor. The Company therefore agrees that Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 10.13 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

     Section 10.14 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg L.P. or any successor thereto. The written mutual consent of Investor and the Company shall be required to employ any other reporting entity.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                          BIOSHIELD TECHNOLOGIES, INC.

                                          By:      /s/ TIMOTHY C. MOSES
                                             -----------------------------------
                                              Name: Timothy C. Moses
                                              Title: CEO

                                          JACKSON, LLC

                                          By:         /s/ DAVID SIMS
                                             -----------------------------------
                                              Name: Navigator Management Ltd.
                                              Title: Director

                                                                       EXHIBIT A

                    [FORM OF REGISTRATION RIGHTS AGREEMENT]

                                                                       EXHIBIT B

                            ADJUSTMENT PERIOD NOTICE

     Notice is hereby granted that the Board of Directors of BioShield Technologies, Inc. (the "Company") anticipates executing a merger or acquisition agreement within ninety (90) days of the date hereof.

     The following five-week period is hereby designated as an Adjustment Period
pursuant to Section 2.4 of the Private Equity Credit Agreement, dated June   ,
1999, by and between the Company and Jackson, LLC.

     Beginning:
     ---------------------------------------------------
     (no sooner that twenty-one (21) days from the date this notice is deemed to be delivered)

     Expiring:
     ---------------------------------------------------

     The undersigned has executed this Certificate this      day of           ,
200 .

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                                                       EXHIBIT C

              FORM OF OPINION OF THE COMPANY'S INDEPENDENT COUNSEL

                                                                       EXHIBIT D

                             COMPLIANCE CERTIFICATE

     In connection with the issuance of shares of common stock of BioShield Technologies, Inc. (the "Company") pursuant to the Put Notice, dated delivered by the Company to Jackson, LLC, ("Investor") pursuant to Article II of the Private Equity Credit Agreement (the "Agreement"), dated
June   , 1999, by and between the Company and Investor (the "Agreement"), the undersigned hereby certifies as follows:

     1. The undersigned is the duly elected Chief [Executive] [Financial] Officer of the Company.

     2. The representations and warranties of the Company set forth in Article V of the Agreement are true and correct in all material respects as though made on and as of the date hereof (other than representations and warranties made as of a specific date), except for changes which have not had a Material Adverse Effect.

     3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Closing Date related to the Put Notice and has complied in all material respects with all obligations and conditions contained in Article VII of the Agreement.

     The terms used herein but not defined herein shall have the meanings specified in the Agreement.

     The undersigned has executed this Certificate this      day of
               , 199  .

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                                                       EXHIBIT E

                         INSTRUCTIONS TO TRANSFER AGENT

                                  AMENDMENT TO
                        PRIVATE EQUITY CREDIT AGREEMENT

     Amendment to that certain Private Equity Credit Agreement dated as of the 30th day of June, 1999 (the "Agreement"), by and between JACKSON, LLC, an entity organized and existing under the laws of the Cayman Islands ("Investor"), and BioShield Technologies, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Company").

     WHEREAS, the parties desire that the Agreement be amended so that, subject to the terms and conditions contained therein, the Company shall issue and sell to Investor, from time to time, and Investor shall purchase, up to ten million dollars ($10,000,000) of the Common Stock (as defined in the Agreement).

     NOW, THEREFORE, the parties hereto agree as follows:

     1. The definition of "Maximum Commitment Amount" contained in Article I of the Agreement shall be amended to read in its entirety as follows:

     "Maximum Commitment Amount" shall mean ten million dollars ($10,000,000), subject to increase as agreed to by the Company and Investor."

     2. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in all respects.

     3. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflicts of law. Each of the Company and Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in Atlanta, Georgia with respect to any dispute arising under this Amendment.

     4. This Amendment is intended for the benefit of the Company and Investor and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     5. This Amendment contains the entire understanding of the Company and Investor with respect to the matters covered herein. No provision of this Amendment may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

     6. This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the Company and Investor and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Amendment, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy hereof bearing the signature of the parties so delivering this Amendment.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                                  BIOSHIELD TECHNOLOGIES, INC.

            By: /s/ TIMOTHY C. MOSES              By: /s/ JACQUES ELFERSY
     --------------------------------------           --------------------------------------
                Timothy C. Moses                      Name: Jacques Elfersy
                      CEO                             Title:

                                                  JACKSON, LLC
                                                  By:

                                                  By: /s/ DAVID SIMS
                                                      --------------------------------------
                                                      Name: Navigator Management Ltd.
                                                      Title: Director

                                                                      APPENDIX J

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of June 30, 1999, is made and entered into by and between BIOSHIELD TECHNOLOGIES, INC., a Georgia corporation (the "Company"), and JACKSON, LLC, a Cayman Island limited liability company (the "Investor").

     WHEREAS, the Company and the Investor have entered into that certain Private Equity Credit Agreement dated as of the date hereof (the "Investment Agreement"), pursuant to which the Company may issue and sell, from time to time, to the Investor up to $6,250,000 worth of shares of its common stock, no par value per share (the "Common Stock"); and

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Investment Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities;

     NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Investment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Investment Agreement):

                                   ARTICLE I

                              REGISTRATION RIGHTS

     1.1 FORM SB-2 REGISTRATION STATEMENTS.

     (a) FILING OF FORM SB-2 REGISTRATION STATEMENT. Subject to the terms and conditions of this Agreement, the Company shall (i) prepare and, within one hundred forty (140) days following the Subscription Date, deliver to the Investor a draft of a registration statement on Form SB-2 under the Securities Act (the "Initial Registration Statement") for the registration for the resale by the Investor of at least one million (1,000,000) Registrable Securities (the "Initial Registrable Securities") and accompanied or preceded by a questionnaire (a "Selling Shareholder Questionnaire") and of the type commonly used for offerings of this kind and (ii) within ten (10) days after the Company has received comments, if any, and a properly completed Selling Shareholder Questionnaire from the Investor, file the Initial Registration Statement with the SEC. Thereafter, if the Company desires to issue and sell to the Investor any Registrable Securities in addition to the Initial Registrable Securities, the Company shall first file with the SEC a registration statement on Form SB-2 under the Securities Act (the Initial Registration Statement and any subsequent registration statement, each a "Registration Statement").

     (b) EFFECTIVENESS OF THE INITIAL REGISTRATION STATEMENT. The Company shall use its commercially reasonable efforts (i) to have the Initial Registration Statement declared effective by the SEC by no later than one hundred and twenty
(120) days after the filing of the Initial Registration Statement, and (ii) to ensure that the Initial Registration

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

Statement and any subsequent Registration Statement remains in effect throughout the term of this Agreement as set forth in Section 4.2, subject to the terms and conditions of this Agreement.

     [(c) FAILURE TO MAINTAIN EFFECTIVENESS OF A REGISTRATION STATEMENT. In the event the Company fails to maintain the effectiveness of any Registration Statement (or the underlying prospectus) throughout the term of this Agreement, other than temporary suspensions permitted by Section 1.1(e), and the Investor holds any Registrable Securities at any time during the period of such ineffectiveness (an "Ineffective Period"), the Company shall pay to the Investor in immediately available funds into an account designated by the Investor an amount equal to one percent (1%) of the aggregate Purchase Price of all of the Registrable Securities then held by the Investor for each thirty (30) calendar day period (prorated for partial periods) of such Ineffective Period; provided, that the Company shall be entitled to credit against any such payment the value of the Blackout Shares (based on the applicable New Bid Price) issued to the Investor pursuant to Section 2.6 of the Investment Agreement. The payments required by this Section 1.1(d) shall be made on the first Trading Day after the earliest to occur of (i) the expiration of the Commitment Period, and (ii) the expiration of an Ineffective Period (or if an Ineffective Period shall last more than thirty (30) calendar days, the expiration of each thirty (30) calendar days of an Ineffective Period).]

     (d) DEFERRAL OR SUSPENSION DURING A BLACKOUT PERIOD. Notwithstanding the provisions of Section 1.1 (c), if the Company shall furnish to the Investor notice (a "Blackout Notice") signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that he has determined in good faith that it would be seriously detrimental to the Company and its shareholders for the Initial Registration Statement to be filed (or for any Registration Statement to remain in effect) and it is therefore desirable to defer the filing of such Initial Registration Statement (or temporarily suspend the effectiveness of any Registration Statement or use of the related prospectus), the Company shall have the right (i) immediately to defer such filing for a period of not more than thirty (30) days beyond the date by which such Initial Registration Statement was otherwise required hereunder to be filed or (ii) suspend the effectiveness of any Registration Statement for a period of not more than thirty
(30) days (any such deferral or suspension period of up to thirty days, a "Blackout Period"). The Investor acknowledges that it would be seriously detrimental to the Company and its shareholders for such initial Registration Statement to be filed (or for any Registration Statement to remain in effect) during a Blackout Period and therefore essential to defer such filing (or suspend such effectiveness) during such Blackout Period, and agrees to cease any disposition of Registrable Securities during such Blackout Period. The Company may not utilize any of its rights under this Section 1.1(d) to defer the filing of a Registration Statement (or suspend its effectiveness) more than twice in any twelve (12) month period. Following such deferral or suspension, the Investor shall be entitled to such additional number of shares of Common Stock as set forth in Section 2.7 of the Investment Agreement.

     (e) LIQUIDATED DAMAGES. The Company and the Investor hereto acknowledge and agree that the sums payable under subsection 1(c) above shall constitute liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration

Statement, (iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm's length.

                                   ARTICLE II

                            REGISTRATION PROCEDURES

     Section 2.1 FILINGS; INFORMATION. The Company will effect the registration and sale of the Registrable Securities in accordance with the intended methods of disposition thereof. Without limiting the foregoing, the Company in each such case will do the following as expeditiously as possible, but in no event later than the deadline, if any, prescribed therefor in this Agreement:

          (a) The Company shall (i) prepare and file with the SEC a Registration Statement on Form SB-2 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies, that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such Registrable Securities); (ii) use commercially reasonable efforts to cause such filed Registration Statement to become and remain effective (pursuant to Rule 415 under the Securities Act or otherwise); (iii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the time period prescribed by Section 1.1(b); and
     (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement.

          (b) The Company shall file all necessary amendments to any Registration Statement in order to effectuate the purpose of this Agreement and the Investment Agreement.

          (c) No later than five (5) days prior to filing any amendment or supplement to the Initial Registration Statement or any subsequent Registration Statement or prospectus, or any amendment or supplement thereto (excluding, in each case, amendments deemed to result from the filing of documents incorporated by reference therein), or such shorter period as is reasonable under the circumstances, the Company shall deliver to the Investor and one firm of counsel representing the Investor, in accordance with the notice provisions of Section 4.8, copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by the Investor and such counsel, and thereafter deliver to the Investor and such counsel, in accordance with the notice provisions of Section 4.8, such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as the Investor or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities.

          (d) The Company shall deliver, in accordance with the notice provisions of Section 4.8, to each seller of Registrable Securities covered by a Registration Statement, such number of conformed copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in any Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such seller's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities.

          (e) After the filing of a Registration Statement, the Company shall promptly notify the Investor of any stop order issued or threatened by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (f) The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Investor may reasonably request in light of its intended plan of distribution and
     (ii) cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company, and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities in light of its intended plan of distribution; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (f), subject itself to taxation in any such jurisdiction, or consent or subject itself to general service of process in any such jurisdiction.

          (g) The Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable
     Securities: (i) receipt of any request by the SEC or any other federal or state governmental authority for additional information, amendments or supplements to such Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or notification of the initiation of any proceedings for that purpose;
     (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, related prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and that in the case of the related prospectus it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to such Registration Statement would be appropriate, and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.

          (h) The Company shall enter into customary agreements and take such other customary actions as are reasonably required in order to expedite or facilitate the disposition by the Investor of such Registrable Securities (whereupon the Investor may, at its option, require that any or all of the representations, warranties and covenants of the Company also be made to and for the benefit of the Investor).

          (i) The Company shall make available to the Investor (and will deliver to Investor's counsel), subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, its counsel or its auditors and will also make available for inspection by the Investor and any attorney, accountant or other professional retained by the Investor (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with a Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless
     (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other legal process; provided, however, that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided, further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records that counsel has advised the Inspectors that the Inspectors are compelled to disclose. The Investor agrees that information obtained by it as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information has been made generally available to the public. The Investor further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

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

          (j) The Company shall otherwise comply with all applicable rules and regulations of the SEC, including, without limitation, compliance with applicable reporting requirements under the Exchange Act.

          (k) The Company may require the Investor to promptly furnish in writing to the Company such information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the SEC or the NASD. The Investor agrees to provide such information requested in connection with such registration within five (5) calendar days after receiving such written request, or such shorter period as is reasonable under the circumstances, and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of any Registration Statement caused by the Investor's failure to timely provide such information.

     Section 2.2 REGISTRATION EXPENSES. In connection with each Registration Statement, the Company shall pay all registration expenses incurred in connection with the registration thereunder (the "Registration Expenses"), including, without limitation: (a) all registration, filing, securities exchange listing and fees required by the NASD, (b) all registration, filing, qualification and other fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Company), (c) all word-processing, duplicating, printing, messenger and delivery expenses, (d) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and (e) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company.

                                  ARTICLE III

                        INDEMNIFICATION AND CONTRIBUTION

     Section 3.1 INDEMNIFICATION.

     (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person or entity (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of investigating and defending any such claim) (collectively, "Damages"), joint or several, and any action or proceeding in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and any Controlling Person, may become subject under the Securities Act or otherwise, as incurred, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or prospectus relating to the Registrable Securities or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as any such untrue statement, alleged untrue statement, omission or alleged omission is made

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in reliance upon and in conformity with written information furnished to the
Company by the Investor which is specifically intended by the Investor for use in the preparation of any such Registration Statement, preliminary prospectus or prospectus, and shall reimburse the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person, for any legal and other expenses reasonably incurred by the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; provided, however, that the Company shall not be liable to the Investor to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Investor failed to send or deliver a copy of the final prospectus delivered by the Company to the Investor with or prior to the delivery of written confirmation of the sale by the Investor to the Person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission.

     (b) INDEMNIFICATION BY THE INVESTOR. The Investor agrees to indemnify and hold harmless the Company, its Affiliates, officers, directors, employees and duly authorized agents, and each Controlling Persons of the Company, from and against any and all Damages, joint or several, and any action or proceeding in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and any such Controlling Person, may become subject under the Securities Act or otherwise, as incurred, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or prospectus relating to the Registrable Securities or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, but only to the extent that any such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the Investor which is specifically intended for by the Investor for use in the preparation of any such Registration Statement, preliminary prospectus or prospectus, and shall reimburse the Company, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person, for any legal and other expenses reasonably incurred by the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings.

     Section 3.2 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by any person or entity in respect of which indemnity may be sought pursuant to
Section 3.1 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person or entity against whom such indemnity may be sought (the "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section 3.2 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, the indemnification provided for in Section 3.1 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, however, that the failure to notify the Indemnifying Party shall not relieve the

Indemnifying Party from any liability that it may have to an Indemnified Party otherwise than under Section 3.1. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or
(ii) in the reasonable judgment of the Indemnifying Party and the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity is sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

     Section 3.3 OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this Article III (with appropriate modifications) shall be given by the Company with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Article III shall be in addition to any other rights to indemnification, contribution or other remedies which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

     Section 3.4 CONTRIBUTION. If the indemnification and reimbursement obligations provided for in any section of this Article III is unavailable or insufficient to hold harmless the Indemnified Parties in respect of any Damages referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company on the one hand and the Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Investor in connection with such statements or omissions, as well as other equitable considerations. The relative fault of the Company on the one hand and of the Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue

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statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE IV

                                 MISCELLANEOUS

     Section 4.1 NO OUTSTANDING REGISTRATION RIGHTS. The Company represents and warrants to the Investor that there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction, except for those warrants issued to investors in February and March 1998 to purchase shares of Common Stock and warrants to purchase shares of Common Stock issued to the Company's underwriters in connection with the Company's initial public offering in September of 1998.

     Section 4.2 TERM. The obligations of the Company and the rights provided to the holders of Registrable Securities hereunder shall terminate at such time as all the Commitment Period has expired and any Registrable Securities theretofore issued have ceased to be Registrable Securities in accordance with the definition thereof contained in the Investment Agreement. Notwithstanding the foregoing, Section 1.1(c) and (d), Article III, Section 4.8, and Section 4.9, shall survive the termination of this Agreement.

     Section 4.3 RULE 144. The Company will use its commercially reasonable efforts to file in a timely manner information, documents and reports in compliance with the Securities Act and the Exchange Act and will, at its expense, promptly take such further action as holders of Registrable Securities may reasonably request to enable such holders of Registrable Securities to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act ("Rule 144"), as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. If at any time the Company is not required to file such reports, it will, at its expense, forthwith upon the written request of any holder of Registrable Securities, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 or such other information as necessary to permit sales pursuant to Rule 144. Upon the request of the Investor, the Company will deliver to the Investor a written statement, signed by the Company's principal executive or financial officer, as to whether it has complied with such requirements.

     Section 4.4 CERTIFICATE. The Company will, at its expense, forthwith upon the request of any holder of Registrable Securities, deliver to such holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's SEC file number, (d) the number of shares of each class of Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

     Section 4.5 AMENDMENT AND MODIFICATION. No provision of this Agreement may be waived, unless such waiver is set forth in a writing executed by both parties to this Agreement. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     Section 4.6 SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Investor may assign its rights under this Agreement to any subsequent holder of the Registrable Securities, provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Investment Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     Section 4.7 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 4.8 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     If to the Company:

          BioShield Technologies, Inc.
          Suite B109
          4405 International Blvd.
          Norcross, Georgia 30093
          Telephone: (770) 925-3432
          Facsimile: (770) 921-1065

     with a copy (which shall not constitute notice) to:

     Sims Moss Kline & Davis LLP
     400 Northpark Town Center, Suite 310
     1000 Abernathy Road
     Atlanta, Georgia 30328
     Attention: Raymond L. Moss, Esq.
     Telephone: (770) 481-7201
     Facsimile: (770) 481-7210

     if to Investor:

     Jackson, LLC
     Executive Pavilion
     90 Grove Street
     Ridgefield, Connecticut 06877
     Attn:  Steve Hicks
     Telephone:  (203) 431-8300
     Facsimile:  (203) 431-8301

     Either party hereto may from time to time change its address or facsimile number for notices under this Section 4.8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

     Section 4.9 GOVERNING LAW, JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflicts of law. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in Atlanta, Georgia, with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

     Section 4.10 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

     Section 4.11 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

     Section 4.12 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Section 4.13 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                          BIOSHIELD TECHNOLOGIES, INC.

                                          By:      /s/ TIMOTHY C. MOSES
                                             -----------------------------------
                                              Name: Timothy C. Moses
                                              Title:

                                          JACKSON, LLC

                                          By:         /s/ DAVID SIMS
                                             -----------------------------------
                                              Name: Navigator Management Ltd.
                                              Title: Director

                                                                      APPENDIX K

                        PRIVATE EQUITY CREDIT AGREEMENT

                                 BY AND BETWEEN

                                  JACKSON LLC

                                      AND

                          BIOSHIELD TECHNOLOGIES, INC.

                           DATED AS OF JUNE 14, 2000

                                                                         PAGE
                                                                         ----
ARTICLE I      CERTAIN DEFINITIONS.....................................   K-1
               Section 1.1    Defined Terms............................   K-1
ARTICLE II     PURCHASE AND SALE OF COMMON STOCK.......................   K-6
               Section 2.1    Investments..............................   K-6
               Section 2.2    Mechanics................................   K-7
               Section 2.3    Closings.................................   K-7
               Section 2.4    Termination of Investment Obligation.....   K-7
               Section 2.5    Blackout Shares..........................   K-7
ARTICLE III    REPRESENTATIONS AND WARRANTIES OF INVESTOR..............
                                                                          K-8
               Section 3.1    Intent...................................   K-8
               Section 3.2    Sophisticated Investor...................   K-8
               Section 3.3    Authority................................   K-8
               Section 3.4    Not an Affiliate.........................   K-8
               Section 3.5    Organization and Standing................   K-8
               Section 3.6    Disclosure; Access to Information........   K-8
               Section 3.7    Manner of Sale...........................   K-8
               Section 3.8    Financial Capacity.......................   K-9
ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........
                                                                          K-9
               Section 4.1    Organization of the Company..............   K-9
               Section 4.2    Authority................................   K-9
               Section 4.3    Capitalization...........................   K-9
               Section 4.4    Common Stock.............................   K-9
               Section 4.5    SEC Documents............................  K-10
               Section 4.6    Exemption from Registration; Valid
                              Issuances................................  K-10
               Section 4.7    No General Solicitation or Advertising in
                              Regard to this Transaction...............  K-10
               Section 4.8    Corporate Documents......................  K-10
               Section 4.9    No Conflicts.............................  K-11
               Section 4.10   No Material Adverse Change...............  K-11
               Section 4.11   No Undisclosed Liabilities...............  K-11
               Section 4.12   No Undisclosed Events or Circumstances...  K-11
               Section 4.13   No Integrated Offering...................  K-12
               Section 4.14   Litigation and Other Proceedings.........  K-12
               Section 4.15   No Misleading or Untrue Communication....  K-12
               Section 4.16   Material Non-Public Information..........  K-12
ARTICLE V      COVENANTS OF INVESTOR...................................  K-12
               Section 5.1    Compliance with Law......................  K-12
               Section 5.2    Limitation on Short Sales................  K-12
ARTICLE VI     COVENANTS OF THE COMPANY................................  K-13
               Section 6.1    Registration Rights......................  K-13
               Section 6.2    Reservation of Common Stock..............  K-13
               Section 6.3    Listing of Common Stock..................  K-13
               Section 6.4    Exchange Act Registration................  K-13
               Section 6.5    Legends..................................  K-13
               Section 6.6    Corporate Existence......................  K-13

                                                                         PAGE
                                                                         ----
               Section 6.7    Additional SEC Documents.................  K-13
               Section 6.8    Notice of Certain Events Affecting
                              Registration; Suspension of Right to Make
                              a Put....................................  K-13
               Section 6.9    Expectations Regarding Put Notices.......  K-14
               Section 6.10   Consolidation; Merger....................  K-14
               Section 6.11   Issuance of Put Shares...................  K-14
               Section 6.12   Legal Opinion on Subscription Date.......  K-14
               Section 6.13   Limitations on Other Offerings by the
                              Company..................................  K-14
ARTICLE VII    CONDITIONS TO DELIVERY OF PUT NOTICES AND CONDITIONS TO
               CLOSING.................................................  K-15
               Section 7.1    Conditions Precedent to the Obligation of
                              the Company to Issue and Sell Common
                              Stock....................................  K-15
               Section 7.2    Conditions Precedent to the Right of the
                              Company to Deliver a Put Notice and the
                              Obligation of Investor to Purchase Put
                              Shares...................................  K-15
               Section 7.3    Due Diligence Review; Non-Disclosure of
                              Non-Public Information...................  K-18
ARTICLE VIII   LEGENDS.................................................  K-19
               Section 8.1    Legends..................................  K-19
               Section 8.2    No Other Legend or Stock Transfer
                              Restrictions.............................  K-19
               Section 8.3    Investor's Compliance....................  K-19
ARTICLE IX     NOTICES; INDEMNIFICATION................................  K-20
               Section 9.1    Notices..................................  K-20
               Section 9.2    Indemnification..........................  K-21
               Section 9.3    Method of Asserting Indemnification
                              Claims...................................  K-21
ARTICLE X      MISCELLANEOUS...........................................  K-24
               Section 10.1   Governing Law; Jurisdiction..............  K-24
               Section 10.2   Assignment...............................  K-24
               Section 10.3   Third Party Beneficiaries................  K-24
               Section 10.4   Termination..............................  K-24
               Section 10.5   Entire Agreement, Amendment; No Waiver...  K-24
               Section 10.6   Fees and Expenses........................  K-24
               Section 10.7   No Brokers...............................  K-24
               Section 10.8   Counterparts.............................  K-25
               Section 10.9   Survival; Severability...................  K-25
               Section 10.10  Further Assurances.......................  K-25
               Section 10.11  No Strict Construction...................  K-25
               Section 10.12  Equitable Relief.........................  K-25
               Section 10.13  Title and Subtitles......................  K-25
               Section 10.14  Reporting Entity for the Common Stock....  K-25

     PRIVATE EQUITY CREDIT AGREEMENT is entered into as of the 14th day of June, 2000 (this "Agreement"), by and between JACKSON, LLC, an entity organized and existing under the laws of the Cayman Islands ("Investor"), and BioShield Technologies, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Company").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Investor, from time to time as provided herein, and Investor shall purchase, up to fifty million dollars ($50,000,000) of the Common Stock (as defined below); and

     WHEREAS, such investments will be made in reliance upon the provisions of
Section 4(2) ("Section 4(2)") of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adjustment Period" shall have the meaning specified in Section
     2.4(b).

          "Adjustment Period Notice" shall have the meaning specified in Section 2.4(a).

          "Agreement" shall have the meaning specified in the preamble hereof.

          "Ask Price" shall mean the closing ask price of the Common Stock on the Principal Market.

          "Average Daily Price" for any date shall mean the average of the Bid Price and the Ask Price for that date.

          "Average Daily Trading Volume" for any date shall mean the daily trading volume for the Common Stock on the Principal Market multiplied by the Bid Price.

          "Bid Price" shall mean the closing bid price of the Common Stock on the Principal Market.

          "By-Laws" shall have the meaning specified in Section 4.8.

          "Certificate" shall have the meaning specified in Section 4.8.

          "Claim Notice" shall have the meaning specified in Section 9.3(a).

          "Closing" shall mean one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.1.

          "Closing Date" shall mean, with respect to a Closing, the eleventh
     (11th) Trading Day following the Put Date related to such Closing.

          "Commitment Period" shall mean the period commencing on the earlier to occur of (a) the Effective Date or (b) such earlier date as the Company and Investor shall agree, and expiring on the earlier to occur of (i) the date on which Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount,
     (ii) the date this Agreement is terminated pursuant to Section 2.5, or
     (iii) the date occurring twenty-four (24) months from the date of commencement of the Commitment Period.

          "Common Stock" shall mean the Company's common stock, no par value, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

          "Common Stock Equivalents" shall mean any securities that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

          "Company" shall have the meaning specified in the preamble to this Agreement.

          "Condition Satisfaction Date" shall have the meaning specified in
     Section 7.2.

          "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

          "Discount" shall mean ten percent (10%).

          "Dispute Period" shall have the meaning specified in Section 9.3(a).

          "DTC" shall the meaning specified in Section 2.3.

          "DWAC" shall the meaning specified in Section 2.3.

          "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering resale of the Registrable Securities as set forth in Section 7.2(a).

          "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

          "FAST" shall the meaning specified in Section 2.3.

          "Indemnified Party" shall have the meaning specified in Section
     9.3(a).

          "Indemnifying Party" shall have the meaning specified in Section
     9.3(a).

          "Indemnity Notice" shall have the meaning specified in Section 9.3(b).

          "Initial Registrable Securities" shall have the meaning specified in the Registration Rights Agreement.

          "Initial Registration Statement" shall have the meaning specified in the Registration Rights Agreement.

          "Investment Amount" shall mean the dollar amount (within the range specified in Section 2.2) to be invested by Investor to purchase Put Shares with respect to any Put Date as notified by the Company to Investor in accordance with Section 2.2.

          "Investor" shall have the meaning specified in the preamble to this Agreement.

          "Legend" shall have the meaning specified in Section 8.1.

          "Market Price" as applicable to any Closing shall mean the average of the three lowest Average Daily Prices for each of the ten (10) Trading Days immediately preceding the date of such Closing.

          "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any of (a) this Agreement and (b) the Registration Rights Agreement.

          "Maximum Commitment Amount" shall mean fifty million dollars ($50,000,000), subject to increase as agreed to by the Company and Investor.

          "Maximum Put Amount" shall mean, with respect to any Put, the lessor of five million dollars ($5,000,000) or 150% of the Average Daily Trading Volume for the twenty (20) Trading Days immediately preceding the Put Date, subject to increase as agreed to by the Company and Investor.

          "Minimum Put Amount" shall mean, with respect to any Put, two hundred fifty thousand dollars ($250,000), subject to decrease as agreed to by the Company and Investor.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

          "New Bid Price" shall have the meaning specified in Section 2.6.

          "Old Bid Price" shall have the meaning specified in Section 2.6.

          "Outstanding" shall mean, with respect to the Common Stock, at any date as of which the number of shares of Common Stock is to be determined, all issued and outstanding shares of Common Stock, including all shares of Common Stock issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock; provided, however, that Outstanding shall not include any shares of Common Stock then directly or indirectly owned or held by or for the account of the Company.

          "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Preferred Stock" shall mean the Company's preferred stock, no par value.

          "Principal Market" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

          "Purchase Price" shall mean, with respect to a Put, the Market Price on the applicable Closing Date (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement) less the product of the Discount and the Market Price.

          "Put" shall mean each occasion that the Company elects to exercise its right to tender a Put Notice requiring Investor to purchase shares of Common Stock, subject to the terms and conditions of this Agreement.

          "Put Date" shall mean the Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2(b).

          "Put Notice" shall mean a written notice to Investor setting forth the Investment Amount with respect to which the Company intends to require Investor to purchase shares of Common Stock pursuant to the terms of this Agreement.

          "Put Shares" shall mean all shares of Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement.

          "Registrable Securities" shall mean the (a) Put Shares, and (b) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when
     (i) a Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to a Registration Statement, (ii) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 are met, (iii) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to Investor, such Registrable Securities may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

          "Registration Rights Agreement" shall mean the registration rights agreement in the form of Exhibit A hereto.

          "Registration Statement" shall mean a registration statement on Form SB-2 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by Investor of the Registrable Securities under the Securities Act.

          "Regulation D" shall have the meaning specified in the recitals of this Agreement.

          "Remaining Put Shares" shall have the meaning specified in Section
     2.6.

          "Rule 144" shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

          "SEC" shall mean the Securities and Exchange Commission.

          "Section 4(2)" shall have the meaning specified in the recitals of this Agreement.

          "Securities Act" shall have the meaning specified in the recitals of this Agreement.

          "SEC Documents" shall mean, as of a particular date, all reports and other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the beginning of the Company's then most recently completed fiscal year as of the time in question (provided that if the date in question is within ninety days of the beginning of the Company's fiscal year, the term shall include all documents filed since the beginning of the second preceding fiscal year).

          "Subscription Date" shall mean the date on which this Agreement is executed and delivered by the Company and Investor.

          "Third Party Claim" shall have the meaning specified in Section
     9.3(a).

          "Trading Cushion" shall mean a minimum of fifteen (15) Trading Days between Put Dates, unless a shorter period is agreed to by the Company and Investor.

          "Trading Day" shall mean any day during which the Principal Market shall be open for business.

          "Transfer Agent" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company's appointment of any such substitute or replacement transfer agent).

          "Underwriter" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of Investor pursuant to a Registration Statement.

          "Valuation Event" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

             (a) subdivides or combines the Common Stock;

             (b) pays a dividend in shares of Common Stock or makes any other distribution of shares of Common Stock, except for dividends paid with respect to the Preferred Stock;

             (c) issues any warrants, options or other rights to subscribe for or purchase shares of Common Stock and the price per share for which shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;

             (d) issues any securities convertible into or exchangeable for shares of Common Stock and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

             (e) issues shares of Common Stock otherwise than as provided in the foregoing subsections (a) through (d), at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;

             (f) makes a distribution of its assets or evidences of indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e); or

             (g) takes any action affecting the number of Outstanding Common Stock, other than an action described in any of the foregoing subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of Investor at the time of a Put.

          "Valuation Period" shall mean the period of ten (10) Trading Days immediately preceding the date on which the applicable Closing is held and during which the Purchase Price of the Common Stock is valued; provided, however, that if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the tenth Trading Day thereafter.

                                   ARTICLE II

                       PURCHASE AND SALE OF COMMON STOCK

     Section 2.1 INVESTMENTS.

     (a) PUTS. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), on any Put Date the Company may exercise a Put by the delivery of a Put Notice. The number of Put Shares that Investor shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price with respect to such Put Date.

     (b) MAXIMUM AMOUNT OF PUTS. Unless the Company obtains the requisite approval of its shareholders in accordance with the corporate laws of the State of Georgia and the applicable rules of the Principal Market, no more than 19.99% of the Outstanding Common Stock on the date hereof) may be issued and sold to Investor pursuant to this Agreement.

     Section 2.2 MECHANICS.

     (a) PUT NOTICE. At any time during the Commitment Period, the Company may deliver a Put Notice to Investor, subject to the conditions set forth in Section 7.2; provided, however, the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than the Minimum Put Amount nor more than the Maximum Put Amount.

     (b) DATE OF DELIVERY OF PUT NOTICE. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by Investor if such notice is received on or prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day.

     Section 2.3 CLOSINGS. On each Closing Date for a Put, (a) the Company shall deliver to Investor one or more certificates, at Investor's option, representing the Put Shares to be purchased by Investor pursuant to Section 2.1 herein, registered in the name of Investor and (b) Investor shall deliver to the Company the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to an account designated by the Company on or before the Closing Date. In lieu of delivering physical certificates representing the Common Stock issuable in accordance with clause (a) of this Section 2.3, and provided that the Transfer Agent then is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of Investor, the Company shall use its commercially reasonable efforts to cause the Transfer Agent to electronically transmit the Put Shares by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. In addition, on or prior to such Closing Date, each of the Company and Investor shall deliver to the other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

     Section 2.4 TERMINATION OF INVESTMENT OBLIGATION. The obligation of Investor to purchase shares of Common Stock shall terminate permanently without penalty (including with respect to a Closing Date that has not yet occurred) in the event that (a) there shall occur any stop order or suspension of the effectiveness of any Registration Statement for an aggregate of thirty (30) Trading Days during the Commitment Period, as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act, (b) the Company shall at any time fail to comply with the requirements of Section 6.3, 6.4, 6.5 or 6.6 and such failure shall continue for more than thirty (30) days, or (c) the Company shall provide thirty (30) days notice of termination to Investor.

     Section 2.5 BLACKOUT SHARES.  [INTENTIONALLY LEFT BLANK]

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Investor represents and warrants to the Company that:

          Section 3.1 INTENT. Investor is entering into this Agreement for its own account and Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

          Section 3.2 SOPHISTICATED INVESTOR. Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

          Section 3.3 AUTHORITY. (a) Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby in accordance with its terms; (b) the execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of Investor or its partners is required; and (c) this Agreement has been duly authorized and validly executed and delivered by Investor and is a valid and binding agreement of Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          Section 3.4 NOT AN AFFILIATE. Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

          Section 3.5 ORGANIZATION AND STANDING. Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Investor is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on Investor.

          Section 3.6 DISCLOSURE; ACCESS TO INFORMATION. Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. Investor has reviewed or received copies of the SEC Documents.

          Section 3.7 MANNER OF SALE. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

          Section 3.8 FINANCIAL CAPABILITY. Investor presently has the financial capacity and the necessary capital to perform its obligations hereunder and shall and has provided to the Company such financial and other information that the Company has requested to demonstrate such capacity.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Investor that:

          Section 4.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Georgia and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity other than Electronic Medical Distribution, Inc. and Lab America, Inc. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

          Section 4.2 AUTHORITY. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to issue the Put Shares; (b) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and
     (c) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          Section 4.3 CAPITALIZATION. As of May 15, 2000, the authorized capital stock of the Company consisted of 50,000,000 shares of Common Stock, of which 7,981,714 shares were issued and outstanding, and 10,000,000 shares of preferred stock, of which 100 shares were issued and outstanding. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

          Section 4.4 COMMON STOCK. The Company has registered the Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of the Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date of this Agreement, the Principal Market is the Nasdaq SmallCap Market.

          Section 4.5 SEC DOCUMENTS. The Company has delivered or made available to Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or
     (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          Section 4.6 EXEMPTION FROM REGISTRATION; VALID ISSUANCES. The sale and issuance of the Put Shares, in accordance with the terms and on the basis of the representations and warranties set forth in this Agreement, may and shall be properly issued by the Company to Investor pursuant to
     Section 4(2), Regulation D and/or any applicable state law. When issued and paid for as herein provided, the Put Shares, shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Put Shares, pursuant to, nor the Company's performance of its obligations under, this Agreement or the Registration Rights Agreement shall (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares, or any of the assets of the Company, or (b) entitle the holders of Outstanding Common Stock to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The Put Shares shall not subject Investor to personal liability by reason of the ownership thereof.

          Section 4.7 NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (a) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares, or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

          Section 4.8 CORPORATE DOCUMENTS. The Company has furnished or made available to Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

          Section 4.9 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares, do not and will not (a) result in a violation of the Certificate or By-Laws or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided, however, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (c), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Nasdaq National Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

          Section 4.10 NO MATERIAL ADVERSE CHANGE. Since March 31, 2000, no event has occurred that would have a Material Adverse Effect on the Company, except as disclosed in the SEC Documents.

          Section 4.11 NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since March 31, 2000 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

          Section 4.12 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since March 31, 2000, no event or circumstance has occurred or exists with respect to the or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

          Section 4.13 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

          Section 4.14 LITIGATION AND OTHER PROCEEDINGS. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.

          Section 4.15 NO MISLEADING OR UNTRUE COMMUNICATION. The Company, any Person representing the Company, and, to the knowledge of the Company, any other Person selling or offering to sell the Put Shares, in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          Section 4.16 MATERIAL NON-PUBLIC INFORMATION. The Company is not in possession of, nor has the Company or its agents disclosed to Investor, any material non-public information that (a) if disclosed, would reasonably be expected to have a materially adverse effect on the price of the Common Stock or (b) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

                                   ARTICLE V

                             COVENANTS OF INVESTOR

     Section 5.1 COMPLIANCE WITH LAW. Investor's trading activities with respect to shares of the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NASD and the Principal Market on which the Common Stock is listed.

     Section 5.2 PROHIBITION ON SHORT SALES. Investor and its Affiliates shall not directly or indirectly engage in any short sales or third party short sales of the Company's Common Stock or hold a "put equivalent position" with respect to the Common Stock (as defined in Rule 16a-1 under the 1934 Act). A short sale or put equivalent position shall not be deemed to have occurred if there is an offsetting long position in the Common Stock by way of conversion of any convertible securities of the Company or any Put Notice. Notwithstanding the foregoing restrictions on short sales, the foregoing restrictions shall not apply in the event that there is a material adverse change with respect to the Company which is likely to lead to the liquidation or bankruptcy of the Company.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

     Section 6.1 REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

     Section 6.2 RESERVATION OF COMMON STOCK. As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy an obligation to issue Put Shares having an aggregate Purchase Price of up to the lesser of (a) $50,000,000 or (b) the Maximum Commitment Amount less the aggregate Purchase Price of all Put Shares purchased by Investor hereunder.

     Section 6.3 LISTING OF COMMON STOCK. The Company shall maintain the listing of the Common Stock on a Principal Market, and will cause the Put Shares to be listed on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares and shall take such other action as is necessary or desirable in the reasonable opinion of Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall use its commercially reasonable efforts to continue the listing and trading of the Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

     Section 6.4 EXCHANGE ACT REGISTRATION. The Company shall take all commercially reasonable steps to cause the Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will use its commercially reasonable efforts to comply in all material respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

     Section 6.5 LEGENDS. The certificates evidencing the Put Shares shall be free of legends, except as provided for in Article VIII.

     Section 6.6 CORPORATE EXISTENCE. The Company shall take all commercially reasonable steps necessary to preserve and continue the corporate existence of the Company.

     Section 6.7 ADDITIONAL SEC DOCUMENTS. The Company shall deliver to Investor, promptly after the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

     Section 6.8 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT. The Company shall promptly notify Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (a) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (d) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (e) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events.

     Section 6.9 EXPECTATIONS REGARDING PUT NOTICES. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company undertakes to notify Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Put Notices during such calendar quarter. The failure by the Company to comply with this provision can be cured by the Company's notifying Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

     Section 6.10 CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to Investor such shares of stock and/or securities as Investor is entitled to receive pursuant to this Agreement.

     Section 6.11 ISSUANCE OF PUT SHARES. The sale of the Put Shares shall be made in accordance with the provisions and requirements of Regulation D and any applicable state law.

     Section 6.12 LEGAL OPINION ON SUBSCRIPTION DATE. The Company's legal counsel shall deliver to Investor upon execution of this Agreement an opinion in the form of Exhibit C, except for paragraph 7 thereof.

     Section 6.13 LIMITATIONS ON OTHER OFFERINGS BY THE COMPANY. Until the earlier of (i) the date twelve months from the date of the first Closing hereunder, (ii) the termination of this Agreement as provided herein or (iii) the termination of Investors' obligations under Section 2.5 hereof, neither the Company nor any of its subsidiaries shall issue, in any public or private offering, Common Stock or securities convertible into or exchangeable for Common Stock of the Company ("Common Stock Equivalents") in which the effective cost per share of the Common Stock to the purchaser or acquiror thereof would be less than the average of the Average Daily Prices for a share of Common Stock for the ten Trading Days immediately preceding the closing of such offering; provided that the Company may so issue Common Stock or Common Stock Equivalents: (a) in exchange for, or upon conversion of, any securities convertible into or exchangeable for Common Stock or Common Stock Equivalents outstanding on the date hereof; (b) pursuant to any stock option plan, stock purchase plan or similar employee benefit plan in effect on the date hereof or hereafter adopted by the Company; (c) in any transaction to which the Investor has given its prior consent (which consent shall in any case not be unreasonably withheld or delayed), (d) to any entity or the holders of beneficial interest in such entity in connection with the acquisition or merger of part or all of such entity or in connection with proposed joint business efforts between such person or entity and the Company;
(e) in connection with the issuance of debt securities by the Company; (f) in exchange for bona fide services rendered to the Company; (g) in any offering for the primary benefit of any person or entity other than the Company such as Electronic Medical Distribution, Inc. or any other Affiliate of the Company; (h) any secondary underwritten public offering of Common Stock or other securities of the Company; or (i) any investment by a strategic investor.

                                  ARTICLE VII

                           CONDITIONS TO DELIVERY OF
                     PUT NOTICES AND CONDITIONS TO CLOSING

     Section 7.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL COMMON STOCK. The obligation hereunder of the Company to issue and sell the Put Shares to Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

     (a) ACCURACY OF INVESTOR'S REPRESENTATION AND WARRANTIES. The representations and warranties of Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time, except for changes which have not had a Material Adverse Effect.

     (b) PERFORMANCE BY INVESTOR. Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to such Closing.

     Section 7.2 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A PUT NOTICE AND THE OBLIGATION OF INVESTOR TO PURCHASE PUT SHARES. The right of the Company to deliver a Put Notice and the obligation of Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (a) the date of delivery of such Put Notice and (b) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

          (a) REGISTRATION OF REGISTRABLE SECURITIES WITH THE SEC. As set forth in the Registration Rights Agreement, the Company shall have filed with the SEC the Initial Registration Statement with respect to the resale of the Initial Registrable Securities by Investor and such Registration Statement shall have been declared effective by the SEC prior to the first Put Date. For the purposes of any Put Notice with respect to the Registrable Securities other than the Initial Registrable Securities, the Company shall have filed with the SEC a Registration Statement with respect to the resale of such Registrable Securities by Investor which shall have been declared effective by the SEC prior to the Put Date therefor.

          (b) EFFECTIVE REGISTRATION STATEMENT. As set forth in the Registration Rights Agreement, a Registration Statement shall have previously become effective for the resale by Investor of the Registrable Securities subject to such Put Notice and such Registration Statement shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

          (c) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or Investor.

          (d) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

          (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

          (f) ADVERSE CHANGES. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

          (g) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.

          (h) LEGAL OPINION. The Company shall have caused to be delivered to Investor, within five (5) Trading Days of the effective date of the Initial Registration

     Statement and each subsequent Registration Statement, an opinion of the Company's legal counsel in the form of Exhibit C hereto, addressed to Investor.

          (i) DUE DILIGENCE. No dispute between the Company and Investor shall exist pursuant to Section 7.3 as to the adequacy of the disclosure contained in any Registration Statement.

          (j) TEN PERCENT LIMITATION. On each Closing Date, the number of Put Shares then to be purchased by Investor shall not exceed the number of such shares that, when aggregated with all other shares of Registrable Securities then owned by Investor beneficially or deemed beneficially owned by Investor, would result in Investor owning no more than 9.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 7.2(j), in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement would own more than 9.9% of the Common Stock following such Closing Date.

          (k) MINIMUM VOLUME AND BID PRICE. For the ten (10) Trading Days immediately preceding both the Put Date and the Closing Date, (a) the aggregate Average Daily Trading Volume for each such ten Trading Day period shall have equaled or exceeded $500,000 and (b) the average of the Bid Prices for such ten Trading Day period shall equal or exceed $7.50 (as adjusted for stock splits, stock dividends, reverse stock splits, and similar events from and after the date hereof).

          (l) NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading Days following the Trading Day on which such Notice is deemed delivered).

          (m) TRADING CUSHION. The Trading Cushion shall have elapsed since the immediately preceding Put Date.

          (n) SHAREHOLDER VOTE. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

          (o) OTHER. On each Condition Satisfaction Date, Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by Investor in order for Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit D hereto, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

     Section 7.3 DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

     (a) The Company shall make available for inspection and review by Investor, advisors to and representatives of Investor (who may or may not be affiliated with Investor and who are reasonably acceptable to the Company), any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by Investor or any such representative, advisor or Underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling Investor and such representatives, advisors and Underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

     (b) Each of the Company, its officers, directors, employees and agents shall in no event disclose non-public information to Investor, advisors to or representatives of Investor (including, without limitation, in connection with the giving of the Adjustment Period Notice pursuant to Section 2.4) unless prior to disclosure of such information the Company identifies such information as being non-public information and provides Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require Investor's advisors and representatives to enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and Investor.

     (c) Nothing herein shall require the Company to disclose non-public information to Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as hereinabove provided, immediately notify the advisors and representatives of Investor and any Underwriters of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in a Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than Investor (without the written consent of Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms and conditions of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, any Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in such Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII

                                    LEGENDS

     Section 8.1 LEGENDS. Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend (the "Legend"):

          The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Securities Act") or qualified under applicable state securities laws. These securities may not be offered, sold, pledged, hypothecated, transferred or otherwise disposed of except pursuant to (i) an effective registration statement and qualification in effect with respect thereto under the Securities Act and under any applicable state securities law, (ii) to the extent applicable, Rule 144 under the Securities Act, or (iii) an opinion of counsel reasonably acceptable to BioShield Technologies, Inc. that such registration and qualification is not required under applicable federal and state securities laws.

     As soon as practicable after the execution and delivery hereof, the Company shall issue to the Transfer Agent instructions in substantially the form of Exhibit E hereto. Such instructions shall be irrevocable by the Company from and after the date thereof or from and after the issuance thereof except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the Transfer Agent to issue to Investor certificates evidencing shares of Common Stock incident to a Closing, free of the Legend, without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the Transfer Agent by or from the Company or its counsel or Investor; provided that (a) a Registration Statement shall then be effective, (b) Investor confirms to the Transfer Agent and the Company that it has or intends to sell such Common Stock to a third party which is not an affiliate of Investor or the Company and Investor agrees to redeliver the certificate representing such shares of Common Stock to the Transfer Agent to add the Legend in the event the Common Stock is not sold, and
(c) if reasonably requested by the transfer agent or the Company, Investor confirms to the transfer agent and the Company that Investor has complied with the prospectus delivery requirement under the Securities Act. At any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered.

     Section 8.2 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfers orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

     Section 8.3 INVESTOR'S COMPLIANCE. Nothing in this Article VIII shall affect in any way Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                                   ARTICLE IX

                            NOTICES; INDEMNIFICATION

     Section 9.1 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     If to the Company:

     BioShield Technologies, Inc.
     5655 Peachtree Parkway
     Norcross, Georgia 30092
     Attention: Timothy C. Moses
     Telephone: (770) 246-2000
     Facsimile: (770) 368-0784

     with a copy (which shall not constitute notice) to:

     Sims Moss Kline & Davis LLP
     1000 Abernathy Road
     Atlanta, Georgia 30328
     Attention: Raymond L. Moss, Esq.
     Telephone: (770) 481-7201
     Facsimile: (770) 481-7210

     if to Investor:

     Jackson, LLC
     Executive Pavilion
     90 Grove Street
     Ridgefield, Connecticut 06877
     Attn: Steve Hicks
     Telephone: (203) 431-8300
     Facsimile: (203) 431-8301

     Either party hereto may from time to time change its address or facsimile number for notices under this Section 9.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

     Section 9.2 INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless Investor and its officers, directors, employees, and agents, and each Person or entity, if any, who controls Investor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Investor's failure to perform any covenant or agreement contained in this Agreement or Investor's or its officers, directors, employees, agents or Controlling Persons negligence, recklessness or bad faith in performing its obligations under this Agreement.

     (b) Investor agrees to indemnify and hold harmless the Company and its officers, directors, employees, and agents, and each Person or entity, if any, who controls Investor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, together with the Controlling Persons from and against any Damages, joint or several, and any action in respect thereof to which Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from the Company's failure to perform any covenant or agreement contained in this Agreement or the Company's or its officers, directors, employees, agents or Controlling Persons negligence, recklessness or bad faith in performing its obligations under this Agreement.

     Section 9.3 METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party (as defined below) under Section 9.2 shall be asserted and resolved as follows:

          (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 9.2 (an "Indemnified Party") might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a person other than a party hereto or an affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 9.2 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying

     Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under
     Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

             (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this
        Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause
        (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under
        Section 9.2 with respect to such Third Party Claim.

             (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause
        (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

             (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section
        9.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section
        9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty
        (30) days after the Claim Notice, the Indemnifying Party shall be enlisted to institute such legal action as it deems appropriate.

          (b) In the event any Indemnified Party should have a claim under
     Section 9.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be enlisted to institute such legal action as it deems appropriate.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflicts of law. Each of the Company and Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in Atlanta, Georgia with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

     Section 10.2 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and Investor and their respective successors and permitted assigns. Neither this Agreement nor any rights of Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased or acquired by Investor hereunder with respect to the Common Stock held by such person, and (b) Investor's interest in this Agreement may be assigned at any time, in whole but not in part, to any affiliate of Investor.

     Section 10.3 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and Investor and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 10.4 TERMINATION. This Agreement shall terminate twenty-four (24) months after the commencement of the Commitment Period (unless extended by the agreement of the Company and Investor); provided, however, that the provisions of Article VI, VIII, and Sections 10.1, 10.2, and 10.4 shall survive the termination of this Agreement.

     Section 10.5 ENTIRE AGREEMENT, AMENDMENT; NO WAIVER. This Agreement and the instruments referenced herein contain the entire understanding of the Company and Investor with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

     Section 10.6 FEES AND EXPENSES. Each of the Company and Investor agrees to pay its own expenses in connection with the preparation of this Agreement and performance of its obligations hereunder.

     Section 10.7 NO BROKERS. Each of the Company and Investor represents that other than J.P. Carey Securities, Inc. and Greenfield Capital Partners, LLC (the Company shall be responsible for the fees of such entity) it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

     Section 10.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the Company and Investor and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

     Section 10.9 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder for a period of one year. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 10.10 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Section 10.11 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     Section 10.12 EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Investor. The Company therefore agrees that Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 10.13 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

     Section 10.14 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg L.P. or any successor thereto. The written mutual consent of Investor and the Company shall be required to employ any other reporting entity.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                          BIOSHIELD TECHNOLOGIES, INC.

                                          By:      /s/ TIMOTHY C. MOSES
                                             -----------------------------------
                                              Name: Timothy Moses
                                              Title: Co-Chairman, CEO

                                          JACKSON, LLC
                                          By: Southridge Capital Management LLC,
                                          Manager

                                          By:
                                             -----------------------------------
                                              Name:
                                              Title: Director

                                                                       EXHIBIT A

                    [FORM OF REGISTRATION RIGHTS AGREEMENT]

     See Tab 3.

                                                                       EXHIBIT B

                            LEFT INTENTIONALLY BLANK

                                                                       EXHIBIT C

              FORM OF OPINION OF THE COMPANY'S INDEPENDENT COUNSEL

     See Tab 8.

                                                                       EXHIBIT D

                             COMPLIANCE CERTIFICATE

     In connection with the issuance of shares of common stock of BioShield Technologies, Inc. (the "Company") pursuant to the Put Notice, dated delivered by the Company to Jackson, LLC, ("Investor") pursuant to Article II of the Private Equity Credit Agreement (the "Agreement"), dated
June   , 2000, by and between the Company and Investor (the "Agreement"), the undersigned hereby certifies as follows:

          1. The undersigned is the duly elected Chief [Executive] [Financial] Officer of the Company.

          2. The representations and warranties of the Company set forth in
     Article V of the Agreement are true and correct in all material respects as though made on and as of the date hereof (other than representations and warranties made as of a specific date), except for changes which have not had a Material Adverse Effect.

          3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Closing Date related to the Put Notice and has complied in all material respects with all obligations and conditions contained in Article VII of the Agreement.

     The terms used herein but not defined herein shall have the meanings specified in the Agreement.

     The undersigned has executed this Certificate this      day of           ,
200 .

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT E

                         INSTRUCTIONS TO TRANSFER AGENT

     See Tab 7.

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of June 14, 2000, is made and entered into by and between BIOSHIELD TECHNOLOGIES, INC., a Georgia corporation (the "Company"), and JACKSON, LLC, a Cayman Island limited liability company (the "Investor").

     WHEREAS, the Company and the Investor have entered into that certain Private Equity Credit Agreement dated as of the date hereof (the "Investment Agreement"), pursuant to which the Company may issue and sell, from time to time, to the Investor up to $50,000,000 worth of shares of its common stock, no par value per share (the "Common Stock"); and

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Investment Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities;

     NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Investment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Investment Agreement):

                                   ARTICLE I

                              REGISTRATION RIGHTS

     2.1 REGISTRATION STATEMENTS.

     (a) FILING OF REGISTRATION STATEMENT. Subject to the terms and conditions of this Agreement, the Company shall (i) prepare and, within ninety (90) days following the Subscription Date, deliver to the Investor a draft of a registration statement on Form S-1 or SB-2 under the Securities Act (the "Initial Registration Statement") for the registration for the resale by the Investor of at least 6,666,667 Registrable Securities (the "Initial Registrable Securities") and accompanied or preceded by a questionnaire (a "Selling Shareholder Questionnaire") and of the type commonly used for offerings of this kind and (ii) within ten (10) days after the Company has received comments, if any, and a properly completed Selling Shareholder Questionnaire from the Investor, file the Initial Registration Statement with the SEC. Thereafter, if the Company desires to issue and sell to the Investor any Registrable Securities in addition to the Initial Registrable Securities, the Company shall first file with the SEC a registration statement on Form S-1 or Form SB-2 under the Securities Act (the Initial Registration Statement and any subsequent registration statement, each a "Registration Statement").

     (b) EFFECTIVENESS OF THE INITIAL REGISTRATION STATEMENT. The Company shall use its commercially reasonable efforts (i) to have the Initial Registration Statement declared effective by the SEC by no later than ninety (90) days after the filing of the Initial Registration Statement, and (ii) to ensure that the Initial Registration Statement and any subsequent Registration Statement remains in effect throughout the term of this Agreement as set forth in Section 4.2, subject to the terms and conditions of this Agreement.

     (c) FAILURE TO MAINTAIN EFFECTIVENESS OF A REGISTRATION STATEMENT. In the event the Company fails to maintain the effectiveness of any Registration Statement (or the underlying prospectus) throughout the term of this Agreement for any period of more than ten (10) continuous calendar days, other than temporary suspensions permitted by Section 1.1(e), and the Investor holds any Registrable Securities at any time during the period of such ineffectiveness (such period of ineffectiveness exceeding such 10 calendar day period being herein referred to as an "Ineffective Period"), the Company shall pay to the Investor in immediately available funds into an account designated by the Investor an amount equal to three percent (3%) of the aggregate Purchase Price of all of the Registrable Securities then held by the Investor for each ten (10) calendar day period (prorated for partial periods) of such Ineffective Period. The payments required by this Section 1.1(d) shall be made on the first Trading Day after the earliest to occur of (i) the expiration of the Commitment Period, and (ii) the expiration of an Ineffective Period (or if an Ineffective Period shall last more than thirty (30) calendar days, the expiration of each thirty
(30) calendar days of an Ineffective Period).

     (d) LIQUIDATED DAMAGES. The Company and the Investor hereto acknowledge and agree that the sums payable under subsection 1(c) above shall constitute liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration Statement,
(iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm's length.

                                   ARTICLE II

                            REGISTRATION PROCEDURES

     Section 3.1 FILINGS; INFORMATION. The Company will effect the registration and sale of the Registrable Securities in accordance with the intended methods of disposition thereof. Without limiting the foregoing, the Company in each such case will do the following as expeditiously as possible, but in no event later than the deadline, if any, prescribed therefor in this Agreement:

          (a) The Company shall (i) prepare and file with the SEC a Registration Statement on Form S-1 or SB-2 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies, that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such Registrable Securities); (ii) use commercially reasonable efforts to cause such filed Registration Statement to become and remain effective (pursuant to Rule 415 under the Securities Act or otherwise); (iii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the time period prescribed by Section 1.1(b); and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement.

          (b) The Company shall file all necessary amendments to any Registration Statement in order to effectuate the purpose of this Agreement and the Investment Agreement.

          (c) No later than five (5) days prior to filing any amendment or supplement to the Initial Registration Statement or any subsequent Registration Statement or prospectus, or any amendment or supplement thereto (excluding, in each case, amendments deemed to result from the filing of documents incorporated by reference therein), or such shorter period as is reasonable under the circumstances, the Company shall deliver to the Investor and one firm of counsel representing the Investor, in accordance with the notice provisions of Section 4.8, copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by the Investor and such counsel, and thereafter deliver to the Investor and such counsel, in accordance with the notice provisions of Section 4.8, such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as the Investor or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities.

          (d) The Company shall deliver, in accordance with the notice provisions of Section 4.8, to each seller of Registrable Securities covered by a Registration Statement, such number of conformed copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in any Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such seller's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities.

          (e) After the filing of a Registration Statement, the Company shall promptly notify the Investor of any stop order issued or threatened by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (f) The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Investor may reasonably request in light of its intended plan of distribution and
     (ii) cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company, and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities in light of its intended plan of distribution; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (f), subject itself to taxation in any such jurisdiction, or consent or subject itself to general service of process in any such jurisdiction.

          (g) The Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable
     Securities: (i) receipt of any request by the SEC or any other federal or state governmental authority for additional information, amendments or supplements to such Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or notification of the initiation of any proceedings for that purpose;
     (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, related prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and that in the case of the related prospectus it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to such Registration Statement would be appropriate, and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.

          (h) The Company shall enter into customary agreements and take such other customary actions as are reasonably required in order to expedite or facilitate the disposition by the Investor of such Registrable Securities (whereupon the Investor may, at its option, require that any or all of the representations, warranties and covenants of the Company also be made to and for the benefit of the Investor).

          (i) The Company shall make available to the Investor (and will deliver to Investor's counsel), subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, its counsel or its auditors and will also make available for inspection by the Investor and any attorney, accountant or other professional retained by the Investor (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with a Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless
     (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other legal process; provided, however, that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided, further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records that counsel has advised the Inspectors that the Inspectors are compelled to disclose. The Investor agrees that information obtained by it as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information has been made generally available to the public. The Investor further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (j) The Company shall otherwise comply with all applicable rules and regulations of the SEC, including, without limitation, compliance with applicable reporting requirements under the Exchange Act.

          (k) The Company may require the Investor to promptly furnish in writing to the Company such information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the SEC or the NASD. The Investor agrees to provide such information requested in connection with such registration within five (5) calendar days after receiving such written request, or such shorter period as is reasonable under the circumstances, and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of any Registration Statement caused by the Investor's failure to timely provide such information.

     Section 3.2 SECTION REGISTRATION EXPENSES. In connection with each Registration Statement, the Company shall pay all registration expenses incurred in connection with the registration thereunder (the "Registration Expenses"), including, without limitation: (a) all registration, filing, securities exchange listing and fees required by the NASD, (b) all registration, filing, qualification and other fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Company), (c) all word-processing, duplicating, printing, messenger and delivery expenses, (d) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and (e) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company.

                                  ARTICLE III

                        INDEMNIFICATION AND CONTRIBUTION

     Section 4.1 INDEMNIFICATION.

     a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor who holds such Registrable Securities, the directors, officers, partners, employees, agents and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act") (collectively, Controlling Person"), and any underwriter (as defined in the 1933
Act) for the Investors, and the directors and officers of, and each Person, if any, who controls, any such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth herein with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section: (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of an y such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or mission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company (i) and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

     b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth herein, the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

     c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

     d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Investors, which counsel shall be acceptable to the Company and such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6.

     e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

     f. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in this Section; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

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                                   ARTICLE IV
                                 MISCELLANEOUS

     Section 5.1 NO OUTSTANDING REGISTRATION RIGHTS. The Company represents and warrants to the Investor that there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction, except for those disclosed in the Company's public filings.

     Section 5.1 TERM. The obligations of the Company and the rights provided to the holders of Registrable Securities hereunder shall terminate at such time as all the Commitment Period has expired and any Registrable Securities theretofore issued have ceased to be Registrable Securities in accordance with the definition thereof contained in the Investment Agreement. Notwithstanding the foregoing, Section 1.1(c) and (d), Article III, Section 4.8, and Section 4.9, shall survive the termination of this Agreement.

     Section 5.2 RULE 144. The Company will use its commercially reasonable efforts to file in a timely manner information, documents and reports in compliance with the Securities Act and the Exchange Act and will, at its expense, promptly take such further action as holders of Registrable Securities may reasonably request to enable such holders of Registrable Securities to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act ("Rule 144"), as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. If at any time the Company is not required to file such reports, it will, at its expense, forthwith upon the written request of any holder of Registrable Securities, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 or such other information as necessary to permit sales pursuant to Rule 144. Upon the request of the Investor, the Company will deliver to the Investor a written statement, signed by the Company's principal executive or financial officer, as to whether it has complied with such requirements.

     Section 5.3 CERTIFICATE. The Company will, at its expense, forthwith upon the request of any holder of Registrable Securities, deliver to such holder a certificate, signed by the Company's principal financial officer or other executive officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's SEC file number, (d) the number of shares of each class of Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

     Section 5.4 AMENDMENT AND MODIFICATION. No provision of this Agreement may be waived, unless such waiver is set forth in a writing executed by both parties to this Agreement. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     Section 5.5 SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Investor may assign its rights under this Agreement to any subsequent holder of the Registrable Securities, provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Investment Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     Section 5.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 5.7 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     5.8 If to the Company:

     BioShield Technologies, Inc.
     5655 Peachtree Parkway
     Norcross, Georgia 30092
     Telephone: (770) 246-2000
     Facsimile: (770) 368-0784

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

     with a copy (which shall not constitute notice) to:

     Sims Moss Kline & Davis LLP
     400 Northpark Town Center, Suite 310
     1000 Abernathy Road
     Atlanta, Georgia 30328
     Attention: Raymond L. Moss, Esq.
     Telephone: (770) 481-7201
     Facsimile: (770) 481-7210

     if to Investor:

     Jackson, LLC
     Executive Pavilion
     90 Grove Street
     Ridgefield, Connecticut 06877
     Attn: Steve Hicks
     Telephone: (203) 431-8300
     Facsimile: (203) 431-8301

     Either party hereto may from time to time change its address or facsimile number for notices under this Section 4.8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

     Section 5.1 GOVERNING LAW, JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflicts of law. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in Atlanta, Georgia, with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

     Section 5.2 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

     Section 5.3 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

     Section 5.4 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Section 5.5 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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

     5.6 IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                          BIOSHIELD TECHNOLOGIES, INC.

                                          By:      /s/ TIMOTHY C. MOSES
                                             -----------------------------------
                                          Name: Timothy C. Moses
                                          Title: Co-Chairman, CEO

                                          JACKSON, LLC
                                          By: Southridge Capital Management LLC,
                                              General Partner

                                          By:         /s/ DAVID SIMS
                                             -----------------------------------
                                          Name: David Sims
                                          Title: Co-Chairman, CEO

                                                                      APPENDIX M

                               WARRANT AGREEMENT

     WARRANT AGREEMENT dated as of June 14, 2000, between BioShield Technologies, Inc., a Delaware corporation (the "Company"), and Jackson LLC, a Cayman Island limited liability company (hereinafter referred to as "Investor").

                              W I T N E S S E T H:

     WHEREAS, Investor has entered into a Private Equity Agreement (the "Investment Agreement") with the Company pursuant to which the Investor may purchase up to $50,000,000 of shares of common stock, no par value, of the Company (the "Common Stock"); and

     WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to Investor and/or its designees, in consideration for, and as part of the investment by Investor in connection with the Investment Agreement;

     NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (capitalized terms used herein without definition shall have the meanings ascribed to then in the Investment Agreement):

     1. GRANT.

     Investor and/or its designees are hereby granted the right to purchase, at any time from the date of the closing of the first purchase by Investor of shares of Common Stock pursuant to the Investment Agreement (the "Initial Closing") until 5:00 P.M., Eastern Standard Time, on the fifth anniversary of the Initial Closing (the "Warrant Exercise Term"), 250,000 Shares of Common Stock (the "Shares") at an exercise price (subject to adjustment as provided in Article 7 hereof) equal to $18.92 (the "Initial Exercise Price").

     2. WARRANT CERTIFICATES.

     The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth as Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

     3. EXERCISE OF WARRANTS.

     3.1 CASH EXERCISE. The Exercise Price may be paid in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Article 7 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's executive offices currently located at 5655 Peachtree Parkway Atlanta, Georgia 30092, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock). In the case of the purchase of less than all

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

the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

     3.2 CASHLESS EXERCISE. At any time during the Warrant Exercise Term, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Shares determined in accordance with this Section 3.2, by surrendering this Warrant at the principal office of the company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) business days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Shares (rounded to the next highest integer) equal to
(i) the number of Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the then existing Exercise Price by (B) the average of the Closing Prices for the five Trading Days immediately prior to the date specified in the Notice of Exchange.

     3.3 EXERCISE LIMITATION. In no event shall any Investor be entitled to exercise any of the warrants if, upon the exercise of such warrant(s), it would cause the aggregate number of shares of Common Stock beneficially owned by the Investor and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such exercise.

     4. ISSUANCE OF CERTIFICATES.

     Upon the exercise of the Warrants, the issuance of certificates for the Shares shall be made forthwith (and in any event within five business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to satisfaction of the Company that such tax has been paid.

     The Warrant Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors, Chief Executive officer or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     The Warrant Certificates and, upon exercise of the Warrants, in part or in whole, certificates representing the Shares shall bear a legend substantially similar to the following:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available.

     5. PRICE.

     5.1 ADJUSTED EXERCISE PRICE. The adjusted Exercise Price shall be the price which shall result from time to time from any and all adjustments of the Initial Exercise Price in accordance with the provisions of Article 7 hereof.

     5.2 EXERCISE PRICE. The term "Exercise Price" herein shall mean the Initial Exercise Price or the adjusted Exercise Price, depending upon the context.

     6. REGISTRATION RIGHTS.

     6.1 REGISTRATION UNDER THE SECURITIES ACT OF 1993.

     The Warrants and the Shares have not been registered for purposes of public distribution under the Securities Act of 1933, as amended ("the Act").

     6.2 REGISTRABLE SECURITIES. As used herein the term "Registrable Security" means each of the Warrants, the Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination,
(i) it has been effectively registered under the Securities Act and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 6.

     6.3 PIGGYBACK REGISTRATION. If, at any time during the five years following the date of the Initial Closing, the Company proposes to prepare and file any registration statement or post-effective amendments (other than in connection with an underwritten initial public offering or initial registration of the Company or the Company's securities with the U.S. Securities & Exchange Commission) thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form), (for purposes of this Article 6, collectively, a "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at ten (10) business days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "Requesting Holder"), made within ten (10) business days after receipt of the Notice, that the

Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Securities Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders. Notwithstanding the provisions of this Section 6.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 6.3 (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

     7. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES.

     7.1 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     7.2 ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 7, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     7.3 RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrants.

     7.4 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall be made:

          (a) Upon the issuance or sale of shares of Common Stock upon the exercise of the Warrants; or

          (b) Upon (i) the issuance of options pursuant to the Company's employee stock option plans in effect or the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any such options, or (ii) the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any options or warrants; or

          (c) Upon the issuance of shares of Common Stock pursuant to contractual obligations; or

          (d) If the amount of said adjustment shall be less than 2 cents (2c) per Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 2 cents (2c) per Share.

     8. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES.

     Each Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     9. ELIMINATION OF FRACTIONAL INTERESTS.

     The Company shall not be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

     10. RESERVATION AND LISTING OF SECURITIES.

     The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts, once it has become a public company, to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on or quoted on the electronic bulletin board, by NASDAQ or listed on such national securities exchanges.

     11. NOTICES TO WARRANT HOLDERS.

     Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time

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prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

          (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

          (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or any proposed dissolution, liquidation, winding up or sale.

     12. NOTICES.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

          (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

          (b) If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

     13. SUPPLEMENTS AND AMENDMENTS.

     The Company may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which the Company deems not to adversely affect the interests of the Holders of Warrant Certificates.

     14. SUCCESSORS.

     All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

     15. TERMINATION.

     This Agreement shall terminate at the close of business on the fifth anniversary of the Initial Closing. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised and all the Shares issuable upon exercise of the Warrants have been resold to the public; provided, however, that the provisions of Article 6 shall survive such termination until the close of business on fifth anniversary of the Initial Closing.

     16. GOVERNING LAW.

     This Agreement and each Warrant Certificate hereunder shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Atlanta, Georgia, and expressly consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and the United States District Court for the Northern District of Georgia, Atlanta Division for the adjudication of any civil action asserted pursuant to this Paragraph.

     17. BENEFITS OF THIS AGREEMENT.

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Investor and any other registered holder or holders of the Warrant Certificates, Warrants or the Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Investor and any other holder or holders of the Warrant Certificates, Warrants or the Shares.

     18. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                            BIOSHIELD TECHNOLOGIES, INC.

                                            By:     /s/ TIMOTHY C. MOSES
                                               ---------------------------------
                                                Name: Timothy C. Moses
                                               Title: Co-Chairman of the Board
                                                and Chief Executive Officer

Attest:   /s/ SCOTT PARLIAMENT
       -----------------------------
        Name: Scott Parliament
       Title: CFO

                                            INVESTOR:

                                            JACKSON, LLC

                                            By:        /s/ DAVID SIMS
                                               ---------------------------------
                                                Name: Navigator Management Ltd.
                                               Title: Director

Attest:   /s/ ARLENE DE CASTRO
       -----------------------------
        Name: Arlene de Castro
       Title: Assistant Secretary

                                                                       EXHIBIT A

     THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                5:00 P.M., EASTERN STANDARD TIME, JUNE 13, 2005

No.                                                               250,000 Shares

                              WARRANT CERTIFICATE

     This Warrant Certificate certifies that Jackson LLC ("Investor") or registered assigns, is the registered holder of 250,000 Warrants to purchase, at any time from June 14, 2000, until 5:00 P.M. Eastern Standard Time on June 13, 2005 ("Expiration Date"), up to 250,000 shares ("Shares") of fully-paid and non-assessable common stock, no par value ("Common Stock"), of BioShield Technologies, Inc., a Delaware corporation (the "Company"), at the Initial Exercise Price, subject to adjustment in certain events (the "Exercise Price"), of $18.92 per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of June 14, 2000, between the Company and Investor (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check.

     No Warrant may be exercised after 5:00 P.M., Eastern Standard Time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the, request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferees) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


Dated: As of June 14, 2000                             BIOSHIELD TECHNOLOGIES, INC.
                                                       By:/s/ TIMOTHY C. MOSES
                                                       ----------------------------------------------
                                                          Name: Timothy C. Moses
                                                          Title: Co-Chairman, CEO

Attest: /s/ SCOTT PARLIAMENT
-----------------------------------------------
        Name: Scott Parliament
        Title: CFO

                         [FORM OF ELECTION TO PURCHASE]

     The undersigned hereby irrevocably elects to exercise the right,
represented by this Warrant Certificate, to purchase                Shares and
herewith tenders in payment for such Shares cash or a certified or official bank
check payable in New York Clearing House Funds to the order of                in
the amount of $          , all in accordance with the terms hereof. The
undersigned requests that a certificate for such Shares be registered in the
name of                whose address is                , and that such
Certificate be delivered to                , whose address is                .

 Dated: ---------------------------------------        Signature: -----------------------------------
                                                       (Signature must conform in all respects to name
                                                       of holder as specified on the face of the
                                                       Warrant Certificate)

------------------------------------------------

------------------------------------------------
        (Insert Social Security or Other
         Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

            (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER
                 DESIRES TO TRANSFER THE WARRANT CERTIFICATE.)

     FOR VALUE RECEIVED                        hereby sells, assigns and
transfers unto

--------------------------------------------------------------------------------
                 (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein,
and does hereby irrevocably constitute and appoint                , Attorney, to
transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

 Dated: ---------------------------------------        Signature: -----------------------------------
                                                       (Signature must conform in all respects to name
                                                       of holder as specified on the face of the
                                                       Warrant Certificate)

------------------------------------------------

------------------------------------------------
        (Insert Social Security or Other
        Identifying Number of Assignee)

                                                                      APPENDIX N

                               SECRETARY OF STATE
                             Corporations Division
                                 315 West Tower
                         #2 Martin Luther King, Jr. Dr.
                          Atlanta, Georgia 30334-1530

SIMS MOSS KLINE & DAVIS LLP
RAYMOND L. MOSS
#310, 1000 ABERNATHY RD. NE
ATLANTA, GA 30328

                            CERTIFICATE OF AMENDMENT

     I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that

                          BIOSHIELD TECHNOLOGIES, INC.
                         A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the Office of the Secretary of State and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

     WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

                                          Cathy Cox
                                          Secretary of State

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                          BIOSHIELD TECHNOLOGIES, INC.

                                       I.

     The name of the corporation is BioShield Technologies, Inc. (the "Corporation").

                                      II.

     Effective as of the date hereof, Article[II] of the Articles of Incorporation, as amended is amended to read in full as follows: The Corporation hereby designates that the total number of shares of capital stock which the Corporation has authority to issue is 50,000,000, divided into 40,000,000 shares of "Common Stock," no par value, and 10,000,000 shares of capital stock, no par value, to be designated as "Preferred Stock."

                                      III.

     The Corporation hereby designates 500 of the 10,000,000 authorized shares of its Preferred Stock as "Series B Convertible Preferred Stock," no par value (the "Preferred Stock") and shall possess the rights and privileges set forth below:

          (1) DIVIDENDS. The Series B Preferred Shares shall not bear any dividends.

          (2) HOLDER'S CONVERSION OF SERIES B PREFERRED SHARES. A holder of Series B Preferred Shares shall have the right, at such holder's option, to convert the Series B Preferred Shares into shares of the Company's common stock, no par value per share (the "Common Stock"), on the following terms and conditions:

             (a) CONVERSION RIGHT. Subject to the provisions of Sections 2(j) and 3(a) below, at any time or times on or after the earlier to occur of
        (i) 90 days after the Issuance Date (as defined herein) or (ii) the date that Registration Statement filed by the Company registering the Common Stock to be issued upon conversion of the Preferred Stock is declared effective (the "Effective Date") by the U.S. Securities and Exchange Commission (the "SEC"), any holder of Series B Preferred Shares shall be entitled to convert any Series B Preferred Shares into fully paid and non-assessable shares (rounded to the nearest whole share in accordance with Section 2(h) below) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event other than upon a Mandatory Conversion pursuant to Section 2(f) hereof, shall any holder be entitled to convert Series B Preferred Shares in excess of that number of Series B Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred

        Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon conversion of the remaining, nonconverted Series B Preferred Shares beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with
        Section 13(d) of the Securities Exchange Act of 1934, as amended.

             (b) CONVERSION RATE. The number of shares of Common Stock issuable upon conversion of each of the Series B Preferred Shares pursuant to Section (2)(a) shall be determined according to the following formula (the "Conversion Rate");

                         (.05)(N/365)(20,000) + 20,000
                      ------------------------------------
                                CONVERSION PRICE

        For purposes of this Amendment, the following terms shall have the following meanings:

                  (i) "Conversion Price" means as, of any Conversion Date (as defined below), the lesser of (i) the Fixed Conversion Price or
             (ii) the Floating Conversion Price, as in effect as of such date and subject to adjustment as provided herein.

                  (ii) "Fixed Conversion Price" means $19.70 per share, subject to adjustment as provided herein.

                  (iii) "Floating Conversion Price" means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage in effect as of such date by the lowest Average Market Prices for the Common Stock for any three (3) Trading Days in any ten (10) consecutive Trading Days immediately preceding such date;

                  (iv) "Conversion Percentage" means 90%;

                  (v) "Average Market Price" means, with respect to any security for any period, that price which shall be computed as the arithmetic average of the Closing Bid Prices and Closing Ask Prices (as defined below) for such security for each Trading Day in such period;

                  (vi) "Closing Ask Price" means, for any security as of any date, the last closing ask price on the Nasdaq SmallCap Market (the "Nasdaq-SM") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Nasdaq-SM is not the principal trading market for such security, the last closing ask price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg (the "Trading Market"), or if the foregoing do not apply, the last closing ask price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing ask price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg. If the Closing Ask Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Ask Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period; and

                  (vii) "Closing Bid Price" means, for any security as of any date, the last closing bid price on the Nasdaq SmallCap Market (the "Nasdaq-SM") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Nasdaq-SM is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg (the "Trading Market"), or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

                  (viii) "Coupon" means 5% per annum to be paid by the Company on the principal amount of the Preferred Stock. The Coupon shall be due and payable upon conversion or redemption of the Preferred Stock, as the case may be, in cash or Common Stock which has been registered with the SEC at the election of the Company. In the event that the Company elects to pay the Coupon in cash, the formula used to calculate the Conversion Rate shall be adjusted to exclude the calculation of the Coupon.

                  (ix) "N" means the number of days from, but excluding, the
             Issuance Date through and including the Conversion Date for the Series B Preferred Shares for which conversion is being elected.

                  (x) "Issuance Date" means the date of issuance of the Series B
             Preferred Shares.

                  (xi) "Trading Day" means any day on which the Company's Common
             Stock is traded on the Principal Trading Market.

             (c) ADJUSTMENT TO CONVERSION PRICE -- DILUTION AND OTHER
        EVENTS. In order to prevent dilution of the rights granted under this Amendment, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(d).

                  (i) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER,
             OR SALE. Any recapitalization, reorganization reclassification, consolidation. merger, sale of a or substantially all of the Company's assets to another Person (as defined below) or other similar transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as in "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision to insure that each of the holders of the Series B Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Shares had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the Series B Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2(c) will thereafter be applicable to the Series B Preferred Shares. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance satisfactory to the holders of a majority of the Series B Preferred Shares then outstanding), the obligation to deliver to each holder of Series B Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. For purposes of this Agreement, "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  (ii) NOTICES.

                       (A) Immediately upon any adjustment of the Conversion
                  Price, the Company will give written notice thereof to each holder of Series B Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                       (B) The Company will also give written notice to each
                  holder of Series B Preferred Shares at least twenty (20) days prior to the date on which any Organic Change (as defined below), dissolution or liquidation will take place.

             (d) MECHANICS OF CONVERSION. Subject to the Company's inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 5 below:

                  (i) HOLDER'S DELIVERY REQUIREMENTS.  To convert Series B
             Preferred Shares into full shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern Standard Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company or its designated transfer agent (the "Transfer Agent"), and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series B Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

                  (ii) COMPANY'S RESPONSE.  Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via Facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, within five (5) business days following the date of receipt, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled or (B) credit the aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account at The Depository Trust Company.

                  (iii) DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Average Market Price or the arithmetic calculation of the Conversion Rate, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within three
             (3) business days of receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Average Market Price or arithmetic calculation of the Conversion Rate within three (3) business days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile (A) the disputed determination of the Average Market Price to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

                  (iv) RECORD HOLDER.  The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Series B Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

             (e) NASDAQ LISTING. So long as the Common Stock is listed for trading on Nasdaq-SM or an exchange or quotation system with a rule substantially similar to Rule 4460(i) then, notwithstanding anything to the contrary contained herein if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series B Preferred Shares (including any shares of capital stock or rights to acquire shares of capital stock issued by the Corporation which are aggregated or integrated with the Common Stock issued or issuable upon conversion of the Series B Preferred Shares for purposes of such rule) equals 19.99% of the "Outstanding Common Amount" (as hereinafter defined), the Series B Preferred Shares shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms hereof, unless the Corporation (i) has obtained approval of the issuance of the Common Stock upon conversion of the Series B Preferred Shares by a majority of the total votes cast on such proposal, in person or by proxy, by the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series B Preferred Shares that were issued upon conversion of Series B Preferred Shares (the "Stockholder Approval"), or (ii) shall have otherwise obtained permission to allow such issuances from Nasdaq in accordance with Nasdaq Rule 4460(i). If the Corporation's Common Stock is not then listed on Nasdaq or an exchange or quotation system that has a rule substantially similar to Rule 4460(i) then the limitations set forth herein shall be inapplicable and of no force and effect. For purposes of this paragraph, "Outstanding Common Amount" means (i) the number of shares of the Common Stock outstanding on the date of issuance of the Series B Preferred Shares pursuant to the Purchase Agreement plus
        (ii) any additional shares of Common Stock issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event. The maximum number of shares of Common Stock issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the "Maximum Share Amount." With respect to each holder of Series B Preferred Shares, the Maximum Share Amount shall refer to such holder's pro rata share thereof. In the event that Corporation obtains Stockholder Approval or the approval of Nasdaq, or by reason of the inapplicability of the rules of Nasdaq or otherwise, the Corporation concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to Maximum Share Amount, above, shall be deemed to be, instead, references to the greater New Maximum Share Amount. In the event that Stockholder Approval is obtained and there are insufficient reserved or authorized shares, or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the holders of Series B Preferred Shares may grant an extension to obtain a sufficient reserved or authorized amount of shares or of the effective date of such registration statement. In the event that (a) the aggregate number of shares of Common Stock actually issued upon conversion of the outstanding Series B Preferred Shares represents at least twenty percent (20%) of the Maximum Share Amount and (b) the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of Series B Preferred Shares plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of Series B Preferred Shares and based on the Conversion Price then in effect), represents at least one hundred percent (100%) of the Maximum Share Amount, the Corporation will use its best reasonable efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Mandatory Redemption Date.

             (f) MANDATORY CONVERSION. If any Series B Preferred Shares remain outstanding on June 14, 2003, then all such Series B Preferred Shares shall be converted as of such date in accordance with this Section 2 as if the holders of such Series B Preferred Shares had given the Conversion Notice on June 14, 2003, and the Conversion Date had been fixed as of June 14, 2003, (the "Mandatory Conversion Date") for all purposes of this Section 2, and all holders of Series B Preferred Shares shall thereupon and within two (2) business days thereafter surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or the Transfer Agent. No person shall thereafter have any rights in respect of Series B Preferred Shares, except the right to receive shares of Common Stock on conversion thereof as provided in this Section 2.

             (g) FRACTIONAL SHARES. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series B Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

             (h) TAXES. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series B Preferred Shares.

             (i) LOCK-UP.  [INTENTIONALLY LEFT BLANK]

          (3) COMPANY'S RIGHT TO REDEEM AT ITS ELECTION.

             (a) At any time after the Effective Date, the Company shall have the right, in its sole discretion, to redeem ("Redemption at Company's Election"), from time to time, any or all of the Series B Preferred Shares; provided (i) Company shall first provide twenty-five (25) Trading Days advance written notice as provided in subparagraph 3(a)(ii) below, and (ii) that the Company shall only be entitled to redeem Series B Preferred Shares having an aggregate Stated Value (as defined below) of at least Five Hundred Thousand Dollars ($500,000). If the Company elects to redeem some, but not all, of the Series B Preferred Shares, the Company shall redeem a pro-rata amount from each holder of the Series B Preferred Shares.

                  (i) REDEMPTION PRICE AT COMPANY'S ELECTION.  The "Redemption
             Price at Company's Election" shall be calculated as 125% of the Stated Value. For purposes hereof, "Stated Value" shall mean the original purchase price of Preferred Stock being redeemed plus any accrued and unpaid coupon due thereunder.

                  (ii) MECHANICS OF REDEMPTION AT COMPANY'S ELECTION.  The
             Company shall effect each such redemption by giving at least twenty five (25) Trading Days prior written notice ("Notice of Redemption at Company's Election") to (A) the holders of the Series B Preferred Shares selected for redemption at the address and facsimile number of such holder appearing in the Company's Series B Preferred Shares register and (B) the Transfer Agent, which Notice of Redemption At Company's Election shall be deemed to have been delivered three (3) business days after the Company's mailing (by overnight or two (2) day courier, with a copy by facsimile) of such

             Notice of Redemption at Company's Election. Such Notice of Redemption At Company's Election shall indicate (i) the number of shares of Series B Preferred Shares that have been selected for redemption, (ii) the date which such redemption is to become effective (the "Date of Redemption At Company's Election") and
             (iii) the applicable Redemption Price At Company's Election, as defined in subsection (a)(i) above. Notwithstanding the above, the holder may convert into Common Stock, prior to the close of business on the Date of Redemption at Company's Election, any Series B Preferred Shares which it is otherwise entitled to convert, including Series B Preferred Shares that has been selected for redemption at Company's election pursuant to this subsection 3(a).

             (b) COMPANY MUST HAVE IMMEDIATELY AVAILABLE FUNDS OR CREDIT FACILITIES. The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure under Section 3(a) unless it has:

                  (i) the full amount of the redemption price to cash, available in a demand or other immediately available account in a bank or similar financial institution; or

                  (ii) immediately available credit facilities, in the full
             amount of the redemption price with a bank or similar financial institution, or

                  (iii) an agreement with a standby underwriter willing to
             purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to redemptions; or

                  (iv) a combination of the items set forth in (i), (ii), and
             (iii) above, aggregating the full amount of the redemption price.

             (c) PAYMENT OF REDEMPTION PRICE. Each holder submitting Series B Preferred Shares being redeemed under this Section 3 shall send their Preferred Stock Certificates to redeemed to the Company or its Transfer Agent, and the Company shall pay the applicable redemption price to that Holder within five (5) business days of the Date of Redemption at Company's Election. If the Company fails to pay the Redemption Price, the redemption right provided in this section shall be declared null and void. However, this redemption right shall not be null and void if a bona fide dispute exists with respect to the calculation of the Redemption Price.

          (4) REISSUANCE OF CERTIFICATES. In the event of a conversion or redemption pursuant to this Amendment of less than all of the Series B Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Series B Preferred Shares a Preferred Stock Certificate representing the remaining Series B Preferred Shares which have not been so converted or redeemed.

          (5) RESERVATION OF SHARES. The Company shall, so long as any of the Series B Preferred Shares are outstanding reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to affect the conversion of all of the Series B Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 100% of the number of shares of Common Stock for which the Series B Preferred Shares are at any time convertible,

          (6) VOTING RIGHTS. Holders of Series B Preferred Shares shall have no voting rights, except as required by law, including but not limited to the Corporation Law of the State of Georgia and as expressly provided in this Amendment.

          (7) LIQUIDATION, DISSOLUTION, WINDING-UP. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Series B Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series B Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series B Preferred Share equal to the sum of
     (i) $20,000 and (ii) an amount equal to the product of (.05) (N/365) ($20,000) (where "N" has the meaning specified in Section 2(b)(viii); (such sum being referred to as the "Liquidation Value"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series B Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series B Preferred Shares as to payments of Preferred Funds (the "Pari Passu Shares"), then each holder of Series B Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective preferences and rights, as a percentage of the full amount of Preferred Funds payable to all holders of Series B Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class in any manner permitted by law, shall not for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Series B Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

          (8) PREFERRED RATE. All shares of Common Stock shall be of junior rank to all Series B Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution, and winding up of the Company. The Series B Preferred Shares shall be of greater than any Series of Common or Preferred Stock hereinafter issued by the Company. Without the prior express written consent of the holders of not less than a majority of the then outstanding Series B Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Series B Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than a majority of the then outstanding Series B Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Articles of Incorporation or bylaws, or make any resolution of the board of directors with the Georgia Secretary of State containing any provisions, which would materially and adversely affect or otherwise impair the rights or relative priority of the holders of the Series B Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Series B Preferred Shares shall maintain their relative powers, designations, and preferences provided for herein and no merger shall result inconsistent therewith.

          (9) RESTRICTION ON DIVIDENDS. Other than the distribution of the securities of the Company to the Company's shareholders, if any Series B Preferred Shares are outstanding, without the prior express written consent of the holders of not less than a majority of the then outstanding Series B Preferred Shares, the Company shall not directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock so long as written notice thereof has been given to holders of the Series B Preferred Shares at least 30 days prior to the earlier of (a) the record date taken for or (b) the payment of any such dividend or other distribution. Notwithstanding the foregoing, this Section 9 shall not prohibit the Company from declaring and paying a dividend in cash with respect to the Common Stock so long as the Company: (i) pays simultaneously to each holder of Series B Preferred Shares an amount in cash equal to the amount such holder would have received had all of such holder's Series B Preferred Shares been converted to Common Stock pursuant to Section 2 hereof one business day prior to the record date for any such dividend, and
     (ii) after giving effect to the payment of any dividend and any other payments required in connection therewith including to the holders of the Series B Preferred Shares, the Company has in cash or cash equivalents an amount equal to the aggregate of: (A) all of its liabilities reflected on its most recently available balance sheet, (B) the amount of any indebtedness incurred by the Company or any of its subsidiaries since its most recent balance sheet and (C) 120% of the amount payable to all holders of any shares of any class of preferred stock of the Company assuming a liquidation of the Company as the date of its most recently available balance sheet.

          (10) VOTE TO CHANGE THE TERMS OF SERIES B PREFERRED SHARES. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting of the holders of not less than a majority of the then outstanding Series B Preferred Shares, shall be required for any change to this Amendment or the Company's Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series B Preferred Shares.

          (11) LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Series B Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Series B Preferred Shares into Common Stock.

          (12) WITHHOLDING TAX OBLIGATIONS. Notwithstanding anything herein to the contrary, to the extent that the Company receives advice in writing from its counsel that there is a reasonable basis to believe that the Company is required by applicable federal laws or regulations and delivers a copy of such written advice to the holders of the Series B Preferred Shares so effected, the Company may reasonably condition the making of any distribution (as such term is defined under applicable federal tax law and regulations) in respect of any Series B Preferred Share on the holder of such Series B Preferred Shares depositing with the Company an amount of cash sufficient to enable the Company to satisfy its withholding tax obligations (the "Withholding Tax") with respect to such distribution. Notwithstanding the foregoing or anything to the contrary, if any holder of the Series B Preferred Shares so effected receives advice in writing from its counsel that there is a reasonable basis to believe that the Company is not so required by applicable federal laws or regulations and delivers a copy of such written advice to the Company, the Company shall not be permitted to condition the making of any such distribution in respect of any Series B Preferred Share on the holder of such Series B Preferred Shares depositing with the Company any Withholding Tax with respect to such distribution, provided, however, the Company may reasonably condition the making of any such distribution in respect of any Series B Preferred Share on the holder of such Series B Preferred Shares executing and delivering to the Company, at the election of the holder, either: (i) if applicable, a properly completed Internal Revenue Service Form 4224, or (a) an indemnification agreement in reasonably acceptable form, with respect to any federal tax liability, penalties and interest that may be imposed upon the Company by the Internal Revenue Service as a result of the Company's failure to withhold in connection with such distribution to such holder.

                                      IV.

     All other provisions of the Articles of Incorporation, as amended shall remain in full force and effect.

                                       V.

     Each amendment set forth above was duly approved by the Board of Directors of the Corporation with shareholder approval in accordance with the provisions of Section 14-2-821 of the Georgia Business Corporation Code on June 14, 2000.

     IN WITNESS WHEREOF, the Company has caused this Amendment to the Articles of Incorporation to be signed by Timothy C. Moses, its Chief Executive Officer, as of this 14 day of June, 2000.

                                            BIOSHIELD TECHNOLOGIES, INC.

                                                                   By: /s/ TIMOTHY C. MOSES
                                                         -------------------------------------------
                                                                       Timothy C. Moses
                                                                   Chief Executive Officer

ATTEST:

By: /s/ SCOTT PARLIAMENT
    -----------------------------------------------
    Scott Parliament
    CFO

                                                                       EXHIBIT I

                          BIOSHIELD TECHNOLOGIES, INC.
                               CONVERSION NOTICE

     Reference is made to the Amendments to the Articles of Incorporation of BioShield Technologies, Inc.. (the "Amendment"). In accordance with and pursuant to the Amendment, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, no par value per share (the "Series B Preferred Shares"), of BioShield Technologies, Inc., a Georgia corporation (the "Company"), indicated below into shares of Common Stock, no par value per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Series B Preferred Shares specified below as of the date specified below.

     The undersigned acknowledges that any sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series B Preferred Shares shall be made only pursuant to (i) a registration statement effective under the Securities Act of 1933, as amended (the "Act"), or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the Act.

                                            Date of Conversion:

                                            ------------------------------------

                                            Number of Series B
                                            Preferred Shares to be converted

                                            ------------------------------------

                                            Stock certificate no(s). of Series B
                                            Preferred Shares to be converted:

                                            ------------------------------------

Please confirm the following information:

                                            Conversion Price:

                                            ------------------------------------

                                            Ten Consecutive Days Comprising
                                            Pricing
                                            Period and Prices:

                                            ------------------------------------

                                            Number of shares of Common Stock
                                            to be issued:

                                            ------------------------------------

     Please issue the Common Stock into which the Series B Preferred Shares are being converted in the following name and to the following address:

                                            Issue to:(1)

                                            ------------------------------------

                                            ------------------------------------

                                            Facsimile Number:

                                            ------------------------------------

                                            Authorization:

                                            ------------------------------------

                                            By:
                                            ------------------------------------
                                            Title:
                                            ------------------------------------
                                            Dated:
                                            ------------------------------------

ACKNOWLEDGED AND AGREED:

BIOSHIELD TECHNOLOGIES, INC.

By:
-------------------------------------------
Name:
----------------------------------------
Title:
-----------------------------------------
Date:
-----------------------------------------

---------------

(1)If other than to the record holder of the Series B Preferred Shares, any applicable transfer tax must be paid by the undersigned.

                                                                      EXHIBIT II

                          BIOSHIELD TECHNOLOGIES, INC.

                                 LOCK-UP NOTICE

     Reference is made to the Amendments to the Articles of Incorporation (the "Amendment") of BioShield Technologies, Inc. (the "Company"). In accordance with and pursuant to Section (2)(i) of the Amendment, the Company hereby elects to exercise its Lock-Up rights (as set forth in the Amendment), effective as of the date hereof. Consequently, the Company shall not be required to convert any Series B Preferred Shares which have a Conversion Date (as defined in the Amendment) during the period beginning on the date hereof and ending on the earlier of (i) that date which is ninety (90) days from the date hereof and (ii) the 725th day following the Issuance Date (as defined in the Amendment).

                                          Authorization:
                                          --------------------------------------

                                          By:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          Dated:
                                          --------------------------------------

                                                                     EXHIBIT III

                                               BIOSHIELD TECHNOLOGIES, INC.

                                                FORM OF LOCK-UP AGREEMENT

     Reference is made to the Amendments to the Articles of Incorporation (the "Amendment") of BioShield Technologies, Inc. (the "Company"). The undersigned has been advised that in accordance with and pursuant to Section (2)(i) of the
Amendment, effective as of                (the "Lock-Up Commencement Date"), the
Company has elected to exercise its Lock-Up rights (as set forth in the Amendment) with respect to shares of Series B Convertible Preferred Stock (the "Series B Preferred Shares"), no par value per share. Consequently, the Company shall not be required to convert any Series B Preferred Shares which have a Conversion Date (as defined in the Amendment) during the period (the "Lock-Up Period") beginning on the Lock-Up Commencement Date and ending on the earlier of
(i) that date which is ninety (90) days from the Lock-Up Commencement Date and
(ii) the 725th day following the Issuance Date (as defined in the Amendment).

     In consideration of the agreement by the holders of the Series B Preferred Shares not to convert any Series B Preferred Share pursuant to the Lock-Up rights, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, until one day after each of the holders of the Series B Preferred Shares has received written notice form the Company that the Lock-Up Period has ended, the undersigned will not, directly or indirectly, without the prior written consent of the holders representing a majority of the outstanding Series B Preferred Shares, sell, contact to sell, pledge, grant any option for the sale of or otherwise dispose or cause the disposition of any shares of the Company's common stock, no par value per share (the "Common Stock"), or an securities convertible into or exchangeable or exercisable for any shares of Common Stock owned by the undersigned. Notwithstanding the foregoing, the undersigned shall not need to obtain such written consent with respect to (1) a transfer (not involving a sale in the public market) of shares of Common Stock by the undersigned in a bona fide charitable or other donative transaction or in any estate planning transaction so long as in each case the transferee of such agreement to holders of the Series B Preferred Shares prior to effecting any such transfer and (2) a transfer (not involving a sale in the public market) of shares of Common Stock, if the undersigned is a natural person, due to the death or disability of the undersigned so long as the transferee of such shares agrees in writing to be bound by the terms of this agreement and furnishes a copy of such agreement to holders of the Series B Preferred Shares prior to effecting any such transfer.

     In furtherance of the foregoing, the Company and the Company's transfer agent and registrar are hereby authorized to decline to make any transfer or securities if such transfer would constitute a violation or breach of this agreement.

                                          Very truly yours,

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Print Name

                                                                      APPENDIX O

                               WARRANT AGREEMENT

     WARRANT AGREEMENT dated as of June 15, 2000, between BioShield Technologies, Inc., a Delaware corporation (the "Company"), and Wilson LLC, a Cayman Island limited liability company (hereinafter referred to as "Investor").

                              W I T N E S S E T H:

     WHEREAS, Investor has participated as an Investor in connection with the Company's offering (the "Offering") of up to $10,000,000 of the Company's Series B Convertible Preferred Stock, no par value (the "Preferred Stock"); and

     WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to Investor and/or its designees, in consideration for, and as part of the investment by Investor in connection with the Offering;

     NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (capitalized terms used herein without definition shall have the meanings ascribed to then in the Offering):

     1. GRANT.

     Investor and/or its designees are hereby granted the right to purchase, at any time from the date of the closing of the first purchase by Investor of shares of common stock, no par value (the "Common Stock") pursuant to the Offering (the "Initial Closing") until 5:00 P.M., Eastern Standard Time, on the fifth anniversary of the Initial Closing (the "Warrant Exercise Term"), 79,281 Shares of Common Stock (the "Shares") at an exercise price (subject to adjustment as provided in Article 7 hereof) equal to $18.92 (the "Initial Exercise Price").

     2. WARRANT CERTIFICATES.

     The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth as Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

     3. EXERCISE OF WARRANTS.

          3.1 CASH EXERCISE. The Exercise Price may be paid in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Article 7 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's executive offices currently located at 5655 Peachtree Parkway Atlanta, Georgia 30092, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased.

          The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock). In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

          3.2 CASHLESS EXERCISE. At any time during the Warrant Exercise Term, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Shares determined in accordance with this Section 3.2, by surrendering this Warrant at the principal office of the company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) business days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Shares (rounded to the next highest integer) equal to (i) the number of Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the then existing Exercise Price by (B) the average of the Closing Prices for the five Trading Days immediately prior to the date specified in the Notice of Exchange.

          3.3 EXERCISE LIMITATION. In no event shall any Investor be entitled to exercise any of the warrants if, upon the exercise of such warrant(s), it would cause the aggregate number of shares of Common Stock beneficially owned by the Investor and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such exercise.

     4. ISSUANCE OF CERTIFICATES.

     Upon the exercise of the Warrants, the issuance of certificates for the Shares shall be made forthwith (and in any event within five business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to satisfaction of the Company that such tax has been paid.

     The Warrant Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors, Chief Executive officer or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     The Warrant Certificates and, upon exercise of the Warrants, in part or in whole, certificates representing the Shares shall bear a legend substantially similar to the following:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available.

     5. PRICE.

          5.1 ADJUSTED EXERCISE PRICE. The adjusted Exercise Price shall be the price which shall result from time to time from any and all adjustments of the Initial Exercise Price in accordance with the provisions of Article 7 hereof.

          5.2 EXERCISE PRICE. The term "Exercise Price" herein shall mean the Initial Exercise Price or the adjusted Exercise Price, depending upon the context.

     6. REGISTRATION RIGHTS.

          6.1 REGISTRATION UNDER THE SECURITIES ACT OF 1993.

          The Warrants and the Shares have not been registered for purposes of public distribution under the Securities Act of 1933, as amended ("the Act").

          6.2 REGISTRABLE SECURITIES. As used herein the term "Registrable Security" means each of the Warrants, the Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 6.

          6.3 PIGGYBACK REGISTRATION. If, at any time during the five years following the date of the Initial Closing, the Company proposes to prepare and file any registration statement or post-effective amendments (other than in connection with an underwritten initial public offering or initial registration of the Company or the Company's securities with the U.S. Securities & Exchange Commission) thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form), (for purposes of this Article 6, collectively, a "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at ten (10) business days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "Requesting Holder"), made within ten (10) business days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Securities Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders. Notwithstanding the provisions of this Section 6.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 6.3 (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

     7. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES.

          7.1 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

          7.2 ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 7, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          7.3 RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrants.

          7.4 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall be made:

             (a) Upon the issuance or sale of shares of Common Stock upon the exercise of the Warrants; or

             (b) Upon (i) the issuance of options pursuant to the Company's employee stock option plans in effect or the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any such options, or (ii) the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any options or warrants; or

             (c) Upon the issuance of shares of Common Stock pursuant to contractual obligations; or

             (d) If the amount of said adjustment shall be less than 2 cents
        (2c) per Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 2 cents (2c) per Share.

     8. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES.

     Each Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     9. ELIMINATION OF FRACTIONAL INTERESTS.

     The Company shall not be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

     10. RESERVATION AND LISTING OF SECURITIES.

     The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts, once it has become a public company, to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on or quoted on the electronic bulletin board, by NASDAQ or listed on such national securities exchanges.

     11. NOTICES TO WARRANT HOLDERS.

     Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

          (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

          (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or any proposed dissolution, liquidation, winding up or sale.

     12. NOTICES.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

          (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

          (b) If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

     13. SUPPLEMENTS AND AMENDMENTS.

     The Company may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which the Company deems not to adversely affect the interests of the Holders of Warrant Certificates.

     14. SUCCESSORS.

     All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

     15. TERMINATION.

     This Agreement shall terminate at the close of business on the fifth anniversary of the Initial Closing. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised and all the Shares issuable upon exercise of the Warrants have been resold to the public; provided, however, that the provisions of Article 6 shall survive such termination until the close of business on fifth anniversary of the Initial Closing.

     16. GOVERNING LAW.

     This Agreement and each Warrant Certificate hereunder shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Atlanta, Georgia, and expressly consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and the United States District Court for the Northern District of Georgia, Atlanta Division for the adjudication of any civil action asserted pursuant to this Paragraph.

     17. BENEFITS OF THIS AGREEMENT.

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Investor and any other registered holder or holders of the Warrant Certificates, Warrants or the Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Investor and any other holder or holders of the Warrant Certificates, Warrants or the Shares.

     18. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                            BIOSHIELD TECHNOLOGIES, INC.

                                            By:     /s/ TIMOTHY C. MOSES
                                               ---------------------------------
                                                Name: Timothy C. Moses
                                                Title: Co-Chairman of the Board
                                                and Chief
                                                Executive Officer

Attest:   /s/ SCOTT PARLIAMENT
       -----------------------------
        Name: Scott Parliament
        Title: CFO

                                            INVESTOR:
                                            WILSON LLC

                                            By:        /s/ DAVID SIMS
                                               ---------------------------------
                                                Name: Navigator Management Ltd.
                                                Title: Director

Attest:   /s/ ARLENE DE CASTRO
       -----------------------------
        Name: Arlene de Castro
        Title: Assistant Secretary

                                                                       EXHIBIT A

     THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                5:00 P.M., EASTERN STANDARD TIME, JUNE 14, 2005

No.                                                                79,281 Shares

                              WARRANT CERTIFICATE

     This Warrant Certificate certifies that Wilson, LLC ("Investor") or registered assigns, is the registered holder of 79,281 Warrants to purchase, at any time from June 15, 2000, until 5:00 P.M. Eastern Standard Time on June 14, 2005 ("Expiration Date"), up to 79,281 shares ("Shares") of fully-paid and non-assessable common stock, no par value ("Common Stock"), of BioShield Technologies, Inc., a Delaware corporation (the "Company"), at the Initial Exercise Price, subject to adjustment in certain events (the "Exercise Price"), of $18.92 per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of June 15, 2000, between the Company and Investor (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check.

     No Warrant may be exercised after 5:00 P.M., Eastern Standard Time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the, request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferees) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: As of June 15, 2000                  BIOSHIELD TECHNOLOGIES, INC.

                                            By: /s/ TIMOTHY C. MOSES
                                            -----------------------------------------------
                                                Name: Timothy C. Moses
                                                Title: Co-Chairman, CEO

Attest: /s/ SCOTT PARLIAMENT
        -----------------------------
        Name: Scott Parliament
        Title: CFO

                         [FORM OF ELECTION TO PURCHASE]

     The undersigned hereby irrevocably elects to exercise the right,
represented by this Warrant Certificate, to purchase           Shares and
herewith tenders in payment for such Shares cash or a certified or official bank
check payable in New York Clearing House Funds to the order of           in the
amount of $          , all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of
          whose address is           , and that such Certificate be delivered to
          , whose address is           .

Dated: ----------------------------------------        Signature: ------------------------------------
                                                       (Signature must conform in all respects to name
                                                       of holder as specified on the face of the
                                                       Warrant Certificate.)

------------------------------------------------

------------------------------------------------
(Insert Social Security or Other
Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

            (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER
                 DESIRES TO TRANSFER THE WARRANT CERTIFICATE.)

     FOR VALUE RECEIVED                                hereby sells, assigns and
transfers unto

--------------------------------------------------------------------------------
                 (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein,
and does hereby irrevocably constitute and appoint                , Attorney, to
transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: ----------------------------------------        Signature: ------------------------------------
                                                       (Signature must conform in all respects to name
                                                       of holder as specified on the face of the
                                                       Warrant Certificate)

------------------------------------------------

------------------------------------------------
(Insert Social Security or Other
Identifying Number of Assignee)

                                                                      APPENDIX P

                          BIOSHIELD TECHNOLOGIES, INC.

                              AMENDED AND RESTATED
                           1997 STOCK INCENTIVE PLAN

     Section 1 DEFINITIONS.

     1.1 DEFINITIONS. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

          (a) "Affiliate" means:

             (1) an entity that directly or through one or more intermediaries is controlled by the Company, and

             (2) any entity in which the Company has a significant equity interest, as determined by the Company.

          (b) "Board of Directors" means the board of directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the committee appointed by the Board of Directors to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are both "outside directors" as defined in Treas. Reg. 1.162-27(e) as promulgated by the Internal Revenue Service and "non-employee directors" as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act.

          (e) "Company" means BioShield Technologies, Inc., a Georgia corporation.

          (f) "Disability" has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

          (g) Omitted

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (i) "Fair Market Value" with regard to a date means the closing price at which Stock was sold on the last trading date prior to that date as reported by the Nasdaq Stock Market (or, if applicable, as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded) and published in The Wall Street Journal; provided that, for purposes of granting awards other than incentive stock options, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value. If an Over 10% Owner is granted incentive stock options hereunder, Fair Market Value shall be not less than 110% of Fair Market Value.

          (j) "Option" means a non-qualified stock option or an incentive stock option.

          (k) "Over 10% Owner" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424 (d).

          (l) "Participant" means an individual who receives a Stock Incentive hereunder.

          (m) "Plan" means the BioShield Technologies, Inc. 1997 Stock Incentive Plan.

          (n) "Stock" means the Company's common stock.

          (o) "Stock Award" means a stock award described in Section 3.4.

          (p) "Stock Incentive Agreement" means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

          (q) "Stock Incentive Program" means a written program established by the committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

          (r) "Stock Incentives" means, collectively, incentive stock options, non-qualified stock options and Stock Awards.

          (s) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (t) "Termination of Employment" means the termination of the employee-employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

     Section 2 THE STOCK INCENTIVE PLAN.

     2.1 PURPOSE OF THE PLAN. The Plan is intended to: (a) provide incentive to officers and key employees of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers and key employees by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining key personnel and consultants.

     2.2 STOCK SUBJECT TO THE PLAN.  Subject to adjustment in accordance with
Section 5.2, 2,000,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time may the Company have outstanding under the Plan, Stock Incentives subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Incentives under the Plan in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or canceled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.

     2.3 ADMINISTRATION OF THE PLAN. The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers and key employees of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all Participants.

     2.4 ELIGIBILITY AND LIMITS. Stock Incentives may be granted only to officers, and key employees and consultants of the Company, or any Affiliate of the Company; provided, however, that an incentive stock option may only be granted to an employee of the Company or any Subsidiary. In the case of incentive stock options, the aggregate Fair Market Value (determined as at the date an incentive stock option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the incentive stock option(s) which cause the limitation to be exceeded will be treated as non-qualified stock option(s).

     Section 3 TERMS OF STOCK INCENTIVES.

     3.1 TERMS AND CONDITIONS OF ALL STOCK INCENTIVES.

     (a) The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan.

     (b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void.

     (c) The date a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

     (d) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

     (e) Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution or for estate planning purposes (in the case only of non-qualified options upon prior Board approval) and are exercisable, during the Participant's lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant's estate or if no legal representative has been appointed, by the successor in interest determined under the Participant's will.

     3.2 TERMS AND CONDITIONS OF OPTIONS. Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an incentive stock option described in Code Section 422 or a non-qualified stock option, and the Option must be clearly identified as to its status as an incentive stock option or a non-qualified stock option. Incentive stock options may only be granted to employees of the Company or any Subsidiary. At the time any incentive stock option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an incentive stock option. An incentive stock option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders.

     (A) OPTION PRICE. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted or 110% of Fair Market Value in the case of an Over 10% Owner. The Exercise Price of an Option may not be amended or modified after the grant of the Option, and an Option may not be surrendered in consideration of or exchanged for a grant of a new Option having an Exercise Price below that of the Option which was surrendered or exchanged.

     (B) OPTION TERM. Any incentive stock option is not exercisable after the expiration of ten (10) years after the date the Option is granted. For an Over 10% Owner, the option is only exercisable for a period of five years from the date of grant. The term of any non-qualified Stock Option must be as specified in the applicable Stock Incentive Agreement.

     (C) PAYMENT. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides:

          (i) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

          (ii) in a cashless exercise through a broker; or

          (iii) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price. In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

     (D) CONDITIONS TO THE EXERCISE OF AN OPTION. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

     (E) TERMINATION OF INCENTIVE STOCK OPTION. With respect to an incentive stock option, in the event of termination of employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no sooner than 30 days and no later than the expiration of three (3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided further, that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the incentive stock option will be a nonqualified option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), termination of employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the incentive stock option of the Participant in a transaction to which Code Section 424(a) is applicable.

     (F) SPECIAL PROVISIONS FOR CERTAIN SUBSTITUTE OPTIONS. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

     3.3 [OMITTED]

     3.4 [OMITTED]

     3.5 [OMITTED]

     3.6 [OMITTED]

     3.7 [OMITTED]

     3.8 TREATMENT OF AWARDS UPON TERMINATION OF EMPLOYMENT. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment may be canceled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or such other factors as the Committee determines are relevant to its decision to continue the award.

     Section 4 RESTRICTIONS ON STOCK

     4.1 ESCROW OF SHARES. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant's name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the "Custodian"). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must provide in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

     4.2 RESTRICTIONS ON TRANSFER. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

     Section 5 GENERAL PROVISIONS

     5.1 WITHHOLDING. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

          (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

          (b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

     5.2 CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION.

     (a) The number of shares of Stock reserved for the grant of Options and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Option and Stock Award pertains must be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

     (b) In the event of a merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new awards, or the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested portion of the award. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive.

     (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

     5.3 CASH AWARDS. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

     5.4 COMPLIANCE WITH CODE. All incentive stock options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all incentive stock options granted hereunder must be construed in such manner as to effectuate that intent.

     5.5 RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any Stock Incentive confers upon any Participant the right to continue as an employee or officer of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant's employment at any time.

     5.6 NON-ALIENATION OF BENEFITS. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

     5.7 RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the

Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

     5.8 LISTING AND LEGAL COMPLIANCE. The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

     5.9 TERMINATION AND AMENDMENT OF THE PLAN. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

     5.10 STOCKHOLDER APPROVAL. The Plan must be submitted to the stockholders of the Company for their approval within twelve months after an amendment to the Plan which would increase the total number of shares of Stock eligible for issuance under the Plan. If stockholder approval is not obtained within such period, such Stock Issuance will be treated as a non qualified option.

     5.11 CHOICE OF LAW. The laws of the State of Georgia govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

     5.12 EFFECTIVE DATE OF PLAN.  The Plan, as amended and restated hereby,
shall become effective December   , 1998, the date of its adoption by the Board
of Directors.

                                            BIOSHIELD TECHNOLOGIES, INC.

                                            By:
                                               ---------------------------------
                                                Name: Timothy C. Moses
                                                Title: President

ATTEST:

By:
-------------------------------------------
Title:
-----------------------------------------
[CORPORATE SEAL]

                                                                      APPENDIX Q

     Section 262 APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257, 258, 263 or 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsections (f) or (g) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (1) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director. This Section also provides, however, that such a provision shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions involving intentional misconduct or a knowing violation of law, (iii) for certain other types of liability set forth in the Code, and (iv) for transactions from which the director derived an improper personal benefit. Article VI of the Registrant's Articles of Incorporation contains a provision eliminating or limiting the personal liability of a director of the Registrant to the fullest extent authorized by the Georgia Business Corporation Code.

         In addition, Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code, provides for indemnification of directors and officers of the Registrant for liability and expenses reasonably incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding in which they may become involved by reason of being a director or officer of the Registrant. Indemnification is permitted if the director or officer acted in a manner which he believed in good faith to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct to be unlawful; provided that the Registrant may not indemnify any director or officer (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or
(ii) in connection with any other proceeding in which he was adjudged liable on the basis that personal profit was improperly received by him, except as determined by a court of competent jurisdiction. Article 9 of the Registrant's Bylaws contains a provision providing for the indemnification of officers and directors and advancement of expenses to the fullest extent authorized by the Georgia Business Corporation Code.

         The Registrant also maintains directors and officers liability insurance which insures against liabilities that directors and officers of the Registrant may incur in such capacities.

ITEM 21. EXHIBITS


2.1 Agreement and Plan of Merger, dated as of June 30, 2000, by and among AHT Corporation, a Delaware corporation, AHT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of BioShield, and BioShield (included as Annex A to the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement)

5.1 Opinion of Sims Moss Kline & Davis regarding the validity of the BioShield common shares registered hereunder

5.2  Opinion of D'Agostino, Levine & Landesman, L.L.P. regarding tax matters*

23.2 Consent of Sims Moss Kline & Davis (contained in Exhibit 5.1)

23.3 Consent of D'Agostino, Levine & Landesman, L.L.P. (to be contained in
     Exhibit 5.2)

24.1 Power of Attorney (contained on the signature page hereto)

99.1 Form of Proxy Card of BioShield Technologies, Inc.

99.2 Form of Proxy Card for AHT Corporation

99.3 Consent of Grant Thornton LLP

99.4 Consent of Philip Vogel & Co., P.C.

99.5 Consent of KPMG, LLP

99.6 Consent of Arthur Andersen LLP

99.7 Consent of Chase H&Q*

99.8 Consent of Gruntal & Co., LLC



*to be filed by amendment.


ITEM 22. UNDERTAKINGS

         The Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         The Registrant undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norcross, State of Georgia, on the 2nd day of August, 2000.

                                            BIOSHIELD TECHNOLOGIES, INC.


                                            By: /s/ Timothy C. Moses
                                               -----------------------------
                                               Timothy C. Moses, Chairman


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Timothy C. Moses and Scott Parliament, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 2, 2000 in the capacities indicated below.

SIGNATURE                                     TITLE                       DATE
---------                                     -----                       ----

 /s/ Timothy C. Moses               President; Chief Executive      August 2, 2000
----------------------------        Officer; Director (Principal
     Timothy C. Moses               Executive Officer)

 /s/ Scott Parliament               Chief Financial Officer         August 2, 2000
----------------------------        (Principal Financial and
     Scott Parliament               Accounting Officer)

 /s/ Carl T. Garner                 Director                        August 2, 2000
----------------------------
     Carl T. Garner

 /s/ Edward U. Miller               Director                        August 2, 2000
----------------------------
     Edward U. Miller

 /s/ Martin Savarick                Director                        August 2, 2000
----------------------------
     Martin Savarick

 /s/ Hugh R. Lamle                  Director                        August 2, 2000
----------------------------
     Hugh R. Lamle